NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)


                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 28, 1998

                                 $800,630,786.08

                       Mortgage Pass-Through Certificates
                                 Series 1998-12


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.        Definitions ...........................................
Section 1.02.        Acts of Holders .......................................
Section 1.03.        Effect of Headings and Table of Contents ..............
Section 1.04.        Benefits of Agreement .................................

                                   ARTICLE II

                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
                          ISSUANCE OF THE CERTIFICATES

Section 2.01.        Conveyance of Mortgage Loans ..........................
Section 2.02.        Acceptance by Trust Administrator .....................
Section 2.03.        Representations and Warranties of the
                        Master Servicer and the Seller .....................
Section 2.04.        Execution and Delivery of Certificates ................
Section 2.05.        Designation of Certificates;
                        Designation of Startup Day and
                        Latest Possible Maturity Date ......................

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS

Section 3.01.        Certificate Account ...................................
Section 3.02.        Permitted Withdrawals from the
                        Certificate Account ................................
Section 3.03.        Advances by Master Servicer and Trust Administrator ...
Section 3.04.        Trust Administrator to Cooperate; .....................
Section 3.05.        Reports to the Trustee and Trust
                        Administrator; Annual Compliance Statements ........
Section 3.06.        Title, Management and Disposition of Any
                        REO Mortgage Loan ..................................
Section 3.07.        Amendments to Servicing Agreements, ...................
Section 3.08.        Oversight of Servicing ................................
Section 3.09.        Termination and Substitution of Servicing Agreements ..
Section 3.11.        Application of Net Liquidation Proceeds ...............
Section 3.11.        1934 Act Reports ......................................

                                   ARTICLE IV

                     DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                   PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS
                                  AND REPORTS

Section 4.01.        Distributions .........................................
Section 4.02.        Allocation of Realized Losses .........................
Section 4.03.        Paying Agent ..........................................
Section 4.04.        Statements to Certificateholders; Report to
                        the Trust Administrator and the Seller .............
Section 4.05.        Reports to Mortgagors and the Internal
                        Revenue Service ....................................
Section 4.06.        Calculation of Amounts; Binding Effect of
                        Interpretations and Actions of Master Servicer .....

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.        The Certificates ......................................
Section 5.02.        Registration of Certificates ..........................
Section 5.03.        Mutilated, Destroyed, Lost or Stolen Certificates .....
Section 5.04.        Persons Deemed Owners .................................
Section 5.05.        Access to List of Certificateholders'
                        Names and Addresses ................................
Section 5.06.        Maintenance of Office or Agency .......................
Section 5.07.        Definitive Certificates ...............................
Section 5.08.        Notices to Clearing Agency ............................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.        Liability of the Seller and the Master Servicer .......
Section 6.02.        Merger or Consolidation of the Seller
                        or the Master Servicer .............................
Section 6.03.        Limitation on Liability of the Seller, the
                        Master Servicer and Others .........................
Section 6.04.        Resignation of the Master Servicer ....................
Section 6.05.        Compensation to the Master Servicer ...................
Section 6.06.        Assignment or Delegation of
                        Duties by Master Servicer ..........................
Section 6.07.        Indemnification of Trustee, the Trust .................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.        Events of Default .....................................
Section 7.02.        Other Remedies of Trustee .............................
Section 7.03.        Directions by Certificateholders and ..................
Section 7.04.        Action upon Certain Failures of the
                        Master Servicer and upon Event of Default ..........
Section 7.05.        Trust Administrator to Act; Appointment of Successor ..

Section 7.06.        Notification to Certificateholders ....................

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.        Duties of Trustee and Trust Administrator .............
Section 8.02.        Certain Matters Affecting the Trustee
                        and the Trust Administrator ........................
Section 8.03.        Neither Trustee nor Trust Administrator
                        Required to Make Investigation .....................
Section 8.04.        Neither Trustee nor Trust Administrator Liable
                        for Certificates or Mortgage Loans .................
Section 8.05.        Trustee and Trust Administrator May Own Certificates ..
Section 8.06.        The Master Servicer to Pay Fees and Expenses ..........
Section 8.07.        Eligibility Requirements ..............................
Section 8.08.        Resignation and Removal ...............................
Section 8.09.        Successor .............................................
Section 8.10.        Merger or Consolidation ...............................
Section 8.11.        Authenticating Agent ..................................
Section 8.12.        Separate Trustees and Co-Trustees .....................
Section 8.13.        Appointment of Custodians .............................
Section 8.14.        Tax Matters; Compliance with REMIC Provisions .........
Section 8.15.        Monthly Advances ......................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.        Termination upon Purchase by the Seller or
                        Liquidation of All Mortgage Loans ..................
Section 9.02.        Additional Termination Requirements ...................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.       Amendment .............................................
Section 10.02.       Recordation of Agreement ..............................
Section 10.03.       Limitation on Rights of Certificateholders ............
Section 10.04.       Governing Law; Jurisdiction ...........................
Section 10.05.       Notices ...............................................
Section 10.06.       Severability of Provisions ............................
Section 10.07.       Special Notices to Rating Agencies ....................
Section 10.08.       Covenant of Seller ....................................
Section 10.09.       Recharacterization ....................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.       Class A Fixed Pass-Through Rate .......................
Section 11.02.       Cut-Off Date ..........................................
Section 11.03.       Cut-Off Date Aggregate Principal Balance ..............
Section 11.04.       Original Class A Percentage ...........................
Section 11.05.       Original Principal Balances of the
                        Classes of Class A Certificates ....................
Section 11.06.       Original Class A Non-PO Principal Balance .............
Section 11.07.       Original Subordinated Percentage ......................
Section 11.08.       Original Class B-1 Percentage .........................
Section 11.09.       Original Class B-2 Percentage .........................
Section 11.10.       Original Class B-3 Percentage .........................
Section 11.11.       Original Class B-4 Percentage .........................
Section 11.12.       Original Class B-5 Percentage .........................
Section 11.13.       Original Class B-6 Percentage .........................
Section 11.14.       Original Class B Principal Balance ....................
Section 11.15.       Original Principal Balances of the
                        Classes of Class B Certificates ....................
Section 11.16.       Original Class B-1 Fractional Interest ................
Section 11.17.       Original Class B-2 Fractional Interest ................
Section 11.18.       Original Class B-3 Fractional Interest ................
Section 11.19.       Original Class B-4 Fractional Interest ................
Section 11.20.       Original Class B-5 Fractional Interest ................
Section 11.21.       Closing Date ..........................................
Section 11.22.       Right to Purchase .....................................
Section 11.23.       Wire Transfer Eligibility .............................
Section 11.24.       Single Certificate ....................................
Section 11.25.       Servicing Fee Rate ....................................
Section 11.26.       Master Servicing Fee Rate .............................

                                    EXHIBITS

EXHIBIT A-1     -     Form of Face of Class A-1 Certificate
EXHIBIT A-2     -     Form of Face of Class A-2 Certificate
EXHIBIT A-3     -     Form of Face of Class A-3 Certificate
EXHIBIT A-4     -     Form of Face of Class A-4 Certificate
EXHIBIT A-5     -     Form of Face of Class A-5 Certificate
EXHIBIT A-6     -     Form of Face of Class A-6 Certificate
EXHIBIT A-7     -     Form of Face of Class A-7 Certificate
EXHIBIT A-8     -     Form of Face of Class A-8 Certificate
EXHIBIT A-9     -     Form of Face of Class A-9 Certificate
EXHIBIT A-10    -     Form of Face of Class A-10 Certificate
EXHIBIT A-11    -     Form of Face of Class A-11 Certificate
EXHIBIT A-PO    -     Form of Face of Class A-PO Certificate
EXHIBIT A-R     -     Form of Face of Class A-R Certificate
EXHIBIT B-1     -     Form of Face of Class B-1 Certificate
EXHIBIT B-2     -     Form of Face of Class B-2 Certificate
EXHIBIT B-3     -     Form of Face of Class B-3 Certificate
EXHIBIT B-4     -     Form of Face of Class B-4 Certificate
EXHIBIT B-5     -     Form of Face of Class B-5 Certificate
EXHIBIT B-6     -     Form of Face of Class B-6 Certificate
EXHIBIT C       -     Form of Reverse of Series 1998-12 Certificates
EXHIBIT D       -     Reserved
EXHIBIT E       -     Custodial Agreement
EXHIBIT F-1     -     Schedule of Mortgage Loans Serviced by Norwest
                      Mortgage from locations other than Frederick, Maryland
EXHIBIT F-2     -     Schedule of Mortgage Loans Serviced by Norwest
                      Mortgage in Frederick, Maryland
EXHIBIT F-3     -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G       -     Request for Release
EXHIBIT H       -     Affidavit Pursuant to Section 860E(e)(4) of the
                      Internal Revenue Code of 1986, as amended, and for
                      Non-ERISA Investors
EXHIBIT I       -     Letter from Transferor of Residual Certificates
EXHIBIT J       -     Transferee's Letter (Class [B-4] [B-5] [B-6] Certificates)
EXHIBIT K       -     Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L       -     Servicing Agreements
EXHIBIT M       -     Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of May 28, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Additional Collateral: As defined in the MLCC Servicing Agreement.

     Additional Collateral Mortgage Loan: As defined in the MLCC Servicing Agreement.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $233,193.75 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B

Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates and Class A-11 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-PO Certificates or Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such


     Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Pass-Through Rate: As to each Class of Class A Certificates, other than the Class A-PO Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in May 2003, 100%. As to any Distribution Date subsequent to May 2003 to and including the Distribution Date in May 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2004 to and including the Distribution Date in May 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2005 to and including the Distribution Date in May 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to May 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the May preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2003 and May 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2004 and May 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after June 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7

Certificates,  Class  A-8  Certificates,  Class  A-9  Certificates,  Class  A-10
Certificates, Class A-11 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Shortfall Percentage: As to any Distribution Date and Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
     2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.50% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B

Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B

Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing

Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.75%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the

     Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is June 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.75%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.75%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $16,012,615.72 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement the amount defined as "Compensating Interest".

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage  100sm  Pledge  Agreement:   As  defined  in  the  MLCC  Servicing
Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the

Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.75%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2 , Class A-3 , Class A-4 , Class A-5 , Class A-6 , Class A-7 , Class A-8 , Class A-9 , Class A-10 , Class A-11 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Merrill Lynch Credit Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Parent Power[TM] Guaranty and Security Agreement for Securities Account: As defined in the MLCC Servicing Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.75% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a

Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date means the lesser of (i) the Principal Balance of the Class A-11 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage, (3) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount and (4) 94.7863325689%.

     Priority Percentage: means the Principal Balance of the Class A-11 Certificates divided by the sum of the Principal Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-R Certificates.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are S&P and DCR. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR and A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                                  Shift Percentage

June 1998 through May 2003 ................................            0%

June 2003 through May 2004 ................................           30%

June 2004 through May 2005 ................................           40%

June 2005 through May 2006 ................................           60%

June 2006 through May 2007 ................................           80%

June 2007 and thereafter ..................................          100%

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Inc., First Nationwide Mortgage Co., First Union Mortgage Corporation, Suntrust Mortgage Inc., Banc One Mortgage Corp., FT Mortgage Companies, Merrill Lynch Credit Corporation, People's Bank, Bank of Oklahoma, N.A., The Huntington Mortgage Company, First Bank National Association, Columbia National, Inc., Citicorp Mortgage, Inc., Great Financial Bank, and Farmers State Bank & Trust Company of Superior, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $8,006,307.86 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary,
(B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Surety Bond: As defined in the MLCC Servicing Agreement.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and the rights of the Trustee under the Mortgage 100sm Pledge Agreements, the Parent Power[TM] Guaranty and Servicing Agreement for Securities Account and the Surety Bond.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person: As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.     Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same

Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100sm Pledge Agreement and each Parent Power [TM] Guaranty and Security Agreement for Securities Account with respect to each Additional Collateral Mortgage Loan and
(e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related

Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.     Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the

Trust  Administrator and shall inure to the benefit of the Trust  Administrator,
on  behalf  of  the  Trustee,   notwithstanding  any  restrictive  or  qualified
endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.     Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05.     Designation of Certificates; Designation of
                  Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is June 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.     Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of a Mortgage 100sm Pledge Agreement or Parent Power[TM] Guaranty and Security Agreement for Securities Account or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any, and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02.     Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.     Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.     Trust Administrator to Cooperate;
                  Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust

Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.     Reports  to  the  Trustee  and  Trust  Administrator;   Annual
                  Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and
(B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06.     Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.     Amendments to Servicing Agreements,
                  Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.     Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the

Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase, at its option, any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.     Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the
Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.     Application of Net Liquidation Proceeds

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11.     1934 Act Reports .

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.     Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

     second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1

Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

     (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) concurrently as follows:

     (i) 5.2136674311% to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero; and

     (ii) 94.7863325689% sequentially as follows:

     first, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

     second, to the Class A-11 Certificates up to the Class A-11 Priority Amount for such Distribution Date;

     third, concurrently, 6.8468402673% to the Class A-2 Certificates, 52.1186285947% to the Class A-3 Certificates, 23.2321698670% to the Class A-4 Certificates, 8.9484598693% to the Class A-5 Certificates and 8.8539014017% to the Class A-6 Certificates, until the Principal Balance of the Class A-2 Certificates has been reduced to zero;

     fourth, concurrently, 52.1186285947% to the Class A-3 Certificates, 23.2321698670% to the Class A-4 Certificates, 8.9484598693% to the Class A-5 Certificates, 8.8539014017% to the Class A-6 Certificates and 6.8468402673% to the Class A-7 Certificates, until the Principal Balance of the Class A-3 Certificates has been reduced to zero;

     fifth, concurrently, 23.2321698670% to the Class A-4 Certificates, 24.9849609754% to the Class A-5 Certificates, 8.8539014017% to the Class A-6 Certificates, 6.8468402673% to the Class A-7 Certificates and 36.0821274886% to the Class A-8 Certificates, until the Principal Balances of the Class A-4, Class A-5, Class A-7 and Class A-8 Certificates have been reduced to zero;

     sixth, concurrently, 14.1893956369% to the Class A-6 Certificates and 85.8106043631% to the Class A-9 Certificates, until their respective Principal Balances have been reduced to zero;

     seventh, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero; and

     eighth, to the Class A-11 Certificates, without regard to the Class A-11 Priority Amount, until the Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02.     Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal

Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the

Business  Day  preceding  the   Distribution   Date   following  the  Applicable
Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03.     Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04.     Statements to Certificateholders;
                  Report to the Trust Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) the Class A-PO Deferred Amount, if any; and

          (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.     Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.01.     The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust

Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02.     Registration of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.     Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.     Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.     Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.     Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01.     Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.     Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04.     Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.     Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.     Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.     Indemnification of Trustee, Trust
                  Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.     Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.     Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.     Directions by Certificateholders and
                  Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.     Action upon Certain Failures of the
                  Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.     Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.     Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.     Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator, and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.     Certain   Matters   Affecting   the   Trustee  and  the  Trust
                  Administrator.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Neither Trustee nor Trust Administrator Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04.     Neither Trustee nor Trust Administrator
                  Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.     Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06.     The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.     Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08.     Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust

Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.     Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.     Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11.     Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the

Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of
resignation  or  upon  such  a   termination,   or  in  case  at  any  time  the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.     Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.     Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14.     Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the

REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-PO and Class A-R Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the

Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

Section 8.15.     Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01.     Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to
Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the

Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.     Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of

Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

     (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

     (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02.    Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.    Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.    Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06.    Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.    Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.75% per annum.

Section 11.02.    Cut-Off Date.

     The Cut-Off Date for the Certificates is May 1, 1998.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $800,630,786.08.

Section 11.04.    Original Class A Percentage.

     The Original Class A Percentage is 95.89686220%

Section 11.05.    Original   Principal  Balances  of  the  Classes  of  Class  A
                  Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of each such Class as of the Cut-Off Date is as follows:

                             Original
    Class                    Principal Balance

      Class A-1                  $  40,000,000.00
      Class A-2                  $  25,000,000.00
      Class A-3                  $ 260,000,000.00
      Class A-4                  $ 120,880,000.00
      Class A-5                  $  50,000,000.00
      Class A-6                  $  60,000,000.00
      Class A-7                  $  10,625,000.00
      Class A-8                  $   7,740,000.00
      Class A-9                  $  84,254,000.00
      Class A-10                 $  32,915,160.00
      Class A-11                 $  75,800,000.00
      Class A-PO                 $     589,739.45
      Class A-R                  $         100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $767,214,260.00.

Section 11.07.    Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.10313780%.

Section 11.08.    Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.60129284%.

Section 11.09.    Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.30093325%.

Section 11.10.    Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.45035189%.

Section 11.11.    Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.30010960%.

Section 11.12.    Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.20023973%.

Section 11.13.    Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.25021049%.

Section 11.14.    Original Class B Principal Balance.

     The Original Class B Principal Balance is $32,826,786.63.

Section 11.15.    Original   Principal  Balances  of  the  Classes  of  Class  B
                  Certificates.

     As to the following Classes of Class B Certificates, the Principal Balance of each such Class as of the Cut-Off Date, is as follows:

                              Original
    Class                     Principal Balance

      Class B-1                   $ 12,811,000.00
      Class B-2                   $ 10,408,000.00
      Class B-3                   $  3,603,000.00
      Class B-4                   $  2,401,000.00
      Class B-5                   $  1,602,000.00
      Class B-6                   $  2,001,786.63

Section 11.16.    Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.50184496%.

Section 11.17.    Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 1.20091171%.

Section 11.18.    Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.75055981%.

Section 11.19.    Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.45045021%.

Section 11.20.    Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.25021049%.

Section 11.21.    Closing Date.

     The Closing Date is May 28, 1998.

Section 11.22.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $80,063,078.61 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23.    Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R Certificate is not eligible for wire transfer.

Section 11.24.    Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-R Certificate) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

Section 11.25.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

Section 11.26.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       NORWEST ASSET SECURITIES CORPORATION
                                         as Seller

                                       By:
                                             Name:
                                             Title:

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
                                         as Master Servicer

                                       By:
                                             Name:
                                             Title:

                                       FIRST UNION NATIONAL BANK
                                         as Trust Administrator

                                       By:
                                             Name:
                                             Title:

Attest:
By:
Name:
Title:

                                       UNITED STATES TRUST
                                       COMPANY OF NEW YORK
                                         as Trustee

                                       By:
                                             Name:
                                             Title:


                                       By:
                                             Name:
                                             Title:

STATE OF NEW YORK                   )
                                 ss.:
COUNTY OF NEW YORK                  )

     On this 28th day of May, 1998, before me, a notary public in and for the State of New York, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                 ss.:
COUNTY OF NEW YORK                  )

     On this 28th day of May, 1998, before me, a notary public in and for the State of New York, personally appeared Edward M. Frere, Jr., known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                              ss.:
COUNTY OF                        )

     On this 28th day of May, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                              ss.:
COUNTY OF                        )

     On this 28th day of May, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1998-12
                 Applicable Unscheduled Principal Receipt Period


                                                                               Partial
                                                    Full Unscheduled         Unscheduled
Servicer                                           Principal Receipts    Principal Receipts
-------------------------------------------------  ------------------    ------------------
Norwest Mortgage, Inc. (Exhibit F-1)                  Prior Month            Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)                   Mid Month              Mid Month

First Nationwide Mortgage, Co.                         Mid Month             Prior Month

The Huntington Mortgage Company                       Prior Month            Prior Month

First Bank National Association                       Prior Month            Prior Month

FT Mortgage Companies                                  Mid Month             Prior Month

Suntrust Mortgage Inc.                                Prior Month            Prior Month

First Union Mortgage Corporation                      Prior Month            Prior Month

Banc One Mortgage Corp.                                Mid Month             Prior Month

Merrill Lynch Credit Corp.                             Mid Month             Prior Month

Farmers State Bank & Trust Company of Superior         Mid Month             Prior Month

People's Bank                                          Mid Month             Prior Month

Columbia National, Inc.                                Mid Month             Prior Month

Great Financial Bank                                   Mid Month             Prior Month

Citicorp Mortgage, Inc.                                Mid Month             Prior Month

Bank of Oklahoma, N.A.                                 Mid Month             Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998


Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   May 1, 1998

CUSIP No.:                             First Distribution Date:  June 25, 1998

Percentage Interest evidenced          Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
            VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
        THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   May 1, 1998

CUSIP No.:                             First Distribution Date:  June 25, 1998

Percentage Interest evidenced          Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
        OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME
         OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 98.69375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.36250000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.04%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01450686%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   May 1, 1998

CUSIP No.:                             First Distribution Date:  June 25, 1998

Percentage Interest evidenced          Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     This Certificate is issued on May 28, 1998, and based on its issue price of 97.03750%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.01875000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.18%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01596132%.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-12, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-12, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-12, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   May 1, 1998

CUSIP No.:                             First Distribution Date:  June 25, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, at an issue price of 62.86881% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the
Class A-1,  Class A-2,  Class A-3,  Class A-4,  Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.13119000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.87%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.41810390%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   May 1, 1998

CUSIP No.:                             First Distribution Date:  June 25, 1998

Percentage Interest evidenced          Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator


                                       By ____________________________
                                          Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 97.44375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.61250000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.11%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01347061%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-3  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 96.81875%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.23750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.20%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01659756%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 90.26125%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.79500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.19%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04791016%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 71.04924%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.00701200%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.80%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12196491%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-12, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   May 1, 1998

CUSIP No.:                          First Distribution Date:  June 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  June 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on May 28, 1998, and based on its issue price of 32.50625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated May 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 67.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 27.28%; and (iii) the amount of OID allocable to the short first accrual period (May 28, 1998 to June 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15801976%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By ____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-12 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-12

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



              (Please print or typewrite name and address including
                          postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                       -----------------------------------
                                       Signature by or on behalf of assignor

                                       -----------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________________ for the account of ___________________________________ account number _____________, or, if  mailed  by  check,  to  _______________________________________.  Applicable
statements should be mailed to ----------------------------------------.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of May 28, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-12 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master
Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                               FIRST UNION NATIONAL BANK

230 South Tryon Street                 By:
Charlotte, North Carolina,  28288      Name:
                                       Title:



Address:                               NORWEST ASSET SECURITIES
                                       CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703             By:
                                       Name:
                                       Title:



Address:                               NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703             By:
                                       Name:
                                       Title:


Address:                               [CUSTODIAN]

                                       By:
                                       Name:
                                       Title:

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       Notary Public



 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-12 Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                                       NET                                              CUT-OFF
MORTGAGE                                                 MORTGAGE    MORTGAGE     CURRENT     ORIGINAL     SCHEDULED       DATE
 LOAN                                   ZIP    PROPERTY  INTEREST    INTEREST     MONTHLY      TERM TO     MATURITY     PRINCIPAL
NUMBER     CITY                STATE   CODE      TYPE      RATE        RATE       PAYMENT     MATURITY       DATE        BALANCE
------     ----                -----   ----      ----      ----        ----       -------     --------       ----        -------
6281742    BROOMFIELD           CO     80020      SFD     7.375        6.750     $2,364.87       360       1-Mar-28    $341,877.32
6286317    DOWNINGTOWN          PA     19335      SFD     7.000        6.733     $2,454.97       360       1-Mar-28    $368,393.30
6293084    WOODBRIDGE           VA     22192      PUD     6.750        6.483     $1,768.68       360       1-Mar-28    $272,221.10
6306658    VIENNA               VA     22182      SFD     6.875        6.608     $2,439.18       360       1-Feb-28    $370,358.81
6313392    COLLEYVILLE          TX     76034      SFD     7.375        6.750     $2,760.28       360       1-Mar-28    $398,798.74
6336095    UPPER SADDLE RIVE    NJ     07458      SFD     7.625        6.750     $5,945.47       360       1-Apr-28    $839,347.08
6340065    PRINCETON            NJ     08540      SFD     7.500        6.750     $2,447.25       360       1-Feb-28    $349,215.87
6345152    PRIOR LAKE           MN     55372      SFD     7.375        6.750     $2,417.36       360       1-Apr-28    $349,733.68
6346189    SCOTIA               NY     12302      SFD     7.750        6.750     $2,482.37       360       1-Mar-28    $346,009.30
6355400    FRISCO               CO     80443      SFD     7.500        6.750     $4,195.29       360       1-Feb-28    $598,655.77
6360199    SAUSALITO            CA     94965      LCO     7.250        6.750     $2,387.62       360       1-Apr-28    $349,726.96
6377322    COLORADO SPRINGS     CO     80906      SFD     7.375        6.750     $2,817.87       360       1-Mar-28    $407,263.01
6379020    GRAND LAKE           CO     80447      SFD     7.750        6.750     $3,049.05       360       1-Apr-28    $425,299.62
6393505    GARLAND              TX     75044      SFD     7.500        6.750     $2,283.98       360       1-Feb-28    $325,918.19
6415609    TENAFLY              NJ     07670      SFD     7.750        6.750     $2,256.70       360       1-Sep-27    $313,180.67
6422155    SKILLMAN             NJ     08558      SFD     7.250        6.750     $2,326.22       360       1-Feb-28    $340,197.13
6422981    RED LODGE            MT     59068      SFD     7.500        6.750     $1,879.49       360       1-Mar-28    $268,399.77
6426476    LAS VEGAS            NV     89117      SFD     7.375        6.750     $2,762.70       360       1-Mar-28    $399,389.39
6435639    MAPLE PLAIN          MN     55359      SFD     7.375        6.750     $3,784.90       360       1-Mar-28    $547,163.47
6595548    CHICAGO              IL     60643      SFD     7.875        6.750     $1,703.91       360       1-Feb-28    $234,511.65
6623720    ARLINGTON HGTS       IL     60004      SFD     7.750        6.750     $1,995.21       360       1-Feb-28    $277,906.50
6632093    CREDIT RIVER TWP     MN     55372      SFD     7.500        6.750     $2,235.39       360       1-Mar-28    $319,223.99
6650837    WOODBURY             MN     55125      SFD     7.750        6.750     $2,170.73       360       1-Mar-28    $302,570.90
6655685    WILMETTE             IL     60091      SFD     7.375        6.750     $1,933.89       360       1-Feb-28    $279,356.89
6656209    CHICAGO              IL     60605      LCO     7.500        6.750     $1,859.91       360       1-Feb-28    $265,330.64
6657492    WEXFORD              PA     15090      SFD     7.375        6.750     $3,453.38       360       1-Mar-28    $498,934.89
6661322    CHICAGO              IL     60657      SFD     7.375        6.750     $2,328.96       360       1-Mar-28    $336,685.25
6666111    LOCKPORT             IL     60441      SFD     7.250        6.750     $2,162.50       360       1-Apr-28    $316,752.71
6666638    WAYZATA              MN     55391      SFD     7.625        6.750     $2,173.64       360       1-Mar-28    $306,593.02
6671148    MENDOTA HEIGHTS      MN     55118      SFD     7.875        6.750     $2,044.70       360       1-Feb-28    $281,413.95
6671878    RESTON               VA     20194      PUD     7.250        6.750     $2,189.79       360       1-Apr-28    $320,749.59
6675309    SAVAGE               MN     55378      SFD     7.375        6.750     $1,958.07       360       1-May-28    $283,500.00
6676743    PLYMOUTH             MN     55446      PUD     7.125        6.750     $2,189.59       360       1-Mar-28    $324,478.65
6677211    EDINA                MN     55436      SFD     7.625        6.750     $1,915.29       360       1-Mar-28    $270,207.05
6679430    BLOOMINGDALE         IL     60108      SFD     7.375        6.750     $2,230.88       360       1-Apr-28    $322,754.22
6680231    CHANHASSEN           MN     55318      SFD     7.750        6.750     $4,004.74       360       1-Apr-28    $558,605.47
6680800    CHICAGO              IL     60657      SFD     7.500        6.750     $2,272.45       360       1-Apr-28    $324,758.80
6681438    VICTORIA             MN     55386      SFD     7.875        6.750     $2,102.70       360       1-Apr-28    $289,800.43
6684533    PLYMOUTH             MN     55447      SFD     7.125        6.750     $1,701.14       360       1-Apr-28    $252,097.23
6684680    INVERNESS            IL     60010      SFD     7.500        6.750     $3,384.20       360       1-Feb-28    $482,915.66
6685873    ZIMMERMAN            MN     55398      SFD     7.375        6.750     $1,685.25       360       1-Apr-28    $243,814.33
6691211    LONG LAKE            MN     55356      SFD     7.125        6.750     $2,425.39       360       1-Mar-28    $359,422.51
6692283    GROSSE ILE           MI     48138      SFD     7.500        6.750     $1,737.55       360       1-Mar-28    $248,067.16
6697311    PRIOR LAKE           MN     55372      SFD     7.625        6.750     $1,911.04       360       1-Feb-28    $268,524.65
6698946    EDINA                MN     55439      SFD     7.375        6.750     $2,112.78       360       1-Apr-28    $305,667.23
6705716    HINSDALE             IL     60521      SFD     7.500        6.750     $1,929.84       360       1-May-28    $276,000.00
6707621    WYOMING              MN     55013      SFD     7.625        6.750     $2,017.21       360       1-Apr-28    $284,793.73
6709181    CHICAGO              IL     60611      LCO     7.375        6.750     $1,760.53       360       1-Mar-28    $254,510.89
6711096    WOOD DALE            IL     60191      SFD     7.625        6.750     $2,704.13       360       1-Mar-28    $381,495.20
6719329    IVANHOE              IL     60060      SFD     7.625        6.750     $3,807.93       360       1-Apr-28    $537,610.61
6719729    EDINA                MN     55439      SFD     7.875        6.750     $1,892.43       360       1-Apr-28    $260,820.38
6726099    WINFIELD             IL     60190      SFD     7.500        6.750     $2,493.05       360       1-Apr-28    $356,285.39
6726760    MINNETONKA           MN     55343      SFD     7.875        6.750     $1,957.69       360       1-Apr-28    $269,814.19
6727808    EDEN PRAIRIE         MN     55347      SFD     7.250        6.750     $2,919.37       360       1-Mar-28    $427,280.30
6734885    PLYMOUTH             MN     55447      SFD     7.875        6.750     $3,119.97       240       1-Apr-18    $375,850.81
6736792    PLYMOUTH             MN     55446      SFD     7.375        6.750     $3,045.88       360       1-Mar-28    $440,326.80
6741960    GLENVIEW             IL     60025      SFD     7.500        6.750     $1,713.08       360       1-Apr-28    $244,818.17
6746619    EDEN PRAIRIE         MN     55347      SFD     7.875        6.750     $1,834.43       360       1-Apr-28    $252,825.88
6750918    RAMSEY               MN     55303      SFD     7.375        6.750     $2,047.85       360       1-Apr-28    $296,274.39
6753666    LAGRANGE             IL     60525      SFD     7.500        6.750     $2,097.65       360       1-Apr-28    $299,777.35
6755015    CHANHASSEN           MN     55317      SFD     7.500        6.750     $1,601.55       360       1-Apr-28    $228,880.01
6755026    LAKE ZURICH          IL     60047      SFD     7.625        6.750     $1,673.93       360       1-Apr-28    $236,328.83
6756513    PRIOR LAKE           MN     55372      SFD     7.250        6.750     $2,222.53       360       1-Apr-28    $325,545.85
6762478    LA GRANGE            IL     60525      SFD     7.000        6.733     $1,536.85       360       1-Mar-28    $230,456.09
6762857    EDEN PRAIRIE         MN     55347      SFD     7.125        6.750     $1,778.62       360       1-Mar-28    $263,576.51
6764829    CHICAGO              IL     60657      MF2     7.500        6.750     $2,304.61       360       1-Apr-28    $329,355.39
6766627    PARK RIDGE           IL     60068      SFD     7.375        6.750     $2,431.18       360       1-Apr-28    $351,732.15
6766900    WILMETTE             IL     60091      SFD     7.375        6.750     $2,085.84       360       1-Apr-28    $301,770.20
6769275    DEEPHAVEN            MN     55391      SFD     7.500        6.750     $2,429.07       360       1-Apr-28    $347,142.18
6775318    MAPLE GROVE          MN     55311      SFD     7.125        6.750     $1,661.73       360       1-Apr-28    $246,452.75
6783396    NORTH OAKS           MN     55127      SFD     7.500        6.750     $1,678.12       360       1-Apr-28    $239,821.88
6788391    BLAINE               MN     55449      SFD     7.250        6.750     $1,705.44       360       1-Apr-28    $249,804.98
6788928    PALATINE             IL     60067      SFD     7.625        6.750     $2,480.11       360       1-Apr-28    $350,146.39
6789826    MINNEAPOLIS          MN     55419      SFD     7.500        6.750     $2,125.61       360       1-May-28    $304,000.00
6790529    PALATINE             IL     60067      SFD     7.500        6.750     $1,915.85       360       1-Apr-28    $273,796.65
6795054    MINNEAPOLIS          MN     55419      SFD     7.875        6.750     $1,827.18       360       1-Apr-28    $251,826.57
6797727    EAST GULL LAKE       MN     56401      SFD     7.250        6.750     $2,146.13       360       1-May-28    $314,600.00
6797828    ROSEVILLE            MN     55113      SFD     7.375        6.750     $1,850.32       360       1-Apr-28    $267,696.15
6801221    WOODBURY             MN     55125      SFD     7.750        6.750     $2,607.03       360       1-May-28    $363,900.00
6801247    MINNEAPOLIS          MN     55410      SFD     7.500        6.750     $3,195.41       360       1-Apr-28    $456,660.84
6803136    ROSEVILLE            MN     55113      SFD     7.500        6.750     $2,328.38       360       1-May-28    $333,000.00
6806263    RAMSEY               MN     55303      SFD     7.875        6.750     $2,199.04       300       1-Apr-23    $287,690.96
6809726    NAPERVILLE           IL     60540      SFD     7.500        6.750     $1,817.96       360       1-Apr-28    $259,807.04
6813775    TONKA BAY            MN     55331      SFD     7.250        6.750     $4,195.38       360       1-May-28    $615,000.00
6818210    EDEN PRAIRIE         MN     55347      SFD     7.500        6.750     $3,224.78       360       1-Apr-28    $460,857.72
6820097    ST CHARLES           IL     60175      PUD     7.500        6.750     $2,394.11       360       1-May-28    $342,400.00
6820300    TROY                 MI     48098      SFD     7.625        6.750     $1,703.66       360       1-Apr-28    $240,525.79
6820696    WHEATON              IL     60187      SFD     7.250        6.750     $1,637.22       360       1-Apr-28    $239,812.78
6823885    NORTH OAKS           MN     55127      SFD     7.750        6.750     $3,703.14       360       1-Apr-28    $516,535.17
6832705    CHANHASSEN           MN     55317      SFD     7.375        6.750     $1,685.25       360       1-May-28    $244,000.00
6839134    PROSPECT HEIGHTS     IL     60070      SFD     7.500        6.750     $3,300.29       360       1-May-28    $472,000.00
6847191    BARRINGTON HILLS     IL     60010      SFD     7.625        6.750     $3,538.97       360       1-May-28    $500,000.00
6850264    HUGO                 MN     55110      SFD     7.875        6.750     $2,039.26       360       1-May-28    $281,250.00
6861091    EDEN PRAIRIE         MN     55346      SFD     7.750        6.750     $2,120.59       360       1-May-28    $296,000.00
6862952    HAWTHORN WOODS       IL     60047      SFD     7.250        6.750     $1,713.97       360       1-May-28    $251,250.00
6999448    ISSAQUAH             WA     98027      SFD     7.750        6.750     $2,432.94       360       1-Nov-27    $338,138.44
6999559    PLANO                TX     75093      PUD     7.500        6.750     $2,622.05       360       1-Jan-28    $373,876.32
6999570    SUMMIT               NJ     07901      SFD     7.625        6.750     $2,654.23       360       1-Mar-28    $374,455.44
6999579    KEYSTONE             CO     80435      LCO     7.500        6.750     $1,666.37       360       1-Mar-28    $237,965.15
6999593    MONTGOMERY           NJ     08503      SFD     7.625        6.750     $2,559.38       360       1-Mar-28    $361,074.91
6999594    UNIVERSITY PARK      TX     75225      SFD     7.500        6.750     $3,461.11       360       1-Dec-27    $493,140.09
6999598    GRAND JUNCTION       CO     81503      SFD     7.625        6.750     $2,831.17       360       1-Mar-28    $399,419.16
6999599    PARIS TOWNSHIP       OH     44444      SFD     7.500        6.750     $1,601.20       360       1-Feb-28    $228,486.96
6999600    EAGLE MOUNTAIN       UT     84043      SFD     7.750        6.750     $1,843.33       360       1-Feb-28    $256,751.68
6999604    EL CAJON             CA     92021      SFD     7.625        6.750     $3,715.92       360       1-Apr-28    $524,620.02
6999605    WILMINGTON           NC     28409      SFD     7.250        6.750     $1,912.82       360       1-Apr-28    $280,181.26
6999606    CHAPEL HILL          NC     27515      SFD     7.375        6.750     $4,489.35       360       1-Feb-28    $648,502.09
6999609    LINCOLN              NE     68523      SFD     8.000        6.750     $2,885.93       360       1-Mar-28    $391,969.10
6999612    SILVERTHORNE         CO     80498      SFD     7.500        6.750     $3,496.07       360       1-Apr-28    $499,628.93

                                                                                                                    $37,526,109.07

  MORTGAGE                         MORTGAGE                T.O.P.    MASTER      FIXED
    LOAN                           INSURANCE    SERVICE   MORTGAGE  SERVICE    RETAINED
   NUMBER        LTV     SUBSIDY     CODE         FEE       LOAN      FEE        YIELD
   ------        ---     -------     ----         ---       ----      ---        -----
   6281742      79.08                            0.250               0.017       0.358
   6286317      90.00                 17         0.250               0.017       0.000
   6293084      73.17                            0.250               0.017       0.000
   6306658      79.99                            0.250               0.017       0.000
   6313392      79.93                            0.250               0.017       0.358
   6336095      80.00                            0.250               0.017       0.608
   6340065      54.26                            0.250               0.017       0.483
   6345152      58.33                            0.250               0.017       0.358
   6346189      90.00                 33         0.250               0.017       0.733
   6355400      73.17                            0.250               0.017       0.483
   6360199      54.99                            0.250               0.017       0.233
   6377322      80.00                            0.250               0.017       0.358
   6379020      80.00                            0.250               0.017       0.733
   6393505      79.67                            0.250               0.017       0.483
   6415609      90.00                 33         0.250               0.017       0.733
   6422155      80.24                            0.250               0.017       0.233
   6422981      80.00                            0.250               0.017       0.483
   6426476      45.45                            0.250               0.017       0.358
   6435639      80.00                            0.250               0.017       0.358
   6595548      85.45                 01         0.250               0.017       0.858
   6623720      69.63                            0.250               0.017       0.733
   6632093      92.67                 06         0.250               0.017       0.483
   6650837      52.24                            0.250               0.017       0.733
   6655685      69.14                            0.250               0.017       0.358
   6656209      85.60                 01         0.250               0.017       0.483
   6657492      78.74                            0.250               0.017       0.358
   6661322      78.42                            0.250               0.017       0.358
   6666111      70.44                            0.250               0.017       0.233
   6666638      74.00                            0.250               0.017       0.608
   6671148      74.21                            0.250               0.017       0.858
   6671878      83.16                            0.250               0.017       0.233
   6675309      90.00                 06         0.250               0.017       0.358
   6676743      68.91                            0.250               0.017       0.108
   6677211      79.12                            0.250               0.017       0.608
   6679430      67.29                            0.250               0.017       0.358
   6680231      71.39                            0.250               0.017       0.733
   6680800      74.71                            0.250               0.017       0.483
   6681438      72.50                            0.250               0.017       0.858
   6684533      68.61                            0.250               0.017       0.108
   6684680      80.00                            0.250               0.017       0.483
   6685873      80.00                            0.250               0.017       0.358
   6691211      68.57                            0.250               0.017       0.108
   6692283      71.41                            0.250               0.017       0.483
   6697311      40.18                            0.250               0.017       0.608
   6698946      90.00                 13         0.250               0.017       0.358
   6705716      60.00                            0.250               0.017       0.483
   6707621      75.00                            0.250               0.017       0.608
   6709181      71.80                            0.250               0.017       0.358
   6711096      90.00                 24         0.250               0.017       0.608
   6719329      71.35                            0.250               0.017       0.608
   6719729      75.00                            0.250               0.017       0.858
   6726099      75.00                            0.250               0.017       0.483
   6726760      68.18                            0.250               0.017       0.858
   6727808      59.85                            0.250               0.017       0.233
   6734885      62.33                            0.250               0.017       0.858
   6736792      72.30                            0.250               0.017       0.358
   6741960      79.03                            0.250               0.017       0.483
   6746619      79.56                            0.250               0.017       0.858
   6750918      74.78                            0.250               0.017       0.358
   6753666      75.00                            0.250               0.017       0.483
   6755015      84.98                 06         0.250               0.017       0.483
   6755026      78.83                            0.250               0.017       0.608
   6756513      90.00                 13         0.250               0.017       0.233
   6762478      70.21                            0.250               0.017       0.000
   6762857      80.00                            0.250               0.017       0.108
   6764829      80.00                            0.250               0.017       0.483
   6766627      80.00                            0.250               0.017       0.358
   6766900      46.32                            0.250               0.017       0.358
   6769275      73.14                            0.250               0.017       0.483
   6775318      79.56                            0.250               0.017       0.108
   6783396      75.00                            0.250               0.017       0.483
   6788391      79.37                            0.250               0.017       0.233
   6788928      79.64                            0.250               0.017       0.608
   6789826      80.00                            0.250               0.017       0.483
   6790529      85.09                 24         0.250               0.017       0.483
   6795054      80.00                            0.250               0.017       0.858
   6797727      68.69                            0.250               0.017       0.233
   6797828      95.00                 17         0.250               0.017       0.358
   6801221      77.92                            0.250               0.017       0.733
   6801247      79.90                            0.250               0.017       0.483
   6803136      86.95                 06         0.250               0.017       0.483
   6806263      80.00                            0.250               0.017       0.858
   6809726      62.50                            0.250               0.017       0.483
   6813775      51.25                            0.250               0.017       0.233
   6818210      76.87                            0.250               0.017       0.483
   6820097      80.00                            0.250               0.017       0.483
   6820300      79.47                            0.250               0.017       0.608
   6820696      79.73                            0.250               0.017       0.233
   6823885      60.00                            0.250               0.017       0.733
   6832705      79.22                            0.250               0.017       0.358
   6839134      80.00                            0.250               0.017       0.483
   6847191      55.56                            0.250               0.017       0.608
   6850264      75.00                            0.250               0.017       0.858
   6861091      80.00                            0.250               0.017       0.733
   6862952      75.00                            0.250               0.017       0.233
   6999448      80.00                            0.250               0.017       0.733
   6999559      57.69                            0.250               0.017       0.483
   6999570      74.26                            0.250               0.017       0.608
   6999579      80.00                            0.250               0.017       0.483
   6999593      78.43                            0.250               0.017       0.608
   6999594      58.93                            0.250               0.017       0.483
   6999598      80.00                            0.250               0.017       0.608
   6999599      88.62                 06         0.250               0.017       0.483
   6999600      88.12                 33         0.250               0.017       0.733
   6999604      63.87                            0.250               0.017       0.608
   6999605      89.87                 12         0.250               0.017       0.233
   6999606      79.95                            0.250               0.017       0.358
   6999609      89.39                 13         0.250               0.017       0.983
   6999612      52.63                            0.250               0.017       0.483

                                   EXHIBIT F-2


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]


NASCOR
NMI / 1998-12  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

                                                                       NET                                           CUT-OFF
MORTGAGE                                                 MORTGAGE   MORTGAGE     CURRENT     ORIGINAL   SCHEDULED      DATE
LOAN                                    ZIP   PROPERTY   INTEREST   INTEREST     MONTHLY      TERM TO    MATURITY   PRINCIPAL
NUMBER     CITY                  STATE  CODE    TYPE       RATE       RATE       PAYMENT     MATURITY      DATE      BALANCE
------     ----                  -----  ----    ----       ----       ----       -------     --------      ----      -------
4573146    WAINSCOTT              NY   11975     SFD      7.625       6.750     $2,300.33       360      1-Apr-28  $324,764.77
4590362    SCARSDALE              NY   10583     SFD      7.500       6.750     $4,544.90       360      1-Apr-28  $649,517.60
4606656    SLEEPY HOLLOW          NY   10591     SFD      7.500       6.750     $1,824.95       360      1-Apr-28  $260,806.30
4620081    JACKSONVILLE           FL   32256     SFD      7.750       6.750     $1,923.90       240      1-Apr-18  $233,939.61
4624494    BROKEN ARROW           OK   74012     SFD      7.375       6.750     $1,841.20       360      1-Mar-28  $266,173.06
4646282    HUNTINGTON BEACH       CA   92646     SFD      8.250       6.750     $2,431.85       360      1-Apr-28  $323,493.59
4650365    BELLE MEAD             NJ   08502     SFD      7.125       6.750     $1,886.42       360      1-Mar-28  $279,550.83
4659282    STONY POINT            NY   10980     SFD      7.450       6.750     $1,941.27       360      1-Oct-27  $277,508.44
4659737    LAKE ELSINORE          CA   92530     SFD      7.900       6.750      $561.10        360      1-Oct-27   $76,822.56
4663119    WHARTON                NJ   07885     SFD      7.375       6.750     $1,239.07       360      1-Apr-28  $179,263.50
4665330    FRANKLIN               ID   83237     SFD      8.000       6.750      $660.39        360      1-Oct-27   $89,508.72
4665335    WORCESTER TOWNSHIP     PA   19490     SFD      6.875       6.608     $3,153.26       360      1-May-28  $480,000.00
4665859    WALPOLE                MA   02081     SFD      7.750       6.750     $1,643.45       360      1-Mar-28  $229,075.14
4669195    VANCOUVER              WA   98664     SFD      7.500       6.750     $5,908.36       360      1-Mar-28  $843,741.86
4669860    LEBANON                TN   37087     SFD      8.000       6.750     $2,476.46       360      1-Apr-28  $337,273.54
4670258    PEMBROOKE PINES        FL   33027     SFD      7.875       6.750     $1,847.84       360      1-Dec-27  $253,961.48
4670638    WAYNE                  NJ   07470     SFD      7.875       6.750     $2,211.47       360      1-Feb-28  $304,366.13
4671800    WATCHUNG BOROUGH       NJ   07060     SFD      7.375       6.750     $3,108.04       360      1-Apr-28  $449,657.59
4676139    NEW PORT RICHEY        FL   34654     SFD      7.625       6.750     $2,477.28       360      1-Mar-28  $349,305.14
4678659    MERION                 PA   19066     SFD      7.250       6.750     $2,002.54       360      1-Apr-28  $293,320.99
4678768    OAKDALE                CA   95361     SFD      7.625       6.750     $1,925.20       360      1-Jan-28  $271,204.99
4679413    PLANO                  TX   75024     SFD      7.375       6.750     $2,006.07       360      1-May-28  $290,450.00
4679662    HINGHAM                MA   02043     SFD      6.875       6.608     $2,627.72       360      1-May-28  $400,000.00
4680602    PRINCETON              NJ   08540     SFD      7.500       6.750     $3,635.92       360      1-May-28  $520,000.00
4682687    DALLAS                 TX   75209     SFD      7.750       6.750     $1,846.92       360      1-Jan-28  $257,065.07
4684605    GULF BREEZE            FL   32561     SFD      7.250       6.750     $2,053.36       360      1-Mar-28  $298,528.94
4684851    LODI                   CA   95240     SFD      7.375       6.750     $2,118.61       240      1-Apr-18  $265,013.11
4686639    PHOENIXVILLE           PA   19460     SFD      7.500       6.750     $2,476.27       360      1-Mar-28  $353,622.69
4688725    WARWICK                RI   02889     SFD      7.625       6.750     $3,538.97       360      1-Apr-28  $499,638.11
4688766    MERCED                 CA   95340     SFD      7.250       6.750     $1,773.66       360      1-May-28  $260,000.00
4689332    SOUTHAMPTON            NY   11968     SFD      7.375       6.750     $2,344.85       360      1-May-28  $339,500.00
4689664    RANCHO PALOS VERDES    CA   90275     SFD      7.250       6.750     $2,537.70       360      1-Feb-28  $371,124.12
4689727    FRANKLIN SQUARE        NY   11010     SFD      7.625       6.750     $1,840.27       360      1-May-28  $260,000.00
4689748    PALOS VERDES ESTATES   CA   90274     SFD      7.375       6.750     $6,906.75       360      1-Mar-28  $998,473.49
4690296    BEVERLY HILLS          CA   90210     SFD      7.375       6.750     $3,187.47       360      1-Feb-28  $460,440.00
4690826    SAN FRANCISCO          CA   94107     SFD      7.625       6.750     $1,580.15       360      1-Dec-27  $222,431.75
4691273    FLUSHING               NY   11355     SFD      7.750       6.750     $1,752.35       360      1-May-28  $244,600.00
4691775    KINGS PARK             NY   11754     SFD      7.375       6.750     $1,036.02       360      1-May-28  $150,000.00
4691996    FORT SALONGA           NY   11768     SFD      7.750       6.750     $2,385.65       360      1-Mar-28  $332,528.43
4692189    RAMSEY BOROUGH         NJ   07446     SFD      7.000       6.733     $1,703.18       360      1-Apr-28  $255,790.15
4692220    WEST BLOOMFIELD        MI   48324     SFD      7.875       6.750     $2,075.15       360      1-Apr-28  $286,003.04
4692575    SAN RAMON              CA   94583     SFD      7.625       6.750     $1,762.41       360      1-Jan-28  $248,272.21
4694249    MONROE                 CT   06468     SFD      8.250       6.750     $2,246.67       360      1-Apr-28  $298,859.30
4694295    SUDBURY                MA   01776     SFD      7.375       6.750     $1,933.89       360      1-Apr-28  $279,786.94
4694789    SAINT PAUL             MN   55104     SFD      7.500       6.750     $2,462.64       360      1-May-28  $352,200.00
4694794    SOUTH PASADENA         CA   91030     SFD      7.625       6.750     $3,892.87       360      1-Apr-28  $549,601.92
4694864    MAHWAH                 NJ   07430     SFD      7.125       6.750     $2,526.44       360      1-Apr-28  $374,700.12
4694993    COSTA MESA             CA   92626     SFD      7.650       6.750     $2,202.34       360      1-Dec-27  $309,267.95
4695285    MARTINSVILLE           NJ   08836     SFD      7.500       6.750     $2,076.67       360      1-Apr-28  $296,779.58
4695319    SAN JOSE               CA   95125     SFD      7.900       6.750     $2,253.10       360      1-Nov-27  $308,705.25
4695439    RANCHO SANTA MARGARI   CA   92688     SFD      8.500       6.750     $1,899.22       360      1-Apr-28  $246,850.36
4695475    CERRITOS               CA   90703     SFD      7.375       6.750     $4,316.72       360      1-Apr-28  $624,524.43
4695533    ROCKVILLE              MD   20852     SFD      7.375       6.750     $2,110.02       360      1-Apr-28  $305,267.53
4696038    CEDAR GROVE            NJ   07009     LCO      7.500       6.750     $2,097.65       360      1-Apr-28  $299,777.35
4696397    ACTON                  MA   01720     SFD      7.625       6.750     $2,936.64       360      1-Apr-28  $414,599.70
4696551    SCOTCH PLAINS          NJ   07076     SFD      7.750       6.750     $2,321.18       360      1-May-28  $324,000.00
4696593    BEND                   OR   97701     SFD      7.625       6.750     $1,778.34       360      1-Apr-28  $251,068.14
4696796    RAMSEY                 NJ   07446     SFD      7.625       6.750     $1,528.84       360      1-Mar-28  $215,686.33
4696899    OSSINING               NY   10562     SFD      7.125       6.750     $2,155.90       360      1-Mar-28  $319,486.68
4697133    LOS ANGELES            CA   90077     SFD      7.375       6.750     $2,431.18       360      1-Mar-28  $351,462.66
4697490    MENDHAM                NJ   07945     SFD      7.250       6.750     $2,344.99       360      1-Mar-28  $343,212.04
4697613    EUGENE                 OR   97405     SFD      7.250       6.750     $2,073.27       360      1-Apr-28  $303,682.91
4698032    PHOENIX                AZ   85044     SFD      7.375       6.750     $2,804.14       360      1-Mar-28  $405,380.23
4698086    SEATTLE                WA   98109     SFD      7.375       6.750     $1,980.17       360      1-Feb-28  $286,041.50
4698093    CARMEL                 IN   46033     SFD      7.000       6.733     $1,783.02       360      1-May-28  $268,000.00
4698231    LOS ANGELES            CA   90077     SFD      7.500       6.750     $6,897.75       360      1-Mar-28  $985,031.17
4698302    YORBA LINDA            CA   92887     SFD      6.750       6.483     $2,672.23       360      1-Apr-28  $411,645.27
4698382    READINGTON TWP.        NJ   08822     SFD      7.875       6.750     $1,268.88       360      1-Apr-28  $174,879.56
4698396    NASHVILLE              TN   37205     SFD      6.875       6.608      $959.12        360      1-Apr-28  $145,833.69
4698399    WINSTON-SALEM          NC   27104     SFD      7.375       6.750     $1,786.09       360      1-Feb-28  $257,995.78
4698571    SIMI VALLEY            CA   93065     SFD      8.000       6.750     $1,849.09       360      1-Apr-28  $251,830.91
4698894    KANSAS CITY            MO   64153     SFD      7.375       6.750     $3,294.52       360      1-Apr-28  $476,637.04
4699197    MILPITAS               CA   95035     SFD      7.350       6.750     $1,675.59       360      1-Nov-27  $242,066.82
4699337    ANDOVER                MA   01810     SFD      7.375       6.750     $2,072.03       360      1-Mar-28  $299,542.04
4699372    BABYLON                NY   11702     SFD      8.150       6.750     $1,729.64       360      1-Nov-27  $231,114.34
4699429    IPSWICH                MA   01938     SFD      7.000       6.733     $1,716.48       360      1-Mar-28  $257,575.81
4699574    HARRINGTON PARK        NJ   07640     SFD      7.500       6.750     $2,538.15       360      1-Apr-28  $362,730.60
4699733    MAHWAH                 NJ   07430     SFD      8.000       6.750     $2,624.18       300      1-Apr-23  $339,642.49
4699960    LOGAN                  UT   84321     SFD      7.500       6.750     $1,762.02       360      1-Mar-28  $251,624.79
4700060    SCOTTSDALE             AZ   85260     SFD      7.250       6.750     $1,596.30       360      1-Mar-28  $233,633.80
4700199    RARITAN TOWNSHIP       NJ   08551     SFD      7.375       6.750     $1,961.52       360      1-Feb-28  $283,347.69
4700206    NEWTON                 MA   02167     SFD      7.500       6.750     $2,482.21       360      1-Apr-28  $354,436.54
4700218    DIX HILLS              NY   11746     SFD      7.250       6.750     $2,524.06       360      1-May-28  $370,000.00
4700229    NASHVILLE              TN   37215     SFD      7.125       6.750     $3,955.54       360      1-Mar-28  $586,178.19
4700244    ATLANTA                GA   30329     SFD      7.250       6.750     $1,936.70       360      1-Mar-28  $283,455.72
4700345    BOWIE                  MD   20721     SFD      7.000       6.733     $1,711.50       360      1-Apr-28  $257,039.12
4700406    SCOTTSDALE             AZ   85255     SFD      7.500       6.750     $3,111.50       360      1-Mar-28  $444,337.44
4700754    BALTIMORE              MD   21212     SFD      7.250       6.750     $4,127.17       360      1-Mar-28  $604,053.23
4700832    LIVERMORE              CA   94550     SFD      7.375       6.750     $1,743.27       360      1-May-28  $252,400.00
4700857    WEST CALDWELL          NJ   07006     SFD      7.750       6.750     $1,719.39       360      1-Apr-28  $239,830.61
4700980    BLOOMFIELD TOWNSHIP    MI   48302     SFD      7.375       6.750     $2,733.01       360      1-Mar-28  $395,095.94
4701034    RYE                    NY   10580     SFD      7.375       6.750     $2,244.69       360      1-Feb-28  $324,253.55
4701149    MONTEREY PARK          CA   91754     SFD      7.000       6.733     $1,676.57       360      1-Apr-28  $251,793.43
4701171    MILPITAS               CA   95035     SFD      6.875       6.608     $1,492.22       360      1-Apr-28  $226,959.16
4701212    NEWTON                 MA   02158     LCO      7.750       6.750     $2,469.84       360      1-Apr-28  $344,506.67
4701219    SCOTTSDALE             AZ   85259     SFD      7.375       6.750     $1,882.09       360      1-Mar-28  $271,882.79
4701246    SUDBURY                MA   01776     SFD      7.375       6.750     $3,722.74       360      1-Mar-28  $538,177.21
4701253    WARRENTON              VA   20187     SFD      7.000       6.733     $1,756.40       360      1-Apr-28  $263,783.60
4701319    NEWTON                 MA   02158     LCO      7.750       6.750     $2,485.96       360      1-Apr-28  $346,755.08
4701320    SPRINGFIELD            MO   65804     SFD      7.250       6.750     $1,939.09       360      1-Apr-28  $284,028.25
4701376    LOS ANGELES            CA   90024     SFD      7.375       6.750     $3,004.44       360      1-Mar-28  $434,335.95
4701533    WARREN                 NJ   07059     SFD      7.500       6.750     $2,118.97       360      1-Apr-28  $302,825.09
4701598    MECHANICSVILLE         VA   23116     SFD      7.250       6.750     $3,706.27       360      1-Mar-28  $542,449.77
4701623    MARLBORO TWP           NJ   07751     SFD      7.375       6.750     $2,679.82       360      1-Apr-28  $387,704.76
4702145    SAN DIEGO              CA   92131     PUD      7.500       6.750     $2,107.79       360      1-Apr-28  $301,226.27
4702255    PHILADELPHIA           PA   19103     SFD      7.375       6.750     $3,315.24       360      1-May-28  $480,000.00
4702440    COLLIERVILLE           TN   38107     SFD      7.125       6.750     $1,974.00       360      1-Mar-28  $292,529.98
4702667    PARK CITY              UT   84060     SFD      7.125       6.750     $2,075.05       360      1-Mar-28  $307,505.94
4702842    SOUTH LION             MI   48178     LCO      7.750       6.750     $2,114.85       360      1-Apr-28  $294,991.65
4703061    SOUTHLAKE              TX   76092     SFD      7.375       6.750     $4,144.06       360      1-Mar-28  $599,084.07
4703080    DALLAS                 TX   75248     SFD      7.500       6.750     $4,544.89       360      1-Mar-28  $649,032.21
4703309    EAST WILLISTON         NY   11596     SFD      7.000       6.733     $1,995.91       360      1-Mar-28  $299,506.75
4703451    COLLEYVILLE            TX   76034     SFD      7.500       6.750     $1,510.31       360      1-Feb-28  $215,516.06
4703824    LAKE ARROWHEAD         CA   92352     SFD      7.625       6.750     $2,148.16       360      1-Mar-28  $303,007.09
4703869    LOS ANGELES            CA   90024     SFD      7.375       6.750     $3,038.97       360      1-Mar-28  $439,328.33
4703946    GLEN ELLYN             IL   60137     SFD      7.250       6.750     $2,149.83       240      1-Mar-18  $270,752.63
4703950    RAPID CITY             SD   57702     SFD      7.375       6.750     $1,899.36       360      1-Apr-28  $274,790.74
4703957    REDONDO BEACH          CA   90278     LCO      7.500       6.750     $2,133.66       360      1-Feb-28  $304,466.33
4704013    NORTHPORT              NY   11768     SFD      7.625       6.750     $1,415.59       360      1-Mar-28  $199,121.44
4704075    SOUTHLAKE              TX   76092     SFD      7.375       6.750     $3,246.18       360      1-Apr-28  $469,642.36
4704312    IRVINE                 CA   92720     SFD      7.750       6.750     $2,199.39       360      1-Mar-28  $306,565.24
4704364    WEST HILLS             CA   91304     SFD      7.625       6.750     $1,854.42       360      1-Apr-28  $261,810.37
4704662    VILLA PARK             CA   92861     SFD      7.250       6.750     $3,611.45       360      1-Mar-28  $528,482.44
4704688    PALOS VERDES PENINSU   CA   90274     SFD      7.375       6.750     $2,451.90       360      1-Apr-28  $354,729.87
4704864    PRIOR LAKE             MN   55372     SFD      6.750       6.483     $2,334.95       360      1-Mar-28  $359,064.92
4704959    RENTON                 WA   98058     SFD      7.375       6.750     $1,643.12       360      1-Feb-28  $237,353.58
4705027    NEW CANAAN             CT   06840     SFD      7.500       6.750     $2,489.29       240      1-Apr-18  $308,441.96
4705164    LOS ANGELES            CA   90064     SFD      7.375       6.750     $3,418.84       360      1-Mar-28  $494,244.37
4705334    LA MESA                CA   91941     SFD      7.875       6.750     $1,892.44       360      1-Apr-28  $260,820.37
4705655    KATONAH                NY   10536     SFD      7.000       6.733     $1,832.91       360      1-May-28  $275,500.00
4705870    DOYLESTOWN             PA   18901     SFD      7.000       6.733     $2,147.60       360      1-Apr-28  $322,535.40
4706068    WYCKOFF                NJ   07481     SFD      7.000       6.733     $2,240.08       360      1-May-28  $336,700.00
4706114    MOORESTOWN             NJ   08057     SFD      7.750       6.750     $2,450.13       360      1-Mar-28  $341,515.68
4706197    MORRIS TOWNSHIP        NJ   07960     SFD      7.625       6.750     $2,194.16       360      1-Apr-28  $309,775.63
4706330    TULSA                  OK   74105     SFD      7.125       6.750     $3,503.34       360      1-Mar-28  $519,165.85
4706426    BIRMINGHAM             AL   35242     SFD      7.500       6.750     $1,783.00       360      1-May-28  $255,000.00
4706742    SUGAR LAND             TX   77478     SFD      7.375       6.750      $843.32        360      1-Mar-28  $121,755.96
4707062    WESTLAKE VILLAGE       CA   91362     PUD      7.500       6.750     $4,537.91       360      1-Mar-28  $648,033.67
4707169    RYE                    NY   10580     SFD      7.000       6.733     $1,995.91       360      1-Apr-28  $299,754.09
4707174    BLOOMINGTON            MN   55438     SFD      7.125       6.750     $1,576.51       360      1-Apr-28  $233,812.87
4707280    ASHBURN                VA   20148     SFD      7.625       6.750     $1,881.32       360      1-Apr-28  $265,607.62
4707296    RICHMOND               TX   77469     SFD      7.875       6.750      $500.30        360      1-Feb-28   $68,856.61
4707396    JOPLIN                 MO   64804     SFD      7.000       6.733     $2,168.89       360      1-Apr-28  $325,732.78
4707456    BATAVIA                IL   60510     SFD      7.500       6.750     $1,787.19       360      1-Mar-28  $255,219.43
4707651    FREEHOLD               NJ   07728     SFD      7.250       6.750     $1,185.57       240      1-Apr-18  $149,720.68
4707694    MADISON                NJ   07940     SFD      7.000       6.733     $3,326.52       360      1-Apr-28  $499,590.15
4707727    NEW CASTLE             CO   81647     SFD      7.375       6.750     $1,893.49       360      1-Apr-28  $273,941.39
4707745    ARLINGTON              VA   22201     THS      7.125       6.750     $2,910.47       360      1-Apr-28  $431,654.53
4707769    MANHATTAN BEACH        CA   90266     SFD      7.500       6.750     $3,188.42       360      1-Mar-28  $455,321.04
4707839    SAN ACACIO             CO   81151     SFD      7.625       6.750      $731.86        360      1-Mar-28  $103,223.45
4707987    RYE BROOK              NY   10573     SFD      7.125       6.750     $3,018.26       360      1-Mar-28  $447,281.35
4708098    LOS ANGELES            CA   90024     SFD      7.625       6.750     $2,342.80       360      1-Mar-28  $330,519.34
4708201    TAMPA                  FL   33615     SFD      7.625       6.750     $2,371.11       360      1-Feb-28  $334,267.97
4708243    HUNTINGTON STATION     NY   11746     SFD      7.125       6.750      $929.74        360      1-May-28  $138,000.00
4708480    MINNETONKA             MN   55345     SFD      7.250       6.750     $1,848.70       360      1-Mar-28  $270,361.94
4708635    LOS ANGELES            CA   90049     SFD      7.500       6.750     $3,496.07       360      1-Mar-28  $499,255.54
4708646    SAN GABRIEL            CA   91775     SFD      7.625       6.750     $2,123.74       360      1-Apr-28  $299,832.83
4708650    CALABASAS              CA   91302     SFD      7.500       6.750     $3,985.52       360      1-Apr-28  $569,576.98
4708657    AMES                   IA   50010     SFD      7.000       6.733      $943.07        360      1-Apr-28  $141,633.80
4708661    MALIBU                 CA   90265     SFD      7.500       6.750     $5,593.72       360      1-Apr-28  $799,406.28
4708739    HERNDON                VA   20170     SFD      7.625       6.750     $2,044.82       360      1-May-28  $288,900.00
4708857    LAGUNA BEACH           CA   92651     SFD      7.625       6.750     $3,114.29       360      1-Mar-28  $439,361.06
4708875    KEW GARDENS            NY   11415     SFD      8.000       6.750     $2,047.21       360      1-May-28  $279,000.00
4708993    TRAVERSE CITY          MI   49684     SFD      7.250       6.750      $634.43        360      1-Apr-28   $92,927.45
4709162    GEARHART               OR   97138     SFD      7.625       6.750     $2,579.91       360      1-May-28  $364,500.00
4709177    VIRGINIA BEACH         VA   23451     SFD      7.250       6.750     $2,073.13       360      1-Mar-28  $303,424.43
4709236    WANAQUE                NJ   07465     SFD      7.750       6.750      $838.20        360      1-Apr-28  $116,917.42
4709274    LITTLE RIVER           SC   29566     LCO      7.500       6.750      $692.23        360      1-Apr-28   $98,926.52
4709312    ALEXANDRIA             VA   22314     SFD      7.500       6.750     $3,496.07       360      1-Apr-28  $499,628.93
4709350    LOS ALAMITOS           CA   90720     SFD      8.000       6.750     $2,032.53       360      1-Apr-28  $276,814.14
4709378    LAWRENCE               KS   66049     SFD      7.250       6.750     $2,046.53       360      1-Apr-28  $299,765.97
4709404    NIWOT                  CO   80503     SFD      7.375       6.750     $2,002.96       360      1-Apr-28  $289,779.33
4709433    MORRISTOWN             NJ   07960     SFD      7.875       6.750     $1,768.44       360      1-Apr-28  $243,732.16
4709442    SUWANEE                GA   30174     SFD      7.625       6.750     $1,468.32       360      1-Apr-28  $207,299.85
4709542    SAN JOSE               CA   95121     THS      6.875       6.608      $998.54        360      1-Apr-28  $151,872.29
4710015    MOUNT VERNON           NY   10552     SFD      7.375       6.750     $1,740.51       360      1-Apr-28  $251,808.24
4710033    WOODBRIDGE             CT   06525     SFD      7.250       6.750     $1,637.23       360      1-Apr-28  $239,812.77
4710041    ORONO                  MN   55391     SFD      7.250       6.750     $2,128.39       360      1-Mar-28  $311,511.75
4710049    LITTLETON              CO   80127     PUD      7.875       6.750     $1,825.37       360      1-Mar-28  $251,393.03
4710058    OMAHA                  NE   68118     SFD      7.250       6.750     $2,895.84       360      1-Apr-28  $424,168.85
4710083    ANDERSON               IN   46011     SFD      7.125       6.750     $1,530.35       360      1-Apr-28  $226,968.35
4710085    SPOKANE                WA   99223     SFD      7.625       6.750     $3,715.92       360      1-Apr-28  $524,620.02
4710423    NEW YORK               NY   10019     HCO      7.125       6.750     $3,469.66       360      1-Apr-28  $514,349.03
4710542    CREVE COEUR            MO   63146     SFD      7.500       6.750     $1,957.80       360      1-Mar-28  $279,583.10
4711145    ALISO VIEJO            CA   92656     SFD      7.875       6.750     $1,644.46       360      1-Dec-27  $226,009.27
4711233    SHADY SIDE             MD   20764     SFD      7.500       6.750     $1,845.93       360      1-Dec-27  $262,401.04
4711284    CLIFTON                VA   20124     SFD      8.000       6.750     $2,971.75       360      1-Apr-28  $404,728.25
4711303    WALNUT                 CA   91789     SFD      7.625       6.750     $1,698.71       360      1-Apr-28  $239,826.29
4711344    ALPINE                 CA   91901     SFD      7.375       6.750     $1,671.44       360      1-Apr-28  $241,815.85
4711402    BLOOMFIELD HILLS       MI   48304     SFD      7.625       6.750     $1,875.66       360      1-Mar-28  $264,615.18
4711494    WESTPORT               CT   06880     SFD      7.000       6.733     $2,661.21       360      1-Apr-28  $399,672.12
4711535    CANDIA                 NH   03034     SFD      7.375       6.750     $2,314.11       240      1-Apr-18  $289,468.18
4711580    IRVINGTON              NY   10533     SFD      7.875       6.750     $4,712.95       360      1-Apr-28  $649,552.68
4711663    PROVIDENCE             RI   02906     SFD      7.125       6.750     $1,897.20       360      1-Apr-28  $281,374.80
4711962    CHARLESTON             SC   29401     SFD      8.250       6.750     $4,507.60       360      1-Mar-28  $599,232.17
4712164    PLYMOUTH               MN   55446     SFD      7.250       6.750     $1,673.57       360      1-Apr-28  $245,135.61
4712259    BETHESDA               MD   20816     SFD      7.250       6.750     $2,906.08       360      1-Mar-28  $425,333.33
4712263    PHILADELPHIA           PA   19119     SFD      7.000       6.733     $1,703.18       360      1-May-28  $256,000.00
4712293    DURANGO                CO   81301     SFD      7.250       6.750     $1,705.45       360      1-Apr-28  $249,804.97
4712315    NOYACK                 NY   11963     SFD      7.875       6.750     $1,450.14       360      1-Apr-28  $199,862.36
4712316    POTOMAC                MD   20854     SFD      7.250       6.750     $3,260.81       360      1-Apr-28  $477,627.11
4712320    WALPOLE                MA   02081     SFD      7.750       6.750     $2,507.45       360      1-Apr-28  $349,752.97
4712330    GOLDEN VALLEY          MN   55416     SFD      7.500       6.750     $1,765.17       360      1-Mar-28  $252,074.12
4712339    COLUMBIA               MO   65203     SFD      7.500       6.750     $2,657.02       360      1-Apr-28  $379,717.98
4712354    CRANBURY               NJ   08512     SFD      7.125       6.750     $1,953.78       360      1-Apr-28  $289,768.10
4712393    WAYLAND                MA   01778     SFD      7.500       6.750     $1,992.77       360      1-May-28  $285,000.00
4712465    ROLLING HILLS ESTATES  CA   90274     SFD      7.625       6.750     $2,647.15       360      1-Apr-28  $373,729.31
4712468    CAMPBELL               CA   94043     PUD      7.625       6.750     $1,755.33       360      1-May-28  $248,000.00
4712487    LEEDS                  MA   01053     SFD      7.625       6.750     $2,314.49       360      1-Apr-28  $326,763.32
4712552    MIDLOTHIAN             VA   23112     SFD      7.375       6.750     $1,657.63       360      1-Apr-28  $239,817.37
4712677    MUKILTEO               WA   98275     SFD      7.250       6.750     $2,302.34       360      1-Apr-28  $337,236.72
4712904    MORRISTOWN             NJ   07960     SFD      7.875       6.750     $3,643.48       360      1-Apr-28  $502,154.18
4712932    BIGFORK                MT   59911     SFD      7.375       6.750     $4,489.39       360      1-Apr-28  $647,603.46
4712935    MACON                  GA   31220     SFD      7.750       6.750      $561.67        360      1-Feb-28   $78,232.93
4713323    MANHATTAN BEACH        CA   90266     SFD      7.750       6.750     $4,457.52       360      1-Apr-28  $621,760.85
4713373    WAYLAND                MA   01778     SFD      7.625       6.750     $1,776.57       360      1-Apr-28  $250,818.33
4713402    POWAY                  CA   92064     SFD      7.875       6.750     $1,722.77       360      1-Sep-27  $236,261.39
4713486    HO-HO-KUS              NJ   07423     SFD      7.875       6.750     $1,801.99       300      1-Apr-23  $235,746.76
4713597    DANVILLE               CA   94506     SFD      7.500       6.750     $2,240.99       360      1-Apr-28  $320,262.14
4713738    TARZANA                CA   91356     SFD      7.750       6.750     $2,837.71       360      1-Mar-28  $395,539.07
4713810    ROLLINS                MT   59931     SFD      7.500       6.750     $1,783.70       360      1-Apr-28  $254,294.38
4713899    WAUKESHA               WI   53188     SFD      7.875       6.750     $1,841.68       360      1-Apr-28  $253,825.20
4713942    PLYMOUTH               MN   55446     SFD      7.375       6.750     $1,920.08       360      1-Apr-28  $277,788.46
4714166    BROOKLYN               NY   11235     SFD      7.625       6.750     $2,208.32       360      1-May-28  $312,000.00
4714186    WAYNE                  NJ   07470     SFD      7.250       6.750     $1,705.10       360      1-Apr-28  $249,755.01
4714198    DEERFIELD              IL   60015     SFD      7.750       6.750     $1,604.77       360      1-Dec-27  $223,199.20
4714233    WEST LINN              OR   97068     SFD      7.500       6.750     $1,541.77       360      1-Nov-27  $219,420.84
4714236    WASHINGTON             DC   20009     SFD      7.000       6.733     $2,687.82       360      1-Apr-28  $403,668.85
4714294    DAYTON                 MN   55327     SFD      7.375       6.750     $1,657.62       360      1-Apr-28  $239,817.38
4714335    SPEONK                 NY   11972     SFD      7.500       6.750      $867.03        360      1-Apr-28  $123,907.97
4714415    LONG GROVE             IL   60047     SFD      7.875       6.750     $2,624.76       360      1-Sep-27  $359,812.31
4714489    SIMI VALLEY            CA   93065     SFD      7.625       6.750      $714.88        360      1-Apr-28  $100,926.89
4714529    ELLICOTT CITY          MD   21042     SFD      7.625       6.750     $2,725.01       360      1-Apr-28  $384,721.35
4714684    SALEM                  OR   97301     SFD      7.500       6.750     $1,762.03       360      1-Apr-28  $251,812.97
4714696    AUSTIN                 TX   78746     SFD      7.875       6.750     $1,993.95       360      1-Oct-27  $273,648.79
4714856    WILTON                 CT   06897     SFD      7.375       6.750     $2,244.70       360      1-Apr-28  $324,752.70
4714871    CUPERTINO              CA   95014     SFD      7.500       6.750     $2,768.89       360      1-Apr-28  $395,706.11
4715151    GERMANTOWN             TN   38139     SFD      7.500       6.750     $1,685.11       360      1-Mar-28  $240,641.16
4715182    LEBANON BOROUGH        NJ   08833     SFD      7.125       6.750     $1,751.67       360      1-Apr-28  $259,792.08
4715192    DETROIT                MI   48203     SFD      7.750       6.750     $2,409.50       300      1-Apr-23  $318,650.71
4715218    LOS ANGELES            CA   90049     SFD      7.750       6.750     $4,262.66       360      1-Apr-28  $594,580.05
4715516    FAIRFAX STATION        VA   22039     SFD      7.375       6.750     $1,864.83       360      1-Apr-28  $269,794.54
4715729    CHINO HILLS            CA   91709     PUD      7.375       6.750     $2,762.71       360      1-Apr-28  $399,695.62
4715737    PORT WASHINGTON        NY   11050     SFD      7.625       6.750     $3,008.13       360      1-May-28  $425,000.00
4715778    LONG BEACH             CA   90803     SFD      7.375       6.750     $1,768.13       360      1-May-28  $256,000.00
4715812    EAST HAMPTON           NY   11937     SFD      7.625       6.750     $2,760.40       360      1-May-28  $390,000.00
4715878    SIERRA MADRE           CA   91024     SFD      7.250       6.750     $1,739.55       360      1-May-28  $255,000.00
4716060    ATLANTA                GA   30327     SFD      7.125       6.750     $2,910.47       360      1-Apr-28  $431,654.53
4716216    SCITUATE               MA   02066     SFD      7.125       6.750     $1,980.73       360      1-Apr-28  $293,764.90
4716282    HUNTINGTON BEACH       CA   92649     SFD      7.500       6.750     $4,251.22       360      1-Mar-28  $607,094.74
4716366    JEFFERSON              LA   70121     SFD      7.625       6.750      $934.29        360      1-Apr-28  $131,904.46
4716566    SEATTLE                WA   98109     SFD      7.250       6.750     $1,637.22       360      1-Mar-28  $239,624.43
4716792    WARREN                 NJ   07059     SFD      7.250       6.750     $2,046.53       360      1-May-28  $300,000.00
4716820    MONTGOMERY TOWNSHIP    NJ   08502     SFD      7.875       6.750     $1,974.36       360      1-Apr-28  $272,112.61
4717127    SANTA BARBARA          CA   93111     SFD      7.750       6.750     $2,005.96       360      1-May-28  $280,000.00
4717166    NORTH ANDOVER          MA   01845     SFD      7.000       6.733     $1,995.91       360      1-Apr-28  $299,754.09
4717274    SILVER SPRING          MD   20902     THS      8.125       6.750     $1,446.02       360      1-Mar-28  $194,494.34
4717297    FAIRFIELD              CT   06430     SFD      7.625       6.750     $1,681.72       360      1-Apr-28  $237,428.03
4717314    CENTEREACH             NY   11720     SFD      8.000       6.750      $587.02        360      1-May-28   $80,000.00
4717421    NEWARK                 MD   21841     SFD      7.750       6.750     $2,579.09       360      1-May-28  $360,000.00
4717434    ALPHARETTA             GA   30022     SFD      8.000       6.750     $6,970.76       360      1-Apr-28  $949,362.58
4717485    PEORIA                 IL   61615     SFD      7.500       6.750     $2,740.93       360      1-Apr-28  $391,709.07
4717529    NORTH HILLS            NY   11576     PUD      7.625       6.750     $3,185.07       360      1-Apr-28  $449,674.31
4717624    KENT                   CT   06757     SFD      7.000       6.733     $2,375.13       360      1-May-28  $357,000.00
4717734    CLIFTON                VA   20124     SFD      8.125       6.750     $2,561.62       360      1-Sep-27  $335,000.06
4717750    NORWELL                MA   02061     SFD      7.000       6.733     $2,345.19       360      1-Apr-28  $352,211.06
4717817    PALATINE               IL   60067     SFD      8.000       6.750     $2,142.60       360      1-Dec-27  $291,007.19
4717842    PRINCETON JUNCTION     NJ   08550     SFD      7.500       6.750     $2,002.56       360      1-Apr-28  $286,187.44
4717993    LUTZ                   FL   33549     SFD      7.875       6.750     $3,879.12       360      1-Mar-28  $534,261.22
4718131    FREDERICK              MD   21703     SFD      7.500       6.750     $1,950.94       300      1-May-23  $264,000.00
4718204    MT AIRY                MD   21771     SFD      7.500       6.750     $1,692.10       360      1-Apr-28  $241,820.40
4718345    ESCONDIDO              CA   92029     SFD      8.000       6.750     $2,450.78       360      1-Jan-28  $333,094.55
4718378    SIMI VALLEY            CA   93065     SFD      7.625       6.750     $2,059.68       360      1-Dec-27  $289,828.49
4718440    DARIEN                 CT   06820     SFD      7.500       6.750     $2,097.64       360      1-Mar-28  $299,553.33
4718453    OLNEY                  MD   20832     SFD      7.625       6.750     $1,656.24       360      1-Dec-27  $233,142.35
4718481    AKRON                  OH   44303     SFD      7.375       6.750     $1,889.69       360      1-Apr-28  $273,391.81
4718490    WESTON                 CT   06883     SFD      7.500       6.750     $2,712.96       360      1-Mar-28  $387,422.28
4718506    EATONVILLE             WA   98328     SFD      7.375       6.750     $1,830.29       360      1-Apr-28  $264,798.36
4718526    RALEIGH                NC   27615     SFD      7.375       6.750     $1,678.00       360      1-May-28  $242,950.00
4718568    GREENWOOD              IN   46143     SFD      7.375       6.750     $2,005.03       360      1-Apr-28  $290,079.11
4718609    COTO DE CAZA           CA   92769     SFD      8.250       6.750     $2,187.69       360      1-Nov-27  $290,066.54
4718610    MILL VALLEY            CA   94941     SFD      7.375       6.750     $3,798.72       360      1-May-28  $550,000.00
4718627    SUFFIELD               CT   06078     SFD      7.375       6.750     $2,928.46       360      1-May-28  $424,000.00
4718773    KEARNEY                MO   64060     SFD      7.000       6.733     $2,195.50       360      1-May-28  $330,000.00
4718776    MITCHELLVILLE          MD   20716     SFD      6.750       6.483     $2,608.05       240      1-Apr-18  $342,015.72
4719013    KENSINGTON             MD   20895     SFD      7.500       6.750     $2,293.42       360      1-Apr-28  $327,756.58
4719020    PRINCETON              NJ   08540     SFD      7.500       6.750     $3,356.23       360      1-Apr-28  $479,643.77
4719085    HARRISBURG             PA   17112     SFD      7.125       6.750     $2,115.48       360      1-Nov-27  $311,044.48
4719095    MISSION VIEJO          CA   92691     SFD      7.875       6.750     $1,696.67       360      1-Dec-27  $233,184.14
4719135    WALNUT CREEK           CA   94598     SFD      7.500       6.750     $1,922.84       360      1-Apr-28  $274,795.91
4719228    SOUTHAMPTON            NY   11968     SFD      7.875       6.750     $1,812.68       360      1-May-28  $250,000.00
4719364    JOPLIN                 MO   64804     SFD      7.375       6.750     $1,753.62       360      1-Apr-28  $253,706.81
4719384    TORRANCE               CA   90505     SFD      8.000       6.750     $2,001.71       360      1-Mar-28  $272,432.70
4719422    MEQUON                 WI   53092     SFD      7.875       6.750     $1,870.68       360      1-Mar-28  $257,443.07
4719424    AGOURA HILLS           CA   91301     PUD      7.750       6.750     $4,585.04       360      1-Apr-28  $639,548.29
4719470    BOYNTON BEACH          FL   33436     SFD      7.750       6.750     $1,755.21       360      1-Nov-27  $242,707.66
4719591    AUSTIN                 TX   78738     SFD      7.250       6.750     $1,923.74       360      1-Mar-28  $281,558.69
4719740    KANSAS CITY            MO   64151     SFD      7.125       6.750     $2,930.68       360      1-Feb-28  $433,950.19
4719798    ATLANTA                GA   30309     HCO      6.875       6.608     $1,589.12       360      1-Apr-28  $241,696.77
4719856    AURORA                 CO   80015     PUD      7.250       6.750     $1,587.77       360      1-Apr-28  $232,568.43
4719880    NEW YORK               NY   10012     HCO      7.625       6.750     $2,399.43       360      1-Apr-28  $338,754.63
4720212    CHARLESTON             SC   29410     SFD      7.000       6.733     $1,729.79       360      1-Apr-28  $258,661.54
4720230    WASHINGTON             DC   20015     SFD      7.750       6.750     $1,791.03       360      1-Mar-28  $249,645.97
4720309    SUMMIT                 NJ   07901     SFD      7.375       6.750     $1,630.00       360      1-Apr-28  $235,820.42
4720381    PRINCETON              NJ   08540     SFD      7.500       6.750     $2,202.53       360      1-Apr-28  $314,766.22
4720452    NEW YORK               NY   10016     HCO      7.125       6.750     $2,114.13       360      1-May-28  $313,800.00
4720457    WAYNE                  NJ   07470     SFD      7.875       6.750     $1,848.93       360      1-May-28  $255,000.00
4720524    TEWKSBURY              NJ   07830     SFD      7.000       6.733     $1,756.40       360      1-May-28  $264,000.00
4720565    WHITESTONE             NY   11357     MF2      7.375       6.750     $2,210.17       360      1-Apr-28  $319,756.50
4720571    BETHESDA               MD   20816     SFD      7.500       6.750     $2,517.18       360      1-May-28  $360,000.00
4720573    DANVILLE               CA   94506     SFD      7.250       6.750     $1,869.17       360      1-Apr-28  $273,786.25
4720576    WICHITA                KS   67230     SFD      7.000       6.733     $3,120.27       360      1-Apr-28  $468,615.56
4720588    SAN JOSE               CA   95128     LCO      7.500       6.750      $699.22        360      1-Nov-27   $99,547.67
4720641    CHULA VISTA            CA   91910     SFD      7.500       6.750      $864.93        360      1-Jan-28  $123,329.33
4720691    MERCER ISLAND          WA   98040     SFD      7.250       6.750     $1,650.19       360      1-Apr-28  $241,711.29
4720778    NEW CANAAN             CT   06840     SFD      7.625       6.750     $2,468.08       360      1-Apr-28  $348,447.62
4720808    SARATOGA               CA   95070     SFD      8.125       6.750     $1,900.79       360      1-Jan-28  $255,322.63
4720817    LOS ALTOS              CA   94024     SFD      7.875       6.750     $3,295.44       360      1-Jan-28  $453,236.51
4720887    MONTCLAIR              NJ   07042     SFD      7.750       6.750     $2,256.70       360      1-Apr-28  $314,777.67
4720992    NORTH BABYLON          NY   11703     SFD      7.375       6.750      $621.61        360      1-May-28   $90,000.00
4721040    SAN FRANCISCO          CA   94116     SFD      7.375       6.750     $2,023.68       360      1-Apr-28  $292,777.05
4721242    BROOKLYN               NY   11236     MF2      8.000       6.750      $852.64        360      1-Nov-27  $114,820.27
4721259    BURBANK                CA   91505     SFD      7.750       6.750      $673.43        360      1-Dec-27   $93,663.56
4721272    WALNUT                 CA   91789     SFD      7.500       6.750     $1,982.28       360      1-Apr-28  $283,289.60
4721318    SANTA ROSA             CA   95403     SFD      7.800       6.750     $1,029.42       360      1-Nov-27  $142,390.66
4721427    SALINAS                CA   93907     SFD      8.000       6.750     $1,094.78       360      1-Nov-27  $148,422.60
4721498    NEW YORK               NY   10021     COP      7.750       6.750     $2,579.09       360      1-May-28  $360,000.00
4721716    UPLAND                 CA   91784     SFD      7.400       6.750      $999.11        360      1-Dec-27  $143,746.93
4721805    SALT LAKE CITY         UT   84121     SFD      7.625       6.750     $2,204.78       360      1-Apr-28  $311,274.54
4721853    SAN DIEGO              CA   92131     SFD      7.450       6.750      $834.96        360      1-Jan-28  $119,636.79
4721872    NORTH MERRICK          NY   11566     SFD      7.750       6.750      $659.10        360      1-Apr-28   $91,935.07
4721938    AVENTURA               FL   33180     LCO      7.650       6.750      $429.26        360      1-Nov-27   $60,234.27
4722046    LAGUNA HILLS           CA   92653     SFD      7.750       6.750     $1,877.01       360      1-Apr-28  $261,815.07
4722056    KIRKLAND               WA   98033     SFD      7.625       6.750     $2,286.18       360      1-May-28  $323,000.00
4722111    ATLANTA                GA   30342     SFD      7.375       6.750     $6,768.62       360      1-May-28  $980,000.00
4722400    ATASCADERO             CA   93422     SFD      7.625       6.750     $2,123.38       360      1-Apr-28  $299,782.87
4722505    CHERRY HILL            NJ   08003     SFD      8.375       6.750     $2,284.78       360      1-Sep-27  $296,945.23
4722579    LAWTON                 OK   73505     SFD      7.375       6.750     $1,978.09       360      1-Apr-28  $286,182.08
4722624    ST. LOUIS PARK         MN   55416     SFD      7.375       6.750     $1,740.51       360      1-Mar-28  $251,615.30
4722631    WALESKA                GA   30183     SFD      7.375       6.750     $1,830.29       360      1-Mar-28  $264,595.47
4722763    CARMEL                 CA   93923     SFD      7.250       6.750     $2,188.42       360      1-Feb-28  $320,044.69
4722784    CLARKSVILLE            MD   21029     SFD      7.125       6.750     $1,637.14       360      1-Apr-28  $242,805.67
4722785    CASTRO VALLEY          CA   94546     SFD      7.000       6.733     $2,102.36       360      1-Mar-28  $315,480.43
4722836    CALABASAS              CA   91302     SFD      7.500       6.750     $2,345.87       360      1-May-28  $335,500.00
4723021    BERNARDSVILLE          NJ   07924     SFD      7.625       6.750     $5,995.01       360      1-May-28  $847,000.00
4723041    ALBUQUERQUE            NM   87114     SFD      7.250       6.750     $2,182.97       360      1-Apr-28  $319,550.36
4723046    DIX HILLS              NY   11746     SFD      7.250       6.750     $2,586.14       360      1-May-28  $379,100.00
4723171    WARREN                 NJ   07059     SFD      7.375       6.750     $2,762.71       360      1-May-28  $400,000.00
4723183    AWENDAW                SC   29429     SFD      7.375       6.750     $2,044.40       360      1-Apr-28  $295,774.77
4723196    SULLIVANS ISLAND       SC   29482     SFD      7.750       6.750     $1,848.35       360      1-Apr-28  $257,817.90
4723280    SAN DIEGO              CA   92130     LCO      7.125       6.750     $1,852.39       360      1-Mar-28  $274,508.94
4723290    SEATTLE                WA   98112     SFD      7.375       6.750     $2,382.83       360      1-Apr-28  $344,737.49
4723291    DIXON                  CA   95620     SFD      7.250       6.750     $1,625.29       360      1-Apr-28  $238,064.14
4723364    SELDEN                 NY   11784     SFD      7.375       6.750     $1,160.34       360      1-May-28  $168,000.00
4723378    BELLEVILLE             IL   62221     SFD      7.750       6.750     $2,349.83       360      1-Apr-28  $327,768.51
4723379    NEW YORK               NY   10028     COP      7.625       6.750      $982.07        360      1-Apr-28  $138,649.57
4723402    LONG VALLEY            NJ   07853     SFD      7.875       6.750     $2,457.99       360      1-Apr-28  $338,766.70
4723425    PARK CITY              UT   84060     SFD      7.375       6.750     $1,871.73       360      1-Apr-28  $270,793.79
4723502    MARIETTA               GA   30062     SFD      7.500       6.750     $1,712.38       360      1-Mar-28  $244,535.35
4723558    PLAINVIEW              NY   11803     SFD      7.625       6.750      $849.36        360      1-Apr-28  $119,913.14
4723559    FRISCO                 TX   75034     SFD      7.500       6.750     $1,759.23       360      1-Mar-28  $251,034.60
4723569    MISSION VIEJO          CA   92692     SFD      7.750       6.750     $1,923.57       360      1-Apr-28  $268,310.49
4723574    PHOENIX                AZ   85028     SFD      7.500       6.750     $1,748.04       360      1-Apr-28  $249,814.46
4723614    NEWPORT BEACH          CA   92660     PUD      7.375       6.750     $2,179.09       360      1-May-28  $315,500.00
4723713    HIGHLAND PARK          TX   75205     SFD      7.250       6.750     $2,046.87       360      1-Mar-28  $299,580.45
4723721    CALABASAS              CA   91302     SFD      7.750       6.750     $2,790.43       360      1-Apr-28  $389,225.09
4723725    HUNTINGTON BEACH       CA   92648     SFD      7.625       6.750     $4,232.26       360      1-Mar-28  $596,779.78
4723772    MARSHALL               VA   20115     SFD      7.000       6.733     $1,756.40       360      1-Apr-28  $263,783.60
4723855    GAITHERSBURG           MD   20878     SFD      7.000       6.733     $3,086.34       360      1-May-28  $463,900.00
4723878    KEY COLONY BEACH       FL   33051     SFD      7.875       6.750      $924.47        360      1-May-28  $127,500.00
4723929    PLEASANTVILLE          NY   10570     SFD      7.500       6.750     $3,579.98       360      1-May-28  $512,000.00
4723977    ANN ARBOR              MI   48104     SFD      7.250       6.750     $1,879.40       360      1-May-28  $275,500.00
4723981    AGOURA HILLS           CA   91301     SFD      7.375       6.750     $2,072.03       360      1-Apr-28  $299,771.72
4724087    DALY CITY              CA   94015     SFD      7.625       6.750     $1,879.19       360      1-Feb-28  $264,919.86
4724352    LOS ANGELES            CA   90019     SFD      8.125       6.750     $2,080.15       360      1-Apr-28  $279,971.73
4724353    PARADISE VALLEY        AZ   85253     SFD      7.375       6.750     $2,035.42       360      1-Apr-28  $294,475.76
4724363    OXNARD                 CA   93035     SFD      7.500       6.750     $2,342.37       360      1-Apr-28  $334,751.38
4724482    SCARSDALE              NY   10583     SFD      7.500       6.750     $2,265.46       360      1-May-28  $324,000.00
4724573    GILLETTE               WY   82716     SFD      7.375       6.750     $1,709.43       360      1-Apr-28  $247,311.66
4724603    SAN JOSE               CA   95120     THS      7.000       6.733     $1,995.91       360      1-Apr-28  $299,754.09
4724762    CARDIFF                CA   92007     SFD      7.500       6.750     $2,209.52       360      1-Apr-28  $315,765.48
4724821    HOUMA                  LA   70360     SFD      7.875       6.750      $461.15        360      1-Apr-28   $63,556.23
4724828    DALLAS                 TX   75214     SFD      7.750       6.750     $2,521.78       360      1-Mar-28  $351,501.50
4724841    PLYMOUTH               MN   55442     LCO      8.000       6.750      $135.01        360      1-Mar-28   $18,375.23
4724854    WEST ORANGE            NJ   07052     SFD      7.500       6.750     $2,657.02       360      1-Apr-28  $379,717.98
4724867    NEW CANAAN             CT   06840     SFD      7.375       6.750     $4,144.06       360      1-May-28  $600,000.00
4724882    WEST CHESTER           PA   19382     SFD      7.500       6.750     $2,237.49       360      1-Apr-28  $319,762.51
4724891    MIDDLETOWN             OH   45042     SFD      7.500       6.750     $2,209.52       360      1-Apr-28  $315,765.48
4724924    LA JOLLA               CA   92037     SFD      7.000       6.733     $3,326.52       360      1-May-28  $500,000.00
4724964    LA CANADA-FLINTRIDGE   CA   91011     SFD      7.125       6.750     $2,344.55       360      1-Mar-28  $347,441.75
4725013    MURPHYS                CA   95247     SFD      7.625       6.750     $2,831.18       360      1-Apr-28  $399,710.49
4725120    SOUTH ORANGE           NJ   07079     SFD      6.875       6.608     $1,965.86       360      1-May-28  $299,250.00
4725216    LAGUNA NIGUEL          CA   92677     SFD      7.125       6.750     $1,993.54       360      1-May-28  $295,900.00
4725294    EAST HAMPTON           NY   11937     SFD      7.500       6.750     $1,824.95       360      1-Apr-28  $260,806.30
4725318    MILLERSVILLE           MD   21108     SFD      8.250       6.750     $2,150.13       360      1-Feb-28  $285,648.72
4725331    ALEXANDRIA             VA   22315     SFD      8.375       6.750     $1,956.43       360      1-Dec-27  $256,588.78
4725478    YORKTOWN HEIGHTS       NY   10598     SFD      7.750       6.750     $1,195.52       360      1-Apr-28  $166,757.21
4725497    LINCOLN                MA   01773     SFD      7.375       6.750     $2,358.00       240      1-May-18  $295,500.00
4725530    VILLANOVA              PA   19085     SFD      7.500       6.750     $2,533.96       360      1-May-28  $362,400.00
4725711    CLIFTON                VA   20124     SFD      7.500       6.750     $1,811.67       360      1-Apr-28  $258,907.71
4725765    TULSA                  OK   74137     SFD      7.500       6.750     $2,768.89       360      1-Apr-28  $395,706.11
4725886    GAITHERSBURG           MD   20878     SFD      8.000       6.750     $1,761.04       360      1-Aug-27  $238,511.39
4725890    CUPERTINO              CA   95014     SFD      7.500       6.750     $3,328.27       360      1-Apr-28  $475,646.73
4725900    BONITA                 CA   91902     SFD      7.750       6.750     $2,779.68       360      1-Feb-28  $387,173.14
4725949    RIDGEWOOD              NJ   07450     SFD      7.500       6.750     $2,097.65       360      1-May-28  $300,000.00
4725999    SALT LAKE CITY         UT   84121     SFD      7.750       6.750     $1,755.21       360      1-Apr-28  $244,827.08
4726084    HOLLISTER              CA   95023     SFD      8.000       6.750     $1,799.19       360      1-Feb-28  $244,702.32
4726094    SANTA CRUZ             CA   95062     SFD      7.750       6.750     $2,149.24       360      1-Feb-28  $299,360.35
4726166    SAN JOSE               CA   95136     SFD      8.125       6.750     $2,484.40       360      1-Jan-28  $333,676.25
4726173    OXFORD                 GA   30054     SFD      7.500       6.750     $1,767.96       360      1-Mar-28  $252,473.53
4726297    LOS ANGELES            CA   90027     SFD      7.250       6.750     $2,285.29       360      1-Apr-28  $334,738.67
4726346    ATLANTA                GA   30306     SFD      7.750       6.750     $1,490.14       360      1-Mar-28  $207,705.44
4726352    GIG HARBOR             WA   98335     SFD      7.250       6.750     $2,046.53       360      1-Mar-28  $299,530.53
4726528    NORTHRIDGE             CA   91326     SFD      7.750       6.750     $1,805.36       360      1-Apr-28  $251,822.14
4726612    WEST WINDSOR TWP       NJ   08512     SFD      7.625       6.750     $2,335.72       360      1-May-28  $330,000.00
4726631    PLYMOUTH               MN   55447     SFD      7.750       6.750     $1,934.31       360      1-Apr-28  $269,809.44
4726770    COLUMBIA               MD   21044     SFD      7.375       6.750     $1,657.63       360      1-Apr-28  $239,817.37
4726789    SAN FRANCISCO          CA   94114     LCO      7.250       6.750     $2,217.08       360      1-Apr-28  $324,746.46
4726804    GARDEN CITY            NY   11530     SFD      7.250       6.750     $3,318.11       360      1-Apr-28  $486,020.56
4726968    VALENCIA               CA   91354     SFD      7.625       6.750     $2,182.84       360      1-Apr-28  $308,176.79
4727064    VIRGINIA BEACH         VA   23454     SFD      7.750       6.750     $1,627.34       360      1-Apr-28  $226,989.68
4727089    ANAHEIM                CA   92808     SFD      7.875       6.750     $1,345.73       360      1-Mar-28  $185,343.70
4727100    MANHATTAN BEACH        CA   90266     SFD      7.625       6.750     $3,362.02       360      1-Apr-28  $474,656.21
4727147    SCOTTSDALE             AZ   85258     SFD      7.250       6.750     $2,182.97       360      1-Apr-28  $319,750.36
4727156    GLENWOOD SPRINGS       CO   81601     SFD      7.375       6.750     $2,113.47       360      1-Apr-28  $305,767.15
4727172    SANDIA PARK            NM   87047     SFD      7.250       6.750     $1,838.47       360      1-Apr-28  $269,289.76
4727173    LAGUNA BEACH           CA   92651     SFD      7.875       6.750     $4,517.18       360      1-Feb-28  $621,705.30
4727192    NEW ORLEANS            LA   70130     SFD      6.750       6.483     $1,751.21       360      1-Apr-28  $269,767.54
4727225    PLANTATION             FL   33325     SFD      7.125       6.750     $2,863.30       360      1-Apr-28  $424,660.14
4727295    SAN JOSE               CA   95120     SFD      7.250       6.750     $2,524.06       360      1-Apr-28  $369,711.36
4727449    ESSEX                  MA   01929     SFD      7.375       6.750     $2,583.48       360      1-May-28  $374,050.00
4727527    FRESNO                 CA   93711     SFD      7.500       6.750     $2,852.80       360      1-May-28  $408,000.00
4727534    SAN JUAN CAPISTRANO    CA   92675     SFD      7.250       6.750     $4,945.78       360      1-Apr-28  $724,434.43
4727581    HIGHLANDS              NC   28741     SFD      8.000       6.750     $3,529.41       360      1-Jan-28  $479,696.07
4727583    ST LOUIS               MO   63141     SFD      7.375       6.750     $2,080.35       360      1-Mar-28  $300,245.20
4727669    RANCHO PALOS VERDES    CA   90275     SFD      7.875       6.750     $2,407.24       360      1-Apr-28  $331,771.51
4727716    EDINA                  MN   55410     SFD      7.250       6.750     $1,783.21       360      1-May-28  $261,400.00
4727727    ATLANTA                GA   30327     SFD      7.250       6.750     $1,877.35       360      1-Apr-28  $274,985.32
4727844    BALTIMORE              MD   21128     SFD      7.625       6.750     $2,123.39       360      1-Apr-28  $299,782.86
4727874    GEORGETOWN             SC   29440     SFD      7.500       6.750     $2,671.00       360      1-Apr-28  $381,716.50
4728003    DOUGLASTON             NY   11362     SFD      7.375       6.750     $2,072.03       360      1-May-28  $300,000.00
4728288    PLANO                  TX   75074     SFD      7.625       6.750      $461.49        360      1-Mar-28   $65,105.30
4728412    FARMINGTON             CT   06032     SFD      7.750       6.750     $1,776.71       360      1-Apr-28  $247,824.96
4728501    ROCKVILLE              MD   20853     SFD      7.500       6.750      $660.76        360      1-Mar-28   $94,359.30
4728546    GERMANTOWN             TN   38139     SFD      7.500       6.750     $2,548.64       360      1-Apr-28  $364,229.49
4728667    CHANTILLY              VA   20151     SFD      7.250       6.750     $1,453.04       360      1-Apr-28  $212,833.84
4728676    COMMERCE TOWNSHIP      MI   48382     SFD      7.375       6.750     $1,768.13       360      1-Apr-28  $255,805.20
4728698    CINCINNATI             OH   45243     SFD      7.500       6.750     $4,332.33       360      1-Apr-28  $619,140.17
4728704    ISLIP                  NY   11751     SFD      7.750       6.750     $3,358.19       360      1-Apr-28  $468,419.15
4728811    LITTLE FALLS           NJ   07424     SFD      7.875       6.750     $1,081.81       360      1-Apr-28  $149,097.32
4728910    DANVILLE               CA   94526     SFD      8.000       6.750     $1,790.39       360      1-Apr-28  $243,836.28
4728932    CROTON ON HUDSON       NY   10520     SFD      7.250       6.750     $1,773.66       360      1-May-28  $260,000.00
4728945    OCEAN CITY             MD   21842     HCO      8.000       6.750      $591.42        360      1-Apr-28   $80,545.91
4728947    LOS ANGELES            CA   90035     SFD      6.875       6.608     $2,141.59       360      1-Apr-28  $325,726.12
4729073    SILVER SPRING          MD   20905     SFD      7.500       6.750     $2,309.51       360      1-Apr-28  $330,054.87
4729191    FREMONT                CA   94539     SFD      7.500       6.750     $2,524.17       360      1-Apr-28  $360,732.08
4729503    CHICAGO                IL   60610     HCO      7.625       6.750     $1,700.13       360      1-Apr-28  $240,026.14
4729545    PENSACOLA              FL   32507     SFD      7.500       6.750     $2,167.56       360      1-Apr-28  $309,769.94
4729633    BETHANY BEACH          DE   19930     SFD      7.750       6.750     $2,314.02       360      1-May-28  $323,000.00
4729655    NANUET                 NY   10954     SFD      7.875       6.750     $1,798.17       360      1-Mar-28  $247,657.54
4729692    RIVERSIDE              CA   92506     SFD      7.500       6.750     $2,908.74       360      1-Apr-28  $415,691.26
4729719    SAN FRANCISCO          CA   94114     LCO      7.750       6.750     $1,805.36       360      1-Apr-28  $251,822.14
4729727    MILPITAS               CA   95035     SFD      7.750       6.750     $1,908.52       360      1-Feb-28  $265,329.06
4729736    WESTFIELD              IN   46074     SFD      7.875       6.750     $1,914.19       360      1-Apr-28  $263,818.31
4729749    BRIARCLIFF MANOR       NY   10510     LCO      7.250       6.750     $2,005.60       360      1-Apr-28  $293,770.65
4729799    CRANBURY               NJ   08512     SFD      7.500       6.750     $2,349.37       360      1-Apr-28  $335,750.63
4729889    MERRICK                NY   11566     SFD      7.750       6.750     $1,719.39       360      1-Apr-28  $239,830.61
4729945    NORTH DUNEDIN          FL   34698     SFD      7.850       6.750      $260.41        360      1-Nov-27   $35,848.08
4729959    BROOKLYN               NY   11229     SFD      7.950       6.750     $1,177.22       360      1-Dec-27  $160,646.38
4729996    DELTONA                FL   32725     SFD      7.550       6.750      $349.92        360      1-Dec-27   $49,614.71
4730033    ENGLEWOOD              FL   34223     LCO      7.750       6.750      $354.63        360      1-Dec-27   $49,323.02
4730068    COCONUT CREEK          FL   33073     SFD      7.900       6.750      $946.31        360      1-Dec-27  $129,748.29
4730076    ALEXANDRIA             VA   22314     PUD      7.500       6.750     $2,307.41       360      1-Mar-28  $329,508.65
4730086    DALLAS                 TX   75234     SFD      7.750       6.750      $429.85        360      1-Dec-27   $59,785.51
4730101    LAWRENCE               KS   66047     SFD      7.000       6.733     $4,323.80       360      1-Apr-28  $649,367.28
4730108    BROOKLYN               NY   11219     SFD      7.700       6.750      $936.12        360      1-Dec-27  $130,808.98
4730128    WILDOMAR               CA   92595     SFD      7.900       6.750      $308.90        360      1-Nov-27   $42,272.45
4730157    CHAPPAQUA              NY   10514     SFD      7.250       6.750     $2,414.90       360      1-Apr-28  $353,723.84
4730159    THORNWOOD              NY   10594     SFD      7.000       6.733     $2,395.09       360      1-Apr-28  $359,704.91
4730174    BARDONIA               NY   10954     SFD      7.750       6.750     $1,090.38       360      1-Jan-28  $151,766.13
4730179    MASTIC BEACH           NY   11951     SFD      7.850       6.750      $217.01        360      1-Dec-27   $29,894.83
4730209    YONKERS                NY   10705     SFD      7.600       6.750     $1,515.24       360      1-Jan-28  $213,969.62
4730241    LOUISVILLE             KY   40205     SFD      7.375       6.750     $4,005.92       360      1-Apr-28  $579,558.67
4730242    ISSAQUAH               WA   98029     SFD      7.375       6.750     $2,054.07       360      1-Mar-28  $296,946.01
4730266    PORT SAINT LUCIE       FL   34952     SFD      7.500       6.750      $363.60        360      1-Jan-28   $51,837.60
4730269    HOLLYWOOD              FL   33021     SFD      7.900       6.750      $446.99        360      1-Nov-27   $61,243.12
4730322    FRESNO                 CA   93720     SFD      7.500       6.750     $1,943.82       360      1-May-28  $278,000.00
4730343    CUPERTINO              CA   95014     SFD      7.625       6.750     $2,321.57       360      1-May-28  $328,000.00
4730344    LONG BEACH             CA   90803     SFD      7.125       6.750     $1,751.67       360      1-Apr-28  $259,792.08
4730460    HOLLYWOOD              FL   33021     SFD      7.750       6.750      $895.52        360      1-Dec-27  $124,350.24
4730524    LOS ANGELES            CA   90068     SFD      7.500       6.750     $2,992.64       360      1-Apr-28  $427,682.36
4730527    SEMINOLE               FL   33772     SFD      7.900       6.750      $364.86        360      1-Nov-27   $49,989.96
4730585    PHOENIX                AZ   85018     SFD      7.625       6.750     $2,264.94       360      1-Mar-28  $319,535.32
4730635    NANUET                 NY   10954     SFD      8.000       6.750     $2,112.51       360      1-Apr-28  $287,706.82
4730718    HUNTINGTON BEACH       CA   92648     SFD      7.625       6.750     $1,832.12       360      1-Jan-28  $258,093.45
4730963    WYCKOFF                NJ   07481     SFD      7.375       6.750     $1,892.45       360      1-Apr-28  $273,791.51
4731068    COLUMBIA               MD   21044     SFD      7.500       6.750     $1,767.27       360      1-Apr-28  $252,562.42
4731074    MEADOWBROOK            PA   19046     SFD      6.875       6.608     $2,522.61       360      1-Apr-28  $383,677.39
4731132    FRISCO                 TX   75035     SFD      7.350       6.750      $792.32        360      1-Jan-28  $114,611.91
4731226    TARZANA                CA   91356     SFD      7.375       6.750     $4,869.26       360      1-Apr-28  $704,463.55
4731242    PLANO                  TX   75093     SFD      7.750       6.750      $573.13        360      1-Jan-28   $79,771.96
4731288    NOVATO                 CA   94947     SFD      7.625       6.750     $4,331.70       360      1-Apr-28  $611,557.05
4731395    SAN FRANCISCO          CA   94116     SFD      7.875       6.750     $1,667.66       360      1-Apr-28  $229,841.72
4731406    SANTA ANA              CA   92705     SFD      7.375       6.750     $2,479.53       360      1-Apr-28  $358,726.82
4731427    MONTCLAIR              NJ   07042     SFD      7.250       6.750     $1,944.21       360      1-May-28  $285,000.00
4731453    REDONDO BEACH          CA   90278     LCO      7.500       6.750     $1,929.84       360      1-Apr-28  $275,795.16
4731561    NAPLES                 FL   34102     LCO      7.500       6.750      $671.25        360      1-Jan-28   $95,712.32
4731571    SILVERTON              OR   97381     SFD      8.150       6.750      $721.93        360      1-Jan-28   $96,744.87
4731583    GLADSTONE              OR   97027     SFD      7.500       6.750      $419.53        360      1-Dec-27   $59,774.55
4731600    HOLLYWOOD              FL   33019     HCO      8.200       6.750      $347.71        360      1-Dec-27   $46,348.14
4731610    MIAMI BEACH            FL   33140     SFD      7.850       6.750      $449.92        360      1-Dec-27   $61,982.03
4731613    BOYNTON BEACH          FL   33426     SFD      7.700       6.750      $253.82        360      1-Nov-27   $35,445.22
4731618    WYCKOFF                NJ   07481     SFD      7.625       6.750     $2,562.21       360      1-Apr-28  $361,738.00
4731637    PALOS VERDES PENINSULA CA   90274     SFD      7.500       6.750     $1,199.16       360      1-Jan-28  $170,986.07
4731645    COLLEYVILLE            TX   76034     SFD      7.800       6.750     $1,451.26       360      1-Nov-27  $200,740.99
4731647    WILTON MANORS          FL   33305     SFD      7.700       6.750      $178.25        360      1-Nov-27   $24,891.28
4731805    ARLINGTON              VA   22201     SFD      7.625       6.750     $1,806.29       360      1-Apr-28  $255,015.29
4731810    ROSEVILLE              MN   55113     SFD      7.250       6.750     $1,827.55       360      1-Apr-28  $267,691.01
4731820    WINDSOR                CA   95492     SFD      7.375       6.750     $1,988.80       360      1-Apr-28  $287,730.89
4731850    KIRKLAND               WA   98033     SFD      7.500       6.750     $2,497.60       360      1-Mar-28  $356,344.98
4731856    SEATAC                 WA   98198     SFD      7.500       6.750      $419.53        360      1-Mar-28   $59,910.66
4731877    ROSWELL                GA   30076     SFD      7.375       6.750     $1,961.52       360      1-Apr-28  $283,783.90
4731880    SAN JOSE               CA   95120     SFD      7.875       6.750     $2,501.49       360      1-Apr-28  $344,762.57
4731912    HERNDON                VA   20171     SFD      7.500       6.750     $1,769.02       360      1-Apr-28  $252,812.23
4731986    WANTAGH                NY   11793     SFD      7.625       6.750     $1,047.53       360      1-Apr-28  $147,892.89
4732064    NEW YORK               NY   10021     SFD      7.500       6.750     $1,076.80       360      1-May-28  $154,000.00
4732141    LAGUNA BEACH           CA   92651     SFD      7.750       6.750     $2,156.41       360      1-Apr-28  $300,787.55
4732196    LOS GATOS              CA   95032     SFD      7.875       6.750     $2,994.54       360      1-Apr-28  $412,715.77
4732242    HOLLISTER              CA   95023     SFD      7.625       6.750     $1,903.97       360      1-Mar-28  $268,609.36
4732274    DUBUQUE                IA   52003     SFD      7.500       6.750     $2,017.23       360      1-Apr-28  $288,285.90
4732492    TULSA                  OK   74114     SFD      7.625       6.750     $2,484.36       360      1-Apr-28  $350,745.95
4732669    NEWCASTLE              WA   98056     SFD      7.875       6.750     $1,827.17       360      1-Apr-28  $251,826.58
4732788    BOALBURG               PA   16827     SFD      7.750       6.750     $2,149.24       360      1-Mar-28  $299,575.15
4732866    GLEN RIDGE             NJ   07028     SFD      7.625       6.750     $1,734.10       360      1-Apr-28  $244,822.68
4732902    MYRTLE BEACH           SC   29577     LCO      7.625       6.750      $603.75        360      1-Mar-28   $85,176.13
4733025    NORTH ANDOVER          MA   01845     SFD      7.875       6.750     $2,230.32       360      1-Apr-28  $307,388.31
4733034    MERCER ISLAND          WA   98040     SFD      7.375       6.750     $3,038.97       360      1-Apr-28  $439,665.20
4733045    FLEMINGTON             NJ   08822     SFD      7.375       6.750     $1,726.69       360      1-May-28  $250,000.00
4733092    SAN JOSE               CA   95125     SFD      7.750       6.750     $1,755.21       360      1-Apr-28  $244,827.08
4733169    BASKING RIDGE          NJ   07920     SFD      7.375       6.750     $3,522.45       360      1-May-28  $510,000.00
4733219    CORNELIUS              NC   28031     SFD      7.000       6.733     $2,262.03       360      1-May-28  $340,000.00
4733250    FORT SALONGA           NY   11768     SFD      7.625       6.750     $2,597.61       360      1-Apr-28  $366,734.37
4733351    BROOKLYN               NY   11210     SFD      8.000       6.750     $2,017.86       360      1-Apr-28  $274,815.47
4733355    NAPLES                 FL   34119     LCO      7.875       6.750     $1,545.06       360      1-Apr-28  $212,943.34
4733391    BLUE POINT             NY   11715     SFD      8.125       6.750      $594.00        360      1-May-28   $80,000.00
4733423    VERNON                 NJ   07422     SFD      8.000       6.750     $1,426.44       360      1-Apr-28  $194,269.56
4733534    HIDDEN HILLS           CA   91302     SFD      7.500       6.750     $2,768.89       360      1-Apr-28  $395,706.11
4733685    RANCHO MURIETA         CA   95683     SFD      7.500       6.750      $950.23        360      1-Mar-28  $135,697.66
4733690    LYNNWOOD               WA   98037     SFD      7.375       6.750     $2,182.53       360      1-Apr-28  $315,759.55
4733803    TIBURON                CA   94920     LCO      7.500       6.750     $3,635.92       360      1-Apr-28  $519,614.08
4734024    PALO ALTO              CA   94303     SFD      7.500       6.750     $3,461.12       360      1-Apr-28  $494,632.63
4734157    YORKTOWN HEIGHTS       NY   10598     SFD      7.750       6.750     $1,733.72       360      1-Apr-28  $241,829.20
4734160    PARK RIDGE             IL   60068     SFD      7.250       6.750     $2,313.94       360      1-Apr-28  $338,935.39
4734259    KAYSVILLE              UT   84037     SFD      7.625       6.750     $1,911.04       360      1-Feb-28  $269,409.99
4734276    PARK CITY              UT   84098     SFD      7.625       6.750     $2,477.28       360      1-Mar-28  $349,468.88
4734418    MCLEAN                 VA   22101     SFD      7.750       6.750     $1,977.30       360      1-Apr-28  $275,805.20
4734445    DULUTH                 GA   30097     SFD      7.375       6.750     $2,210.16       360      1-Apr-28  $319,756.51
4734450    FLUSHING               NY   11367     SFD      8.000       6.750     $1,337.29       360      1-Apr-28  $182,127.71
4734507    PORTLAND               OR   97229     SFD      7.250       6.750     $1,814.59       360      1-Apr-28  $265,792.49
4734517    WILMINGTON             DE   19807     SFD      7.625       6.750     $1,967.67       360      1-Apr-28  $277,798.79
4734594    CAMARILLO              CA   93012     SFD      7.500       6.750     $3,244.36       360      1-Apr-28  $463,655.64
4734604    PALM BEACH             FL   33480     HCO      8.125       6.750     $1,484.99       360      1-Apr-28  $199,869.18
4734618    SOUTHAMPTON            NJ   08088     SFD      7.250       6.750     $2,026.07       360      1-May-28  $297,000.00
4734634    ALEXANDRIA             VA   22310     SFD      7.750       6.750     $1,934.32       360      1-Apr-28  $269,809.43
4734649    SIMI VALLEY            CA   93065     SFD      7.500       6.750     $2,251.48       360      1-Apr-28  $321,761.02
4734681    UNIVERSITY PARK        TX   75225     SFD      7.250       6.750     $1,713.63       360      1-Apr-28  $251,004.04
4735192    ALAMEDA                CA   94502     SFD      7.750       6.750     $1,908.53       360      1-Apr-28  $266,211.97
4735222    PEWAUKEE               WI   53072     SFD      7.500       6.750     $1,713.08       360      1-Apr-28  $244,818.17
4735237    AGOURA HILLS           CA   91301     SFD      7.625       6.750     $2,080.92       360      1-Apr-28  $293,787.21
4735238    MARION TOWNSHIP        MI   48843     SFD      7.625       6.750     $1,882.73       360      1-Apr-28  $265,807.48
4735621    PLANO                  TX   75093     SFD      7.250       6.750     $2,558.17       360      1-Apr-28  $374,707.46
4735853    SAN JOSE               CA   95135     SFD      7.375       6.750     $2,527.88       360      1-Apr-28  $365,721.49
4735966    WALNUT CREEK           CA   94598     SFD      7.625       6.750     $2,229.56       360      1-Apr-28  $314,772.00
4736059    NEW PRAGUE             MN   56071     SFD      7.250       6.750     $2,660.49       360      1-Apr-28  $389,695.76
4736130    LOS ANGELES            CA   90042     SFD      7.500       6.750     $1,716.57       360      1-Mar-28  $245,134.48
4736140    DANA POINT             CA   92629     SFD      7.375       6.750     $2,293.05       360      1-Apr-28  $331,747.37
4736150    ALTADENA               CA   91001     SFD      7.375       6.750     $1,643.81       360      1-Apr-28  $237,818.90
4736253    VISALIA                CA   93291     SFD      7.625       6.750     $2,335.72       360      1-Apr-28  $329,761.16
4736282    OAKLAND                CA   94618     PUD      7.500       6.750     $1,831.94       360      1-Apr-28  $261,605.56
4736308    SAN RAMON              CA   94583     SFD      7.750       6.750     $1,905.66       360      1-Apr-28  $265,812.26
4736324    PENN VALLEY            PA   19072     SFD      7.000       6.733     $3,326.51       360      1-Apr-28  $499,590.16
4736341    SOQUEL                 CA   95073     SFD      7.250       6.750     $1,958.53       360      1-Apr-28  $286,876.03
4736520    CRESTED BUTTE          CO   81224     SFD      7.750       6.750     $1,318.20       360      1-Mar-28  $183,739.42
4736595    PEAPACK                NJ   07934     SFD      7.750       6.750     $1,759.51       360      1-Apr-28  $245,426.66
4736608    WOODINVILLE            WA   98072     SFD      7.250       6.750     $2,564.98       360      1-Apr-28  $375,706.69
4736616    SPRINGFIELD            VA   22153     SFD      7.625       6.750     $2,057.56       360      1-Apr-28  $290,489.60
4736640    SANDY                  UT   84094     SFD      7.625       6.750     $1,684.55       360      1-Apr-28  $237,827.74
4736760    WOODSIDE               CA   94062     SFD      7.625       6.750     $4,442.12       360      1-Apr-28  $627,145.76
4737021    GREAT NECK             NY   11021     SFD      7.625       6.750     $2,441.89       360      1-May-28  $345,000.00
4737105    RIDGEWOOD              NJ   07450     SFD      7.625       6.750     $2,066.76       360      1-Apr-28  $291,788.66
4737214    PORT WASHINGTON        NY   11050     SFD      7.375       6.750     $1,864.82       360      1-Apr-28  $269,794.56
4737242    UPPER MARLBORO         MD   20870     SFD      7.500       6.750     $2,097.64       360      1-Apr-28  $299,777.36
4737248    TENAFLY                NJ   07670     SFD      7.625       6.750     $3,901.72       360      1-Apr-28  $550,851.01
4737301    RIDGEWOOD              NJ   07450     SFD      7.625       6.750     $2,123.39       360      1-Apr-28  $299,782.86
4737309    SAN BRUNO              CA   94066     SFD      7.625       6.750     $2,151.70       360      1-May-28  $304,000.00
4737394    HUNTINGTON             NY   11743     SFD      7.000       6.733     $1,645.63       360      1-Apr-28  $247,147.24
4737491    LITTLETON              CO   80124     SFD      7.250       6.750     $2,046.53       360      1-Apr-28  $299,765.97
4737592    NEW PALTZ              NY   12561     SFD      8.000       6.750      $668.46        360      1-May-28   $91,100.00
4737604    PARK CITY              UT   84098     SFD      7.375       6.750     $1,795.76       360      1-Apr-28  $259,802.16
4737676    WOODBRIDGE             NJ   07095     SFD      7.750       6.750      $618.99        360      1-May-28   $86,400.00
4737704    SAN JOSE               CA   95135     SFD      7.500       6.750     $2,624.86       360      1-Apr-28  $375,121.39
4737860    HIGHLANDS RANCH        CO   80126     SFD      7.375       6.750     $2,206.41       360      1-Apr-28  $319,213.92
4737881    EMERSON                NJ   07630     SFD      7.625       6.750     $1,911.05       360      1-Apr-28  $269,804.58
4738091    TAMPA                  FL   33629     SFD      7.500       6.750     $2,097.65       360      1-Apr-28  $299,777.35
4738099    CUMMING                GA   30041     SFD      7.375       6.750     $1,849.63       360      1-Apr-28  $267,596.23
4738106    EUGENE                 OR   97403     SFD      7.375       6.750     $1,844.10       360      1-Apr-28  $266,796.84
4738108    POCATELLO              ID   83201     SFD      7.250       6.750     $2,584.53       240      1-May-18  $327,000.00
4738109    EUGENE                 OR   97408     SFD      7.500       6.750     $2,532.90       360      1-Apr-28  $361,981.16
4738143    CLAYTON                NC   27520     SFD      7.250       6.750     $2,346.69       360      1-Mar-28  $343,461.66
4738156    GOLDEN BEACH           FL   33160     SFD      7.250       6.750     $3,356.31       360      1-May-28  $492,000.00
4738162    RESTON                 VA   20191     SFD      7.000       6.733     $1,796.32       360      1-Apr-28  $269,778.68
4738203    HOUSTON                TX   77006     SFD      7.500       6.750      $668.28        360      1-Apr-28   $95,504.06
4738210    SANTA ANA              CA   92705     SFD      7.250       6.750     $1,794.12       360      1-Mar-28  $262,588.44
4738220    MT PLEASANT            SC   29464     SFD      7.625       6.750     $2,786.94       360      1-Mar-28  $393,178.21
4738250    KIAWAH ISLAND          SC   29455     SFD      7.125       6.750     $2,971.10       360      1-Mar-28  $440,292.58
4738406    BEND                   OR   97701     SFD      7.375       6.750     $1,944.94       360      1-May-28  $281,600.00
4738542    ENUMCLAW               WA   98022     SFD      7.250       6.750     $1,619.83       360      1-Apr-28  $237,264.76
4738543    WOODINVILLE            WA   98072     SFD      7.000       6.733     $2,020.53       360      1-Apr-28  $302,971.58
4738545    NORTH BEND             WA   98045     SFD      7.375       6.750     $1,675.92       360      1-Apr-28  $242,465.37
4738550    NASHVILLE              TN   37220     SFD      7.625       6.750     $2,725.01       360      1-Apr-28  $384,721.35
4738561    MERCER ISLAND          WA   98040     SFD      7.375       6.750     $1,657.62       360      1-Apr-28  $239,817.38
4738572    SAN DIEGO              CA   92103     SFD      7.500       6.750     $1,610.99       360      1-Apr-28  $230,229.00
4738575    WELLSLEY               MA   02181     SFD      7.500       6.750     $2,254.27       360      1-Apr-28  $322,160.73
4738581    SAN JOSE               CA   95126     SFD      8.250       6.750     $1,810.56       360      1-Apr-28  $240,846.32
4738590    SHORELINE              WA   98177     SFD      7.625       6.750     $2,123.39       360      1-Apr-28  $299,782.86
4738603    RIVERSIDE              CA   92506     SFD      7.500       6.750     $2,307.41       360      1-Apr-28  $329,755.09
4738620    VERNONBURG             GA   31419     SFD      7.375       6.750     $2,659.10       360      1-Apr-28  $384,707.05
4738622    CUMMING                GA   30041     SFD      7.500       6.750     $1,822.86       360      1-Apr-28  $260,506.52
4738630    ANNANDALE              VA   22003     SFD      7.750       6.750     $2,074.02       360      1-Apr-28  $289,295.67
4738638    SAN JOSE               CA   95133     SFD      7.875       6.750     $1,707.54       360      1-May-28  $235,500.00
4738673    CHATHAM                NJ   07928     SFD      7.250       6.750     $2,706.88       360      1-May-28  $396,800.00
4738748    WESTWOOD               NJ   07675     SFD      7.875       6.750     $1,950.44       360      1-May-28  $269,000.00
4738786    WASHINGTON             MO   63090     SFD      7.000       6.733     $3,542.74       360      1-May-28  $532,500.00
4738838    CARY                   NC   27513     SFD      7.250       6.750     $1,807.77       360      1-Mar-28  $264,585.29
4738848    FAIRFAX                VA   22030     SFD      7.125       6.750     $1,643.87       360      1-Mar-28  $243,210.69
4738858    OMAHA                  NE   68118     SFD      7.250       6.750     $1,637.23       360      1-Mar-28  $239,624.41
4738924    CINCINATTI             OH   45244     SFD      7.500       6.750     $2,097.64       360      1-Apr-28  $299,777.36
4738948    LOS ANGELES            CA   91364     SFD      7.625       6.750     $1,361.80       360      1-Apr-28  $192,260.74
4738980    WINSTON-SALEM          NC   27106     SFD      7.375       6.750     $2,792.89       240      1-Feb-18  $348,062.60
4738988    BAY VILLAGE            OH   44140     SFD      7.875       6.750     $2,234.74       360      1-Mar-28  $307,784.39
4739018    EUGENE                 OR   97405     SFD      7.250       6.750     $1,773.66       360      1-Mar-28  $259,593.12
4739037    EASTON                 MA   02356     SFD      7.625       6.750     $2,063.93       360      1-Mar-28  $291,162.63
4739047    CEDAR RAPIDS           IA   52403     SFD      7.000       6.733     $1,616.69       360      1-Mar-28  $242,600.46
4739060    MINNETONKA             MN   55345     SFD      7.500       6.750     $1,692.10       360      1-Apr-28  $241,820.40
4739137    SAN JOSE               CA   95110     LCO      8.125       6.750      $564.30        360      1-Apr-28   $75,950.28
4739388    ARLINGTON              VA   22207     SFD      7.125       6.750     $2,526.45       360      1-May-28  $375,000.00
4739741    EAST HAMPTON           NY   11937     SFD      8.000       6.750     $1,489.55       360      1-May-28  $203,000.00
4739755    SCARSDALE              NY   10583     SFD      8.000       6.750     $2,047.21       360      1-May-28  $279,000.00
4739765    MARIETTA               GA   30068     SFD      7.375       6.750     $2,331.03       360      1-Apr-28  $337,243.19
4739817    BOUNTIFUL              UT   84010     SFD      7.375       6.750     $2,092.75       360      1-Apr-28  $302,769.44
4739825    DUARTE                 CA   91010     SFD      7.500       6.750     $1,720.07       360      1-May-28  $246,000.00
4739857    SALT LAKE CITY         UT   84108     SFD      7.500       6.750     $2,097.65       360      1-Apr-28  $299,777.35
4739908    HUNTINGTON BEACH       CA   92647     SFD      7.625       6.750     $2,242.30       360      1-May-28  $316,800.00
4739992    BROOKDALE              CA   95007     SFD      7.375       6.750     $2,382.83       360      1-May-28  $345,000.00
4740040    WATER MILL             NY   11976     SFD      7.500       6.750     $1,258.59       360      1-Apr-28  $179,866.41
4740085    BURLINGAME             CA   94010     SFD      7.375       6.750     $2,320.67       360      1-Mar-28  $335,487.09
4740095    ALEXANDRIA             VA   22314     SFD      7.500       6.750     $2,582.55       360      1-Apr-28  $369,075.89
4740097    PLEASANTON             CA   94588     SFD      7.375       6.750     $3,619.14       360      1-Mar-28  $523,200.10
4740102    BELL CANYON            CA   91307     SFD      7.500       6.750     $2,796.86       360      1-Mar-28  $399,404.42
4740110    PALO ALTO              CA   94306     SFD      7.500       6.750     $3,496.07       360      1-Mar-28  $499,255.54
4740115    LOS GATOS              CA   95032     SFD      7.500       6.750     $2,852.80       360      1-Mar-28  $407,392.51
4740126    LIVERMORE              CA   94550     SFD      7.750       6.750     $1,898.49       360      1-Mar-28  $264,624.72
4740186    EAST HAMPTON           NY   11937     SFD      7.500       6.750     $1,985.77       360      1-May-28  $284,000.00
4740264    WOODINVILLE            WA   98072     SFD      7.750       6.750     $3,375.73       360      1-May-28  $471,200.00
4740271    LA JOLLA               CA   92037     SFD      6.875       6.608     $2,069.33       360      1-Apr-28  $314,735.36
4740284    COCONUT CREEK          FL   33073     SFD      7.500       6.750      $699.22        360      1-Apr-28   $99,925.78
4740336    LOS ANGELES            CA   90077     PUD      7.500       6.750     $5,873.41       360      1-May-28  $840,000.00
4740572    THOUSAND OAKS          CA   91320     SFD      7.375       6.750     $2,601.77       360      1-Apr-28  $376,413.37
4740646    WESTHAMPTON            NY   11977     SFD      7.375       6.750     $2,210.17       360      1-Apr-28  $314,756.50
4740711    VALENCIA AREA          CA   91354     SFD      7.500       6.750     $1,118.74       360      1-Mar-28  $159,761.78
4740727    SPRINGFIELD            OR   97478     SFD      7.250       6.750     $3,240.34       360      1-May-28  $475,000.00
4740730    BALA CYNWYD            PA   19004     SFD      7.500       6.750     $1,762.02       360      1-Apr-28  $251,812.98
4740867    STUART                 FL   34994     SFD      8.000       6.750      $660.39        360      1-Apr-28   $89,939.61
4740926    ARCADIA                CA   91006     SFD      8.000       6.750     $2,171.95       360      1-May-28  $296,000.00
4741108    ANAHEIM                CA   92807     SFD      7.375       6.750     $1,640.35       360      1-Apr-28  $237,319.29
4741155    SAUSALITO              CA   94965     SFD      7.625       6.750     $2,300.33       360      1-May-28  $325,000.00
4741359    AVALON                 NJ   08202     SFD      7.750       6.750     $3,008.93       360      1-Apr-28  $419,703.57
4741367    ST CLAIR SHORES        MI   48081     SFD      7.500       6.750     $2,009.89       360      1-Apr-28  $287,236.67
4741407    ALLEN                  TX   75002     SFD      7.000       6.733      $851.59        360      1-Apr-28  $127,895.08
4741420    OAKLEY                 CA   94561     SFD      7.875       6.750     $1,790.92       360      1-Apr-28  $246,830.02
4741500    SEATTLE                WA   98109     SFD      7.250       6.750     $3,329.02       360      1-Apr-28  $487,619.31
4741522    ORANGE                 CA   92867     SFD      7.125       6.750     $2,021.16       360      1-May-28  $300,000.00
4741545    TAMPA                  FL   33647     SFD      7.500       6.750     $2,586.40       360      1-Apr-28  $369,625.48
4741573    MODESTO                CA   95356     SFD      7.875       6.750     $3,074.29       360      1-Apr-28  $423,708.21
4741590    ESCONDIDO              CA   92029     SFD      8.000       6.750     $2,146.27       360      1-May-28  $292,500.00
4741597    CAPE CORAL             FL   33904     SFD      8.000       6.750      $527.58        360      1-Apr-28   $71,851.75
4741643    GRESHAM                OR   97080     SFD      7.050       6.750     $1,807.40       360      1-Mar-28  $269,859.93
4741649    GLYDON                 MD   21071     SFD      7.500       6.750     $1,048.82       360      1-Apr-28  $149,888.68
4741651    NOVATO                 CA   94945     SFD      7.400       6.750     $1,634.02       360      1-Mar-28  $235,641.52
4741657    CORONADO               CA   92118     SFD      7.000       6.733     $2,015.87       360      1-Mar-28  $302,501.81
4741665    DANVILLE               CA   94526     SFD      7.400       6.750     $2,367.94       360      1-Feb-28  $341,218.38
4741666    BEVERLY HILLS          CA   90210     SFD      7.450       6.750     $3,096.29       360      1-Mar-28  $444,330.77
4741671    MENLO PARK             CA   94025     SFD      7.150       6.750     $4,221.30       360      1-Mar-28  $624,002.35
4741694    PRINCETON              NJ   08540     SFD      7.500       6.750     $2,169.95       360      1-Apr-28  $310,109.68
4741699    MILPITAS               CA   95035     SFD      7.750       6.750     $2,127.75       360      1-Apr-28  $296,790.37
4741700    LOS ALTOS              CA   94024     SFD      7.600       6.750     $4,172.91       360      1-Mar-28  $590,137.37
4741717    MALIBU                 CA   90265     LCO      7.875       6.750     $1,566.15       360      1-Apr-28  $215,851.35
4741718    RUMSON                 NJ   07760     SFD      7.625       6.750     $3,538.97       360      1-May-28  $500,000.00
4741719    SANTA BARBARA          CA   93108     SFD      7.400       6.750     $3,828.87       360      1-Mar-28  $551,357.55
4741721    PLACENTIA              CA   92870     SFD      7.150       6.750     $1,729.05       360      1-Mar-28  $255,591.35
4741733    TARZANA                CA   91356     SFD      7.600       6.750     $3,975.21       360      1-Mar-28  $562,087.29
4741737    VENTURA                CA   93001     SFD      7.200       6.750     $2,100.85       360      1-Mar-28  $309,010.84
4741771    PLEASANTON             CA   94566     SFD      7.100       6.750     $2,301.71       360      1-Mar-28  $341,947.87
4741783    ANAHEIM                CA   92807     SFD      7.400       6.750     $3,340.66       360      1-Mar-28  $481,756.13
4741789    SAN JOSE               CA   95125     SFD      7.625       6.750     $3,395.29       360      1-Mar-28  $479,003.41
4741793    ELLICOTT CITY          MD   21043     SFD      7.375       6.750     $1,471.83       360      1-Apr-28  $212,937.85
4741797    SARATOGA               CA   95070     PUD      7.450       6.750     $2,003.89       360      1-Mar-28  $287,566.88
4741801    MAMARONECK             NY   10543     SFD      7.625       6.750     $2,024.30       360      1-Apr-28  $285,792.99
4741811    GLENDORA               CA   91741     SFD      7.200       6.750     $5,090.92       360      1-Mar-28  $748,814.61
4741851    DENVER                 CO   80128     SFD      7.625       6.750     $2,010.13       360      1-May-28  $284,000.00
4741900    CALABASAS              CA   91302     SFD      7.250       6.750     $1,616.76       360      1-Mar-28  $236,629.12
4741924    SAN MATEO              CA   94403     SFD      7.250       6.750     $2,094.29       360      1-Mar-28  $306,519.55
4741926    ORANGE                 CA   92869     SFD      7.450       6.750     $1,802.11       360      1-Mar-28  $258,610.49
4741937    LOS ANGELES            CA   90077     SFD      7.150       6.750     $1,891.14       360      1-Mar-28  $279,553.06
4741943    MORAGA                 CA   94556     SFD      7.375       6.750     $2,348.30       360      1-May-28  $340,000.00
4741949    POWAY                  CA   92064     SFD      7.250       6.750     $2,358.97       360      1-May-28  $345,800.00
4741960    LINO LAKES             MN   55014     LCO      7.625       6.750      $547.12        360      1-Apr-28   $77,244.06
4741968    LIVERMORE              CA   94550     SFD      7.450       6.750     $1,836.90       360      1-Mar-28  $263,602.97
4741969    LAKEWOOD               CO   80227     SFD      7.250       6.750     $2,128.39       360      1-Apr-28  $311,756.61
4741972    SANTA CLARA            CA   95051     SFD      7.000       6.733     $1,942.69       360      1-Mar-28  $291,519.89
4741974    GRANDVIEW-ON-HUDSON    NY   10960     SFD      7.450       6.750     $2,783.18       360      1-Mar-28  $399,398.44
4741980    NOVATO                 CA   94947     SFD      7.050       6.750     $1,738.53       360      1-Mar-28  $259,576.70
4741993    NORTHRIDGE             CA   91324     SFD      7.050       6.750     $2,621.17       360      1-Mar-28  $391,361.79
4742007    GLEN HEAD              NY   11545     SFD      7.750       6.750     $1,970.14       360      1-Apr-28  $274,805.90
4742019    SANTA BARBARA          CA   93103     SFD      7.200       6.750     $1,698.33       360      1-Mar-28  $249,804.56
4742042    SAN CLEMENTE           CA   92673     SFD      7.150       6.750     $1,891.14       360      1-Mar-28  $279,553.06
4742049    TRABUCO CANYON         CA   92679     SFD      7.100       6.750     $2,970.39       360      1-Mar-28  $441,287.46
4742056    RAMONA                 CA   92065     SFD      7.450       6.750     $1,902.31       360      1-Mar-28  $272,988.83
4742109    SCOTTS VALLEY          CA   95066     SFD      7.550       6.750     $2,698.15       360      1-Mar-28  $383,433.92
4742111    REDMOND                WA   98053     SFD      7.350       6.750     $2,032.47       360      1-Mar-28  $294,547.43
4742113    NOVATO                 CA   94947     SFD      7.150       6.750     $2,026.23       360      1-Mar-28  $299,521.12
4742116    ESCONDIDO              CA   92026     SFD      7.450       6.750     $1,899.52       360      1-Mar-28  $272,589.44
4742118    RANCHO SANTA MARGARITA CA   92688     SFD      7.050       6.750     $2,006.00       360      1-Mar-28  $299,511.57
4742122    NEWPORT BEACH          CA   92660     SFD      7.000       6.733     $1,962.65       360      1-Mar-28  $294,514.95
4742130    TEMPLETON              CA   93465     SFD      7.050       6.750     $1,778.65       360      1-Mar-28  $265,566.93
4742138    SAN MATEO              CA   94404     SFD      7.300       6.750     $1,748.21       360      1-Mar-28  $254,604.88
4742148    DANVILLE               CA   94526     SFD      7.600       6.750     $2,400.66       360      1-Mar-28  $339,503.78
4742153    PACIFIC GROVE          CA   93950     SFD      7.150       6.750     $1,620.98       360      1-Mar-28  $239,616.90
4742155    REDONDO BEACH          CA   90278     SFD      7.050       6.750     $1,578.05       360      1-Mar-28  $235,615.77
4742163    CUPERTINO              CA   95014     SFD      7.100       6.750     $2,620.93       360      1-Mar-28  $389,371.29
4742164    CUPERTINO              CA   95014     SFD      7.450       6.750     $3,294.59       360      1-Mar-28  $472,787.91
4742173    PACIFIC PALISADES      CA   90272     SFD      7.375       6.750     $3,453.38       360      1-Apr-28  $499,619.54
4742180    SAN MATEO              CA   94402     SFD      7.450       6.750     $2,762.31       360      1-Mar-28  $396,402.95
4742182    OAKLAND                CA   94611     SFD      7.875       6.750     $2,247.72       360      1-Apr-28  $309,736.66
4742185    GREENWICH              CT   06878     SFD      7.200       6.750     $3,086.45       360      1-Mar-28  $453,981.35
4742186    REDWOOD CITY           CA   94065     SFD      7.350       6.750     $1,653.54       360      1-Mar-28  $239,631.80
4742189    NEWBURY PARK           CA   91320     SFD      7.450       6.750     $2,539.65       360      1-Mar-28  $364,289.74
4742195    SAN JOSE               CA   95123     SFD      7.200       6.750     $1,661.00       360      1-Mar-28  $244,313.24
4742197    CALABASAS              CA   91302     SFD      7.300       6.750     $2,879.40       360      1-Mar-28  $419,349.23
4742198    MORGAN HILL            CA   95037     SFD      7.400       6.750     $2,010.68       360      1-Mar-28  $289,869.11
4742206    WHEATON                IL   60187     SFD      7.350       6.750     $1,937.39       360      1-Mar-28  $280,705.61
4742207    OYSTER BAY             NY   11771     SFD      6.900       6.633     $1,675.48       360      1-Mar-28  $253,973.42
4742212    SAN FRANCISCO          CA   94131     SFD      7.150       6.750     $2,064.72       360      1-Mar-28  $305,010.84
4742216    WESTLAKE VILLAGE       CA   91361     SFD      7.200       6.750     $3,108.85       360      1-Mar-28  $457,276.13
4742219    CAMPBELL               CA   95008     SFD      7.250       6.750     $2,537.70       360      1-Mar-28  $371,417.85
4742231    LA JOLLA               CA   92037     SFD      7.300       6.750     $2,913.68       360      1-Mar-28  $424,341.48
4742232    CORONADO               CA   92118     SFD      7.550       6.750     $2,796.52       360      1-Mar-28  $397,413.28
4742236    SAN JOSE               CA   95120     SFD      7.650       6.750     $2,128.55       360      1-Mar-28  $299,566.52
4742239    PASADENA               CA   91104     SFD      7.150       6.750     $2,032.98       360      1-Mar-28  $300,519.53
4742243    FREMONT                CA   94539     SFD      7.750       6.750     $3,008.94       360      1-Apr-28  $419,703.56
4742248    MORGAN HILL            CA   95037     SFD      7.350       6.750     $1,650.78       360      1-Mar-28  $239,232.42
4742249    GARDEN CITY            NY   11530     SFD      7.300       6.750     $1,611.10       360      1-Mar-28  $234,596.72
4742251    MALIBU                 CA   90265     SFD      7.450       6.750     $4,035.61       360      1-Mar-28  $579,127.74
4742258    LONG BEACH             CA   90814     SFD      7.600       6.750     $2,033.50       360      1-Mar-28  $287,579.67
4742270    PASADENA               CA   91106     SFD      7.450       6.750     $1,976.06       360      1-Mar-28  $283,572.89
4742274    DUBLIN                 CA   94568     SFD      7.450       6.750     $1,686.61       360      1-Mar-28  $242,035.45
4742277    TARZANA                CA   91356     SFD      7.150       6.750     $3,377.04       360      1-Feb-28  $498,799.25
4742290    SANTA MONICA           CA   90405     LCO      7.300       6.750     $2,906.83       360      1-Mar-28  $423,343.01
4742297    PETALUMA               CA   94954     SFD      7.150       6.750     $1,857.37       360      1-Mar-28  $274,561.04
4742304    SANTA ANA              CA   92705     SFD      7.250       6.750     $2,193.88       360      1-Mar-28  $321,096.72
4742315    GALVESTON              TX   77554     SFD      7.250       6.750     $2,056.77       360      1-May-28  $301,500.00
4742316    LOS GATOS              CA   95030     SFD      7.450       6.750     $2,623.84       360      1-Mar-28  $376,331.65
4742381    MCLEAN                 VA   22102     SFD      7.500       6.750     $2,796.86       360      1-Apr-28  $399,703.14
4742439    RIDGEFIELD             WA   98642     SFD      7.500       6.750     $2,794.06       360      1-Apr-28  $399,303.44
4742476    HUNTINGTON             NY   11743     SFD      7.500       6.750     $2,104.64       360      1-Apr-28  $300,776.61
4742482    AUBURN                 WA   98001     SFD      7.375       6.750     $1,801.29       360      1-Apr-28  $260,601.54
4742500    WOODLAND HILLS         CA   91364     SFD      7.250       6.750     $1,828.24       360      1-May-28  $268,000.00
4742505    HEBER CITY             UT   84032     SFD      7.250       6.750     $3,581.43       360      1-Apr-28  $524,569.97
4742527    COVINGTON              WA   98042     SFD      7.250       6.750     $1,739.55       360      1-Apr-28  $254,801.08
4742685    FORT LAUDERDALE        FL   33327     SFD      7.375       6.750     $2,213.62       360      1-Apr-28  $320,256.12
4742725    BELLEVUE               WA   98005     SFD      7.500       6.750     $2,490.96       360      1-Apr-28  $355,985.60
4742820    NEW YORK               NY   10023     COP      7.500       6.750     $2,202.53       360      1-May-28  $315,000.00
4742843    YORBA LINDA            CA   92887     SFD      7.125       6.750     $1,972.65       360      1-Apr-28  $292,565.85
4742865    SUN VALLEY             ID   83353     SFD      7.125       6.750     $2,122.22       360      1-May-28  $315,000.00
4743006    LOS ANGELES            CA   91316     LCO      7.500       6.750      $839.06        360      1-May-28  $120,000.00
4743150    FLOSSMOOR              IL   60422     SFD      7.500       6.750     $1,780.90       360      1-Apr-28  $254,510.98
4743364    WOOD-RIDGE             NJ   07481     SFD      7.625       6.750     $1,840.26       360      1-Apr-28  $259,811.82
4743384    MIAMI                  FL   33155     SFD      7.500       6.750     $1,727.06       360      1-Apr-28  $246,816.69
4743472    PASADENA               CA   91104     SFD      7.375       6.750     $1,792.31       360      1-May-28  $259,500.00
4743792    TOWNSHIP OF DENVILLE   NJ   07834     SFD      7.625       6.750     $2,615.00       300      1-May-23  $350,000.00
4743794    ARLINGTON              TX   76017     SFD      7.625       6.750     $1,701.18       360      1-Apr-28  $240,176.04
4743806    CAMPBELL               CA   95008     SFD      7.875       6.750     $1,554.55       360      1-Feb-28  $213,954.45
4743851    TAMPA                  FL   33647     SFD      7.500       6.750     $2,024.93       360      1-Apr-28  $289,385.07
4743947    PALO ALTO              CA   94301     SFD      7.625       6.750     $2,937.35       360      1-May-28  $415,000.00
4743971    ALAMO                  CA   94507     SFD      7.500       6.750     $2,276.65       360      1-May-28  $325,600.00
4744067    MONROE                 GA   30655     SFD      7.500       6.750     $2,132.61       360      1-Feb-28  $304,316.67
4744069    PLEASANTON             CA   94588     SFD      7.875       6.750     $1,751.04       360      1-Dec-27  $240,658.05
4744072    BONNY DOON             CA   95060     SFD      7.375       6.750     $2,375.93       360      1-Mar-28  $343,474.87
4744080    ORLANDO                FL   32836     SFD      7.875       6.750     $2,186.08       360      1-Dec-27  $300,448.87
4744117    WATSONVILLE            CA   95076     SFD      7.500       6.750     $1,015.26       360      1-Feb-28  $144,874.70
4744138    PLEASANTON             CA   94566     SFD      7.750       6.750     $1,444.29       360      1-Feb-28  $201,170.38
4744146    NASHVILLE              TN   37217     SFD      7.750       6.750      $631.88        360      1-Feb-28   $88,012.04
4744154    LINDON                 UT   84042     SFD      7.250       6.750     $1,841.88       360      1-Feb-28  $269,364.29
4744180    HOUSTON                TX   77024     SFD      7.125       6.750     $2,896.99       360      1-Apr-28  $429,656.14
4744186    MORGAN HILL            CA   95037     SFD      7.750       6.750     $1,217.91       360      1-Feb-28  $169,637.70
4744201    SAN JOSE               CA   95120     SFD      7.500       6.750     $2,490.95       360      1-Feb-28  $355,451.88
4744287    WEST LYNN              OR   97068     SFD      7.375       6.750     $3,011.34       360      1-Apr-28  $435,668.24
4744324    ATLANTA                GA   30327     SFD      7.250       6.750     $3,121.64       360      1-Apr-28  $457,243.03
4744373    PORT WASHINGTON        NY   11050     SFD      6.875       6.608     $1,783.56       360      1-Mar-28  $271,042.50
4744374    AUSTIN                 TX   78746     SFD      7.250       6.750     $2,073.82       360      1-Apr-28  $303,762.85
4744415    BAY SHORE              NY   11706     SFD      7.500       6.750      $622.30        360      1-May-28   $89,000.00
4744446    ORLANDO                FL   32835     SFD      7.875       6.750     $1,946.82       360      1-Mar-28  $268,125.16
4744461    PITTSBURGH             PA   15232     SFD      7.500       6.750     $2,740.93       360      1-Apr-28  $391,709.07
4744485    SPRINGFIELD            OR   97478     SFD      7.500       6.750     $2,331.88       360      1-Apr-28  $333,252.50
4744522    CENTERVILLE            VA   22020     SFD      7.250       6.750      $988.48        360      1-Apr-28  $144,786.96
4744582    FULTON                 MD   20759     SFD      7.625       6.750     $1,677.47       360      1-Apr-28  $236,828.47
4744635    WEST ROXBURY           MA   02132     SFD      7.250       6.750     $1,647.46       360      1-Apr-28  $241,311.61
4744848    HENDERSON              NV   89014     PUD      7.250       6.750     $2,286.66       360      1-May-28  $335,200.00
4745040    MINNEAPOLIS            MN   55405     SFD      7.375       6.750     $2,293.04       360      1-Apr-28  $331,747.38
4745087    BRIARCLIFF MANOR       NY   10510     SFD      7.750       6.750     $1,852.11       360      1-May-28  $258,525.00
4745210    EDEN PRAIRIE           MN   55347     SFD      7.375       6.750     $2,072.03       360      1-Apr-28  $299,771.72
4745211    SAN ANSELMO            CA   94960     SFD      7.500       6.750     $1,929.84       360      1-May-28  $276,000.00
4745266    ANNAPOLIS              MD   21401     SFD      7.500       6.750     $1,764.12       360      1-May-28  $252,300.00
4745456    SALT LAKE CITY         UT   84121     SFD      7.250       6.750     $2,421.73       360      1-Apr-28  $354,723.06
4745534    LOOMIS                 CA   95650     SFD      7.625       6.750     $1,947.14       360      1-Apr-28  $274,900.90
4745594    MANHASSET              NY   11030     SFD      7.750       6.750     $7,164.13       360      1-Apr-28  $999,294.20
4745694    HARRISON               NY   10528     SFD      7.375       6.750     $3,038.97       360      1-Apr-28  $439,665.20
4745715    SAN DIEGO              CA   92131     SFD      7.125       6.750     $2,102.00       360      1-May-28  $312,000.00
4745779    FORT MYERS BEACH       FL   33931     SFD      8.000       6.750     $4,061.39       360      1-May-28  $553,500.00
4745851    BELLEVUE               WA   98004     SFD      7.250       6.750     $2,353.51       360      1-May-28  $345,000.00
4746281    NICHOLASVILLE          KY   40356     SFD      6.875       6.608     $1,497.80       360      1-Apr-28  $227,808.45
4746332    MERRICK                NY   11566     SFD      7.125       6.750     $1,819.04       360      1-Apr-28  $269,784.09
4746480    JONESBORO              GA   30236     SFD      7.500       6.750     $2,517.17       360      1-Apr-28  $359,634.99
4746547    MILL VALLEY            CA   94941     SFD      7.375       6.750     $2,213.62       360      1-May-28  $320,500.00
4746559    FREMONT                CA   94539     SFD      7.625       6.750     $2,434.82       360      1-May-28  $344,000.00
4746569    MONTGOMERY             NJ   08558     SFD      7.500       6.750     $3,013.61       360      1-May-28  $431,000.00
4746609    KEY WEST               FL   33040     LCO      7.750       6.750     $2,005.96       360      1-May-28  $280,000.00
4746628    SAN CLEMENTE           CA   92672     SFD      7.675       6.750     $2,190.61       360      1-Apr-28  $307,779.31
4746631    REDWOOD CITY           CA   94063     SFD      7.625       6.750     $3,057.67       360      1-May-28  $432,000.00
4746688    CARMEL                 IN   46033     SFD      7.500       6.750     $1,943.82       360      1-Apr-28  $277,793.68
4746700    GOLDEN                 CO   80401     SFD      7.750       6.750     $1,405.61       360      1-Apr-28  $196,061.52
4746769    LAKE FOREST            CA   92630     PUD      7.625       6.750     $2,118.08       360      1-May-28  $299,250.00
4746771    SAN DIEGO              CA   92131     SFD      7.500       6.750     $2,457.74       360      1-Apr-28  $351,239.14
4746777    MEMPHIS                TN   38125     SFD      7.250       6.750     $2,387.62       360      1-Apr-28  $349,726.97
4746786    MILWAUKIE              OR   97222     SFD      7.250       6.750     $1,644.04       360      1-Apr-28  $240,812.00
4746845    NEW CITY               NY   10956     SFD      7.625       6.750     $1,663.32       360      1-Apr-28  $234,829.91
4747020    VISALIA                CA   93291     SFD      7.375       6.750     $3,989.34       360      1-May-28  $577,600.00
4747164    SEATTLE                WA   98936     SFD      7.375       6.750     $1,621.71       360      1-Apr-28  $234,621.33
4747242    LITTLETON              CO   80123     SFD      7.500       6.750     $1,973.13       360      1-Apr-28  $281,982.57
4747298    HOUSTON                TX   77005     SFD      7.250       6.750     $3,288.09       360      1-May-28  $482,000.00
4747404    BENTONVILLE            AR   72712     SFD      7.375       6.750     $1,674.20       360      1-Mar-28  $242,029.97
4747475    HINGHAM                MA   02043     SFD      7.750       6.750     $1,734.43       360      1-Apr-28  $241,929.14
4747698    SUNNYVALE              CA   94087     SFD      7.375       6.750     $2,624.57       360      1-May-28  $380,000.00
4747844    EL CERRITO             CA   94530     SFD      7.375       6.750     $2,072.03       360      1-May-28  $300,000.00
4747867    RENO                   NV   89511     SFD      7.875       6.750     $2,370.02       240      1-Apr-18  $285,506.86
4747870    PARADISE VALLEY        AZ   85253     SFD      7.250       6.750     $2,597.05       360      1-Apr-28  $380,403.02
4747881    CAMPBELL               CA   95008     THS      8.000       6.750     $1,797.73       360      1-May-28  $245,000.00
4747948    LOS ANGELES            CA   90068     SFD      7.400       6.750     $2,651.82       360      1-Mar-28  $382,418.24
4747968    RANCHO PALOS VERDES    CA   90274     SFD      7.550       6.750     $3,161.89       360      1-Mar-28  $449,336.64
4748027    SANTA CLARA            CA   95051     SFD      7.550       6.750     $1,826.87       360      1-Mar-28  $259,616.72
4748038    SAN MATEO              CA   94403     SFD      7.300       6.750     $1,782.49       360      1-Mar-28  $259,597.13
4748055    MORGAN HILL            CA   95037     SFD      7.550       6.750     $1,798.06       360      1-Mar-28  $255,522.77
4748071    PORTLAND               OR   97201     SFD      7.500       6.750     $3,146.47       360      1-Mar-28  $449,329.97
4748093    IRVINE                 CA   92620     SFD      7.650       6.750     $2,447.83       360      1-Mar-28  $344,493.33
4748097    SAN MATEO              CA   94402     SFD      7.200       6.750     $3,920.01       360      1-Mar-28  $576,587.25
4748112    PLANO                  TX   75093     SFD      7.450       6.750     $2,727.52       360      1-Mar-28  $391,410.48
4748119    SAN BRUNO              CA   94066     SFD      7.250       6.750     $1,671.34       360      1-Mar-28  $244,616.58
4748128    MENLO PARK             CA   94025     SFD      7.750       6.750     $2,865.65       360      1-Mar-28  $399,433.54
4748132    EVERETT                WA   98201     SFD      7.350       6.750     $3,003.92       360      1-Mar-28  $435,331.12
4748148    MENLO PARK             CA   94025     SFD      7.650       6.750     $2,043.41       360      1-Mar-28  $287,583.86
4748168    CARMEL                 CA   93921     SFD      7.500       6.750     $2,097.65       360      1-Mar-28  $299,553.31
4748182    MONTE SERENO           CA   95030     SFD      7.400       6.750     $5,329.94       360      1-Mar-28  $768,630.73
4748183    FORT LEE               NJ   07024     HCO      7.500       6.750      $517.42        360      1-May-28   $74,000.00
4748217    CAMBRIA                CA   93428     SFD      7.500       6.750     $1,795.59       360      1-Mar-28  $256,417.63
4748434    LA HABRA               CA   90361     SFD      7.625       6.750     $1,757.81       360      1-Apr-28  $248,170.25
4748757    OREGON CITY            OR   97045     SFD      7.875       6.750     $1,997.57       360      1-May-28  $275,500.00
4748770    BOTHEL                 WA   98012     SFD      7.375       6.750     $2,210.16       360      1-May-28  $320,000.00
4748796    CORONADO               CA   92118     LCO      7.500       6.750     $2,167.57       360      1-Apr-28  $309,769.93
4748937    PORTLAND               OR   97229     SFD      7.350       6.750     $2,149.60       360      1-Mar-28  $311,521.34
4748967    SAN JOSE               CA   95118     SFD      7.350       6.750     $2,101.37       360      1-Mar-28  $304,532.09
4749000    GREAT NECK             NY   11021     SFD      7.550       6.750     $4,426.65       360      1-Mar-28  $629,071.29
4749007    NORTHPORT              NY   11768     SFD      7.625       6.750     $2,654.23       360      1-May-28  $375,000.00
4749033    SAN JOSE               CA   95133     SFD      7.625       6.750     $1,783.65       360      1-May-28  $252,000.00
4749229    QUOGUE                 NY   11959     SFD      7.400       6.750     $2,077.14       360      1-Mar-28  $299,544.32
4749242    REDWOOD CITY           CA   94061     SFD      7.450       6.750     $1,802.11       360      1-Feb-28  $258,413.92
4749252    SAN CARLOS             CA   94070     SFD      7.150       6.750     $1,729.05       360      1-Mar-28  $255,519.98
4749269    WESTLAKE VILLAGE       CA   91361     SFD      7.550       6.750     $1,826.87       360      1-Mar-28  $259,616.72
4749290    TORRANCE               CA   90501     SFD      7.450       6.750     $1,655.99       360      1-Mar-28  $237,642.08
4749303    DOBBS FERRY            NY   10522     SFD      7.650       6.750     $1,965.36       360      1-Mar-28  $276,599.76
4749310    DAVIDSONVILLE          MD   21035     SFD      7.500       6.750     $2,097.64       360      1-Apr-28  $299,777.36
4749353    IRVINE                 CA   92620     SFD      7.500       6.750     $2,421.04       360      1-May-28  $346,250.00
4749357    MENLO PARK             CA   94025     SFD      7.300       6.750     $2,577.75       360      1-Mar-28  $375,417.40
4749362    LAFAYETTE              CA   94549     SFD      7.300       6.750     $2,056.72       360      1-Mar-28  $299,535.15
4749372    NEWARK                 CA   94560     SFD      7.350       6.750     $1,901.57       360      1-Mar-28  $275,576.57
4749374    MACON                  GA   31210     SFD      7.500       6.750     $1,157.21       360      1-Apr-28  $165,377.17
4749386    SANTA BARBARA          CA   93109     SFD      7.200       6.750     $1,920.98       360      1-Mar-28  $282,552.70
4749402    OAKLAND                CA   94611     SFD      7.200       6.750     $2,443.64       360      1-Mar-28  $359,431.02
4749406    WATSONVILLE            CA   95076     SFD      7.250       6.750     $2,046.53       360      1-Apr-28  $299,765.97
4749414    SANTA BARBARA          CA   93105     SFD      7.500       6.750     $4,289.69       360      1-Mar-28  $612,586.53
4749528    LUTHERVILLE            MD   21093     SFD      7.250       6.750     $3,248.45       240      1-Apr-18  $410,234.68
4749571    CROWNSVILLE            MD   21032     SFD      7.000       6.733     $1,833.57       360      1-May-28  $275,600.00
4749654    NEWCASTLE              WA   98056     SFD      7.250       6.750     $2,346.69       360      1-Apr-28  $343,731.64
4749672    NASHVILLE              TN   37215     SFD      7.250       6.750     $1,807.77       360      1-Apr-28  $264,793.28
4749678    SPRINGVILLE            UT   84663     SFD      7.750       6.750     $1,735.87       360      1-Apr-28  $242,128.98
4749688    SNOQUALMIE             WA   98050     SFD      7.125       6.750     $1,681.61       360      1-Apr-28  $249,400.39
4749712    CARMEL                 IN   46032     SFD      7.375       6.750     $2,072.03       360      1-Apr-28  $299,771.72
4749985    RANCHO SANTA MARGARITA CA   92688     SFD      7.500       6.750     $1,817.96       360      1-Apr-28  $259,807.04
4750067    ATHERTON               CA   94027     SFD      7.875       6.750     $4,712.96       360      1-May-28  $650,000.00
4750124    OCONOMOWOC             WI   53066     SFD      7.375       6.750     $2,011.94       360      1-May-28  $291,300.00
4750168    POUND RIDGE            NY   10576     SFD      7.625       6.750     $1,911.04       360      1-Apr-28  $269,804.59
4750902    SAN DIEGO              CA   92106     SFD      7.500       6.750     $4,747.67       360      1-Apr-28  $678,496.08
4751016    FAYETTEVILLE           AR   72703     SFD      7.375       6.750     $1,723.23       360      1-Apr-28  $249,310.16
4751288    SUNNYVALE              CA   94087     SFD      7.875       6.750     $2,153.46       360      1-May-28  $297,000.00
4751309    KENNESAW               GA   30152     PUD      7.125       6.750     $1,940.31       360      1-Apr-28  $287,769.69
4751747    SAN FRANCISCO          CA   94107     LCO      7.250       6.750     $2,130.44       360      1-Apr-28  $312,056.37
4751776    YORBA LINDA            CA   92887     SFD      7.375       6.750     $1,902.81       360      1-Apr-28  $275,290.37
4751922    HERMOSA BEACH          CA   90254     SFD      7.375       6.750     $2,032.66       360      1-Apr-28  $294,076.06
4751930    LOS ANGELES            CA   90045     SFD      7.250       6.750     $1,626.99       360      1-Apr-28  $238,313.95
4751943    LOS ANGELES            CA   91307     SFD      7.250       6.750     $2,195.93       360      1-Apr-28  $321,648.88
4751968    EL MACERO              CA   95618     SFD      7.250       6.750     $2,182.97       360      1-Apr-28  $319,750.36
4751974    BREA                   CA   92821     SFD      7.625       6.750     $1,946.43       360      1-Apr-28  $274,800.97
4751981    LA VERNE               CA   91750     SFD      7.625       6.750     $1,677.47       360      1-Apr-28  $236,828.47
4751991    VALENCIA               CA   91354     SFD      7.625       6.750     $1,691.63       360      1-Apr-28  $238,827.02
4752000    TRABUCO CANYON AREA    CA   92679     SFD      7.625       6.750     $1,978.28       360      1-Apr-28  $279,297.71
4752013    LAKE FOREST            CA   92630     SFD      7.625       6.750     $1,668.62       360      1-Apr-28  $235,579.37
4752027    TOPANGA CANYON AREA    CA   90290     SFD      6.875       6.608     $1,852.54       360      1-Apr-28  $281,763.09
4752034    MARIETTA               GA   30068     SFD      7.375       6.750     $1,792.65       360      1-Apr-28  $259,352.50
4752035    LA CANADA FLINTRIDGE   CA   91011     SFD      7.000       6.733     $2,128.97       360      1-Apr-28  $319,737.70
4752049    LOS ANGELES            CA   90034     SFD      7.625       6.750     $1,854.42       360      1-Apr-28  $261,764.79
4752058    ROSSMOOR AREA          CA   90720     SFD      7.750       6.750     $2,154.97       360      1-Apr-28  $300,587.70
4752076    SAUGUS AREA            CA   91384     SFD      7.750       6.750     $2,722.37       360      1-Apr-28  $379,731.80
4752080    LONG BEACH             CA   90808     SFD      7.625       6.750     $1,833.19       360      1-Apr-28  $258,812.54
4752159    HIGHLAND VILLAGE       TX   75067     SFD      7.500       6.750     $1,662.04       360      1-May-28  $237,700.00
4752423    BEND                   OR   97701     SFD      7.250       6.750     $1,918.62       360      1-Apr-28  $281,030.60
4752491    ATLANTA                GA   30308     SFD      7.750       6.750      $859.70        360      1-Apr-28  $119,915.30
4752496    STAMFORD               CT   06905     SFD      7.500       6.750     $1,730.56       360      1-Apr-28  $247,316.32
4752595    WESTMINSTER            CO   80234     SFD      7.375       6.750     $2,132.11       360      1-Apr-28  $308,465.11
4752752    AGOURA HILLS           CA   91301     SFD      7.250       6.750     $1,712.95       360      1-Apr-28  $250,904.11
4752758    TORRANCE               CA   90503     SFD      7.625       6.750     $1,900.43       360      1-Apr-28  $268,305.66
4752765    LA CRESCENTA           CA   91214     SFD      7.250       6.750     $1,678.16       360      1-Apr-28  $245,808.09
4752776    MOORPARK               CA   93021     SFD      7.375       6.750     $2,103.11       360      1-Apr-28  $304,268.30
4752783    SAN JOSE               CA   95117     SFD      7.250       6.750     $2,455.84       360      1-Apr-28  $359,719.16
4752789    TORRANCE               CA   90501     SFD      7.000       6.733     $1,763.05       360      1-Apr-28  $264,782.78
4752798    LOS ALAMITOS           CA   90270     SFD      7.625       6.750     $1,670.39       360      1-Apr-28  $235,829.19
4752802    LAGUNA HILLS           CA   92653     SFD      7.625       6.750     $2,339.97       360      1-Apr-28  $330,360.72
4752813    PACIFIC PALISADES      CA   90272     SFD      7.000       6.733     $2,694.48       360      1-Apr-28  $404,668.02
4752827    TORRANCE               CA   90277     SFD      7.500       6.750     $2,684.99       360      1-Apr-28  $383,715.01
4752833    DUVALL                 WA   98019     SFD      7.500       6.750     $2,090.66       360      1-May-28  $299,000.00
4753348    CORAL SPRINGS          FL   33071     SFD      7.875       6.750     $3,172.18       360      1-Apr-28  $437,198.91
4753572    SANTA BARBARA          CA   93111     SFD      7.250       6.750     $2,489.95       360      1-Apr-28  $364,715.26
4753579    LAGUNA NIGUEL          CA   92677     SFD      7.750       6.750     $1,948.64       360      1-Apr-28  $271,808.03
4753587    LOS ANGELES            CA   91436     SFD      7.625       6.750     $2,941.59       360      1-Apr-28  $415,299.20
4753603    LOS ANGELES            CA   91304     SFD      7.500       6.750     $3,041.59       360      1-Apr-28  $434,677.16
4753611    MISSION VIEJO          CA   92692     LCO      7.625       6.750     $1,652.70       360      1-Apr-28  $233,331.00
4753647    COSTA MESA             CA   92627     SFD      7.375       6.750     $1,761.22       360      1-Apr-28  $254,805.97
4753656    SAUGUS AREA            CA   91350     SFD      7.250       6.750     $1,691.80       360      1-Apr-28  $247,806.53
4753660    WEST COVINA            CA   91791     SFD      7.625       6.750     $1,790.72       360      1-Apr-28  $252,816.88
4753672    LOS ANGELES            CA   90066     SFD      7.250       6.750     $1,705.44       360      1-Apr-28  $249,710.42
4753681    SANTA MONICA           CA   90403     SFD      7.250       6.750     $2,619.56       360      1-Apr-28  $383,700.44
4753691    HACIENDA HEIGHTS AREA  CA   91745     SFD      7.250       6.750     $2,298.25       360      1-Apr-28  $336,637.19
4753698    LOS ANGELES            CA   91367     SFD      7.625       6.750     $1,811.95       360      1-Apr-28  $255,814.72
4753709    CHINO HILLS            CA   91709     SFD      8.000       6.750     $1,138.44       360      1-Apr-28  $155,045.89
4753731    BELMONT                CA   94002     SFD      7.625       6.750     $2,229.55       360      1-Apr-28  $314,772.01
4753735    TRABUCO CANYON         CA   92679     SFD      7.625       6.750     $1,949.97       360      1-Apr-28  $275,300.60
4753751    NORMANDY PARK          WA   98166     SFD      7.500       6.750     $1,765.52       360      1-May-28  $252,500.00
4753957    AUSTIN                 TX   78733     SFD      7.250       6.750     $1,868.14       360      1-Apr-28  $273,636.37
4753982    LOS ANGELES            CA   91381     SFD      7.375       6.750     $1,930.09       360      1-Apr-28  $279,237.36
4753988    CAMIRILLO              CA   93012     SFD      7.625       6.750     $2,353.42       360      1-Apr-28  $331,612.76
4753994    LOS FLORES             CA   92688     SFD      7.625       6.750     $2,229.55       360      1-Apr-28  $314,772.01
4753998    SEAL BEACH             CA   90740     LCO      7.625       6.750     $1,632.88       360      1-Apr-28  $230,533.03
4754001    LOS ANGELES            CA   91423     SFD      7.625       6.750     $2,887.80       360      1-Apr-28  $407,704.70
4754003    THOUSAND OAKS          CA   91362     SFD      7.500       6.750     $1,727.06       360      1-Apr-28  $246,816.69
4754006    SAN JOSE               CA   95125     SFD      7.250       6.750     $1,652.23       360      1-Apr-28  $242,011.06
4754012    MANHATTAN BEACH        CA   90266     SFD      7.375       6.750     $2,499.90       360      1-Apr-28  $361,674.58
4754014    LONG BEACH             CA   90803     SFD      7.250       6.750     $2,220.49       360      1-Apr-28  $325,245.24
4754019    ALTADENA AREA          CA   91001     SFD      7.625       6.750     $2,371.11       360      1-Apr-28  $334,757.54
4754025    YORBA LINDA            CA   92887     SFD      7.625       6.750     $1,840.27       360      1-Apr-28  $259,700.90
4754026    CANYON COUNTRY         CA   91351     SFD      7.375       6.750     $1,870.00       360      1-Apr-28  $270,543.98
4754027    SIMI VALLEY            CA   93065     SFD      7.250       6.750     $2,063.58       360      1-Apr-28  $302,264.02
4754143    WALNUT CREEK           CA   94598     SFD      7.375       6.750     $1,712.88       360      1-Apr-28  $247,811.29
4754178    FORT LAUDERDALE        FL   33308     SFD      7.550       6.750     $1,756.61       360      1-Mar-28  $249,631.47
4754183    HUNTINGTON BEACH       CA   92646     SFD      7.750       6.750     $1,937.18       360      1-Apr-28  $270,209.15
4754187    NEWPORT BEACH          CA   92680     HCO      7.625       6.750     $1,297.39       360      1-Apr-28  $183,167.33
4754192    SIMI VALLEY            CA   93065     SFD      7.625       6.750     $2,010.14       360      1-Apr-28  $283,794.44
4754199    TEHACHAPI              CA   93561     SFD      8.000       6.750      $975.91        360      1-Apr-28  $132,910.76
4754202    SAN JOSE               CA   95120     SFD      7.250       6.750     $2,524.06       360      1-Apr-28  $369,711.36
4754416    NEW CANAAN             CT   06840     SFD      7.500       6.750     $3,635.92       360      1-May-28  $520,000.00
4754489    ATASCADERO             CA   93422     SFD      7.550       6.750     $1,869.03       360      1-Mar-28  $265,607.88
4754498    BOCA RATON             FL   33486     SFD      7.800       6.750     $1,658.59       360      1-Dec-27  $229,584.52
4754505    CASTRO VALLEY          CA   94552     SFD      7.200       6.750     $1,839.52       360      1-Mar-28  $207,193.68
4754512    CONCORD                CA   94518     SFD      7.350       6.750     $1,653.54       360      1-Mar-28  $239,631.80
4754515    GREENWICH              CT   06831     SFD      7.400       6.750     $1,855.58       360      1-Mar-28  $267,548.24
4754522    AGOURA HILLS           CA   91301     SFD      7.650       6.750     $1,915.69       360      1-Mar-28  $269,609.89
4754535    SANTA BARBARA          CA   93110     SFD      7.350       6.750     $2,928.14       360      1-Mar-28  $424,347.99
4754543    LOS GATOS              CA   95030     SFD      7.600       6.750     $2,428.90       360      1-Mar-28  $343,497.96
4754549    RANCHO PALOS VERDES    CA   90275     SFD      7.200       6.750     $2,009.22       360      1-Mar-28  $295,532.17
4754559    TRACY                  CA   95376     SFD      7.300       6.750     $1,744.10       360      1-Mar-28  $254,005.81
4754563    SUNNYVALE              CA   94087     SFD      7.450       6.750     $2,532.69       360      1-Mar-28  $363,452.59
4754569    MORGAN HILL            CA   95037     SFD      7.400       6.750     $2,049.45       360      1-Mar-28  $295,550.39
4754575    GLENDALE               CA   91208     SFD      7.300       6.750     $1,919.60       360      1-Mar-28  $279,566.15
4754587    SANTA BARBARA          CA   93103     SFD      7.400       6.750     $2,492.57       360      1-Mar-28  $359,453.18
4754668    COVINA                 CA   91724     SFD      7.350       6.750     $2,093.79       360      1-Mar-28  $303,433.78
4754671    LAFAYETTE              CA   94549     SFD      7.450       6.750     $2,226.55       360      1-Mar-28  $319,518.75
4754672    NEWPORT BEACH          CA   92661     SFD      7.400       6.750     $4,434.01       360      1-Mar-28  $639,427.26
4754673    CARMEL                 CA   93923     SFD      7.150       6.750     $2,471.99       360      1-Mar-28  $365,415.79
4754676    SANTA BARBARA          CA   93109     SFD      7.150       6.750     $1,877.64       360      1-Mar-28  $277,556.24
4754678    MOUNTAIN VIEW          CA   94043     SFD      7.650       6.750     $2,156.93       360      1-Mar-28  $303,560.75
4754680    REDONDO BEACH          CA   90277     SFD      7.250       6.750     $1,732.73       360      1-Mar-28  $253,602.51
4754684    SAN FRANCISCO          CA   94131     SFD      7.100       6.750     $1,841.37       360      1-Mar-28  $273,500.37
4754686    NEVADA CITY            CA   95959     SFD      7.500       6.750     $1,901.87       360      1-Mar-28  $271,595.00
4754688    SAN JOSE               CA   95120     SFD      7.350       6.750     $1,736.21       360      1-Mar-28  $251,613.40
4754691    SIERRA MADRE           CA   91024     SFD      7.350       6.750     $2,808.94       360      1-Mar-28  $407,074.54
4754700    SAN JOSE               CA   95126     SFD      7.550       6.750     $3,133.79       360      1-Mar-28  $440,311.07
4754713    HERMOSA BEACH          CA   90254     SFD      7.200       6.750     $1,615.52       360      1-Mar-28  $237,623.84
4754714    FORT LEE               NJ   07029     HCO      7.375       6.750     $1,657.62       360      1-Apr-28  $239,817.38
4754717    SHERMAN OAKS           CA   91423     SFD      7.350       6.750     $1,660.43       360      1-Mar-28  $240,277.52
4754721    LOS ANGELES            CA   90272     SFD      7.400       6.750     $2,084.07       360      1-Mar-28  $300,542.80
4754725    PALO ALTO              CA   94303     SFD      7.500       6.750     $3,006.63       360      1-Mar-28  $429,359.75
4754726    PACIFIC GROVE          CA   93950     SFD      7.150       6.750     $1,722.29       360      1-Mar-28  $254,542.66
4754731    TRABUCO CANYON         CA   92679     SFD      7.350       6.750     $1,619.09       360      1-Mar-28  $234,639.48
4754733    SUNNYVALE              CA   94087     SFD      7.500       6.750     $2,482.22       360      1-Mar-28  $354,453.53
4754738    SAN CARLOS             CA   94070     SFD      7.250       6.750     $2,401.27       360      1-Mar-28  $351,449.14
4754740    CORTE MADERA           CA   94925     SFD      7.400       6.750     $2,017.60       360      1-Mar-28  $290,957.38
4754741    SEAL BEACH             CA   90740     SFD      7.150       6.750     $2,127.54       360      1-Mar-28  $314,285.46
4754747    SAN LUIS OBISPO        CA   93401     SFD      7.550       6.750     $3,091.63       360      1-Mar-28  $439,351.37
4754748    NEWPORT BEACH          CA   92660     SFD      7.000       6.733     $2,275.34       360      1-Mar-28  $341,437.69
4754754    ORANGE                 CA   92869     SFD      7.500       6.750     $2,608.08       360      1-Mar-28  $372,444.61
4754756    SAN JOSE               CA   95124     SFD      7.350       6.750     $2,618.10       360      1-Mar-28  $379,417.03
4754761    MOUNTAIN VIEW          CA   94041     SFD      7.500       6.750     $2,272.45       360      1-Mar-28  $324,516.10
4754764    MISSION VIEJO          CA   92692     SFD      7.550       6.750     $1,607.65       360      1-Mar-28  $228,462.71
4754772    PLEASANTON             CA   94566     SFD      7.200       6.750     $1,832.73       360      1-Mar-28  $269,573.27
4754777    ALLEN                  TX   75013     SFD      7.550       6.750     $1,131.96       360      1-Mar-28  $160,862.52
4754778    WALNUT CREEK           CA   94598     SFD      7.875       6.750     $2,936.54       360      1-May-28  $405,000.00
4754782    VENTURA                CA   93001     SFD      7.550       6.750     $2,670.04       360      1-Mar-28  $379,439.83
4754786    NEWPORT BEACH          CA   92660     SFD      7.600       6.750     $2,259.44       360      1-Mar-28  $319,532.99
4754793    FORT MYERS             FL   33919     SFD      7.800       6.750      $507.51        360      1-Jan-28   $70,301.04
4754803    FORT MYERS             FL   33912     SFD      7.550       6.750     $2,037.67       360      1-Nov-27  $287,681.63
4754830    SAN LUIS OBISPO        CA   93405     SFD      7.500       6.750     $2,236.79       360      1-Mar-28  $319,423.70
4754831    DALLAS                 TX   75209     SFD      7.450       6.750     $1,877.26       360      1-Mar-28  $269,394.25
4754843    REDWOOD CITY           CA   94061     SFD      7.200       6.750     $1,832.73       360      1-Mar-28  $269,573.27
4754844    LA CANADA FLINTRIDGE   CA   91011     SFD      7.350       6.750     $1,722.44       360      1-Mar-28  $249,616.45
4754852    MILPITAS               CA   95035     PUD      7.350       6.750     $1,825.78       360      1-Mar-28  $264,593.46
4754853    LOS ANGELES            CA   90045     SFD      7.500       6.750     $2,006.75       360      1-Mar-28  $286,572.67
4754861    ENCINITAS              CA   92024     SFD      7.350       6.750     $2,790.34       360      1-Mar-28  $404,368.96
4754865    DELRAY BEACH           FL   33483     SFD      7.800       6.750     $2,591.54       360      1-Mar-28  $359,495.29
4754889    PALM DESERT            CA   92211     SFD      7.250       6.750     $1,875.99       360      1-Mar-28  $274,569.65
4754895    MILL VALLEY            CA   94941     SFD      7.350       6.750     $2,886.80       360      1-Mar-28  $418,357.20
4754904    SONOMA                 CA   95476     SFD      7.600       6.750     $2,002.43       360      1-Mar-28  $283,186.10
4754908    TARZANA                CA   91356     SFD      7.750       6.750     $2,464.46       360      1-Mar-28  $343,512.85
4754918    GILROY                 CA   95020     SFD      7.300       6.750     $1,727.64       360      1-Mar-28  $251,609.54
4754920    RIVERSIDE              CA   92506     SFD      7.550       6.750     $2,445.20       360      1-Mar-28  $347,487.00
4754927    LAGUNA NIGUEL          CA   92677     SFD      7.200       6.750     $2,267.16       360      1-Mar-28  $332,734.87
4755094    SANTA BARBARA          CA   93110     SFD      7.300       6.750     $1,755.07       360      1-Mar-28  $255,603.33
4755111    ROSLYN                 NY   11576     SFD      7.800       6.750     $2,631.85       360      1-Jan-28  $364,568.20
4755122    PLANTATION             FL   33317     SFD      7.850       6.750      $651.01        360      1-Nov-27   $89,620.27
4755128    BRADENTON              FL   34209     SFD      7.950       6.750      $506.09        360      1-Dec-27   $69,061.98
4755139    DALLAS                 TX   75208     SFD      7.300       6.750     $1,568.59       360      1-Mar-28  $228,445.49
4755150    DOWNEY                 CA   90241     SFD      7.600       6.750      $968.74        360      1-Jan-28  $136,553.79
4755162    BELVEDERE TIBURON      CA   94920     SFD      7.650       6.750     $2,788.40       360      1-Mar-28  $392,432.16
4755166    NAPLES                 FL   34104     SFD      7.350       6.750     $2,755.89       360      1-Jan-28  $398,765.16
4755169    MOUNTAIN VIEW          CA   94043     SFD      7.500       6.750     $1,873.90       360      1-Mar-28  $267,600.96
4755174    SAN JOSE               CA   95148     SFD      7.600       6.750     $1,955.83       360      1-Mar-28  $276,595.73
4755191    BELVEDERE              CA   94920     SFD      7.450       6.750     $4,171.29       360      1-Mar-28  $598,598.43
4755198    SAN JOSE               CA   95128     SFD      7.500       6.750     $2,237.49       360      1-Mar-28  $319,422.92
4755206    SANTA CLARITA          CA   91351     SFD      7.500       6.750     $2,936.01       360      1-Mar-28  $419,274.79
4755219    SUNLAND AREA           CA   91040     SFD      7.300       6.750     $1,755.07       360      1-Mar-28  $255,603.33
4755236    VAN NUYS               CA   91406     SFD      7.650       6.750     $1,816.36       360      1-Mar-28  $255,227.56
4755241    IRVINE                 CA   92620     SFD      7.200       6.750     $1,900.61       360      1-Mar-28  $279,557.46
4755244    SAN JOSE               CA   95128     SFD      7.550       6.750     $1,854.98       360      1-Mar-28  $263,610.82
4755251    LOS ANGELES            CA   90049     LCO      7.350       6.750     $1,860.23       360      1-Mar-28  $269,585.78
4755253    BELMONT                CA   94002     SFD      7.300       6.750     $3,599.25       360      1-Mar-28  $524,185.78
4755261    SAN RAMON              CA   94583     SFD      8.000       6.750     $1,972.36       360      1-Mar-28  $268,438.08
4755262    DANVILLE               CA   94526     SFD      7.550       6.750     $2,037.67       360      1-Mar-28  $289,572.49
4755269    SANTA YNEZ             CA   93460     SFD      7.500       6.750     $1,887.88       360      1-Nov-27  $268,778.78
4755284    STEWARTSVILLE          NJ   08886     SFD      7.375       6.750     $1,669.02       360      1-Feb-28  $241,094.97
4755293    MARINA DEL REY         CA   90292     SFD      7.650       6.750     $3,866.86       360      1-Jan-28  $543,414.99
4755300    MOUNTAIN VIEW          CA   94040     SFD      7.300       6.750     $2,982.24       360      1-Dec-27  $433,246.80
4755320    SAN MARTIN             CA   95046     SFD      7.250       6.750     $2,339.87       360      1-Dec-27  $341,645.85
4755329    ALTADENA               CA   91001     SFD      7.350       6.750     $2,066.92       360      1-Jan-28  $299,073.86
4755330    THOUSAND OAKS          CA   91361     LCO      7.600       6.750     $2,887.85       360      1-Nov-27  $407,124.35
4755337    MENLO PARK             CA   94025     SFD      7.400       6.750     $3,184.95       360      1-Jan-28  $458,593.93
4755339    SAN CLEMENTE           CA   92673     SFD      7.750       6.750     $2,070.44       360      1-Mar-28  $288,590.73
4755353    NAPA                   CA   94558     SFD      7.750       6.750     $1,791.04       360      1-Mar-28  $249,645.95
4755367    ENCINITAS              CA   92024     SFD      7.350       6.750     $1,739.66       360      1-Mar-28  $252,112.62
4755371    ALISO VIEJO            CA   92656     SFD      7.700       6.750     $2,560.24       360      1-Jan-28  $358,066.05
4755375    LAGUNA HILLS           CA   92653     SFD      7.700       6.750     $3,122.77       360      1-Jan-28  $436,738.86
4755382    SAN JOSE               CA   95135     SFD      7.400       6.750     $2,430.26       360      1-Dec-27  $349,654.72
4755387    RANCHO PALOS VERDES    CA   90275     SFD      7.550       6.750     $3,203.35       360      1-Jan-28  $454,547.39
4755390    NEWPORT BEACH          CA   92662     SFD      7.600       6.750     $2,824.30       360      1-Jan-28  $398,825.03
4755787    VIENNA                 VA   22182     SFD      7.500       6.750     $1,762.02       360      1-May-28  $252,000.00
4755939    BROOKLYN               NY   11234     MF2      7.875       6.750     $2,146.21       360      1-Apr-28  $295,796.29
4756298    DRIPPING SPRINGS       TX   78620     SFD      7.375       6.750     $1,657.62       360      1-May-28  $240,000.00
4756429    FRUIT HEIGHTS          UT   84037     SFD      7.250       6.750     $1,739.55       360      1-Apr-28  $253,061.47
4757856    UPPER SADDLE RIVER     NJ   07458     MF2      7.750       6.750     $2,364.16       360      1-Apr-28  $329,767.09
4757912    RANCHO PALOS VERDES    CA   90275     SFD      7.050       6.750     $2,514.18       360      1-Mar-28  $375,387.85
4757925    SANTA CLARITA          CA   91321     SFD      7.400       6.750      $830.86        360      1-Dec-27  $119,540.06
4757933    FRESNO                 CA   93727     SFD      7.850       6.750      $611.22        360      1-Dec-27   $83,960.13
4757962    LAGUNA NIGUEL          CA   92677     SFD      7.900       6.750     $1,017.53       360      1-Nov-27  $139,415.27
4757975    VISTA                  CA   92084     PUD      7.600       6.750      $328.33        360      1-Nov-27   $46,293.78
4757984    NORTH HOLLYWOOD        CA   91706     SFD      8.150       6.750      $987.62        360      1-Nov-27  $132,172.94
4758280    SAN ANTONIO            TX   78247     SFD      7.250       6.750     $2,646.85       360      1-May-28  $388,000.00
4759050    CAPISTRANO BEACH       CA   92624     SFD      7.000       6.733     $2,661.21       360      1-Apr-28  $399,672.13
4759440    AUSTIN                 TX   78746     SFD      7.250       6.750     $2,844.34       360      1-May-28  $416,950.00
4759706    REDMOND                OR   97756     SFD      7.250       6.750     $1,705.44       360      1-Apr-28  $249,804.98
4760341    LAGUNA HILLS           CA   92653     SFD      7.000       6.733     $1,833.91       360      1-Apr-28  $275,424.05
4760345    LOS ANGELES            CA   91356     SFD      7.375       6.750     $1,647.26       360      1-Apr-28  $238,318.52
4760353    ESCONDIDO              CA   92025     SFD      7.250       6.750     $2,182.97       360      1-May-28  $320,000.00
4760361    HUNTINGTON BEACH       CA   92649     SFD      7.375       6.750     $1,629.99       360      1-Apr-28  $235,820.43
4760368    YORBA LINDA            CA   92887     SFD      7.750       6.750     $1,857.30       360      1-May-28  $259,250.00
4760373    PALOS VERDES           CA   90274     SFD      6.750       6.483     $2,247.39       360      1-Apr-28  $346,201.68
4760381    TORRANCE               CA   90503     SFD      7.625       6.750     $1,687.74       360      1-Apr-28  $238,277.42
4760388    SEAL BEACH             CA   90740     SFD      7.375       6.750     $1,657.62       360      1-Apr-28  $239,817.38
4760392    LAGUNA BEACH           CA   92651     SFD      7.375       6.750     $2,721.26       360      1-Apr-28  $393,700.20
4760559    TRABUCO CANYON         CA   92679     SFD      7.750       6.750     $2,292.52       360      1-Apr-28  $319,774.15
4760655    LAGUNA BEACH           CA   92651     SFD      7.625       6.750     $2,356.95       360      1-Apr-28  $332,758.99
4760688    LOS ANGELES            CA   91604     SFD      7.250       6.750     $2,081.32       360      1-Apr-28  $304,861.99
4760701    NORTH ANDOVER          MA   01845     SFD      7.250       6.750     $2,039.71       360      1-Apr-28  $298,766.75
4760741    MORGAN HILL            CA   95037     SFD      7.650       6.750     $1,873.12       360      1-Mar-28  $263,541.06
4760745    SUNNYVALE              CA   94087     SFD      7.250       6.750     $2,303.71       360      1-Apr-28  $337,436.57
4760768    RANCHO PALOS VERDES    CA   90275     SFD      7.000       6.733     $1,676.56       360      1-May-28  $252,000.00
4760779    LOS ANGELES            CA   91367     SFD      7.500       6.750     $2,146.59       360      1-Apr-28  $306,772.16
4760791    VISTA                  CA   92084     SFD      7.625       6.750     $2,065.34       360      1-Apr-28  $291,588.81
4760795    LOS ANGELES            CA   90024     SFD      7.625       6.750     $1,769.49       360      1-Apr-28  $249,819.06
4760800    OXNARD                 CA   93035     SFD      7.250       6.750     $2,021.29       360      1-Apr-28  $296,068.86
4760953    HIGHLAND PARK          TX   75205     MF2      7.250       6.750     $2,728.71       360      1-Apr-28  $399,687.96
4761705    NORTH MASSAPEQUA       NY   11759     SFD      7.625       6.750     $1,206.08       360      1-Apr-28  $170,276.67
4761833    VIRIGINA BEACH         VA   23456     SFD      7.375       6.750     $2,051.31       360      1-Apr-28  $296,774.01
4761840    VIRGINIA BEACH         VA   23456     SFD      7.625       6.750     $1,790.36       360      1-Apr-28  $252,766.93
4762756    CUPERTINO              CA   95014     SFD      7.750       6.750     $3,188.03       360      1-Mar-28  $444,369.80
4762930    DANVILLE               CA   94506     THS      7.875       6.750     $1,773.71       360      1-May-28  $244,625.00
4763127    LOS ANGELES            CA   91436     SFD      7.250       6.750     $3,854.30       360      1-Apr-28  $564,559.25
4763137    GLENDALE               CA   91208     SFD      7.625       6.750     $2,123.38       360      1-May-28  $300,000.00
4763167    FOUNTAIN VALLEY        CA   92708     SFD      7.250       6.750     $1,717.72       360      1-May-28  $251,800.00
4763187    LAGUNA HILLS           CA   92653     SFD      7.750       6.750     $1,791.03       360      1-May-28  $250,000.00
4763901    HUNTINGTON BEACH       CA   92648     SFD      7.000       6.733     $1,995.91       360      1-May-28  $300,000.00
4763909    LAGUNA BEACH           CA   92651     SFD      7.500       6.750     $4,544.90       360      1-Apr-28  $649,517.60
4764240    NAPLES                 FL   34110     SFD      7.125       6.750     $1,064.48       360      1-May-28  $158,000.00
4764435    OLD GREENWICH          CT   06870     LCO      7.250       6.750     $2,046.53       360      1-Apr-28  $299,765.97
4764535    MANHATTAN BEACH        CA   90266     SFD      7.500       6.750     $2,272.45       360      1-May-28  $325,000.00
4764545    MELVILLE               NY   11747     SFD      7.500       6.750     $1,820.76       360      1-May-28  $260,400.00
4764980    LAGUNA NIGUEL          CA   92677     SFD      7.625       6.750     $1,773.02       360      1-May-28  $250,500.00
4764981    WALNUT                 CA   91789     SFD      7.250       6.750     $1,773.66       360      1-Apr-28  $259,797.18
4764991    ORINDA                 CA   94563     SFD      7.250       6.750     $2,019.25       360      1-Apr-28  $295,769.09
6261078    STEAMBOAT SPRINGS      CO   80477     SFD      7.625       6.750     $4,600.66       360      1-Apr-28  $649,529.55
6342424    FOUNTAINVILLE          PA   18923     SFD      7.000       6.733     $1,904.76       360      1-Dec-27  $285,012.26
6350460    MAHTOMEDI              MN   55115     SFD      7.375       6.750     $2,486.43       360      1-Jan-28  $358,894.14
6354306    SAN JOSE               CA   95135     SFD      7.375       6.750     $2,533.05       360      1-Apr-28  $366,470.93
6384080    NORWALK                CT   06855     SFD      7.125       6.750     $3,348.72       360      1-Apr-28  $496,652.51
6423831    ASPEN                  CO   81611     SFD      7.375       6.750     $6,906.75       360      1-May-28  $1,000,000.00
6441352    CHASKA                 MN   55318     SFD      7.375       6.750     $2,455.73       360      1-Mar-28  $354,969.54
6442921    ST PAUL                MN   55105     SFD      7.500       6.750     $2,209.52       360      1-Feb-28  $315,292.03
6444800    BAYTOWN TOWNSHIP       MN   55082     SFD      7.375       6.750     $4,110.90       360      1-Jan-28  $593,371.64
6451008    NEWARK                 DE   19711     SFD      7.375       6.750     $1,726.69       360      1-Apr-28  $249,809.77
6458186    DEEPHAVEN              MN   55331     SFD      7.375       6.750     $4,144.05       360      1-Jan-28  $598,156.89
6460997    SAN JOSE               CA   95121     SFD      7.250       6.750     $2,660.49       360      1-May-28  $390,000.00
6463956    FALLON                 NV   89406     SFD      7.625       6.750     $1,828.23       360      1-Apr-28  $258,113.05
6464704    BASTROP                TX   78612     SFD      7.750       6.750     $2,314.01       360      1-Mar-28  $322,542.59
6469297    WESTWOOD               MA   02090     SFD      7.625       6.750     $2,194.16       360      1-Apr-28  $309,775.63
6470467    WASHINGTON TWP         NJ   08691     SFD      7.625       6.750     $2,371.11       360      1-Mar-28  $334,412.90
6470592    LAFAYETTE              CO   80026     PUD      7.500       6.750     $1,860.97       360      1-Apr-28  $265,954.48
6471297    SAN JOSE               CA   95126     SFD      7.375       6.750     $1,795.76       360      1-Apr-28  $259,802.16
6473786    CHESAPEAKE             VA   23320     SFD      7.625       6.750     $1,844.16       360      1-Feb-28  $259,980.65
6475195    SCARBOROUGH            ME   04074     SFD      7.750       6.750     $1,719.39       360      1-May-28  $240,000.00
6478061    SAN RAMON              CA   94583     SFD      7.500       6.750     $2,018.86       360      1-Apr-28  $288,517.72
6483289    GRAYSLAKE              IL   60030     PUD      7.500       6.750     $1,690.00       360      1-Apr-28  $241,520.63
6484039    CAMARILLO              CA   93010     SFD      6.875       6.608     $2,092.32       360      1-Feb-28  $317,682.65
6493823    BOZEMAN                MT   59715     SFD      7.500       6.750     $1,924.24       360      1-Mar-28  $274,790.24
6499367    ROCHESTER              MI   48307     SFD      7.000       6.733     $2,790.94       360      1-Mar-28  $418,810.28
6502803    LINCOLN                NE   68516     SFD      7.750       6.750     $1,826.85       360      1-Mar-28  $254,638.88
6503301    SAN JOSE               CA   95123     SFD      7.875       6.750     $1,696.66       360      1-Apr-28  $233,838.97
6504346    HUNTINGTON BEACH       CA   92648     SFD      7.250       6.750     $3,188.49       360      1-Apr-28  $467,035.39
6507005    BOGART                 GA   30622     SFD      7.500       6.750     $1,706.08       360      1-Jan-28  $243,268.19
6514017    FLOWER MOUND           TX   75028     SFD      7.500       6.750     $2,405.30       360      1-Oct-27  $342,112.32
6514523    OMAHA                  NE   68164     SFD      7.500       6.750     $1,710.28       360      1-Apr-28  $244,418.47
6518577    JUNCTION CITY          OR   97448     SFD      7.500       6.750     $1,985.77       360      1-May-28  $284,000.00
6523983    ALBUQUERQUE            NM   87111     SFD      7.375       6.750     $1,930.09       360      1-Mar-28  $279,023.42
6525631    WESTMINSTER            CO   80020     SFD      7.625       6.750     $2,123.38       360      1-Mar-28  $299,563.99
6534117    MT LAUREL TWP          NJ   08054     SFD      7.375       6.750      $846.08        360      1-Nov-27  $121,627.08
6538006    WEST FRIENDSHIP        MD   21794     SFD      7.625       6.750     $2,734.91       360      1-Apr-28  $386,120.34
6539363    FALLBROOK              CA   92028     SFD      8.000       6.750     $1,769.84       360      1-Apr-28  $241,038.16
6540172    SCOTTSDALE             AZ   85254     PUD      7.500       6.750     $1,800.85       360      1-Apr-28  $257,362.86
6541062    FREMONT                CA   94539     SFD      7.000       6.733     $2,661.21       360      1-Apr-28  $399,672.12
6541310    VIRGINIA BEACH         VA   23456     SFD      7.875       6.750      $725.07        360      1-Mar-28   $99,861.91
6545540    ALPHARETTA             GA   30022     SFD      6.875       6.608     $2,049.62       360      1-Mar-28  $311,474.26
6547595    ORONO                  MN   55356     SFD      7.250       6.750     $3,743.78       360      1-Mar-28  $547,941.19
6549181    MINNETONKA BEACH       MN   55391     SFD      7.375       6.750     $1,899.36       360      1-Dec-27  $272,658.88
6550715    SAN DIEGO              CA   92130     SFD      7.250       6.750     $2,596.02       360      1-May-28  $380,550.00
6552437    ANDOVER                MA   01810     SFD      7.750       6.750     $1,669.24       360      1-Nov-27  $230,364.00
6553376    TOWN AND COUNTRY       MO   63131     SFD      7.375       6.750     $5,252.58       360      1-Mar-28  $751,436.35
6554557    CARMICHAEL             CA   95608     SFD      8.125       6.750     $1,863.59       360      1-Feb-28  $250,494.12
6555461    WOODBURY               MN   55125     SFD      7.625       6.750     $2,154.45       360      1-Apr-28  $304,168.69
6555884    SAN JOSE               CA   95148     SFD      7.250       6.750     $2,363.74       360      1-Apr-28  $346,229.70
6556048    SAN JOSE               CA   95138     SFD      7.125       6.750     $2,269.76       360      1-Apr-28  $336,630.58
6558110    SCOTTSDALE             AZ   85260     SFD      7.500       6.750     $2,064.08       360      1-Apr-28  $294,980.92
6562116    OCEAN CITY             NJ   08226     LCO      7.250       6.750     $1,705.44       360      1-Dec-27  $249,013.02
6562878    RALEIGH                NC   27614     SFD      6.750       6.483     $4,086.17       360      1-Mar-28  $628,912.11
6565816    FORT COLLINS           CO   80524     PUD      7.125       6.750     $2,425.39       360      1-Feb-28  $359,131.19
6568298    CHINO HILLS            CA   91709     SFD      7.625       6.750     $1,702.60       360      1-Apr-28  $240,375.89
6568988    ALAMO                  CA   94507     SFD      7.500       6.750     $3,663.88       360      1-Apr-28  $523,611.12
6572029    CLIVE                  IA   50325     SFD      7.500       6.750      $349.61        360      1-Feb-28   $49,887.97
6572414    NORTH POTOMAC          MD   20878     SFD      7.250       6.750     $1,650.87       360      1-Dec-27  $241,044.59
6573171    BOULDER CITY           NV   89005     SFD      7.750       6.750     $2,507.44       360      1-Apr-28  $349,752.98
6573634    REDMOND                WA   98053     SFD      7.375       6.750     $1,861.51       360      1-Apr-28  $269,314.91
6574990    WESTFORD               MA   01886     SFD      7.250       6.750     $2,073.82       360      1-Apr-28  $303,762.85
6577317    SOUTH SALEM            NY   10590     SFD      7.500       6.750     $2,412.29       360      1-Jan-28  $343,966.20
6577500    BOONTON                NJ   07005     LCO      7.875       6.750     $1,957.69       360      1-Mar-28  $269,627.16
6579958    CORNELIUS              NC   28031     SFD      7.625       6.750     $2,236.63       360      1-Mar-28  $315,541.12
6580039    COLUMBIA               MD   21044     SFD      7.500       6.750     $2,125.61       360      1-Jan-28  $303,089.06
6582266    LOVELAND               OH   45140     SFD      7.500       6.750     $1,762.02       360      1-Feb-28  $251,435.42
6583055    SAN JOSE               CA   95138     SFD      7.375       6.750     $2,228.81       360      1-Apr-28  $322,454.45
6583156    PHOENIX                AZ   85045     SFD      7.375       6.750     $2,069.41       360      1-Jan-28  $298,701.64
6583313    WOODINVILLE            WA   98072     SFD      7.000       6.733     $1,702.18       360      1-Mar-28  $255,397.29
6584768    ENGLEWOOD CLIFFS       NJ   07632     SFD      7.625       6.750     $2,599.02       360      1-Mar-28  $366,666.77
6586536    MISSION VIEJO          CA   92691     PUD      7.375       6.750     $2,969.21       360      1-Apr-28  $429,572.88
6587718    ROCHESTER              MN   55902     SFD      7.500       6.750     $2,092.40       360      1-Dec-27  $286,221.47
6588113    ROCHESTER              MN   55902     SFD      7.375       6.750     $1,961.52       360      1-Dec-27  $282,906.12
6588487    WELCH TOWNSHIP         MN   55089     SFD      7.875       6.750     $1,885.19       360      1-Feb-28  $259,459.65
6589443    CHULA VISTA            CA   91910     SFD      7.750       6.750     $1,820.40       360      1-Apr-28  $253,920.66
6590539    EXCELSIOR              MN   55331     SFD      7.250       6.750     $3,714.31       360      1-Mar-28  $543,627.95
6596533    EDEN PRAIRIE           MN   55347     SFD      7.000       6.733     $2,767.66       360      1-Feb-28  $414,971.05
6596942    MERIDIAN               ID   83642     SFD      7.750       6.750     $1,816.10       360      1-Apr-28  $253,221.09
6597870    CARLSBAD               CA   92009     SFD      7.375       6.750     $2,445.68       360      1-Mar-28  $353,559.46
6598267    MINNETRISTA            MN   55364     SFD      7.250       6.750     $3,533.67       360      1-Apr-28  $517,595.91
6598973    ALPHARETTA             GA   30022     SFD      7.250       6.750     $3,338.57       360      1-Mar-28  $488,634.14
6600543    GREENVILLE             SC   29609     SFD      7.375       6.750     $1,726.69       360      1-Jan-28  $249,232.03
6601123    AUSTIN                 TX   78746     SFD      7.375       6.750     $4,385.79       360      1-Mar-28  $634,030.65
6601938    LAKEWOOD               CO   80227     SFD      7.500       6.750     $2,971.66       360      1-Apr-28  $424,684.59
6603149    GRANT CITY             MN   55082     SFD      7.375       6.750     $2,907.74       360      1-Mar-28  $420,317.19
6604246    BALTIMORE              MD   21244     SFD      7.250       6.750     $2,081.32       360      1-Jan-28  $304,139.30
6604492    CASTLE ROCK            CO   80104     SFD      7.500       6.750     $2,836.36       360      1-Feb-28  $404,741.20
6605113    LAKE OSWEGO            OR   97034     SFD      7.500       6.750     $2,473.12       360      1-Apr-28  $353,437.51
6605400    BETHESDA               MD   20814     SFD      7.375       6.750     $1,768.13       360      1-Jan-28  $255,213.60
6605453    WASHINGTON             DC   20011     SFD      7.375       6.750     $1,983.62       360      1-Apr-28  $286,981.46
6607521    MARYSVILLE             WA   98271     SFD      7.375       6.750     $2,210.16       360      1-Mar-28  $319,511.52
6608174    SUWANEE                GA   30024     SFD      7.250       6.750     $2,337.58       360      1-Mar-28  $341,921.11
6609069    NEWPORT BEACH          CA   92660     PUD      7.625       6.750     $7,077.94       360      1-Mar-28  $998,547.86
6610531    SAN JOSE               CA   95138     SFD      7.375       6.750     $2,102.42       360      1-Apr-28  $304,168.37
6611023    FREMONT                CA   94555     SFD      7.750       6.750     $2,113.06       360      1-Mar-28  $294,157.10
6611673    RALEIGH                NC   27614     PUD      7.250       6.750     $4,093.06       360      1-Feb-28  $598,587.32
6612025    LAS VEGAS              NV   89134     SFD      7.375       6.750     $1,666.54       360      1-Feb-28  $240,737.81
6612158    BROOKLYN               NY   11223     SFD      7.375       6.750     $2,244.69       360      1-Feb-28  $324,253.56
6613096    ROCKVILLE              MD   20850     SFD      7.500       6.750     $1,356.48       360      1-Apr-28  $193,856.02
6613344    ORONO                  MN   55356     SFD      7.250       6.750     $3,499.29       360      1-Mar-28  $512,157.27
6613539    ISSAQUAH               WA   98029     SFD      7.625       6.750     $2,345.63       360      1-Apr-28  $331,160.14
6614220    BELLAIRE               TX   77401     SFD      7.125       6.750     $1,627.70       360      1-Jan-28  $240,820.29
6615440    LONG BEACH TWP         NJ   08008     SFD      7.625       6.750     $2,123.38       360      1-Mar-28  $299,564.36
6616143    LONG LAKE              MN   55356     SFD      7.625       6.750     $2,831.17       360      1-Mar-28  $399,419.16
6617115    AVALON                 NJ   08202     LCO      7.500       6.750     $1,734.05       360      1-Feb-28  $247,444.39
6617657    MORRIS TOWNSHIP        NJ   07960     SFD      7.625       6.750     $2,038.45       360      1-Mar-28  $287,581.78
6618637    DENVER                 CO   80220     SFD      7.375       6.750     $1,657.62       360      1-Apr-28  $239,817.38
6619264    MEDFORD                OR   97504     SFD      7.500       6.750     $2,202.53       360      1-Feb-28  $314,294.27
6620200    CORTE MADERA           CA   94925     SFD      7.375       6.750     $2,175.63       360      1-Apr-28  $314,760.31
6620515    MARBLEHEAD             MA   01945     SFD      7.375       6.750     $1,761.22       360      1-Feb-28  $254,414.32
6620725    SHREWSBURY             NJ   07702     SFD      7.625       6.750      $545.00        360      1-Feb-28   $76,831.75
6621907    BOCA RATON             FL   33428     SFD      7.500       6.750     $1,642.99       360      1-Jan-28  $234,272.91
6622108    KENT                   WA   98042     SFD      7.625       6.750     $1,647.39       360      1-Jan-28  $231,986.87
6622168    GERMANTOWN             MD   20874     PUD      7.500       6.750     $1,565.54       360      1-Jan-28  $223,229.07
6622326    SYKESVILLE             MD   21784     SFD      7.500       6.750     $2,293.42       360      1-Feb-28  $327,265.17
6622362    ALPHARETTA             GA   30005     SFD      7.250       6.750     $1,691.01       360      1-Feb-28  $247,301.38
6622456    NORTH POTOMAC          MD   20878     SFD      7.250       6.750     $1,952.39       360      1-Mar-28  $285,752.13
6622514    ANNANDALE              VA   22003     SFD      7.750       6.750     $2,668.64       360      1-Jan-28  $371,438.12
6622659    CAMBRIDGE              MA   02140     PUD      7.750       6.750     $2,134.91       360      1-Mar-28  $297,577.98
6623592    ATLANTA                GA   30342     SFD      7.500       6.750     $2,057.79       360      1-Jan-28  $293,418.12
6625840    WESTFIELD              NJ   07090     SFD      7.500       6.750     $2,237.49       360      1-Mar-28  $319,523.54
6626114    FRANKTOWN              CO   80116     SFD      7.125       6.750     $1,899.89       360      1-Mar-28  $279,535.76
6626152    SANDIA PARK            NM   87047     SFD      7.375       6.750     $2,129.80       360      1-Feb-28  $307,656.75
6626372    PALO ALTO              CA   94301     SFD      7.500       6.750     $3,691.85       360      1-Apr-28  $527,608.15
6627036    ATLANTA                GA   30342     SFD      7.250       6.750     $1,937.38       360      1-Mar-28  $283,555.56
6628181    SEA ISLE CITY          NJ   08243     SFD      7.000       6.733     $1,663.26       360      1-Apr-28  $249,795.07
6628487    ASPEN                  CO   81611     PUD      7.625       6.750      $707.79        360      1-Apr-28   $99,927.63
6628818    BELLE MEAD             NJ   08502     SFD      7.000       6.733     $1,862.85       360      1-Feb-28  $279,307.42
6628989    FRANKLIN LAKES         NJ   07417     SFD      7.375       6.750     $2,417.36       360      1-Mar-28  $349,465.72
6629351    DURANGO                CO   81301     SFD      7.500       6.750     $1,957.80       360      1-Mar-28  $279,583.10
6629758    SAN DIEGO              CA   92130     SFD      7.500       6.750     $3,037.16       360      1-Apr-28  $434,044.63
6630000    SPARKS                 NV   89436     SFD      7.625       6.750     $1,670.39       360      1-Mar-28  $235,657.30
6631878    PARKLAND               FL   33067     PUD      7.875       6.750     $1,998.30       360      1-Apr-28  $275,411.33
6632644    WHITE BEAR LAKE        MN   55110     SFD      7.250       6.750     $2,380.80       360      1-Feb-28  $348,178.28
6632652    LAS VEGAS              NV   89129     PUD      7.375       6.750     $1,795.76       360      1-Apr-28  $259,802.16
6632780    STAMFORD               CT   06903     SFD      7.000       6.733     $2,328.56       360      1-Apr-28  $349,713.11
6633233    VIRGINIA BEACH         VA   23457     SFD      7.625       6.750     $2,424.31       240      1-Apr-18  $297,569.87
6633978    SIMI VALLEY            CA   93063     SFD      7.250       6.750     $2,062.65       360      1-Mar-28  $301,816.90
6634061    ENGLEWOOD              CO   80111     SFD      7.250       6.750     $3,797.81       360      1-Mar-28  $555,848.79
6634733    VIENNA                 VA   22182     SFD      7.375       6.750     $2,002.96       360      1-Mar-28  $289,557.31
6634835    MAHWAH                 NJ   07430     SFD      7.375       6.750     $2,486.43       360      1-Feb-28  $359,173.15
6635095    PHOENIX                AZ   85028     SFD      7.250       6.750     $2,728.71       360      1-Apr-28  $399,687.96
6636673    SCOTTSDALE             AZ   85259     SFD      7.250       6.750     $3,009.42       360      1-Feb-28  $436,075.01
6636772    REDWOOD CITY           CA   94061     PUD      7.125       6.750     $1,983.43       360      1-Mar-28  $293,798.22
6637733    FARMINGTON             UT   84025     SFD      7.375       6.750     $1,822.00       360      1-Jan-28  $262,989.66
6637937    PLEASANTON             CA   94588     PUD      7.750       6.750     $4,090.71       360      1-Apr-28  $570,597.00
6639191    BATTLE CREEK           MI   49015     SFD      7.375       6.750     $1,678.34       360      1-Feb-28  $242,441.88
6639220    WAYZATA                MN   55391     SFD      7.375       6.750     $4,420.32       360      1-Apr-28  $639,513.01
6639414    PRINCETON              NJ   08540     SFD      6.875       6.608     $6,437.90       360      1-Mar-28  $978,348.65
6639599    RUMSON                 NJ   07760     SFD      7.375       6.750     $2,417.36       360      1-Mar-28  $349,465.72
6639952    NEWBERG                OR   97132     SFD      7.625       6.750      $539.34        360      1-Mar-28   $76,089.35
6640112    HUTCHINSON             KS   67502     SFD      8.125       6.750     $1,869.24       360      1-Mar-28  $251,419.52
6640394    VENTURA                CA   93001     SFD      7.625       6.750     $3,288.41       360      1-Apr-28  $464,263.74
6640435    METUCHEN               NJ   08840     SFD      7.625       6.750     $1,197.11       240      1-Mar-18  $146,674.78
6640543    CASTLE ROCK            CO   80104     SFD      7.125       6.750     $1,852.73       360      1-Mar-28  $274,558.86
6641140    LIBERTY                UT   84310     SFD      7.875       6.750     $1,305.12       360      1-Feb-28  $178,036.15
6641240    EDEN PRAIRIE           MN   55347     SFD      7.125       6.750     $1,684.30       360      1-Jan-28  $249,193.15
6641776    GREENSBORO             NC   27455     SFD      7.000       6.733     $1,736.44       360      1-Mar-28  $260,570.87
6641800    LITTLETON              CO   80120     PUD      7.625       6.750     $2,321.56       360      1-Mar-28  $327,523.71
6642018    ST LOUIS               MO   63131     SFD      6.750       6.483     $1,705.81       360      1-Mar-28  $262,545.86
6643376    KENSINGTON             MD   20895     SFD      7.000       6.733     $1,796.32       360      1-Feb-28  $269,332.16
6643476    PHOENIX                AZ   85045     SFD      7.375       6.750     $1,956.16       360      1-Mar-28  $282,791.65
6644814    CLOSTER                NJ   07602     SFD      7.500       6.750     $3,445.73       360      1-Mar-28  $492,066.25
6645027    DENVER                 CO   80220     SFD      7.375       6.750     $1,652.09       360      1-Mar-28  $238,834.86
6645176    TYNGSBORO              MA   01879     SFD      7.250       6.750     $1,620.17       360      1-Apr-28  $237,314.73
6645662    SCOTTSDALE             AZ   85259     SFD      7.750       6.750     $1,981.24       360      1-Apr-28  $276,354.81
6645904    GARDEN CITY            NY   11530     SFD      7.375       6.750     $2,260.23       360      1-Mar-28  $326,200.51
6645983    WASHINGTON             DC   20015     SFD      7.500       6.750     $1,910.25       360      1-Feb-28  $272,587.94
6646421    BRECKINRIDGE           CO   80424     PUD      7.500       6.750     $4,474.41       360      1-Feb-28  $638,486.35
6646479    RIDGWAY                CO   81432     SFD      7.500       6.750     $2,097.64       360      1-Apr-28  $299,777.36
6646545    DURANGO                CO   81301     SFD      7.625       6.750     $2,335.72       360      1-Apr-28  $329,761.16
6646755    HOUSTON                TX   77005     SFD      7.375       6.750     $2,279.23       360      1-Mar-28  $329,496.24
6646969    GOLDEN                 CO   80401     SFD      7.125       6.750     $2,252.91       360      1-Mar-28  $333,863.59
6647018    INCLINE VILLAGE        NV   89451     SFD      7.250       6.750     $2,046.53       360      1-Feb-28  $299,293.66
6647092    CARLSBAD               CA   92009     SFD      7.250       6.750     $2,277.79       360      1-Mar-28  $333,377.47
6647185    OLDBRIDGE              NJ   07747     SFD      6.875       6.608     $1,597.13       360      1-May-28  $243,120.00
6647431    MALVERN                PA   19355     SFD      7.125       6.750     $2,255.91       360      1-Mar-28  $334,307.87
6647782    GREENWICH              CT   06831     SFD      6.875       6.608     $5,255.43       360      1-Apr-28  $799,227.90
6647969    NEWARK                 CA   94560     SFD      7.375       6.750     $2,569.66       360      1-Apr-28  $371,766.90
6648311    PHOENIX                AZ   85021     SFD      7.500       6.750     $1,887.88       360      1-Mar-28  $269,597.99
6648879    SAN JOSE               CA   95138     SFD      7.625       6.750     $2,147.09       360      1-Apr-28  $302,977.54
6649293    ALEXANDRIA             VA   22306     SFD      7.625       6.750     $2,017.21       360      1-Feb-28  $284,377.25
6649795    WESTLAKE               OH   44145     SFD      7.625       6.750     $1,847.34       360      1-Feb-28  $260,429.69
6650052    WEST GROVE             PA   19390     SFD      7.500       6.750     $2,078.43       240      1-Apr-18  $257,065.23
6652311    LIVERMORE              CA   94550     SFD      8.000       6.750     $2,338.87       360      1-Mar-28  $318,320.83
6652704    LITTLE SILVER          NJ   07739     SFD      7.500       6.750     $1,982.27       360      1-Mar-28  $283,077.90
6653276    WASHINGTON TWP         NJ   07853     SFD      7.500       6.750     $2,136.80       360      1-Mar-28  $305,144.98
6653702    LAS VEGAS              NV   89117     SFD      7.500       6.750     $2,885.66       360      1-Feb-28  $411,775.39
6654364    EDEN PRAIRIE           MN   55347     SFD      7.375       6.750     $3,422.30       360      1-Feb-28  $493,958.22
6654615    AVALON                 NJ   08202     SFD      7.000       6.733     $1,663.26       360      1-Mar-28  $249,588.95
6656025    BRONX                  NY   10471     SFD      7.625       6.750     $2,420.65       360      1-Mar-28  $341,503.38
6656592    BEAVERTON              OR   97007     SFD      7.125       6.750     $1,825.78       360      1-Mar-28  $270,565.28
6656853    NORCROSS               GA   30092     SFD      7.500       6.750     $2,057.79       360      1-Mar-28  $293,861.81
6657128    MISSION VIEJO          CA   92692     SFD      7.000       6.733     $2,409.56       360      1-Apr-28  $361,878.13
6657433    HAM LAKE               MN   55304     SFD      7.250       6.750     $1,974.90       360      1-Mar-28  $288,821.25
6657572    OWATONNA               MN   55060     SFD      7.500       6.750     $2,181.55       360      1-Mar-28  $311,535.45
6657858    HAWTHORN WOODS         IL   60047     SFD      7.500       6.750     $1,834.74       360      1-Mar-28  $262,009.30
6657918    CASTLE ROCK            CO   80104     SFD      7.375       6.750     $1,855.33       360      1-Mar-28  $267,984.12
6658278    MONTGOMERY TWP         NJ   08558     SFD      7.500       6.750     $2,076.67       360      1-Mar-28  $296,557.78
6659598    SCOTTSDALE             AZ   85258     PUD      7.625       6.750     $2,264.94       360      1-Mar-28  $319,535.31
6660000    PLANO                  TX   75093     SFD      7.250       6.750     $2,817.39       360      1-Mar-28  $412,353.69
6660079    PEBBLE BEACH           CA   93953     SFD      7.625       6.750     $6,338.29       360      1-Feb-28  $891,103.14
6660419    MCKINNEY               TX   75070     SFD      7.250       6.750     $2,094.28       360      1-Feb-28  $306,277.18
6660589    ANDOVER                MA   01810     SFD      7.000       6.733     $1,906.09       360      1-Mar-28  $286,028.95
6660702    DES MOINES             IA   50321     SFD      7.125       6.750     $1,805.57       360      1-Feb-28  $267,353.22
6660982    SUMMIT                 NJ   07901     SFD      7.500       6.750     $1,975.28       360      1-Apr-28  $282,290.35
6661091    OMAHA                  NE   68116     SFD      7.625       6.750     $1,748.25       360      1-Mar-28  $246,641.32
6661658    MANTUA TOWNSHIP        NJ   08062     SFD      6.875       6.608     $2,266.40       360      1-Mar-28  $344,418.66
6662070    MOAB                   UT   84532     SFD      7.750       6.750     $1,071.04       360      1-Mar-28  $149,288.28
6662427    HUNTINGTOWN            MD   20639     SFD      6.875       6.608     $1,883.07       240      1-Feb-18  $243,807.80
6662648    BEACH HAVEN            NJ   08008     SFD      7.000       6.733     $1,974.62       360      1-Feb-28  $296,065.87
6663524    ANDOVER                MA   01810     SFD      7.500       6.750     $1,683.15       360      1-Feb-28  $235,741.57
6663806    MEDFORD                MA   02052     SFD      8.000       6.750     $1,829.83       360      1-Mar-28  $248,988.89
6664079    DENVER                 CO   80209     LCO      8.125       6.750     $2,227.49       360      1-Apr-28  $299,803.76
6664333    EDWARDSVILLE           IL   62025     PUD      7.375       6.750     $2,106.56       360      1-Apr-28  $304,767.92
6664419    RIVER RIDGE            LA   70123     SFD      7.375       6.750     $1,671.43       360      1-Apr-28  $241,815.86
6664429    MONROVIA               CA   91016     SFD      7.625       6.750     $4,586.50       360      1-Apr-28  $647,531.00
6664583    ST PAUL                MN   55105     SFD      7.375       6.750     $2,417.36       360      1-Mar-28  $349,465.72
6664790    HADDONFIELD            NJ   08033     SFD      7.000       6.733     $2,421.70       360      1-Mar-28  $363,401.52
6665526    CHESTER                NJ   07930     SFD      7.500       6.750     $2,915.72       360      1-Mar-28  $416,379.13
6665632    WAYZATA                MN   55391     SFD      7.375       6.750     $3,453.38       360      1-Mar-28  $499,236.74
6667079    MARTINSVILLE           NJ   08836     SFD      7.500       6.750     $2,272.45       360      1-Apr-28  $324,758.80
6667118    DALLAS                 TX   75230     SFD      7.500       6.750     $4,282.69       360      1-Mar-28  $611,588.03
6667189    ST LOUIS               MO   63131     SFD      7.125       6.750     $3,705.45       360      1-Mar-28  $549,117.74
6667514    MONTVILLE              NJ   07045     SFD      7.250       6.750     $2,524.05       360      1-Mar-28  $369,320.39
6667517    MANDAN                 ND   58554     SFD      7.250       6.750     $2,469.48       360      1-Apr-28  $361,717.60
6667768    ALBUQUERQUE            NM   87122     SFD      7.500       6.750     $1,671.12       360      1-Mar-28  $238,644.15
6668344    LAKEVILLE              MN   55044     SFD      7.375       6.750     $2,530.63       360      1-Mar-28  $365,840.69
6668806    BETHESDA               MD   20817     SFD      7.000       6.733     $3,492.84       360      1-Feb-28  $523,701.43
6669382    HOPKINTON              MA   01748     SFD      7.375       6.750     $2,210.16       360      1-Mar-28  $316,796.16
6669926    GLENWOOD               MD   21738     SFD      7.250       6.750     $1,991.27       360      1-Mar-28  $291,443.21
6670208    WOODBURY               MN   55129     SFD      7.125       6.750     $1,586.27       360      1-Feb-28  $234,881.78
6670372    BETHESDA               MD   20818     SFD      7.375       6.750     $3,353.92       360      1-Apr-28  $485,230.50
6670403    EDEN PRAIRIE           MN   55344     SFD      7.000       6.733     $1,828.25       360      1-Feb-28  $274,120.30
6670421    LITTLETON              CO   80123     PUD      7.750       6.750     $2,117.23       240      1-Mar-18  $256,993.83
6671222    WASHINGTON TWP         MI   48094     SFD      7.500       6.750     $3,770.86       360      1-Mar-28  $538,497.03
6671538    TROUTDALE              OR   97060     SFD      7.625       6.750     $2,096.84       360      1-Mar-28  $295,819.80
6671675    KATONAH                NY   10536     SFD      7.500       6.750     $3,656.93       240      1-Apr-18  $453,122.21
6672283    ELK RIVER              MN   55330     SFD      7.250       6.750     $1,943.79       360      1-Mar-28  $284,494.10
6672379    BROOKLYN               NY   11209     MF2      7.875       6.750     $2,465.24       360      1-Mar-28  $339,530.48
6673125    SEATTLE                WA   98105     SFD      7.375       6.750     $4,558.46       360      1-Apr-28  $659,497.79
6673771    DEEPHAVEN              MN   55391     SFD      7.125       6.750     $1,839.25       360      1-Mar-28  $272,562.08
6673858    FLAGSTAFF              AZ   86001     SFD      7.500       6.750     $1,625.67       360      1-Mar-28  $231,951.12
6674325    CHARLOTTE              NC   28277     SFD      7.250       6.750     $1,691.80       360      1-Mar-28  $247,611.89
6674369    SUDBURY                MA   01776     SFD      7.250       6.750     $2,101.10       360      1-Feb-28  $307,274.83
6674566    PHOENIX                AZ   85013     SFD      7.625       6.750     $2,165.85       360      1-Mar-28  $305,555.65
6674736    CONCORD                MA   01742     SFD      7.625       6.750     $2,477.28       360      1-Apr-28  $349,746.68
6674901    FRIDLEY                MN   55432     SFD      7.250       6.750     $1,778.43       360      1-Mar-28  $260,292.03
6674904    SILVER SPRING          MD   20910     SFD      7.500       6.750     $1,678.11       360      1-Mar-28  $239,642.67
6674975    MINNETONKA             MN   55345     SFD      7.125       6.750     $1,684.30       360      1-Mar-28  $249,598.97
6675111    HARDING TWP            NJ   07960     SFD      7.375       6.750     $3,453.38       360      1-Mar-28  $499,236.74
6675491    WESTON                 CT   06883     SFD      7.750       6.750     $1,611.93       360      1-Mar-28  $224,681.36
6675520    GURNEE                 IL   60031     SFD      7.375       6.750     $1,723.93       360      1-Mar-28  $249,074.97
6676168    N POTOMAC              MD   20878     SFD      7.375       6.750     $1,888.13       360      1-Apr-28  $273,166.99
6676892    ST CHARLES             IL   60174     SFD      7.375       6.750     $6,906.75       360      1-Apr-28  $999,239.08
6677073    DULUTH                 MN   55803     SFD      7.375       6.750     $2,590.03       360      1-Apr-28  $374,714.66
6677352    SALT LAKE CITY         UT   84121     SFD      7.000       6.733     $1,913.08       360      1-Mar-28  $287,064.38
6677931    TAYLORSVILLE           UT   84118     SFD      7.625       6.750     $4,600.66       360      1-Mar-28  $649,056.11
6678366    GILBERT                AZ   85233     SFD      7.500       6.750     $2,447.25       360      1-Mar-28  $349,478.88
6679030    EDEN PRAIRIE           MN   55347     SFD      7.500       6.750     $3,707.24       360      1-Mar-28  $529,410.56
6679060    ORONO                  MN   55359     SFD      7.125       6.750     $5,423.43       360      1-Mar-28  $803,708.70
6679097    FALMOUTH               ME   04105     SFD      7.375       6.750     $2,040.25       360      1-Mar-28  $294,949.08
6679193    COLORADO SPRINGS       CO   80904     SFD      6.875       6.608     $2,154.73       360      1-Mar-28  $327,401.77
6679334    BAYTOWN TWP            MN   55082     SFD      7.250       6.750     $2,232.08       360      1-Apr-28  $326,944.75
6680858    EDWARDS                CO   81632     SFD      7.375       6.750     $4,841.63       360      1-Feb-28  $699,389.94
6681234    DES MOINES             WA   98198     SFD      7.125       6.750     $1,616.92       360      1-Mar-28  $239,615.02
6681279    STILLWATER             MN   55082     SFD      7.000       6.733     $1,921.06       360      1-Apr-28  $288,513.31
6681879    REDMOND                WA   98052     SFD      7.000       6.733     $2,002.56       360      1-Mar-28  $300,505.10
6681893    TEMPE                  AZ   85284     SFD      7.375       6.750     $1,636.90       360      1-Apr-28  $236,791.43
6681932    DAVENPORT              IA   52807     SFD      7.625       6.750     $2,116.30       360      1-Apr-28  $298,783.60
6682569    ROSWELL                GA   30076     SFD      7.750       6.750     $2,785.41       360      1-Apr-28  $388,525.59
6682589    SMYRNA                 GA   30080     SFD      7.375       6.750     $1,699.06       360      1-Mar-28  $245,624.47
6682628    LAGUNA BEACH           CA   92651     SFD      7.000       6.733     $3,087.00       360      1-Mar-28  $463,237.12
6682665    NORTH CALDWELL         NJ   07006     SFD      7.250       6.750     $1,637.22       360      1-Mar-28  $239,624.43
6682895    TUCSON                 AZ   85737     SFD      7.375       6.750     $1,683.52       360      1-Mar-28  $243,377.92
6683117    COLTS NECK             NJ   07722     SFD      7.375       6.750     $2,175.63       360      1-Mar-28  $314,512.30
6683130    MINNEAPOLIS            MN   55409     SFD      7.875       6.750     $1,848.93       360      1-Mar-28  $254,647.87
6683261    NEWPORT BEACH          CA   92660     PUD      7.625       6.750     $6,879.75       360      1-Apr-28  $971,296.50
6683300    CENTREVILLE            VA   20120     SFD      6.875       6.608     $2,004.17       360      1-Apr-28  $304,825.70
6683461    PAGOSA SPRINGS         CO   81147     SFD      7.375       6.750     $1,864.82       360      1-Mar-28  $269,587.84
6683984    MORRIS TWP             NJ   07961     SFD      7.250       6.750     $2,279.15       360      1-Apr-28  $333,839.37
6684365    HAGERSTOWN             MD   21740     SFD      7.250       6.750     $1,886.22       360      1-Mar-28  $275,952.83
6684434    MOUNTAINSIDE           NJ   07092     SFD      7.625       6.750     $1,663.32       360      1-Mar-28  $234,658.74
6684794    LUTZ                   FL   33549     SFD      7.375       6.750     $2,279.23       360      1-Feb-28  $329,242.04
6684849    FREELAND               WA   98249     SFD      7.375       6.750     $2,928.46       360      1-Apr-28  $423,677.37
6685050    MUKWONAGO              WI   53149     SFD      7.250       6.750     $2,182.96       360      1-Apr-28  $319,750.37
6685463    MARSHALL               MI   49068     SFD      7.250       6.750     $1,749.78       360      1-Mar-28  $256,098.61
6685539    CONCORD                CA   94518     SFD      7.875       6.750     $2,088.20       360      1-Apr-28  $287,801.80
6685636    RANCHO SANTA FE        CA   92067     SFD      7.500       6.750     $6,992.15       360      1-Apr-28  $999,257.85
6685651    LOS ANGELES            CA   90005     SFD      7.625       6.750     $3,910.56       360      1-Apr-28  $552,100.12
6685928    BLOOMFIELD HILLS       MI   48304     SFD      7.500       6.750     $2,622.05       360      1-Mar-28  $374,441.66
6685942    EDMONDS                WA   98026     SFD      7.875       6.750     $1,728.93       360      1-Mar-28  $238,120.72
6685948    VANCOUVER              WA   98682     SFD      7.000       6.733     $2,174.21       360      1-Mar-28  $326,262.68
6686072    SEATTLE                WA   98199     SFD      7.250       6.750     $2,114.75       360      1-Mar-28  $309,514.88
6686196    WESTBOROUGH            MA   01581     SFD      7.500       6.750     $1,713.08       360      1-Mar-28  $244,635.20
6686358    NORTH OAKS             MN   55127     PUD      7.250       6.750     $1,848.70       360      1-Apr-28  $270,788.59
6686459    WAYZATA                MN   55391     SFD      7.250       6.750     $1,944.20       360      1-Mar-28  $284,277.35
6686648    FOX RIVER GROVE        IL   60021     SFD      7.750       6.750     $1,998.79       360      1-Mar-28  $278,604.89
6686734    BELLVUE                CO   80512     SFD      7.375       6.750     $2,195.66       360      1-Mar-28  $316,813.48
6686961    SCOTTSDALE             AZ   85255     SFD      7.375       6.750     $3,079.72       360      1-Mar-28  $445,219.13
6687005    BOULDER                CO   80304     SFD      7.375       6.750     $2,870.45       360      1-Mar-28  $414,965.57
6687567    HUDSON                 OH   44236     SFD      7.375       6.750     $2,141.09       360      1-Mar-28  $309,526.79
6687784    EDINA                  MN   55435     SFD      7.375       6.750     $2,369.02       360      1-Mar-28  $342,476.40
6687793    MEDINA                 WA   98039     SFD      7.625       6.750     $1,769.48       360      1-Mar-28  $249,636.97
6687808    LAKE HAVASU CITY       AZ   86406     SFD      7.750       6.750     $2,171.41       240      1-Mar-18  $263,554.01
6687812    HENDERSON              NV   89014     SFD      7.625       6.750     $2,477.28       360      1-Apr-28  $349,746.68
6687895    CLOVER                 SC   29710     SFD      7.250       6.750     $1,872.57       360      1-Apr-28  $274,285.87
6688012    ATLANTA                GA   30318     SFD      7.250       6.750     $2,046.53       360      1-Mar-28  $299,530.53
6688062    WASHINGTON TWP         NJ   07853     SFD      7.500       6.750     $2,083.66       360      1-Mar-28  $297,556.30
6688210    HERNDON                VA   20171     SFD      7.375       6.750     $2,514.06       360      1-Mar-28  $363,412.47
6688312    WASHINGTON             DC   20007     SFD      7.375       6.750     $3,063.14       360      1-Mar-28  $442,319.93
6688399    CARMEL                 IN   46032     SFD      7.125       6.750     $2,189.59       360      1-Mar-28  $324,478.65
6688401    RED WING               MN   55066     SFD      7.500       6.750     $1,915.85       360      1-Mar-28  $273,592.03
6688447    OCEAN CITY             NJ   08226     LCO      7.625       6.750     $2,378.19       360      1-Mar-28  $335,512.07
6688539    GILBERT                AZ   85233     SFD      7.250       6.750     $2,234.13       360      1-Mar-28  $325,981.45
6688562    MIDDLETOWN             NJ   07760     SFD      7.625       6.750     $1,988.90       360      1-Mar-28  $280,591.95
6688594    MAPLE PLAIN            MN   55359     SFD      7.250       6.750     $2,383.52       360      1-Mar-28  $348,149.00
6688734    CHESHIRE               CT   06410     SFD      7.375       6.750     $1,588.55       360      1-Mar-28  $229,648.91
6688749    BELLEVUE               WA   98006     SFD      7.500       6.750     $2,045.20       360      1-Apr-28  $292,282.93
6688888    BROOMFIELD             CO   80020     SFD      7.625       6.750     $1,827.88       360      1-Mar-28  $257,874.98
6689096    GREEN COVE SPRING      FL   32043     SFD      7.500       6.750      $174.80        360      1-Mar-28   $24,962.78
6689593    ALPHARETTA             GA   30005     SFD      7.625       6.750     $1,925.20       360      1-Mar-28  $271,605.01
6689932    LAS VEGAS              NV   89118     SFD      7.750       6.750     $2,611.32       360      1-Mar-28  $363,627.38
6689963    WOODWAY                WA   98020     SFD      7.375       6.750     $2,417.36       360      1-Mar-28  $349,465.72
6689992    NAPERVILLE             IL   60564     SFD      7.000       6.733     $2,528.15       360      1-Apr-28  $379,688.52
6690040    GIG HARBOR             WA   98332     SFD      7.375       6.750     $2,082.39       360      1-Apr-28  $301,270.58
6690477    MISSION VIEJO          CA   92692     SFD      7.375       6.750     $1,519.49       360      1-Apr-28  $219,832.59
6690535    SUN VALLEY             ID   83353     SFD      7.500       6.750     $2,174.56       360      1-Mar-28  $310,536.94
6691144    ONEIDA                 WI   54155     SFD      7.625       6.750     $2,069.59       360      1-Mar-28  $291,774.76
6691359    SHOREWOOD              MN   55331     SFD      7.375       6.750     $3,152.93       360      1-Mar-28  $455,803.15
6691460    FAIRFAX STATION        VA   22039     SFD      7.125       6.750     $2,054.84       360      1-Mar-28  $304,208.97
6691501    LIVONIA                MI   48152     SFD      7.500       6.750     $1,748.04       360      1-Mar-28  $249,627.76
6691554    ASPEN                  CO   81611     PUD      7.625       6.750     $2,477.28       360      1-Apr-28  $349,746.68
6691716    LONG HILL TWPS         NJ   07980     SFD      7.625       6.750      $769.73        360      1-Apr-28  $108,671.29
6692288    CHICAGO                IL   60647     LCO      7.625       6.750     $1,751.79       360      1-Apr-28  $247,320.87
6692734    MONTGOMERY TWNSP       NJ   08558     SFD      7.500       6.750     $2,342.37       360      1-Apr-28  $334,751.38
6692867    WOODINVILLE            WA   98072     SFD      7.250       6.750     $1,909.75       360      1-Mar-28  $279,511.91
6693599    WILMINGTON             DE   19807     SFD      7.500       6.750     $4,894.50       360      1-Apr-28  $699,480.50
6694248    ATLANTA                GA   30327     LCO      7.750       6.750     $2,686.55       360      1-Mar-28  $374,468.94
6694887    AKRON                  OH   44312     SFD      7.000       6.733     $1,703.17       360      1-May-28  $256,000.00
6694969    NEWTON                 MA   02159     SFD      7.000       6.733     $2,283.32       360      1-Apr-28  $342,918.68
6695006    DURANGO                CO   81301     SFD      7.625       6.750     $1,946.43       360      1-Mar-28  $274,600.67
6695840    DOYLESTOWN             PA   18901     SFD      7.625       6.750     $1,840.26       360      1-Mar-28  $259,622.45
6695930    LUXEMBURG              WI   54217     SFD      7.750       6.750     $3,177.29       360      1-Mar-28  $442,871.94
6696005    HINSDALE               IL   60521     SFD      7.375       6.750     $2,507.15       360      1-Mar-28  $362,414.35
6696076    SEATTLE                WA   98199     SFD      7.375       6.750     $4,282.19       360      1-Mar-28  $619,053.56
6696143    COLORADO SPRINGS       CO   80919     SFD      7.375       6.750     $1,942.52       360      1-Mar-28  $280,820.68
6696369    NAPERVILLE             IL   60540     SFD      7.500       6.750     $2,152.18       360      1-Feb-28  $307,110.42
6697016    MIDDLETOWN             DE   19709     SFD      7.375       6.750     $1,699.06       360      1-Mar-28  $245,624.47
6697660    LOS ANGELES            CA   91356     SFD      7.250       6.750     $1,951.02       360      1-Mar-28  $285,351.24
6697981    MINNETONKA             MN   55305     SFD      7.375       6.750     $2,244.69       360      1-Apr-28  $324,752.71
6698055    CORAL SPRINGS          FL   33071     SFD      7.625       6.750     $1,923.78       360      1-Mar-28  $271,405.31
6698095    BROOKLINE              MA   02176     SFD      7.250       6.750     $1,773.66       360      1-Mar-28  $259,593.12
6698155    MUKILTEO               WA   98275     SFD      7.375       6.750     $1,788.85       360      1-Mar-28  $258,604.63
6698185    ISSAQUAH               WA   98027     LCO      7.250       6.750      $648.07        360      1-Apr-28   $94,925.89
6698552    LUTHERVILLE            MD   21093     SFD      7.250       6.750     $1,910.09       360      1-Apr-28  $279,568.99
6699779    BEVERLY                MA   01915     SFD      7.125       6.750     $1,891.13       360      1-Apr-28  $280,475.53
6699808    UPLAND                 CA   91784     SFD      7.250       6.750     $2,547.38       360      1-Apr-28  $373,128.70
6699828    BRYN MAWR              PA   19010     SFD      7.500       6.750     $3,705.84       360      1-Mar-28  $529,210.86
6700145    COTO DE CAZA           CA   92679     PUD      7.375       6.750     $1,802.66       360      1-Apr-28  $260,801.14
6700864    CLEAR LAKE             IA   50428     SFD      7.625       6.750     $1,751.79       360      1-Mar-28  $247,140.60
6700919    CLOVIS                 CA   93611     SFD      7.250       6.750     $3,472.28       360      1-Apr-28  $508,602.93
6701266    SEATTLE                WA   98116     SFD      7.750       6.750     $2,109.48       360      1-Mar-28  $294,033.01
6701296    ST HELENA              CA   94574     SFD      7.750       6.750     $5,910.40       360      1-Apr-28  $824,130.17
6701375    TUALATIN               OR   97062     SFD      7.500       6.750     $1,773.21       360      1-Mar-28  $253,222.40
6701500    LINCOLN                CA   95648     SFD      7.375       6.750     $2,472.62       360      1-Feb-28  $357,177.73
6701755    MT LAUREL              NJ   08054     SFD      7.000       6.733     $1,689.87       360      1-Apr-28  $253,791.80
6701836    JACKSON                MI   49201     SFD      7.125       6.750     $1,920.10       360      1-Mar-28  $284,542.82
6702194    DARNESTOWN             MD   20878     SFD      7.250       6.750     $1,961.94       360      1-Mar-28  $287,149.93
6702211    MCHENRY                MD   21561     SFD      7.250       6.750     $2,326.22       360      1-Mar-28  $340,466.37
6702327    WOODBINE               MD   21797     SFD      7.625       6.750     $1,677.47       360      1-Mar-28  $236,655.85
6702340    WARREN                 NJ   07060     SFD      7.500       6.750     $2,811.89       360      1-Apr-28  $401,851.55
6702400    SALINAS                CA   93908     SFD      6.750       6.483     $2,594.39       360      1-Apr-28  $399,655.61
6702499    BLOOMINGTON            MN   55438     SFD      7.375       6.750     $3,056.21       240      1-Apr-18  $382,297.64
6702844    NORTH OAKS             MN   55127     SFD      7.125       6.750     $1,997.24       360      1-Apr-28  $296,212.93
6703155    LA CROSSE              WI   54601     SFD      7.625       6.750     $2,696.69       360      1-Mar-28  $380,446.75
6703400    PONTE VEDRA BEACH      FL   32082     SFD      7.125       6.750     $4,126.53       360      1-Apr-28  $612,010.19
6703496    FRANKLIN LAKES         NJ   07417     SFD      7.875       6.750     $3,538.34       360      1-Apr-28  $487,664.16
6703632    BOCA RATON             FL   33434     SFD      7.375       6.750     $2,514.06       360      1-Mar-28  $363,444.34
6703699    DUCK                   NC   27949     PUD      8.000       6.750     $2,342.03       240      1-Apr-18  $279,524.64
6704251    BOWIE                  MD   20720     SFD      7.500       6.750     $1,769.01       360      1-Mar-28  $252,623.31
6704318    STOCKTON               CA   95219     PUD      7.500       6.750     $2,352.86       360      1-Apr-28  $335,729.32
6704496    SAN DIEGO              CA   92129     SFD      6.875       6.608     $1,796.70       360      1-Apr-28  $273,270.23
6704606    KANEOHE                HI   96744     SFD      7.875       6.750     $3,356.35       360      1-Mar-28  $462,260.77
6704685    MIDDLETOWN             NJ   07748     SFD      7.875       6.750      $978.84        360      1-Mar-28  $134,813.59
6704735    MINNEAPOLIS            MN   55403     SFD      7.500       6.750     $2,796.86       360      1-Mar-28  $398,996.88
6704859    DEER HARBOR            WA   98243     SFD      7.500       6.750     $2,447.25       360      1-Mar-28  $349,478.88
6704997    JOHNSTON               IA   50131     SFD      7.625       6.750     $1,875.65       360      1-Mar-28  $264,615.19
6705044    ESSEX                  MA   01929     SFD      7.375       6.750     $3,149.48       360      1-Apr-28  $455,653.02
6705334    ATLANTA                GA   30319     SFD      7.375       6.750     $2,085.84       360      1-Mar-28  $300,532.84
6705611    CAREFREE               AZ   85377     SFD      7.500       6.750     $2,125.61       360      1-Apr-28  $303,774.39
6705775    RENO                   NV   89509     PUD      7.625       6.750     $2,512.67       360      1-Apr-28  $354,743.06
6705836    LOS ANGELES            CA   91604     SFD      7.875       6.750     $2,773.39       360      1-Mar-28  $381,871.15
6706156    EDGEWOOD               KY   41017     SFD      7.375       6.750     $1,947.04       240      1-Mar-18  $243,102.33
6706193    GLENNDALE              MD   20769     SFD      7.250       6.750     $1,835.74       360      1-Apr-28  $268,890.07
6706419    INCLINE VILLAGE        NV   89450     LCO      7.750       6.750     $1,450.73       360      1-Mar-28  $202,213.24
6706549    VIRGINIA BEACH         VA   23451     SFD      7.500       6.750     $2,010.24       360      1-Apr-28  $287,286.64
6706919    SANTA FE               NM   87501     SFD      7.500       6.750     $2,433.27       360      1-Mar-28  $347,481.85
6707180    BOYLSTON               MA   01505     SFD      7.625       6.750     $2,180.00       360      1-Apr-28  $307,777.08
6707270    DARNESTOWN             MD   20878     SFD      7.000       6.733     $2,448.31       360      1-Apr-28  $367,698.36
6707361    PLEASANTON             CA   94588     SFD      7.750       6.750     $2,066.13       360      1-Apr-28  $288,196.45
6707364    VAIL                   CO   81657     SFD      7.750       6.750     $10,746.18      360      1-Apr-28  $1,498,941.32
6707771    MISSION VIEJO          CA   92692     PUD      7.625       6.750     $2,937.34       360      1-Apr-28  $414,699.64
6707789    BELLEVUE               WA   98004     SFD      7.375       6.750     $3,653.67       360      1-Apr-28  $528,597.48
6708210    CHARLOTTE              NC   28210     SFD      7.625       6.750     $2,073.84       360      1-Mar-28  $292,574.51
6708260    ALEXANDRIA             VA   22305     SFD      7.375       6.750     $1,809.57       360      1-Mar-28  $261,600.05
6708323    LONG BEACH             NJ   08008     SFD      7.750       6.750     $2,675.80       360      1-Mar-28  $372,971.07
6708539    SEQUIM                 WA   98382     SFD      7.875       6.750     $3,670.66       360      1-Mar-28  $505,550.93
6708685    WAYZATA                MN   55391     SFD      7.375       6.750     $2,034.04       360      1-Mar-28  $294,050.44
6708715    ROSEMOUNT              MN   55068     PUD      7.625       6.750      $614.36        360      1-Mar-28   $86,673.96
6708883    WASHINGTON             DC   20015     SFD      7.500       6.750     $2,237.49       360      1-Apr-28  $319,762.51
6708906    BETHESDA               MD   20816     SFD      7.500       6.750     $2,146.59       360      1-Mar-28  $306,541.90
6709073    CRANFORD               NJ   07016     SFD      7.625       6.750     $2,618.84       360      1-Apr-28  $369,732.20
6709288    KIRKLAND               WA   98033     SFD      7.250       6.750     $2,528.49       360      1-Apr-28  $370,360.85
6709560    ARLINGTON HEIGHTS      IL   60004     SFD      7.625       6.750     $1,786.47       360      1-May-28  $252,400.00
6709753    COLTS NECK             NJ   07722     SFD      7.750       6.750     $1,791.03       360      1-Mar-28  $249,645.96
6710186    PINE RIVER             MN   56474     SFD      7.625       6.750     $5,308.45       360      1-Mar-28  $748,910.91
6710203    NORTHVILLE             MI   48167     SFD      7.750       6.750     $1,828.28       360      1-Apr-28  $255,019.89
6710626    TROUTDALE              OR   97060     SFD      7.875       6.750     $2,583.06       360      1-Mar-28  $355,758.05
6710694    EVERETT                WA   98205     SFD      7.875       6.750     $2,204.21       360      1-Mar-28  $303,580.21
6710983    SWEET HOME             OR   97386     SFD      7.750       6.750      $716.41        360      1-Apr-28   $99,929.42
6711255    YORK TOWN HEIGHTS      NY   10601     PUD      7.750       6.750     $2,149.24       360      1-Feb-28  $299,360.67
6711320    JEFFERSON              NJ   07438     SFD      8.125       6.750     $1,833.97       360      1-Mar-28  $246,675.76
6711398    WAYNE                  NJ   07470     SFD      7.625       6.750     $3,538.97       360      1-Apr-28  $499,111.11
6711410    OGDEN                  UT   84403     SFD      7.625       6.750     $2,477.28       360      1-Mar-28  $349,491.75
6711498    COROLLA                NC   27927     SFD      7.875       6.750     $1,876.12       360      1-Mar-28  $258,392.69
6711665    ASPEN                  CO   81611     SFD      7.625       6.750     $3,029.36       360      1-Mar-28  $427,378.48
6711842    STILLWATER             MN   55082     SFD      7.375       6.750     $2,198.17       360      1-Apr-28  $316,021.83
6712737    BARRINGTON             IL   60010     SFD      7.625       6.750     $1,769.48       360      1-Mar-28  $249,636.97
6713256    RIVERTON               UT   84065     SFD      7.750       6.750     $1,683.57       360      1-Mar-28  $234,667.21
6713387    CARBONDALE             CO   81623     SFD      7.500       6.750     $1,762.02       360      1-Mar-28  $251,624.79
6714425    OXNARD                 CA   93035     SFD      7.500       6.750     $1,783.00       360      1-Apr-28  $254,810.75
6714535    BELLEVUE               WA   98005     SFD      7.375       6.750     $1,768.13       360      1-Apr-28  $255,805.20
6714928    ATLANTA                GA   30319     SFD      7.375       6.750     $2,260.58       360      1-Apr-28  $327,050.95
6715379    FAIR OAKS RANCH        TX   78015     SFD      7.500       6.750     $1,674.27       360      1-Mar-28  $239,093.47
6715588    NORTHVILLE             MI   48167     SFD      7.750       6.750     $2,337.29       360      1-Mar-28  $325,787.99
6716103    EDEN PRAIRIE           MN   55347     SFD      7.250       6.750     $2,051.99       360      1-Apr-28  $300,565.34
6716183    LAS VEGAS              NV   89113     SFD      7.750       6.750     $1,791.03       360      1-Apr-28  $249,823.55
6716756    CAMERON                MT   59720     SFD      7.500       6.750     $2,293.42       360      1-Mar-28  $327,511.64
6717257    MOORESTOWN             NJ   08057     SFD      7.750       6.750     $2,644.99       360      1-Mar-28  $368,677.17
6717450    GREENWOOD VILLAGE      CO   80121     SFD      7.750       6.750     $3,868.63       360      1-Apr-28  $539,618.87
6717658    GREENVILLE             WI   54942     SFD      7.750       6.750     $2,306.85       360      1-Apr-28  $321,772.73
6718109    ALPHARETTA             GA   30202     PUD      8.125       6.750     $1,716.65       360      1-Mar-28  $230,896.51
6718254    ROCHESTER              MN   55902     SFD      7.375       6.750     $2,134.19       360      1-Mar-28  $306,786.89
6718836    FORT LAUDERDALE        FL   33308     SFD      7.500       6.750     $2,032.62       360      1-Mar-28  $290,267.17
6718861    CHULA VISTA            CA   91915     SFD      7.875       6.750     $2,674.42       360      1-Mar-28  $368,340.65
6719319    CHANHASSEN             MN   55317     SFD      7.500       6.750     $3,146.47       360      1-Apr-28  $449,666.03
6719327    LAKEVILLE              MN   55044     SFD      7.625       6.750     $2,073.84       360      1-Apr-28  $292,787.93
6719767    SAN JOSE               CA   95124     SFD      7.125       6.750     $1,603.45       360      1-Apr-28  $237,809.68
6719829    BAINBRIDGE ISLAND      WA   98110     SFD      7.625       6.750     $1,875.65       360      1-Mar-28  $264,615.19
6720950    SOUTH PASADENA         CA   91030     SFD      7.375       6.750     $2,370.40       360      1-Apr-28  $342,938.85
6721287    MEDINA                 MN   55340     SFD      7.750       6.750     $2,790.75       360      1-Mar-28  $388,993.35
6722093    ATLANTA                GA   30342     SFD      7.625       6.750     $2,094.54       360      1-Apr-28  $295,710.82
6722511    GRAHAM                 WA   98338     SFD      7.375       6.750     $1,650.71       360      1-Mar-28  $238,635.17
6723461    BASALT                 CO   81621     PUD      7.625       6.750      $743.18        360      1-Apr-28  $104,924.01
6723471    INCLINE VILLAGE        NV   89450     LCO      7.625       6.750     $1,751.79       360      1-Apr-28  $247,320.87
6723887    HERNDON                VA   20171     SFD      7.500       6.750     $1,789.99       360      1-Apr-28  $255,810.01
6724064    MINNETRISTA            MN   55359     SFD      7.500       6.750     $2,202.53       360      1-Mar-28  $314,530.98
6724626    DULUTH                 GA   30097     PUD      7.625       6.750     $4,538.73       360      1-Apr-28  $640,785.88
6724728    RENO                   NV   89511     SFD      7.375       6.750     $3,082.14       360      1-Apr-28  $445,910.44
6724764    MERCER ISLAND          WA   98040     SFD      7.000       6.733     $2,581.37       360      1-Apr-28  $387,681.96
6724863    WEST LINN              OR   97068     SFD      7.500       6.750     $1,941.02       360      1-Apr-28  $277,393.98
6725274    DEAL                   NJ   07723     SFD      7.625       6.750     $6,157.81       360      1-Apr-28  $869,370.32
6725569    COLTS NECK             NJ   07722     SFD      7.625       6.750     $2,264.94       360      1-Mar-28  $319,506.82
6725598    NORWALK                CT   06850     SFD      7.500       6.750     $2,187.14       360      1-Mar-28  $312,334.27
6725639    HOCKESSIN              DE   19707     SFD      7.625       6.750     $1,760.99       360      1-Mar-28  $248,438.71
6725775    UNION                  NJ   08809     LCO      7.250       6.750      $382.02        360      1-Apr-28   $55,956.31
6726056    SONOMA                 CA   95476     SFD      7.625       6.750     $2,019.76       360      1-Apr-28  $285,153.47
6726590    TAOS                   NM   87571     SFD      7.625       6.750     $2,420.65       360      1-Apr-28  $341,752.48
6726965    SONOMA                 CA   95476     SFD      7.250       6.750     $1,998.78       360      1-Apr-28  $292,771.43
6727048    WOODBURY               MN   55125     SFD      7.500       6.750     $2,171.06       360      1-Apr-28  $310,269.57
6727432    ROCKVILLE              MD   20850     SFD      7.375       6.750     $2,248.84       360      1-Apr-28  $325,352.24
6727461    ARDMORE                OK   73401     SFD      7.500       6.750     $1,901.86       360      1-Apr-28  $271,798.14
6728549    SCOTTS VALLEY          CA   95066     SFD      7.750       6.750     $3,588.51       360      1-Apr-28  $500,546.47
6728716    BYRON                  CA   94514     SFD      7.875       6.750     $4,263.41       360      1-Apr-28  $587,595.34
6728845    STILLWATER             MN   55082     SFD      7.750       6.750     $1,826.85       360      1-Mar-28  $253,487.00
6728975    EVERGREEN              CO   80439     PUD      7.500       6.750     $2,838.81       360      1-Mar-28  $405,395.50
6728998    ASPEN                  CO   81611     SFD      7.500       6.750     $2,889.85       360      1-Apr-28  $412,993.28
6729136    BELFAST                ME   04915     SFD      8.125       6.750     $1,822.83       360      1-Apr-28  $245,339.41
6729239    ROLAND                 AR   72135     SFD      7.250       6.750     $1,759.33       360      1-Apr-28  $257,698.82
6729425    SCOTTSDALE             AZ   85254     SFD      7.875       6.750     $1,728.93       360      1-Mar-28  $238,120.72
6729802    NOVI                   MI   48375     SFD      7.625       6.750     $2,123.38       360      1-Apr-28  $299,782.87
6729971    CAMBRIDGE              MA   02138     SFD      7.500       6.750     $2,796.86       360      1-Apr-28  $399,703.14
6730837    LEESBURG               VA   20175     SFD      8.000       6.750     $1,990.34       360      1-Mar-28  $270,884.77
6730868    SAN JOSE               CA   95120     SFD      7.125       6.750     $3,841.54       360      1-Apr-28  $569,744.02
6731198    HEBER CITY             UT   84032     SFD      7.750       6.750     $2,256.70       360      1-Mar-28  $314,553.91
6731281    REDMOND                WA   98053     SFD      7.125       6.750     $2,088.53       360      1-Apr-28  $309,752.10
6731755    RAMSEY                 NJ   07446     SFD      7.625       6.750     $2,017.21       360      1-Apr-28  $284,793.73
6731906    PORT TOWNSEND          WA   98368     SFD      7.500       6.750     $1,817.96       360      1-Mar-28  $259,612.87
6732076    SHOREWOOD              MN   55331     SFD      7.625       6.750     $4,459.10       360      1-Apr-28  $629,544.03
6732592    CORONADO               CA   92118     MF2      7.125       6.750     $2,526.44       360      1-Apr-28  $374,700.12
6732972    COLTS NECK             NJ   07722     SFD      7.625       6.750     $3,538.97       360      1-Apr-28  $499,638.11
6734112    ST PAUL                MN   55108     SFD      7.375       6.750     $1,726.69       360      1-Apr-28  $249,809.77
6734143    DENVER                 CO   80218     PUD      7.375       6.750     $1,685.25       360      1-Mar-28  $243,627.52
6734615    BOZEMAN                MT   59715     SFD      7.250       6.750     $2,363.74       360      1-Apr-28  $346,229.70
6735202    MESQUITE               NV   89027     SFD      7.500       6.750     $2,377.89       360      1-Apr-28  $339,827.61
6735483    ENCINITAS              CA   92024     SFD      7.125       6.750     $2,297.38       360      1-May-28  $341,000.00
6736373    CONGERS                NY   10920     SFD      7.750       6.750     $2,034.61       360      1-Apr-28  $283,799.56
6736422    OMAHA                  NE   68144     SFD      8.000       6.750     $2,889.20       360      1-May-28  $393,750.00
6736485    ATLANTA                GA   30329     SFD      7.250       6.750     $1,718.40       360      1-Apr-28  $251,703.50
6736536    OZARK                  MO   65721     SFD      7.500       6.750     $2,446.06       300      1-Apr-23  $330,622.69
6737094    SANTA ANA              CA   92705     SFD      7.500       6.750     $2,852.80       360      1-May-28  $408,000.00
6737406    AVALON                 NJ   08202     SFD      8.000       6.750     $2,384.73       360      1-Apr-28  $324,781.94
6738618    HOUSTON                TX   77005     SFD      7.250       6.750     $3,751.97       360      1-Apr-28  $549,570.95
6738632    SALT LAKE CITY         UT   84108     SFD      7.500       6.750     $2,090.65       360      1-Mar-28  $297,450.73
6739013    RENO                   NV   89509     SFD      7.500       6.750     $2,097.64       360      1-May-28  $300,000.00
6739611    GIG HARBOR             WA   98335     SFD      7.625       6.750     $2,229.55       360      1-Apr-28  $314,772.01
6739771    CORONA DEL MAR         CA   92625     SFD      7.375       6.750     $3,142.57       360      1-Apr-28  $454,653.78
6740489    HALF MOON BAY          CA   94019     PUD      7.000       6.733     $3,366.43       360      1-Apr-28  $505,585.24
6740721    WOODBURY               MN   55125     SFD      7.500       6.750     $3,524.04       360      1-Apr-28  $503,625.96
6741695    COLORADO SPRINGS       CO   80906     SFD      7.375       6.750     $2,071.51       360      1-Apr-28  $299,646.93
6742018    CAMAS                  WA   98607     SFD      7.500       6.750     $2,153.58       360      1-Apr-28  $307,771.42
6742054    VIRGINIA BEACH         VA   23451     SFD      7.500       6.750     $2,153.58       360      1-Apr-28  $307,771.42
6742115    SOQUEL                 CA   95073     SFD      7.750       6.750     $4,011.91       360      1-Apr-28  $559,604.76
6742164    PARKER                 CO   80134     SFD      7.375       6.750     $1,346.82       360      1-Mar-28  $194,702.33
6742205    SPRINGFIELD            MO   65810     SFD      7.500       6.750     $1,796.98       360      1-Apr-28  $256,809.27
6742515    DANVILLE               CA   94506     SFD      7.500       6.750     $2,167.56       360      1-Apr-28  $309,769.94
6742610    CASTRO VALLEY          CA   94552     PUD      7.125       6.750     $1,889.11       360      1-Apr-28  $280,175.77
6743254    ORONO                  MN   55356     SFD      7.375       6.750     $3,936.85       360      1-Apr-28  $569,566.27
6743297    JOPLIN                 MO   64804     SFD      7.625       6.750     $1,769.48       360      1-Apr-28  $249,819.06
6743364    CHINO HILLS            CA   91709     SFD      7.250       6.750     $1,937.38       360      1-Apr-28  $283,778.45
6743759    COLORADO SPRINGS       CO   80904     SFD      7.750       6.750     $2,399.98       360      1-Apr-28  $334,763.56
6744410    IRVINE                 CA   92614     SFD      7.500       6.750     $4,055.44       360      1-Apr-28  $579,569.56
6744524    GLENELG                MD   21737     SFD      7.750       6.750     $1,926.07       360      1-Apr-28  $268,660.25
6744823    EDINA                  MN   55439     PUD      7.750       6.750     $2,381.00       360      1-Apr-28  $332,115.43
6745676    OREM                   UT   84057     SFD      7.750       6.750     $1,554.61       360      1-Apr-28  $216,846.85
6746602    HERNDON                VA   20171     SFD      6.750       6.483     $2,967.34       360      1-Apr-28  $457,106.10
6746785    ROSCOE                 IL   61073     SFD      7.625       6.750     $1,642.08       360      1-Apr-28  $231,832.09
6747060    SACRAMENTO             CA   95829     SFD      7.500       6.750     $1,810.97       360      1-Apr-28  $258,807.78
6747159    BULLHEAD CITY          AZ   86442     SFD      7.875       6.750      $362.53        360      1-Apr-28   $49,965.60
6747419    ALBUQUERQUE            NM   87122     SFD      7.500       6.750     $3,258.34       360      1-Mar-28  $465,306.16
6747903    ACTON                  MA   01720     SFD      7.250       6.750     $1,931.92       360      1-Apr-28  $282,979.08
6748907    EDINA                  MN   55439     SFD      7.500       6.750     $2,489.20       360      1-Apr-28  $355,735.80
6748957    DENTON                 TX   76201     SFD      7.750       6.750     $1,932.67       360      1-Mar-28  $269,387.95
6749127    YORBA LINDA            CA   92887     SFD      7.125       6.750     $2,058.88       360      1-Apr-28  $305,355.62
6749250    SANDY                  UT   84093     SFD      7.500       6.750     $2,622.05       360      1-Apr-28  $374,439.00
6749330    PHOENIX                AZ   85018     PUD      7.375       6.750     $2,486.43       360      1-Mar-28  $359,416.06
6750262    KAILUA                 HI   96734     SFD      7.250       6.750     $3,001.58       360      1-Apr-28  $439,656.75
6750386    WASHINGTON             DC   20015     SFD      7.375       6.750     $2,983.72       360      1-Apr-28  $431,671.28
6751398    RARITAN TOWNSHIP       NJ   08869     SFD      7.375       6.750     $3,453.38       360      1-Apr-28  $499,619.54
6751501    SAN JOSE               CA   95123     SFD      7.875       6.750     $2,316.60       360      1-Mar-28  $319,058.80
6751925    PRINCETON JUNCTIO      NJ   08550     SFD      7.625       6.750     $1,883.44       360      1-Apr-28  $265,907.40
6752384    OAKLAND                CA   94619     SFD      7.625       6.750     $1,882.73       360      1-May-28  $266,000.00
6752423    SANTA ROSA             CA   95403     SFD      7.750       6.750     $2,091.92       360      1-Apr-28  $291,793.91
6752476    SANTA CLARITA          CA   91355     SFD      7.500       6.750     $2,065.83       360      1-Apr-28  $295,230.73
6753178    HERMOSA BEACH          CA   90254     LCO      7.875       6.750     $1,859.80       360      1-Apr-28  $253,591.43
6753340    SANTA BARBARA          CA   93110     SFD      7.750       6.750     $6,985.02       360      1-Apr-28  $974,311.85
6753389    WINCHESTER             MA   01890     SFD      6.875       6.608     $2,135.02       360      1-Apr-28  $324,726.96
6753576    MORGAN HILL            CA   95037     SFD      7.625       6.750     $1,639.25       360      1-Apr-28  $231,432.38
6753684    CASTRO VALLEY          CA   94552     SFD      7.375       6.750     $1,999.50       360      1-Apr-28  $288,979.22
6753711    PARK CITY              UT   84060     SFD      7.250       6.750     $1,739.55       360      1-May-28  $255,000.00
6753909    HAIKU                  HI   96708     SFD      6.750       6.483     $2,318.74       360      1-Apr-28  $357,192.20
6754213    WESTFIELD              NJ   07090     SFD      7.750       6.750     $2,041.77       360      1-Apr-28  $284,798.85
6754907    TIBURON                CA   94920     SFD      7.500       6.750     $4,530.91       360      1-Apr-28  $647,519.09
6756254    RENO                   NV   89509     SFD      7.375       6.750     $2,431.18       360      1-Mar-28  $351,318.96
6756690    LA CANADA-FLINTRI      CA   91011     SFD      7.375       6.750     $2,265.41       360      1-Apr-28  $327,750.42
6756728    ROSWELL                GA   30076     SFD      7.375       6.750     $1,956.78       360      1-Apr-28  $283,098.42
6756813    BOXBORO                MA   01719     SFD      7.250       6.750     $2,395.80       360      1-Apr-28  $350,926.03
6756879    KEY BISCAYNE           FL   33149     SFD      7.625       6.750     $3,538.97       360      1-May-28  $500,000.00
6756957    VALENCIA               CA   91354     SFD      7.500       6.750     $2,139.53       360      1-Apr-28  $305,763.91
6757216    ST CHARLES             IL   60175     SFD      7.000       6.733     $2,062.44       360      1-Apr-28  $309,745.89
6758024    THOUSAND OAKS          CA   91362     SFD      7.500       6.750     $1,947.66       360      1-Apr-28  $278,343.28
6758447    BELLEVUE               WA   98005     SFD      7.375       6.750     $1,588.55       360      1-Apr-28  $229,824.99
6758537    EDINA                  MN   55439     SFD      7.500       6.750     $1,887.88       360      1-Apr-28  $269,799.62
6758598    KIRKLAND               WA   98034     SFD      6.875       6.608     $4,138.65       360      1-May-28  $630,000.00
6758610    MERCER ISLAND          WA   98040     SFD      7.250       6.750     $3,612.12       360      1-Mar-28  $528,671.39
6758802    SAN RAFAEL             CA   94901     SFD      7.750       6.750     $2,815.50       360      1-Apr-28  $392,722.62
6758804    SOUTHLAKE              TX   76092     PUD      7.000       6.733     $2,208.80       360      1-Apr-28  $331,727.87
6758879    HADDONFIELD            NJ   08033     SFD      7.000       6.733     $2,395.09       360      1-Mar-28  $359,408.10
6759013    DRAPER                 UT   84020     SFD      7.625       6.750     $3,008.12       360      1-Apr-28  $424,692.40
6759245    BETHESDA               MD   20817     PUD      7.500       6.750     $2,992.64       360      1-Apr-28  $427,682.36
6759293    CLIVE                  IA   50325     SFD      7.250       6.750     $1,882.81       360      1-Mar-28  $275,568.08
6759777    REDWOOD CITY           CA   94065     SFD      7.750       6.750     $2,292.52       360      1-Apr-28  $319,774.15
6759816    SAN JOSE               CA   95123     SFD      7.375       6.750     $1,726.69       360      1-Apr-28  $249,609.77
6760424    SANTA CRUZ             CA   95062     SFD      7.500       6.750     $1,389.69       360      1-Apr-28  $198,602.50
6760446    DIAMOND BAR            CA   91765     SFD      7.500       6.750     $1,783.00       360      1-Apr-28  $254,810.75
6761086    ANAHEIM HILLS          CA   92087     SFD      7.500       6.750     $4,419.04       360      1-Apr-28  $631,530.96
6762030    MISSION VIEJO          CA   92692     PUD      7.625       6.750     $1,981.82       360      1-Apr-28  $279,797.35
6762366    TEANECK                NJ   07666     SFD      7.250       6.750     $2,259.37       360      1-Feb-28  $330,357.07
6763410    LA JOLLA               CA   92037     LCO      7.375       6.750     $1,692.15       360      1-Apr-28  $244,813.58
6763448    APTOS                  CA   95003     SFD      7.375       6.750     $1,716.33       360      1-Apr-28  $248,310.91
6763473    LOS ANGELES            CA   90210     SFD      7.625       6.750     $4,246.76       360      1-Apr-28  $599,565.74
6763479    NOVI                   MI   48375     SFD      7.375       6.750     $1,967.73       360      1-Apr-28  $284,683.22
6763503    SAN JOSE               CA   95111     SFD      7.750       6.750     $1,801.78       360      1-Apr-28  $251,322.49
6763716    WASHINGTON             DC   20008     SFD      7.750       6.750     $2,250.25       360      1-Apr-28  $313,878.31
6764299    MANALAPAN TWNSP        NJ   07726     SFD      7.625       6.750     $2,774.55       360      1-Apr-28  $391,716.28
6764454    LITTLE ROCK            AR   72211     SFD      7.250       6.750     $2,708.24       360      1-Apr-28  $396,690.30
6764668    FORT WASHINGTON        PA   19034     SFD      7.500       6.750     $1,789.99       360      1-Mar-28  $255,618.83
6765080    SAN JOSE               CA   95123     SFD      7.875       6.750     $2,160.71       360      1-Apr-28  $297,794.92
6765563    BETHLEHEM TWNSP        NJ   08827     SFD      7.750       6.750     $2,421.47       360      1-Apr-28  $337,761.45
6765635    WOODWAY                WA   98020     SFD      7.375       6.750     $4,834.73       360      1-Apr-28  $699,467.35
6765783    JACKSON                TN   38301     SFD      7.250       6.750     $1,773.66       360      1-Apr-28  $259,797.17
6765973    ALAMO                  CA   94507     SFD      7.000       6.733     $2,973.90       360      1-Apr-28  $446,633.60
6766230    SAN JOSE               CA   95125     SFD      7.500       6.750     $2,055.69       360      1-Apr-28  $293,781.81
6766769    VENTURA                CA   93003     SFD      7.375       6.750     $1,641.04       360      1-Apr-28  $237,415.87
6766829    WASHINGTON             DC   20015     SFD      7.375       6.750     $1,962.90       360      1-May-28  $284,200.00
6767140    LEESBURG               VA   20175     SFD      7.000       6.733     $1,729.79       360      1-May-28  $260,000.00
6767275    BOUNTIFUL              UT   84010     PUD      7.750       6.750     $1,880.58       360      1-Apr-28  $262,314.73
6767472    CAMPBELL               CA   95008     PUD      7.375       6.750     $1,708.38       360      1-May-28  $247,350.00
6768465    DURANGO                CO   81301     SFD      7.625       6.750     $2,137.54       360      1-Apr-28  $301,681.42
6768506    CRYSTAL LAKE           IL   60014     SFD      7.500       6.750     $1,831.94       360      1-Apr-28  $261,805.56
6768644    FORT WORTH             TX   76132     SFD      7.750       6.750     $4,635.19       360      1-Apr-28  $646,543.35
6768730    NORTH OAKS             MN   55127     SFD      7.625       6.750     $2,066.76       360      1-Apr-28  $291,788.66
6768943    SHIP BOTTOM            NJ   08008     SFD      7.875       6.750      $942.59        360      1-Apr-28  $129,860.54
6769352    FRANKLIN               MA   02038     SFD      7.375       6.750     $1,775.04       360      1-Apr-28  $256,804.44
6769579    NOKOMIS                FL   34275     SFD      7.375       6.750     $2,486.43       360      1-Apr-28  $359,726.07
6770048    SNOWMASS VILLAGE       CO   81615     LCO      7.750       6.750     $1,834.02       360      1-Apr-28  $255,818.89
6770087    EAGLE-VAIL             CO   81620     SFD      7.375       6.750      $858.51        360      1-Apr-28  $124,205.42
6770156    ALBUQUERQUE            NM   87122     SFD      7.375       6.750     $2,302.71       360      1-Apr-28  $332,140.56
6770672    COLORADO SPRINGS       CO   80904     SFD      7.500       6.750     $4,106.49       360      1-Apr-28  $586,864.14
6770712    SAN FRANCISCO          CA   94107     SFD      7.625       6.750     $2,937.34       360      1-Apr-28  $414,699.64
6770798    PARKLAND               FL   33067     SFD      7.375       6.750     $2,590.03       360      1-Apr-28  $374,714.66
6771447    SAN ANTONIO            TX   78257     SFD      7.500       6.750     $2,973.76       360      1-Apr-28  $424,984.37
6771534    ARLINGTON              VA   22207     SFD      6.875       6.608     $1,740.86       360      1-Apr-28  $264,777.37
6771721    BETHESDA               MD   20814     SFD      7.500       6.750     $2,111.63       360      1-Apr-28  $301,775.87
6772058    LAGUNA BEACH           CA   92651     SFD      7.125       6.750     $2,344.54       360      1-Apr-28  $347,721.71
6772471    PLACITAS               NM   87043     SFD      7.375       6.750     $2,279.23       360      1-Apr-28  $329,748.89
6772490    ORANGE                 CT   06477     SFD      7.250       6.750     $1,998.78       360      1-Apr-28  $292,771.43
6772513    NEWPORT BEACH          CA   92660     SFD      7.125       6.750     $3,393.18       360      1-Apr-28  $503,247.24
6772790    PORTLAND               OR   97212     SFD      7.375       6.750     $1,830.29       360      1-Apr-28  $264,798.36
6772860    SPOKANE                WA   99208     SFD      7.750       6.750     $2,647.14       360      1-Apr-28  $369,239.21
6772945    MILL VALLEY            CA   94941     SFD      7.875       6.750     $2,530.49       360      1-Apr-28  $348,759.82
6773060    WASHINGTON             DC   20007     SFD      7.250       6.750     $2,387.62       360      1-Apr-28  $349,726.96
6773064    ALBUQUERQUE            NM   87107     SFD      7.625       6.750     $1,939.35       360      1-Apr-28  $273,801.69
6773269    PORTLAND               OR   97229     SFD      6.750       6.483     $1,712.30       360      1-Apr-28  $263,772.70
6773346    SHAKOPEE               MN   55379     SFD      7.625       6.750     $1,964.13       360      1-Apr-28  $277,299.15
6773544    RENO                   NV   89511     SFD      7.500       6.750     $1,748.04       360      1-Apr-28  $249,814.46
6773751    HAYDEN                 ID   83835     SFD      7.500       6.750     $1,301.94       360      1-Apr-28  $186,061.81
6774406    ELK GROVE              CA   95624     SFD      7.500       6.750     $5,908.36       360      1-Apr-28  $844,372.89
6774584    LAGUNA BEACH           CA   92651     SFD      7.250       6.750     $3,410.88       360      1-Apr-28  $499,609.95
6774761    BASALT                 CO   81621     LCO      7.375       6.750      $717.61        360      1-Apr-28  $103,820.94
6775399    LAKE HAVASU CITY       AZ   86406     SFD      7.625       6.750     $1,698.00       360      1-Apr-28  $239,726.36
6775754    NEW WINDSOR            NY   12553     SFD      7.750       6.750      $716.41        360      1-Apr-28   $99,929.42
6776848    N REDINGTON BEACH      FL   33708     SFD      7.750       6.750     $1,182.08       360      1-Apr-28  $164,883.54
6777296    SANTA CRUZ             CA   95060     PUD      7.250       6.750     $2,406.72       360      1-Apr-28  $352,524.78
6777525    CALABASAS AREA         CA   91302     LCO      7.375       6.750     $2,305.13       360      1-Apr-28  $333,496.04
6777688    SALT LAKE CITY         UT   84117     LCO      7.750       6.750     $1,810.37       360      1-Mar-28  $252,342.15
6777853    BOULDER                CO   80302     SFD      7.625       6.750     $1,981.82       360      1-Apr-28  $279,797.35
6778258    WENATCHEE              WA   98801     SFD      7.125       6.750     $1,616.92       360      1-Apr-28  $239,808.08
6778584    CLOSTER                NJ   07624     SFD      7.375       6.750     $3,453.38       360      1-Apr-28  $499,619.54
6778769    FOREST LAKE            MN   55025     SFD      7.250       6.750     $2,373.97       360      1-Mar-28  $347,328.63
6779181    REHOBOTH BEACH         DE   19971     SFD      7.000       6.733     $1,809.62       360      1-Apr-28  $271,777.05
6779353    INDIALANTIC            FL   32903     SFD      7.625       6.750     $2,689.62       360      1-Apr-28  $379,724.96
6779436    STEAMBOAT SPRINGS      CO   80488     SFD      7.375       6.750     $2,631.47       360      1-Apr-28  $380,710.09
6779622    CAREFREE               AZ   85377     SFD      7.500       6.750     $1,817.96       360      1-May-28  $260,000.00
6779760    INCLINE VILLAGE        NV   89450     SFD      7.375       6.750     $6,906.75       360      1-Apr-28  $999,239.08
6779918    CULVER CITY            CA   90230     LCO      7.625       6.750     $1,848.76       360      1-Apr-28  $261,010.95
6780244    BEVERLY HILLS          CA   90210     SFD      7.375       6.750     $6,906.75       360      1-Apr-28  $999,239.08
6780490    MILFORD                MI   48381     SFD      7.625       6.750     $1,717.46       360      1-Apr-28  $242,474.38
6781328    BRENTWOOD              TN   37027     SFD      7.500       6.750     $2,020.73       360      1-Apr-28  $288,785.52
6781711    ORANGE                 CA   92667     SFD      7.500       6.750     $4,544.89       360      1-Apr-28  $649,517.61
6781897    CASTLE ROCK            CO   80104     SFD      7.500       6.750     $2,097.64       360      1-Apr-28  $299,777.36
6782386    RENO                   NV   89511     SFD      7.625       6.750     $1,995.98       360      1-Mar-28  $281,439.55
6782869    CARMICHAEL             CA   95608     SFD      7.625       6.750     $1,783.64       360      1-Apr-28  $251,817.61
6783124    COLORADO SPRINGS       CO   80907     SFD      7.750       6.750     $1,780.28       360      1-Apr-28  $248,324.62
6783136    SANDY                  UT   84092     SFD      7.500       6.750      $908.98        360      1-Apr-28  $129,903.52
6783285    SANTA MARIA            CA   93455     PUD      7.250       6.750     $1,637.22       360      1-May-28  $240,000.00
6783467    VIRGINIA BEACH         VA   23451     SFD      7.500       6.750     $2,069.67       360      1-Apr-28  $295,780.33
6783819    SEATTLE                WA   98177     SFD      7.625       6.750     $7,077.94       360      1-Apr-28  $999,276.23
6783967    BELLEVUE               WA   98004     SFD      7.000       6.733     $1,064.48       360      1-Apr-28  $159,868.85
6784807    SAN MARINO             CA   91108     SFD      7.500       6.750     $5,768.52       360      1-Apr-28  $824,387.73
6784907    SAN FRANCISCO          CA   94112     SFD      7.250       6.750     $1,680.88       360      1-Apr-28  $246,207.79
6785878    NEWPORT BEACH          CA   92625     PUD      7.375       6.750     $2,728.17       360      1-Apr-28  $394,699.43
6786469    PARK CITY              UT   84060     SFD      7.625       6.750     $2,477.28       360      1-Apr-28  $349,746.68
6786696    THOUSAND OAKS          CA   91362     SFD      7.125       6.750     $2,347.91       360      1-Apr-28  $348,221.31
6786746    ROWLAND HEIGHTS        CA   91748     SFD      7.125       6.750     $1,774.22       360      1-Apr-28  $263,137.41
6786781    SONOMA                 CA   95476     SFD      7.500       6.750     $3,272.32       360      1-Apr-28  $467,652.68
6786782    OCEAN CITY             NJ   08226     LCO      7.750       6.750     $2,062.55       360      1-Apr-28  $287,696.80
6786794    WEST LAFAYETTE         IN   47906     SFD      7.750       6.750     $2,335.50       360      1-Apr-28  $325,769.92
6787310    SANTA CRUZ             CA   95060     SFD      7.750       6.750     $2,435.80       360      1-May-28  $340,000.00
6787437    DURANGO                CO   81301     SFD      7.625       6.750     $2,349.88       360      1-May-28  $332,000.00
6787885    PORTOLA VALLEY         CA   94028     SFD      6.500       6.233     $3,349.96       360      1-Apr-28  $529,520.87
6787967    LONG LAKE              MN   55356     SFD      7.625       6.750     $1,859.37       360      1-Apr-28  $262,509.87
6790021    ANN ARBOR              MI   48105     SFD      7.875       6.750     $4,060.39       360      1-Apr-28  $559,614.61
6790599    BOXFORD                MA   01970     SFD      7.125       6.750     $2,021.16       360      1-Apr-28  $299,760.09
6790713    TACOMA                 WA   98422     SFD      7.375       6.750     $2,364.87       360      1-Apr-28  $342,139.46
6791015    WINDERMERE             FL   34786     SFD      7.625       6.750     $1,755.33       360      1-May-28  $248,000.00
6791309    LONG BEACH TWP         NJ   08008     SFD      7.750       6.750     $2,550.43       360      1-Apr-28  $355,748.74
6791471    WEST HOLLYWOOD         CA   90048     SFD      7.625       6.750     $2,972.73       360      1-Apr-28  $419,696.02
6791905    MIDLAND                TX   79707     PUD      7.250       6.750     $2,243.34       360      1-Apr-28  $328,593.46
6792091    HALLETTSVILLE          TX   77964     SFD      8.000       6.750     $2,113.24       360      1-Apr-28  $287,806.76
6792883    BLUFFDALE              UT   84065     SFD      7.750       6.750     $1,934.31       360      1-Apr-28  $269,809.44
6793370    IRVINE                 CA   92612     SFD      7.500       6.750     $1,963.39       360      1-Apr-28  $280,591.61
6793661    LOS ANGELES            CA   90049     SFD      7.125       6.750     $4,379.17       360      1-Apr-28  $649,480.21
6793697    NAPA                   CA   94558     SFD      7.125       6.750     $1,751.67       360      1-Apr-28  $259,792.08
6794306    CARSON CITY            NV   89701     SFD      7.875       6.750      $601.81        360      1-Apr-28   $82,942.88
6794759    ORINDA                 CA   94563     SFD      7.750       6.750     $3,283.32       360      1-May-28  $458,300.00
6794996    DIAMOND BAR            CA   91789     SFD      7.500       6.750     $1,258.59       360      1-Apr-28  $179,866.41
6795747    OXNARD                 CA   93035     SFD      7.500       6.750     $3,076.54       360      1-Apr-28  $439,673.46
6795915    BLOOMINGTON            MN   55435     SFD      7.625       6.750      $880.50        360      1-Apr-28  $124,309.96
6796024    VALENCIA               CA   91354     SFD      7.250       6.750     $1,705.44       360      1-Apr-28  $249,804.98
6796153    VASHON                 WA   98070     SFD      7.625       6.750     $1,946.43       360      1-Apr-28  $274,800.97
6796318    BOISE                  ID   83703     SFD      7.500       6.750     $2,752.11       360      1-Apr-28  $393,307.89
6796420    LA JOLLA               CA   92037     SFD      7.625       6.750     $3,442.71       360      1-Apr-28  $486,047.96
6797333    PUEBLO WEST            CO   81007     SFD      7.750       6.750     $1,980.88       360      1-Apr-28  $276,304.85
6797562    LOS ANGELES            CA   91423     SFD      7.250       6.750     $1,057.37       360      1-Apr-28  $154,879.09
6798040    SIOUX FALLS            SD   57108     SFD      7.625       6.750     $2,350.94       360      1-Apr-28  $331,909.60
6799367    FLAGSTAFF              AZ   86001     SFD      7.625       6.750     $1,868.58       360      1-May-28  $264,000.00
6799378    NORTH ANDOVER          MA   01845     SFD      7.875       6.750     $1,964.94       360      1-Apr-28  $270,813.50
6799451    COLLIERVILLE           TN   38017     SFD      7.625       6.750     $2,052.60       360      1-Apr-28  $289,790.11
6799487    PLEASANTON             CA   94566     SFD      7.250       6.750     $1,911.63       360      1-May-28  $280,225.00
6799528    SACRAMENTO             CA   95821     SFD      7.375       6.750     $3,038.97       360      1-Apr-28  $439,665.20
6799569    GLENDALE               AZ   85310     SFD      7.625       6.750     $2,181.77       360      1-Apr-28  $308,026.90
6800005    LIVERMORE              CA   94550     SFD      7.625       6.750     $1,681.01       360      1-Apr-28  $237,328.10
6801105    FREMONT                CA   94536     SFD      7.625       6.750     $2,891.34       360      1-Apr-28  $408,204.34
6801405    CARMICHAEL             CA   95608     SFD      7.500       6.750     $2,064.08       360      1-Apr-28  $294,980.92
6801499    SANTA CLARA            CA   95051     SFD      7.500       6.750     $2,377.33       360      1-May-28  $340,000.00
6801614    BEAVERTON              OR   97007     SFD      7.500       6.750     $1,842.43       360      1-Apr-28  $263,304.45
6801664    LAGUNA BEACH           CA   92667     SFD      7.375       6.750     $2,330.68       360      1-Apr-28  $337,193.23
6802608    EDWARDS                CO   81632     SFD      7.250       6.750     $4,058.95       360      1-Apr-28  $594,535.84
6802853    PORTLAND               OR   97229     SFD      7.250       6.750     $1,916.92       360      1-Apr-28  $280,780.79
6803549    LOS GATOS              CA   95030     SFD      7.500       6.750     $6,992.15       360      1-Apr-28  $999,257.85
6803784    SEATTLE                WA   98121     HCO      7.750       6.750     $2,753.17       360      1-Apr-28  $384,028.77
6804584    HOLLISTER              CA   95023     SFD      7.250       6.750     $2,046.53       360      1-May-28  $300,000.00
6804603    LAS VEGAS              NV   89129     SFD      8.000       6.750     $2,143.51       360      1-May-28  $292,125.00
6808470    FOOTHILL RANCH         CA   92610     SFD      7.500       6.750     $2,572.41       360      1-Apr-28  $367,626.97
6808731    GREEN BAY              WI   54313     SFD      7.500       6.750     $1,981.76       240      1-Apr-18  $245,555.74
6808777    CUPERTINO              CA   95014     SFD      7.375       6.750     $2,196.35       360      1-May-28  $318,000.00
6808924    SANTA ANA              CA   92705     SFD      7.625       6.750     $1,749.67       360      1-Apr-28  $247,021.08
6809187    DENVER                 CO   80206     SFD      7.750       6.750     $6,395.68       360      1-Apr-28  $892,107.92
6809486    HUNTSVILLE             UT   84317     SFD      7.625       6.750     $1,663.32       360      1-Apr-28  $234,829.91
6809844    RANCHO SANTA FE        CA   92067     SFD      7.375       6.750     $6,906.75       360      1-Apr-28  $999,239.08
6809895    BELLEVUE               WA   98008     SFD      7.375       6.750     $3,023.78       360      1-May-28  $437,800.00
6810846    MARTINEZ               CA   94553     SFD      7.250       6.750     $2,251.18       360      1-Apr-28  $329,742.57
6811441    PUNGOTEAGUE            VA   23422     SFD      7.750       6.750     $5,641.75       360      1-May-28  $787,500.00
6811906    TREASURE ISLAND        FL   33706     SFD      7.625       6.750     $2,277.33       360      1-Apr-28  $321,517.12
6812943    HUDSON                 OH   44236     SFD      7.375       6.750     $2,037.49       360      1-Apr-28  $294,775.53
6813665    BROOMFIELD             CO   80020     SFD      7.250       6.750      $717.65        360      1-Apr-28  $105,117.93
6813698    SAN DIEGO              CA   92131     SFD      7.625       6.750     $1,663.32       360      1-Apr-28  $234,829.91
6814091    RIVERTON               UT   84065     SFD      7.625       6.750     $2,087.99       360      1-Apr-28  $294,786.49
6815543    LOOMIS                 CA   95650     SFD      7.875       6.750     $6,525.62       360      1-Apr-28  $899,380.63
6816835    FLAGSTAFF              AZ   86001     PUD      7.500       6.750     $2,254.27       360      1-May-28  $322,400.00
6817097    FAIRFAX STATION        VA   22039     SFD      7.500       6.750     $2,228.75       360      1-May-28  $318,750.00
6818105    ANACORTES              WA   98221     SFD      7.250       6.750     $1,792.76       360      1-May-28  $262,800.00
6819493    ELLICOTT CITY          MD   21042     SFD      7.625       6.750     $1,426.91       360      1-May-28  $201,600.00
6822355    SPANAWAY               WA   98387     SFD      7.125       6.750     $1,616.92       360      1-Apr-28  $239,658.08
6823081    ST PETERSBURG          FL   33704     SFD      7.500       6.750     $2,936.70       360      1-May-28  $420,000.00
6823929    MANHATTAN BEACH        CA   90266     SFD      7.125       6.750     $3,190.74       360      1-Apr-28  $473,221.26
6824063    LOS ALTOS              CA   94022     SFD      7.500       6.750     $1,943.82       360      1-May-28  $278,000.00
6824222    HINSDALE               IL   60521     SFD      7.500       6.750     $2,803.85       360      1-May-28  $401,000.00
6824474    SCOTTSDALE             AZ   85255     SFD      7.125       6.750     $3,826.72       360      1-Apr-28  $567,545.78
6825121    CASTLE ROCK            CO   80104     SFD      7.500       6.750     $1,748.81       360      1-Apr-28  $249,925.38
6825183    CHINO HILLS            CA   91709     SFD      7.125       6.750     $1,616.59       360      1-May-28  $239,950.00
6825321    SAN GABRIEL            CA   91775     SFD      7.500       6.750     $2,992.64       360      1-May-28  $428,000.00
6825351    REDMOND                WA   98052     SFD      7.375       6.750     $2,099.65       360      1-May-28  $304,000.00
6825592    MIDDLETOWN             CA   95461     SFD      7.000       6.733      $532.24        360      1-Apr-28   $79,934.43
6825809    NEWPORT BEACH          CA   92657     SFD      7.250       6.750     $2,012.42       360      1-Apr-28  $294,769.81
6827636    SHREVEPORT             LA   71106     SFD      7.375       6.750     $1,806.12       360      1-Apr-28  $261,301.02
6828692    LIVINGSTON             NJ   07039     SFD      7.750       6.750      $788.05        360      1-May-28  $110,000.00
6828826    LITTLETON              CO   80123     SFD      7.250       6.750     $2,046.53       360      1-May-28  $300,000.00
6831871    UNION CITY             CA   94587     SFD      7.750       6.750     $2,041.77       360      1-May-28  $285,000.00
6832056    PARK CITY              UT   84060     SFD      8.125       6.750     $1,373.62       360      1-May-28  $185,000.00
6833865    SAN JOSE               CA   95138     SFD      7.125       6.750     $3,233.85       360      1-Apr-28  $479,616.15
6835064    EDMOND                 OK   73034     SFD      7.250       6.750     $2,386.93       360      1-Apr-28  $349,277.05
6837519    ALAMEDA                CA   94501     SFD      7.750       6.750      $555.22        360      1-May-28   $77,500.00
6839370    SANTA CRUZ             CA   95060     SFD      7.250       6.750     $2,410.59       360      1-May-28  $353,368.00
6839990    EL PASO                TX   79922     SFD      7.500       6.750     $1,929.83       360      1-May-28  $276,000.00
6841547    LAKEWOOD               IL   60014     SFD      7.500       6.750     $1,781.25       360      1-May-28  $254,750.00
6844183    ENGLEWOOD              CO   80110     SFD      7.125       6.750     $2,917.20       360      1-May-28  $433,000.00
6846285    MOUND                  MN   55364     SFD      7.500       6.750     $2,097.65       360      1-May-28  $300,000.00
6847485    EDEN                   UT   84310     SFD      7.750       6.750     $4,298.47       360      1-May-28  $600,000.00
6872767    MIAMI                  FL   33176     PUD      7.625       6.750     $2,831.17       360      1-May-28  $400,000.00

                                                                                                                   $617,828,456.64


MORTGAGE                      MORTGAGE             T.O.P.   MASTER    FIXED
LOAN                          INSURANCE  SERVICE  MORTGAGE SERVICE  RETAINED
NUMBER       LTV     SUBSIDY    CODE       FEE      LOAN     FEE      YIELD
------       ---     -------    ----       ---      ----     ---      -----
4573146     61.90                         0.250             0.017     0.608
4590362     65.03                         0.250             0.017     0.483
4606656     90.00                33       0.250             0.017     0.483
4620081     94.99                17       0.250             0.017     0.733
4624494     90.00                12       0.250             0.017     0.358
4646282     94.99                33       0.250             0.017     1.233
4650365     80.00                         0.250             0.017     0.108
4659282     60.72                         0.250             0.017     0.433
4659737     74.95                         0.250             0.017     0.883
4663119     69.16                         0.250             0.017     0.358
4665330     75.00                         0.250             0.017     0.983
4665335     77.42                         0.250             0.017     0.000
4665859     90.00                         0.250             0.017     0.733
4669195     65.00                         0.250             0.017     0.483
4669860     90.00                11       0.250             0.017     0.983
4670258     79.99                         0.250             0.017     0.858
4670638     81.43                06       0.250             0.017     0.858
4671800     78.26                         0.250             0.017     0.358
4676139     77.26                         0.250             0.017     0.608
4678659     95.00                01       0.250             0.017     0.233
4678768     80.00                         0.250             0.017     0.608
4679413     79.99                         0.250             0.017     0.358
4679662     47.62                         0.250             0.017     0.000
4680602     67.53                         0.250             0.017     0.483
4682687     73.66                         0.250             0.017     0.733
4684605     79.21                         0.250             0.017     0.233
4684851     88.50                17       0.250             0.017     0.358
4686639     88.54                01       0.250             0.017     0.483
4688725     66.67                         0.250             0.017     0.608
4688766     80.00                         0.250             0.017     0.233
4689332     70.00                         0.250             0.017     0.358
4689664     80.00                         0.250             0.017     0.233
4689727     89.66                33       0.250             0.017     0.608
4689748     55.56                         0.250             0.017     0.358
4690296     65.00                         0.250             0.017     0.358
4690826     95.00                06       0.250             0.017     0.608
4691273     94.99                17       0.250             0.017     0.733
4691775     78.95                         0.250             0.017     0.358
4691996     65.55                         0.250             0.017     0.733
4692189     80.00                         0.250             0.017     0.000
4692220     77.35                         0.250             0.017     0.858
4692575     89.89                06       0.250             0.017     0.608
4694249     94.94                33       0.250             0.017     1.233
4694295     62.92                         0.250             0.017     0.358
4694789     61.25                         0.250             0.017     0.483
4694794     79.71                         0.250             0.017     0.608
4694864     67.20                         0.250             0.017     0.108
4694993     79.59                         0.250             0.017     0.633
4695285     90.00                33       0.250             0.017     0.483
4695319     64.99                         0.250             0.017     0.883
4695439     95.00                33       0.250             0.017     1.483
4695475     69.44                         0.250             0.017     0.358
4695533     75.43                         0.250             0.017     0.358
4696038     71.43                         0.250             0.017     0.483
4696397     61.97                         0.250             0.017     0.608
4696551     74.65                         0.250             0.017     0.733
4696593     75.00                         0.250             0.017     0.608
4696796     80.00                         0.250             0.017     0.608
4696899     80.00                         0.250             0.017     0.108
4697133     68.35                         0.250             0.017     0.358
4697490     79.02    GD 2YR               0.250             0.017     0.233
4697613     80.00                         0.250             0.017     0.233
4698032     63.94                         0.250             0.017     0.358
4698086     61.66                         0.250             0.017     0.358
4698093     80.00                         0.250             0.017     0.000
4698231     62.63                         0.250             0.017     0.483
4698302     69.24                         0.250             0.017     0.000
4698382     39.77                         0.250             0.017     0.858
4698396     73.00                         0.250             0.017     0.000
4698399     91.70                13       0.250             0.017     0.358
4698571     90.00                33       0.250             0.017     0.983
4698894     75.71                         0.250             0.017     0.358
4699197     80.00                         0.250             0.017     0.333
4699337     75.00                         0.250             0.017     0.358
4699372     94.99                06       0.250             0.017     1.133
4699429     78.66                         0.250             0.017     0.000
4699574     66.00                         0.250             0.017     0.483
4699733     88.43                         0.250             0.017     0.983
4699960     90.00                17       0.250             0.017     0.483
4700060     90.00                17       0.250             0.017     0.233
4700199     79.99                         0.250             0.017     0.358
4700206     64.55                         0.250             0.017     0.483
4700218     69.81                         0.250             0.017     0.233
4700229     73.85                         0.250             0.017     0.108
4700244     80.00                         0.250             0.017     0.233
4700345     76.79                         0.250             0.017     0.000
4700406     68.46                         0.250             0.017     0.483
4700754     40.33                         0.250             0.017     0.233
4700832     79.99                         0.250             0.017     0.358
4700857     89.89                33       0.250             0.017     0.733
4700980     47.96                         0.250             0.017     0.358
4701034     72.22                         0.250             0.017     0.358
4701149     80.00                         0.250             0.017     0.000
4701171     78.33                         0.250             0.017     0.000
4701212     70.00                         0.250             0.017     0.733
4701219     50.46                         0.250             0.017     0.358
4701246     65.65                         0.250             0.017     0.358
4701253     80.00                         0.250             0.017     0.000
4701319     69.89                         0.250             0.017     0.733
4701320     75.00                         0.250             0.017     0.233
4701376     40.47                         0.250             0.017     0.358
4701533     65.17                         0.250             0.017     0.483
4701598     74.94                         0.250             0.017     0.233
4701623     33.74                         0.250             0.017     0.358
4702145     89.99                33       0.250             0.017     0.483
4702255     68.57                         0.250             0.017     0.358
4702440     78.13                         0.250             0.017     0.108
4702667     45.63                         0.250             0.017     0.108
4702842     80.00                         0.250             0.017     0.733
4703061     80.00                         0.250             0.017     0.358
4703080     68.42                         0.250             0.017     0.483
4703309     65.93                         0.250             0.017     0.000
4703451     80.00                         0.250             0.017     0.483
4703824     79.24                         0.250             0.017     0.608
4703869     63.77                         0.250             0.017     0.358
4703946     73.91                         0.250             0.017     0.233
4703950     76.39                         0.250             0.017     0.358
4703957     85.00                33       0.250             0.017     0.483
4704013     55.56                         0.250             0.017     0.608
4704075     79.66                         0.250             0.017     0.358
4704312     78.92                         0.250             0.017     0.733
4704364     73.80                         0.250             0.017     0.608
4704662     72.52                         0.250             0.017     0.233
4704688     65.26                         0.250             0.017     0.358
4704864     75.00                         0.250             0.017     0.000
4704959     84.99                01       0.250             0.017     0.358
4705027     46.82                         0.250             0.017     0.483
4705164     76.15                         0.250             0.017     0.358
4705334     76.76                         0.250             0.017     0.858
4705655     46.69                         0.250             0.017     0.000
4705870     62.08                         0.250             0.017     0.000
4706068     79.99                         0.250             0.017     0.000
4706114     64.53                         0.250             0.017     0.733
4706197     74.70                         0.250             0.017     0.608
4706330     69.33                         0.250             0.017     0.108
4706426     74.34                         0.250             0.017     0.483
4706742     61.05                         0.250             0.017     0.358
4707062     72.11                         0.250             0.017     0.483
4707169     68.18                         0.250             0.017     0.000
4707174     89.66                17       0.250             0.017     0.108
4707280     79.34                         0.250             0.017     0.608
4707296     60.05                         0.250             0.017     0.858
4707396     70.41                         0.250             0.017     0.000
4707456     90.00                11       0.250             0.017     0.483
4707651     75.00                         0.250             0.017     0.233
4707694     74.07                         0.250             0.017     0.000
4707727     70.29                         0.250             0.017     0.358
4707745     80.00                         0.250             0.017     0.108
4707769     69.09                         0.250             0.017     0.483
4707839     59.09                         0.250             0.017     0.608
4707987     80.00                         0.250             0.017     0.108
4708098     60.96                         0.250             0.017     0.608
4708201     69.07                         0.250             0.017     0.608
4708243     83.64                06       0.250             0.017     0.108
4708480     79.47                         0.250             0.017     0.233
4708635     66.67                         0.250             0.017     0.483
4708646     77.94                         0.250             0.017     0.608
4708650     73.08                         0.250             0.017     0.483
4708657     75.00                         0.250             0.017     0.000
4708661     66.67                         0.250             0.017     0.483
4708739     88.89                33       0.250             0.017     0.608
4708857     80.00                         0.250             0.017     0.608
4708875     90.00                17       0.250             0.017     0.983
4708993     77.50                         0.250             0.017     0.233
4709162     60.75                         0.250             0.017     0.608
4709177     79.99                         0.250             0.017     0.233
4709236     65.00                         0.250             0.017     0.733
4709274     52.66                         0.250             0.017     0.483
4709312     76.78                         0.250             0.017     0.483
4709350     87.94                33       0.250             0.017     0.983
4709378     69.44                         0.250             0.017     0.233
4709404     47.54                         0.250             0.017     0.358
4709433     62.54                         0.250             0.017     0.858
4709442     90.00                17       0.250             0.017     0.608
4709542     71.70                         0.250             0.017     0.000
4710015     90.00                17       0.250             0.017     0.358
4710033     88.89                11       0.250             0.017     0.233
4710041     80.00                         0.250             0.017     0.233
4710049     95.00                17       0.250             0.017     0.858
4710058     74.47                         0.250             0.017     0.233
4710083     51.63                         0.250             0.017     0.108
4710085     79.55                         0.250             0.017     0.608
4710423     38.15                         0.250             0.017     0.108
4710542     78.21                         0.250             0.017     0.483
4711145     90.00                01       0.250             0.017     0.858
4711233     80.00                         0.250             0.017     0.483
4711284     90.00                33       0.250             0.017     0.983
4711303     70.59                         0.250             0.017     0.608
4711344     78.06                         0.250             0.017     0.358
4711402     68.83                         0.250             0.017     0.608
4711494     69.57                         0.250             0.017     0.000
4711535     84.06                17       0.250             0.017     0.358
4711580     70.99                         0.250             0.017     0.858
4711663     80.00                         0.250             0.017     0.108
4711962     57.14                         0.250             0.017     1.233
4712164     78.88                         0.250             0.017     0.233
4712259     76.07                         0.250             0.017     0.233
4712263     53.33                         0.250             0.017     0.000
4712293     78.13                         0.250             0.017     0.233
4712315     42.11                         0.250             0.017     0.858
4712316     78.36                         0.250             0.017     0.233
4712320     56.91                         0.250             0.017     0.733
4712330     90.00                06       0.250             0.017     0.483
4712339     71.03                         0.250             0.017     0.483
4712354     75.38                         0.250             0.017     0.108
4712393     65.78                         0.250             0.017     0.483
4712465     73.33                         0.250             0.017     0.608
4712468     80.00                         0.250             0.017     0.608
4712487     83.85                12       0.250             0.017     0.608
4712552     80.00                         0.250             0.017     0.358
4712677     90.00                17       0.250             0.017     0.233
4712904     75.00                         0.250             0.017     0.858
4712932     54.17                         0.250             0.017     0.358
4712935     80.00                         0.250             0.017     0.733
4713323     77.29                         0.250             0.017     0.733
4713373     46.48                         0.250             0.017     0.608
4713402     80.00                         0.250             0.017     0.858
4713486     72.17                         0.250             0.017     0.858
4713597     74.53    GD 3YR               0.250             0.017     0.483
4713738     87.05                33       0.250             0.017     0.733
4713810     54.28                         0.250             0.017     0.483
4713899     69.59                         0.250             0.017     0.858
4713942     79.43                         0.250             0.017     0.358
4714166     80.00                         0.250             0.017     0.608
4714186     45.45                         0.250             0.017     0.233
4714198     80.00                         0.250             0.017     0.733
4714233     90.00                11       0.250             0.017     0.483
4714236     80.00                         0.250             0.017     0.000
4714294     80.00                         0.250             0.017     0.358
4714335     80.00                         0.250             0.017     0.483
4714415     77.85                         0.250             0.017     0.858
4714489     52.06                         0.250             0.017     0.608
4714529     79.71                         0.250             0.017     0.608
4714684     82.62                17       0.250             0.017     0.483
4714696     58.14                         0.250             0.017     0.858
4714856     61.09                         0.250             0.017     0.358
4714871     61.59                         0.250             0.017     0.483
4715151     77.99                         0.250             0.017     0.483
4715182     94.89                06       0.250             0.017     0.108
4715192     79.75                         0.250             0.017     0.733
4715218     70.00                         0.250             0.017     0.733
4715516     79.41                         0.250             0.017     0.358
4715729     63.88                         0.250             0.017     0.358
4715737     69.67                         0.250             0.017     0.608
4715778     79.26                         0.250             0.017     0.358
4715812     67.83                         0.250             0.017     0.608
4715878     70.83                         0.250             0.017     0.233
4716060     64.00                         0.250             0.017     0.108
4716216     80.00                         0.250             0.017     0.108
4716282     50.67                         0.250             0.017     0.483
4716366     75.00                         0.250             0.017     0.608
4716566     63.16                         0.250             0.017     0.233
4716792     40.00                         0.250             0.017     0.233
4716820     73.99                         0.250             0.017     0.858
4717127     80.00                         0.250             0.017     0.733
4717166     73.35                         0.250             0.017     0.000
4717274     95.00                17       0.250             0.017     1.108
4717297     68.87                         0.250             0.017     0.608
4717314     62.02                         0.250             0.017     0.983
4717421     72.00                         0.250             0.017     0.733
4717434     63.33                         0.250             0.017     0.983
4717485     70.00                         0.250             0.017     0.483
4717529     53.25                         0.250             0.017     0.608
4717624     52.89                         0.250             0.017     0.000
4717734     73.40                         0.250             0.017     1.108
4717750     69.25                         0.250             0.017     0.000
4717817     80.00                         0.250             0.017     0.983
4717842     80.00                         0.250             0.017     0.483
4717993     71.91                         0.250             0.017     0.858
4718131     72.33                         0.250             0.017     0.483
4718204     79.34                         0.250             0.017     0.483
4718345     79.05                         0.250             0.017     0.983
4718378     79.73                         0.250             0.017     0.608
4718440     33.33                         0.250             0.017     0.483
4718453     77.23                         0.250             0.017     0.608
4718481     80.00                         0.250             0.017     0.358
4718490     80.00                         0.250             0.017     0.483
4718506     74.65                         0.250             0.017     0.358
4718526     55.85                         0.250             0.017     0.358
4718568     79.53                         0.250             0.017     0.358
4718609     78.92                         0.250             0.017     1.233
4718610     61.11                         0.250             0.017     0.358
4718627     77.09                         0.250             0.017     0.358
4718773     60.00                         0.250             0.017     0.000
4718776     54.97                         0.250             0.017     0.000
4719013     80.00                         0.250             0.017     0.483
4719020     68.57                         0.250             0.017     0.483
4719085     77.53                         0.250             0.017     0.108
4719095     88.30                06       0.250             0.017     0.858
4719135     82.09    GD 3YR      17       0.250             0.017     0.483
4719228     87.72                06       0.250             0.017     0.858
4719364     89.09                12       0.250             0.017     0.358
4719384     80.00                         0.250             0.017     0.983
4719422     62.93                         0.250             0.017     0.858
4719424     80.00                         0.250             0.017     0.733
4719470     70.00                         0.250             0.017     0.733
4719591     80.00                         0.250             0.017     0.233
4719740     78.38                         0.250             0.017     0.108
4719798     80.00                         0.250             0.017     0.000
4719856     89.99                24       0.250             0.017     0.233
4719880     71.52                         0.250             0.017     0.608
4720212     58.56                         0.250             0.017     0.000
4720230     71.84                         0.250             0.017     0.733
4720309     48.16                         0.250             0.017     0.358
4720381     67.74                         0.250             0.017     0.483
4720452     83.68                17       0.250             0.017     0.108
4720457     75.00                         0.250             0.017     0.858
4720524     80.00                         0.250             0.017     0.000
4720565     80.00                         0.250             0.017     0.358
4720571     51.43                         0.250             0.017     0.483
4720573     58.05    GD 3YR               0.250             0.017     0.233
4720576     77.23                         0.250             0.017     0.000
4720588     48.78                         0.250             0.017     0.483
4720641     60.34                         0.250             0.017     0.483
4720691     71.15                         0.250             0.017     0.233
4720778     50.54                         0.250             0.017     0.608
4720808     80.00                         0.250             0.017     1.108
4720817     69.92                         0.250             0.017     0.858
4720887     75.00                         0.250             0.017     0.733
4720992     69.23                         0.250             0.017     0.358
4721040     52.32                         0.250             0.017     0.358
4721242     74.97                         0.250             0.017     0.983
4721259     50.81                         0.250             0.017     0.733
4721272     75.00                         0.250             0.017     0.483
4721318     63.56                         0.250             0.017     0.783
4721427     74.97                         0.250             0.017     0.983
4721498     75.00                         0.250             0.017     0.733
4721716     74.96                         0.250             0.017     0.383
4721805     50.73                         0.250             0.017     0.608
4721853     65.22                         0.250             0.017     0.433
4721872     37.55                         0.250             0.017     0.733
4721938     63.68                         0.250             0.017     0.633
4722046     89.73                33       0.250             0.017     0.733
4722056     75.12                         0.250             0.017     0.608
4722111     55.68                         0.250             0.017     0.358
4722400     75.00                         0.250             0.017     0.608
4722505     88.41                12       0.250             0.017     1.358
4722579     80.00                         0.250             0.017     0.358
4722624     80.00                         0.250             0.017     0.358
4722631     73.61                         0.250             0.017     0.358
4722763     80.00                         0.250             0.017     0.233
4722784     57.86                         0.250             0.017     0.108
4722785     80.00                         0.250             0.017     0.000
4722836     77.13                         0.250             0.017     0.483
4723021     70.00                         0.250             0.017     0.608
4723041     78.05                         0.250             0.017     0.233
4723046     72.21                         0.250             0.017     0.233
4723171     63.97                         0.250             0.017     0.358
4723183     45.54                         0.250             0.017     0.358
4723196     56.09                         0.250             0.017     0.733
4723280     79.93                         0.250             0.017     0.108
4723290     53.91                         0.250             0.017     0.358
4723291     89.23                01       0.250             0.017     0.233
4723364     80.00                         0.250             0.017     0.358
4723378     78.10                         0.250             0.017     0.733
4723379     75.00                         0.250             0.017     0.608
4723402     67.80                         0.250             0.017     0.858
4723425     57.05                         0.250             0.017     0.358
4723502     64.45                         0.250             0.017     0.483
4723558     54.55                         0.250             0.017     0.608
4723559     61.67                         0.250             0.017     0.483
4723569     77.83                         0.250             0.017     0.733
4723574     62.03                         0.250             0.017     0.483
4723614     66.42                         0.250             0.017     0.358
4723713     25.11                         0.250             0.017     0.233
4723721     88.52                33       0.250             0.017     0.733
4723725     79.73                         0.250             0.017     0.608
4723772     80.00                         0.250             0.017     0.000
4723855     80.00                         0.250             0.017     0.000
4723878     75.00                         0.250             0.017     0.858
4723929     80.00                         0.250             0.017     0.483
4723977     74.86                         0.250             0.017     0.233
4723981     75.95                         0.250             0.017     0.358
4724087     90.00                         0.250             0.017     0.608
4724352     95.00                33       0.250             0.017     1.108
4724353     45.34                         0.250             0.017     0.358
4724363     69.79                         0.250             0.017     0.483
4724482     80.00                         0.250             0.017     0.483
4724573     68.75                         0.250             0.017     0.358
4724603     72.83                         0.250             0.017     0.000
4724762     58.63                         0.250             0.017     0.483
4724821     80.00                         0.250             0.017     0.858
4724828     80.00                         0.250             0.017     0.733
4724841     80.00                         0.250             0.017     0.983
4724854     79.17                         0.250             0.017     0.483
4724867     61.54                         0.250             0.017     0.358
4724882     69.57                         0.250             0.017     0.483
4724891     78.02                         0.250             0.017     0.483
4724924     30.30                         0.250             0.017     0.000
4724964     61.05                         0.250             0.017     0.108
4725013     80.00                         0.250             0.017     0.608
4725120     90.00                17       0.250             0.017     0.000
4725216     79.99                         0.250             0.017     0.108
4725294     90.00                17       0.250             0.017     0.483
4725318     90.00                         0.250             0.017     1.233
4725331     90.00                         0.250             0.017     1.358
4725478     75.00                         0.250             0.017     0.733
4725497     45.46                         0.250             0.017     0.358
4725530     73.96                         0.250             0.017     0.483
4725711     90.00                         0.250             0.017     0.483
4725765     68.87                         0.250             0.017     0.483
4725886     75.00                         0.250             0.017     0.983
4725890     68.99                         0.250             0.017     0.483
4725900     80.00                         0.250             0.017     0.733
4725949     53.57                         0.250             0.017     0.483
4725999     71.01                         0.250             0.017     0.733
4726084     74.98                         0.250             0.017     0.983
4726094     75.00                         0.250             0.017     0.733
4726166     89.95                11       0.250             0.017     1.108
4726173     82.90                06       0.250             0.017     0.483
4726297     65.05                         0.250             0.017     0.233
4726346     80.00                         0.250             0.017     0.733
4726352     75.00                         0.250             0.017     0.233
4726528     90.00                33       0.250             0.017     0.733
4726612     77.28                         0.250             0.017     0.608
4726631     67.50                         0.250             0.017     0.733
4726770     80.00                         0.250             0.017     0.358
4726789     65.00                         0.250             0.017     0.233
4726804     80.00                         0.250             0.017     0.233
4726968     89.98                33       0.250             0.017     0.608
4727064     79.70                         0.250             0.017     0.733
4727089     80.00                         0.250             0.017     0.858
4727100     76.61                         0.250             0.017     0.608
4727147     80.00                         0.250             0.017     0.233
4727156     62.45                         0.250             0.017     0.358
4727172     79.26                         0.250             0.017     0.233
4727173     70.00                         0.250             0.017     0.858
4727192     69.65                         0.250             0.017     0.000
4727225     62.96                         0.250             0.017     0.108
4727295     55.06                         0.250             0.017     0.233
4727449     71.25                         0.250             0.017     0.358
4727527     62.29                         0.250             0.017     0.483
4727534     59.18                         0.250             0.017     0.233
4727581     40.08                         0.250             0.017     0.983
4727583     65.48                         0.250             0.017     0.358
4727669     80.00                         0.250             0.017     0.858
4727716     79.21                         0.250             0.017     0.233
4727727     79.31                         0.250             0.017     0.233
4727844     72.29                         0.250             0.017     0.608
4727874     72.76                         0.250             0.017     0.483
4728003     58.82                         0.250             0.017     0.358
4728288     80.00                         0.250             0.017     0.608
4728412     80.00                         0.250             0.017     0.733
4728501     70.00                         0.250             0.017     0.483
4728546     90.00                13       0.250             0.017     0.483
4728667     88.75                12       0.250             0.017     0.233
4728676     80.00                         0.250             0.017     0.358
4728698     47.66                         0.250             0.017     0.483
4728704     75.00                         0.250             0.017     0.733
4728811     80.00                         0.250             0.017     0.858
4728910     67.78                         0.250             0.017     0.983
4728932     61.18                         0.250             0.017     0.233
4728945     74.98                         0.250             0.017     0.983
4728947     52.58                         0.250             0.017     0.000
4729073     90.00                33       0.250             0.017     0.483
4729191     58.23                         0.250             0.017     0.483
4729503     78.75                         0.250             0.017     0.608
4729545     78.48                         0.250             0.017     0.483
4729633     40.38                         0.250             0.017     0.733
4729655     79.95                         0.250             0.017     0.858
4729692     79.24                         0.250             0.017     0.483
4729719     47.55                         0.250             0.017     0.733
4729727     80.00                         0.250             0.017     0.733
4729736     81.23                17       0.250             0.017     0.858
4729749     76.36                         0.250             0.017     0.233
4729799     73.85                         0.250             0.017     0.483
4729889     80.00                         0.250             0.017     0.733
4729945     54.55                         0.250             0.017     0.833
4729959     74.98                         0.250             0.017     0.933
4729996     74.89                         0.250             0.017     0.533
4730033     75.00                         0.250             0.017     0.733
4730068     72.33                         0.250             0.017     0.883
4730076     71.30                         0.250             0.017     0.483
4730086     66.30                         0.250             0.017     0.733
4730101     72.21                         0.250             0.017     0.000
4730108     64.05                         0.250             0.017     0.683
4730128     33.33                         0.250             0.017     0.883
4730157     79.55                         0.250             0.017     0.233
4730159     80.00                         0.250             0.017     0.000
4730174     74.98                         0.250             0.017     0.733
4730179     44.12                         0.250             0.017     0.833
4730209     59.12                         0.250             0.017     0.583
4730241     69.05                         0.250             0.017     0.358
4730242     85.00                11       0.250             0.017     0.358
4730266     59.09                         0.250             0.017     0.483
4730269     75.00                         0.250             0.017     0.883
4730322     75.14                         0.250             0.017     0.483
4730343     59.64                         0.250             0.017     0.608
4730344     65.82                         0.250             0.017     0.108
4730460     73.53                         0.250             0.017     0.733
4730524     64.85                         0.250             0.017     0.483
4730527     74.93                         0.250             0.017     0.883
4730585     80.00                         0.250             0.017     0.608
4730635     78.88                         0.250             0.017     0.983
4730718     80.00                         0.250             0.017     0.608
4730963     75.07                         0.250             0.017     0.358
4731068     68.74                         0.250             0.017     0.483
4731074     80.00                         0.250             0.017     0.000
4731132     51.45                         0.250             0.017     0.333
4731226     75.00                         0.250             0.017     0.358
4731242     37.74                         0.250             0.017     0.733
4731288     78.46                         0.250             0.017     0.608
4731395     56.10                         0.250             0.017     0.858
4731406     75.58                         0.250             0.017     0.358
4731427     76.61                         0.250             0.017     0.233
4731453     78.86                         0.250             0.017     0.483
4731561     75.00                         0.250             0.017     0.483
4731571     71.32                         0.250             0.017     1.133
4731583     31.91                         0.250             0.017     0.483
4731600     75.00                         0.250             0.017     1.183
4731610     74.94                         0.250             0.017     0.833
4731613     43.15                         0.250             0.017     0.683
4731618     69.62                         0.250             0.017     0.608
4731637     28.58                         0.250             0.017     0.483
4731645     65.03                         0.250             0.017     0.783
4731647     10.64                         0.250             0.017     0.683
4731805     79.50                         0.250             0.017     0.608
4731810     89.99                         0.250             0.017     0.233
4731820     80.00                         0.250             0.017     0.358
4731850     79.38                         0.250             0.017     0.483
4731856     57.42                         0.250             0.017     0.483
4731877     73.96                         0.250             0.017     0.358
4731880     62.73                         0.250             0.017     0.858
4731912     72.29                         0.250             0.017     0.483
4731986     74.94                         0.250             0.017     0.608
4732064     80.00                         0.250             0.017     0.483
4732141     50.17                         0.250             0.017     0.733
4732196     75.09                         0.250             0.017     0.858
4732242     72.12                         0.250             0.017     0.608
4732274     78.18                         0.250             0.017     0.483
4732492     90.00                17       0.250             0.017     0.608
4732669     80.00                         0.250             0.017     0.858
4732788     93.75                13       0.250             0.017     0.733
4732866     70.00                         0.250             0.017     0.608
4732902     94.99                06       0.250             0.017     0.608
4733025     80.00                         0.250             0.017     0.858
4733034     80.00                         0.250             0.017     0.358
4733045     86.81                17       0.250             0.017     0.358
4733092     51.80                         0.250             0.017     0.733
4733169     75.56                         0.250             0.017     0.358
4733219     65.38                         0.250             0.017     0.000
4733250     89.51                17       0.250             0.017     0.608
4733351     47.83                         0.250             0.017     0.983
4733355     75.00                         0.250             0.017     0.858
4733391     61.54                         0.250             0.017     1.108
4733423     80.00                         0.250             0.017     0.983
4733534     33.70                         0.250             0.017     0.483
4733685     79.99                         0.250             0.017     0.483
4733690     80.00                         0.250             0.017     0.358
4733803     80.00                         0.250             0.017     0.483
4734024     75.00                         0.250             0.017     0.483
4734157     79.08                         0.250             0.017     0.733
4734160     80.00                         0.250             0.017     0.233
4734259     86.54                17       0.250             0.017     0.608
4734276     63.64                         0.250             0.017     0.608
4734418     80.00                         0.250             0.017     0.733
4734445     80.00                         0.250             0.017     0.358
4734450     75.00                         0.250             0.017     0.983
4734507     68.03                         0.250             0.017     0.233
4734517     74.13                         0.250             0.017     0.608
4734594     80.00                         0.250             0.017     0.483
4734604     78.43                         0.250             0.017     1.108
4734618     90.00                06       0.250             0.017     0.233
4734634     79.69                         0.250             0.017     0.733
4734649     89.94                33       0.250             0.017     0.483
4734681     80.00                         0.250             0.017     0.233
4735192     80.00                         0.250             0.017     0.733
4735222     89.09                17       0.250             0.017     0.483
4735237     69.18                         0.250             0.017     0.608
4735238     76.33                         0.250             0.017     0.608
4735621     61.48                         0.250             0.017     0.233
4735853     79.99                         0.250             0.017     0.358
4735966     73.26                         0.250             0.017     0.608
4736059     65.00                         0.250             0.017     0.233
4736130     69.94                         0.250             0.017     0.483
4736140     80.00                         0.250             0.017     0.358
4736150     78.03                         0.250             0.017     0.358
4736253     86.73                17       0.250             0.017     0.608
4736282     67.18                         0.250             0.017     0.483
4736308     52.67                         0.250             0.017     0.733
4736324     76.92                         0.250             0.017     0.000
4736341     90.00                33       0.250             0.017     0.233
4736520     59.35                         0.250             0.017     0.733
4736595     80.00                         0.250             0.017     0.733
4736608     80.00                         0.250             0.017     0.233
4736616     90.00                17       0.250             0.017     0.608
4736640     80.00                         0.250             0.017     0.608
4736760     29.89                         0.250             0.017     0.608
4737021     66.09                         0.250             0.017     0.608
4737105     79.56                         0.250             0.017     0.608
4737214     67.50                         0.250             0.017     0.358
4737242     80.00                         0.250             0.017     0.483
4737248     75.00                         0.250             0.017     0.608
4737301     75.00                         0.250             0.017     0.608
4737309     80.00                         0.250             0.017     0.608
4737394     85.00                01       0.250             0.017     0.000
4737491     75.00                         0.250             0.017     0.233
4737592     74.98                         0.250             0.017     0.983
4737604     80.00                         0.250             0.017     0.358
4737676     80.00                         0.250             0.017     0.733
4737704     80.00                         0.250             0.017     0.483
4737860     80.00                         0.250             0.017     0.358
4737881     84.91                06       0.250             0.017     0.608
4738091     68.18                         0.250             0.017     0.483
4738099     72.38                         0.250             0.017     0.358
4738106     78.07                         0.250             0.017     0.358
4738108     73.98                         0.250             0.017     0.233
4738109     90.00                11       0.250             0.017     0.483
4738143     76.44                         0.250             0.017     0.233
4738156     80.00                         0.250             0.017     0.233
4738162     78.26                         0.250             0.017     0.000
4738203     65.91                         0.250             0.017     0.483
4738210     69.95                         0.250             0.017     0.233
4738220     73.60                         0.250             0.017     0.608
4738250     40.09                         0.250             0.017     0.108
4738406     80.00                         0.250             0.017     0.358
4738542     94.98                11       0.250             0.017     0.233
4738543     73.00                         0.250             0.017     0.000
4738545     94.79                11       0.250             0.017     0.358
4738550     57.46                         0.250             0.017     0.608
4738561     80.00                         0.250             0.017     0.358
4738572     80.00                         0.250             0.017     0.483
4738575     80.00                         0.250             0.017     0.483
4738581     74.15                         0.250             0.017     1.233
4738590     80.00                         0.250             0.017     0.608
4738603     86.84                33       0.250             0.017     0.483
4738620     66.96                         0.250             0.017     0.358
4738622     79.98                         0.250             0.017     0.483
4738630     89.08                11       0.250             0.017     0.733
4738638     79.83                         0.250             0.017     0.858
4738673     80.00                         0.250             0.017     0.233
4738748     59.91                         0.250             0.017     0.858
4738786     75.00                         0.250             0.017     0.000
4738838     70.39                         0.250             0.017     0.233
4738848     71.35                         0.250             0.017     0.108
4738858     75.00                         0.250             0.017     0.233
4738924     60.00                         0.250             0.017     0.483
4738948     80.00                         0.250             0.017     0.608
4738980     76.50                         0.250             0.017     0.358
4738988     77.05                         0.250             0.017     0.858
4739018     68.42                         0.250             0.017     0.233
4739037     90.00                06       0.250             0.017     0.608
4739047     90.00                06       0.250             0.017     0.000
4739060     66.85                         0.250             0.017     0.483
4739137     80.00                         0.250             0.017     1.108
4739388     68.18                         0.250             0.017     0.108
4739741     65.06                         0.250             0.017     0.983
4739755     90.00                33       0.250             0.017     0.983
4739765     75.00                         0.250             0.017     0.358
4739817     75.75                         0.250             0.017     0.358
4739825     89.45                17       0.250             0.017     0.483
4739857     75.00                         0.250             0.017     0.483
4739908     80.00                         0.250             0.017     0.608
4739992     75.00                         0.250             0.017     0.358
4740040     42.76                         0.250             0.017     0.483
4740085     70.00                         0.250             0.017     0.358
4740095     79.99                         0.250             0.017     0.483
4740097     68.95                         0.250             0.017     0.358
4740102     62.99                         0.250             0.017     0.483
4740110     58.82                         0.250             0.017     0.483
4740115     68.00                         0.250             0.017     0.483
4740126     79.10                         0.250             0.017     0.733
4740186     79.89                         0.250             0.017     0.483
4740264     80.00                         0.250             0.017     0.733
4740271     90.00                13       0.250             0.017     0.000
4740284     71.94                         0.250             0.017     0.483
4740336     48.00                         0.250             0.017     0.483
4740572     80.00                         0.250             0.017     0.358
4740646     68.09                         0.250             0.017     0.358
4740711     44.44                         0.250             0.017     0.483
4740727     48.72                         0.250             0.017     0.233
4740730     80.00                         0.250             0.017     0.483
4740867     74.38                         0.250             0.017     0.983
4740926     67.27                         0.250             0.017     0.983
4741108     87.96                17       0.250             0.017     0.358
4741155     44.83                         0.250             0.017     0.608
4741359     80.00                         0.250             0.017     0.733
4741367     89.83                01       0.250             0.017     0.483
4741407     79.98                         0.250             0.017     0.000
4741420     95.00                11       0.250             0.017     0.858
4741500     80.00                         0.250             0.017     0.233
4741522     63.29                         0.250             0.017     0.108
4741545     80.00                         0.250             0.017     0.483
4741573     79.25                         0.250             0.017     0.858
4741590     89.31                33       0.250             0.017     0.983
4741597     79.98                         0.250             0.017     0.983
4741643     63.60                         0.250             0.017     0.033
4741649     68.18                         0.250             0.017     0.483
4741651     80.00                         0.250             0.017     0.383
4741657     60.24                         0.250             0.017     0.000
4741665     72.77                         0.250             0.017     0.383
4741666     79.46                         0.250             0.017     0.433
4741671     53.54                         0.250             0.017     0.133
4741694     77.59                         0.250             0.017     0.483
4741699     54.50                         0.250             0.017     0.733
4741700     74.72                         0.250             0.017     0.583
4741717     80.00                         0.250             0.017     0.858
4741718     73.96                         0.250             0.017     0.608
4741719     34.56                         0.250             0.017     0.383
4741721     71.91                         0.250             0.017     0.133
4741733     76.08                         0.250             0.017     0.583
4741737     68.78                         0.250             0.017     0.183
4741771     66.50                         0.250             0.017     0.083
4741783     74.23                         0.250             0.017     0.383
4741789     90.00                06       0.250             0.017     0.608
4741793     69.97                         0.250             0.017     0.358
4741797     80.00                         0.250             0.017     0.433
4741801     80.00                         0.250             0.017     0.608
4741811     69.77                         0.250             0.017     0.183
4741851     73.77                         0.250             0.017     0.608
4741900     45.14                         0.250             0.017     0.233
4741924     78.72                         0.250             0.017     0.233
4741926     79.69                         0.250             0.017     0.433
4741937     64.37                         0.250             0.017     0.133
4741943     80.00                         0.250             0.017     0.358
4741949     70.00                         0.250             0.017     0.233
4741960     89.98                01       0.250             0.017     0.608
4741968     89.49                11       0.250             0.017     0.433
4741969     80.00                         0.250             0.017     0.233
4741972     55.20                         0.250             0.017     0.000
4741974     63.49                         0.250             0.017     0.433
4741980     80.00                         0.250             0.017     0.033
4741993     80.00                         0.250             0.017     0.033
4742007     74.93                         0.250             0.017     0.733
4742019     64.99                         0.250             0.017     0.183
4742042     80.00                         0.250             0.017     0.133
4742049     52.31                         0.250             0.017     0.083
4742056     79.25                         0.250             0.017     0.433
4742109     80.00                         0.250             0.017     0.533
4742111     73.75                         0.250             0.017     0.333
4742113     46.15                         0.250             0.017     0.133
4742116     78.00                         0.250             0.017     0.433
4742118     71.43                         0.250             0.017     0.033
4742122     69.41                         0.250             0.017     0.000
4742130     79.40                         0.250             0.017     0.033
4742138     75.00                         0.250             0.017     0.283
4742148     77.27                         0.250             0.017     0.583
4742153     26.67                         0.250             0.017     0.133
4742155     89.06                01       0.250             0.017     0.033
4742163     62.90                         0.250             0.017     0.083
4742164     75.16                         0.250             0.017     0.433
4742173     62.50                         0.250             0.017     0.358
4742180     77.84                         0.250             0.017     0.433
4742182     79.49                         0.250             0.017     0.858
4742185     69.95                         0.250             0.017     0.183
4742186     75.00                         0.250             0.017     0.333
4742189     71.57                         0.250             0.017     0.433
4742195     89.98                06       0.250             0.017     0.183
4742197     74.34                         0.250             0.017     0.283
4742198     80.00                         0.250             0.017     0.383
4742206     69.43                         0.250             0.017     0.333
4742207     80.00                         0.250             0.017     0.000
4742212     67.93                         0.250             0.017     0.133
4742216     69.39                         0.250             0.017     0.183
4742219     80.00                         0.250             0.017     0.233
4742231     49.25                         0.250             0.017     0.283
4742232     79.60                         0.250             0.017     0.533
4742236     63.29                         0.250             0.017     0.633
4742239     75.25                         0.250             0.017     0.133
4742243     66.35                         0.250             0.017     0.733
4742248     79.87                         0.250             0.017     0.333
4742249     41.23                         0.250             0.017     0.283
4742251     64.44                         0.250             0.017     0.433
4742258     80.00                         0.250             0.017     0.583
4742270     80.00                         0.250             0.017     0.433
4742274     80.00                         0.250             0.017     0.433
4742277     55.87                         0.250             0.017     0.133
4742290     80.00                         0.250             0.017     0.283
4742297     78.57                         0.250             0.017     0.133
4742304     80.00                         0.250             0.017     0.233
4742315     90.00                17       0.250             0.017     0.233
4742316     50.28                         0.250             0.017     0.433
4742381     70.18                         0.250             0.017     0.483
4742439     69.50                         0.250             0.017     0.483
4742476     79.84                         0.250             0.017     0.483
4742482     80.00                         0.250             0.017     0.358
4742500     87.87                17       0.250             0.017     0.233
4742505     65.63                         0.250             0.017     0.233
4742527     76.12                         0.250             0.017     0.233
4742685     79.14                         0.250             0.017     0.358
4742725     75.00                         0.250             0.017     0.483
4742820     56.25                         0.250             0.017     0.483
4742843     80.00                         0.250             0.017     0.108
4742865     58.33                         0.250             0.017     0.108
4743006     80.00                         0.250             0.017     0.483
4743150     77.96                         0.250             0.017     0.483
4743364     78.79                         0.250             0.017     0.608
4743384     79.94                         0.250             0.017     0.483
4743472     79.85                         0.250             0.017     0.358
4743792     68.36                         0.250             0.017     0.608
4743794     95.00                01       0.250             0.017     0.608
4743806     80.00                         0.250             0.017     0.858
4743851     80.00                         0.250             0.017     0.483
4743947     39.52                         0.250             0.017     0.608
4743971     67.83                         0.250             0.017     0.483
4744067     89.97                17       0.250             0.017     0.483
4744069     70.00                         0.250             0.017     0.858
4744072     80.00                         0.250             0.017     0.358
4744080     90.00                12       0.250             0.017     0.858
4744117     80.00                         0.250             0.017     0.483
4744138     80.00                         0.250             0.017     0.733
4744146     60.00                         0.250             0.017     0.733
4744154     75.00                         0.250             0.017     0.233
4744180     69.10                         0.250             0.017     0.108
4744186     80.00                         0.250             0.017     0.733
4744201     70.00                         0.250             0.017     0.483
4744287     64.12                         0.250             0.017     0.358
4744324     80.00                         0.250             0.017     0.233
4744373     79.85                         0.250             0.017     0.000
4744374     80.00                         0.250             0.017     0.233
4744415     54.27                         0.250             0.017     0.483
4744446     89.82                06       0.250             0.017     0.858
4744461     70.00                         0.250             0.017     0.483
4744485     50.92                         0.250             0.017     0.483
4744522     90.00                33       0.250             0.017     0.233
4744582     45.58                         0.250             0.017     0.608
4744635     84.74                12       0.250             0.017     0.233
4744848     80.00                         0.250             0.017     0.233
4745040     80.00                         0.250             0.017     0.358
4745087     90.00                17       0.250             0.017     0.733
4745210     42.86                         0.250             0.017     0.358
4745211     62.02                         0.250             0.017     0.483
4745266     79.09                         0.250             0.017     0.483
4745456     22.19                         0.250             0.017     0.233
4745534     80.00                         0.250             0.017     0.608
4745594     62.50                         0.250             0.017     0.733
4745694     80.00                         0.250             0.017     0.358
4745715     75.18                         0.250             0.017     0.108
4745779     70.00                         0.250             0.017     0.983
4745851     44.52                         0.250             0.017     0.233
4746281     80.00                         0.250             0.017     0.000
4746332     76.06                         0.250             0.017     0.108
4746480     80.00                         0.250             0.017     0.483
4746547     53.82                         0.250             0.017     0.358
4746559     61.98                         0.250             0.017     0.608
4746569     89.85                06       0.250             0.017     0.483
4746609     70.00                         0.250             0.017     0.733
4746628     80.00                         0.250             0.017     0.658
4746631     80.00                         0.250             0.017     0.608
4746688     79.89                         0.250             0.017     0.483
4746700     68.60                         0.250             0.017     0.733
4746769     95.00                17       0.250             0.017     0.608
4746771     67.60                         0.250             0.017     0.483
4746777     50.00                         0.250             0.017     0.233
4746786     65.14                         0.250             0.017     0.233
4746845     78.33                         0.250             0.017     0.608
4747020     80.00                         0.250             0.017     0.358
4747164     89.98                17       0.250             0.017     0.358
4747242     90.00                01       0.250             0.017     0.483
4747298     78.37                         0.250             0.017     0.233
4747404     80.00                         0.250             0.017     0.358
4747475     90.00                01       0.250             0.017     0.733
4747698     73.79                         0.250             0.017     0.358
4747844     80.00                         0.250             0.017     0.358
4747867     77.30                         0.250             0.017     0.858
4747870     63.45                         0.250             0.017     0.233
4747881     79.03                         0.250             0.017     0.983
4747948     47.88                         0.250             0.017     0.383
4747968     77.59                         0.250             0.017     0.533
4748027     80.00                         0.250             0.017     0.533
4748038     80.00                         0.250             0.017     0.283
4748055     79.98                         0.250             0.017     0.533
4748071     47.37                         0.250             0.017     0.483
4748093     87.34                11       0.250             0.017     0.633
4748097     70.00                         0.250             0.017     0.183
4748112     80.00                         0.250             0.017     0.433
4748119     68.92                         0.250             0.017     0.233
4748128     80.00                         0.250             0.017     0.733
4748132     77.17                         0.250             0.017     0.333
4748148     80.00                         0.250             0.017     0.633
4748168     36.59                         0.250             0.017     0.483
4748182     69.98                         0.250             0.017     0.383
4748183     64.91                         0.250             0.017     0.483
4748217     77.82                         0.250             0.017     0.483
4748434     89.98                11       0.250             0.017     0.608
4748757     95.00                17       0.250             0.017     0.858
4748770     80.00                         0.250             0.017     0.358
4748796     80.00                         0.250             0.017     0.483
4748937     78.00                         0.250             0.017     0.333
4748967     67.78                         0.250             0.017     0.333
4749000     63.32                         0.250             0.017     0.533
4749007     60.00                         0.250             0.017     0.608
4749033     85.42                17       0.250             0.017     0.608
4749229     79.26                         0.250             0.017     0.383
4749242     79.69                         0.250             0.017     0.433
4749252     64.00                         0.250             0.017     0.133
4749269     80.00                         0.250             0.017     0.533
4749290     79.33                         0.250             0.017     0.433
4749303     79.83                         0.250             0.017     0.633
4749310     72.29                         0.250             0.017     0.483
4749353     69.99                         0.250             0.017     0.483
4749357     61.14                         0.250             0.017     0.283
4749362     80.00                         0.250             0.017     0.283
4749372     80.00                         0.250             0.017     0.333
4749374     25.66                         0.250             0.017     0.483
4749386     77.53                         0.250             0.017     0.183
4749402     80.00                         0.250             0.017     0.183
4749406     53.57                         0.250             0.017     0.233
4749414     55.77                         0.250             0.017     0.483
4749528     57.08                         0.250             0.017     0.233
4749571     76.56                         0.250             0.017     0.000
4749654     80.00                         0.250             0.017     0.233
4749672     56.99                         0.250             0.017     0.233
4749678     87.06                06       0.250             0.017     0.733
4749688     79.24                         0.250             0.017     0.108
4749712     63.16                         0.250             0.017     0.358
4749985     80.00                         0.250             0.017     0.483
4750067     68.42                         0.250             0.017     0.858
4750124     79.70                         0.250             0.017     0.358
4750168     75.00                         0.250             0.017     0.608
4750902     56.58                         0.250             0.017     0.483
4751016     69.89                         0.250             0.017     0.358
4751288     62.39                         0.250             0.017     0.858
4751309     90.00                11       0.250             0.017     0.108
4751747     79.67                         0.250             0.017     0.233
4751776     78.49                         0.250             0.017     0.358
4751922     65.40                         0.250             0.017     0.358
4751930     90.00                33       0.250             0.017     0.233
4751943     75.74                         0.250             0.017     0.233
4751968     80.00                         0.250             0.017     0.233
4751974     88.71                33       0.250             0.017     0.608
4751981     79.00                         0.250             0.017     0.608
4751991     79.67                         0.250             0.017     0.608
4752000     83.43                33       0.250             0.017     0.608
4752013     73.67                         0.250             0.017     0.608
4752027     76.22                         0.250             0.017     0.000
4752034     72.10                         0.250             0.017     0.358
4752035     71.27                         0.250             0.017     0.000
4752049     79.39                         0.250             0.017     0.608
4752058     79.16                         0.250             0.017     0.733
4752076     80.00                         0.250             0.017     0.733
4752080     78.48                         0.250             0.017     0.608
4752159     75.94                         0.250             0.017     0.483
4752423     75.00                         0.250             0.017     0.233
4752491     80.00                         0.250             0.017     0.733
4752496     90.00                01       0.250             0.017     0.483
4752595     79.88                         0.250             0.017     0.358
4752752     88.73                33       0.250             0.017     0.233
4752758     75.63                         0.250             0.017     0.608
4752765     79.87                         0.250             0.017     0.233
4752776     89.56                33       0.250             0.017     0.358
4752783     80.00                         0.250             0.017     0.233
4752789     76.81                         0.250             0.017     0.000
4752798     67.43                         0.250             0.017     0.608
4752802     70.64                         0.250             0.017     0.608
4752813     74.31                         0.250             0.017     0.000
4752827     80.00                         0.250             0.017     0.483
4752833     89.52                11       0.250             0.017     0.483
4753348     72.50                         0.250             0.017     0.858
4753572     58.87                         0.250             0.017     0.233
4753579     85.00                33       0.250             0.017     0.733
4753587     54.68                         0.250             0.017     0.608
4753603     79.82                         0.250             0.017     0.483
4753611     68.68                         0.250             0.017     0.608
4753647     46.36                         0.250             0.017     0.358
4753656     80.00                         0.250             0.017     0.233
4753660     76.67                         0.250             0.017     0.608
4753672     64.10                         0.250             0.017     0.233
4753681     80.00                         0.250             0.017     0.233
4753691     67.38                         0.250             0.017     0.233
4753698     80.00                         0.250             0.017     0.608
4753709     79.98                         0.250             0.017     0.983
4753731     58.88                         0.250             0.017     0.608
4753735     67.20                         0.250             0.017     0.608
4753751     64.33                         0.250             0.017     0.483
4753957     78.69                         0.250             0.017     0.233
4753982     90.00                33       0.250             0.017     0.358
4753988     73.89                         0.250             0.017     0.608
4753994     73.77                         0.250             0.017     0.608
4753998     76.90                         0.250             0.017     0.608
4754001     79.22                         0.250             0.017     0.608
4754003     76.00                         0.250             0.017     0.483
4754006     62.10                         0.250             0.017     0.233
4754012     75.41                         0.250             0.017     0.358
4754014     78.43                         0.250             0.017     0.233
4754019     67.00                         0.250             0.017     0.608
4754025     77.61                         0.250             0.017     0.608
4754026     95.00                33       0.250             0.017     0.358
4754027     75.63                         0.250             0.017     0.233
4754143     79.74                         0.250             0.017     0.358
4754178     58.41                         0.250             0.017     0.533
4754183     80.00                         0.250             0.017     0.733
4754187     65.00                         0.250             0.017     0.608
4754192     80.00                         0.250             0.017     0.608
4754199     73.89                         0.250             0.017     0.983
4754202     69.81                         0.250             0.017     0.233
4754416     63.03                         0.250             0.017     0.483
4754489     78.24                         0.250             0.017     0.533
4754498     80.00                         0.250             0.017     0.783
4754505     77.43                         0.250             0.017     0.183
4754512     77.42                         0.250             0.017     0.333
4754515     64.58                         0.250             0.017     0.383
4754522     79.88                         0.250             0.017     0.633
4754535     59.03                         0.250             0.017     0.333
4754543     80.00                         0.250             0.017     0.583
4754549     66.52                         0.250             0.017     0.183
4754559     80.00                         0.250             0.017     0.283
4754563     80.00                         0.250             0.017     0.433
4754569     78.93                         0.250             0.017     0.383
4754575     80.00                         0.250             0.017     0.283
4754587     80.00                         0.250             0.017     0.383
4754668     79.77                         0.250             0.017     0.333
4754671     80.00                         0.250             0.017     0.433
4754672     69.99                         0.250             0.017     0.383
4754673     69.71                         0.250             0.017     0.133
4754676     69.50                         0.250             0.017     0.133
4754678     80.00                         0.250             0.017     0.633
4754680     66.84                         0.250             0.017     0.233
4754684     74.46                         0.250             0.017     0.083
4754686     60.44                         0.250             0.017     0.483
4754688     63.72                         0.250             0.017     0.333
4754691     67.95                         0.250             0.017     0.333
4754700     78.25                         0.250             0.017     0.533
4754713     73.23                         0.250             0.017     0.183
4754714     80.00                         0.250             0.017     0.358
4754717     70.88                         0.250             0.017     0.333
4754721     62.06                         0.250             0.017     0.383
4754725     79.63                         0.250             0.017     0.483
4754726     65.38                         0.250             0.017     0.133
4754731     64.74                         0.250             0.017     0.333
4754733     70.30                         0.250             0.017     0.483
4754738     77.36                         0.250             0.017     0.233
4754740     78.76                         0.250             0.017     0.383
4754741     75.00                         0.250             0.017     0.133
4754747     80.00                         0.250             0.017     0.533
4754748     48.17                         0.250             0.017     0.000
4754754     76.91                         0.250             0.017     0.483
4754756     80.00                         0.250             0.017     0.333
4754761     69.89                         0.250             0.017     0.483
4754764     80.00                         0.250             0.017     0.533
4754772     65.85                         0.250             0.017     0.183
4754777     79.80                         0.250             0.017     0.533
4754778     63.48                         0.250             0.017     0.858
4754782     80.00                         0.250             0.017     0.533
4754786     52.46                         0.250             0.017     0.583
4754793     75.00                         0.250             0.017     0.783
4754803     78.38                         0.250             0.017     0.533
4754830     79.97                         0.250             0.017     0.483
4754831     81.76                         0.250             0.017     0.433
4754843     60.00                         0.250             0.017     0.183
4754844     64.10                         0.250             0.017     0.333
4754852     79.94                         0.250             0.017     0.333
4754853     78.63                         0.250             0.017     0.483
4754861     62.31                         0.250             0.017     0.333
4754865     69.90                         0.250             0.017     0.783
4754889     78.80                         0.250             0.017     0.233
4754895     76.18                         0.250             0.017     0.333
4754904     43.63                         0.250             0.017     0.583
4754908     66.80                         0.250             0.017     0.733
4754918     80.00                         0.250             0.017     0.283
4754920     80.00                         0.250             0.017     0.533
4754927     55.67                         0.250             0.017     0.183
4755094     69.19                         0.250             0.017     0.283
4755111     80.00                         0.250             0.017     0.783
4755122     62.94                         0.250             0.017     0.833
4755128     74.92                         0.250             0.017     0.933
4755139     80.00                         0.250             0.017     0.283
4755150     74.97                         0.250             0.017     0.583
4755162     29.11                         0.250             0.017     0.633
4755166     76.19                         0.250             0.017     0.333
4755169     80.00                         0.250             0.017     0.483
4755174     76.94                         0.250             0.017     0.583
4755191     46.12                         0.250             0.017     0.433
4755198     80.00                         0.250             0.017     0.483
4755206     69.98                         0.250             0.017     0.483
4755219     77.58                         0.250             0.017     0.283
4755236     80.00                         0.250             0.017     0.633
4755241     62.92                         0.250             0.017     0.183
4755244     80.00                         0.250             0.017     0.533
4755251     75.00                         0.250             0.017     0.333
4755253     71.43                         0.250             0.017     0.283
4755261     94.98                01       0.250             0.017     0.983
4755262     64.44                         0.250             0.017     0.533
4755269     51.92                         0.250             0.017     0.483
4755284     94.98                17       0.250             0.017     0.358
4755293     60.56                         0.250             0.017     0.633
4755300     59.18                         0.250             0.017     0.283
4755320     56.42                         0.250             0.017     0.233
4755329     80.00                         0.250             0.017     0.333
4755330     69.91                         0.250             0.017     0.583
4755337     43.81                         0.250             0.017     0.383
4755339     77.07                         0.250             0.017     0.733
4755353     78.13                         0.250             0.017     0.733
4755367     75.37                         0.250             0.017     0.333
4755371     80.00                         0.250             0.017     0.683
4755375     73.61                         0.250             0.017     0.683
4755382     79.77                         0.250             0.017     0.383
4755387     69.98                         0.250             0.017     0.533
4755390     34.78                         0.250             0.017     0.583
4755787     80.00                         0.250             0.017     0.483
4755939     89.97                12       0.250             0.017     0.858
4756298     88.89                06       0.250             0.017     0.358
4756429     77.27                         0.250             0.017     0.233
4757856     58.93                         0.250             0.017     0.733
4757912     75.20                         0.250             0.017     0.033
4757925     60.00                         0.250             0.017     0.383
4757933     65.00                         0.250             0.017     0.833
4757962     65.12                         0.250             0.017     0.883
4757975     53.76                         0.250             0.017     0.583
4757984     74.97                         0.250             0.017     1.133
4758280     80.00                         0.250             0.017     0.233
4759050     65.57                         0.250             0.017     0.000
4759440     80.00                         0.250             0.017     0.233
4759706     57.47                         0.250             0.017     0.233
4760341     64.10                         0.250             0.017     0.000
4760345     71.19                         0.250             0.017     0.358
4760353     71.11                         0.250             0.017     0.233
4760361     51.30                         0.250             0.017     0.358
4760368     79.77                         0.250             0.017     0.733
4760373     46.20                         0.250             0.017     0.000
4760381     76.92                         0.250             0.017     0.608
4760388     80.00                         0.250             0.017     0.358
4760392     55.10                         0.250             0.017     0.358
4760559     45.71                         0.250             0.017     0.733
4760655     42.42                         0.250             0.017     0.608
4760688     90.00                33       0.250             0.017     0.233
4760701     77.66                         0.250             0.017     0.233
4760741     80.00                         0.250             0.017     0.633
4760745     79.46                         0.250             0.017     0.233
4760768     49.41                         0.250             0.017     0.000
4760779     76.75                         0.250             0.017     0.483
4760791     79.95                         0.250             0.017     0.608
4760795     36.50                         0.250             0.017     0.608
4760800     79.01                         0.250             0.017     0.233
4760953     80.00                         0.250             0.017     0.233
4761705     80.00                         0.250             0.017     0.608
4761833     89.46                11       0.250             0.017     0.358
4761840     95.00                01       0.250             0.017     0.608
4762756     55.63                         0.250             0.017     0.733
4762930     95.00                33       0.250             0.017     0.858
4763127     79.92                         0.250             0.017     0.233
4763137     83.22                33       0.250             0.017     0.608
4763167     72.99                         0.250             0.017     0.233
4763187     78.13                         0.250             0.017     0.733
4763901     56.60                         0.250             0.017     0.000
4763909     68.42                         0.250             0.017     0.483
4764240     81.03                12       0.250             0.017     0.108
4764435     58.82                         0.250             0.017     0.233
4764535     53.72                         0.250             0.017     0.483
4764545     80.00                         0.250             0.017     0.483
4764980     79.27                         0.250             0.017     0.608
4764981     80.00                         0.250             0.017     0.233
4764991     58.50                         0.250             0.017     0.233
6261078     71.04                         0.250             0.017     0.608
6342424     80.00                         0.250             0.017     0.000
6350460     80.00                         0.250             0.017     0.358
6354306     70.00                         0.250             0.017     0.358
6384080     87.36                         0.250             0.017     0.108
6423831     47.62                         0.250             0.017     0.358
6441352     80.00                         0.250             0.017     0.358
6442921     80.00                         0.250             0.017     0.483
6444800     80.00                         0.250             0.017     0.358
6451008     74.63                         0.250             0.017     0.358
6458186     69.61                         0.250             0.017     0.358
6460997     70.96                         0.250             0.017     0.233
6463956     92.91                33       0.250             0.017     0.608
6464704     85.00                33       0.250             0.017     0.733
6469297     63.99                         0.250             0.017     0.608
6470467     87.92                11       0.250             0.017     0.608
6470592     80.00                         0.250             0.017     0.483
6471297     80.00                         0.250             0.017     0.358
6473786     89.99                06       0.250             0.017     0.608
6475195     80.00                         0.250             0.017     0.733
6478061     80.00                         0.250             0.017     0.483
6483289     79.97                         0.250             0.017     0.483
6484039     79.99                         0.250             0.017     0.000
6493823     93.76                         0.250             0.017     0.483
6499367     79.99                         0.250             0.017     0.000
6502803     76.35                         0.250             0.017     0.733
6503301     90.00                17       0.250             0.017     0.858
6504346     80.00                         0.250             0.017     0.233
6507005     80.00                         0.250             0.017     0.483
6514017     80.00                         0.250             0.017     0.483
6514523     89.99                33       0.250             0.017     0.483
6518577     80.00                         0.250             0.017     0.483
6523983     94.99                33       0.250             0.017     0.358
6525631     93.05                33       0.250             0.017     0.608
6534117     70.00                         0.250             0.017     0.358
6538006     80.00                         0.250             0.017     0.608
6539363     90.00                17       0.250             0.017     0.983
6540172     80.00                         0.250             0.017     0.483
6541062     63.52                         0.250             0.017     0.000
6541310     66.67                         0.250             0.017     0.858
6545540     79.96                         0.250             0.017     0.000
6547595     80.00                         0.250             0.017     0.233
6549181     75.34                         0.250             0.017     0.358
6550715     80.00                         0.250             0.017     0.233
6552437     64.72                         0.250             0.017     0.733
6553376     65.00                         0.250             0.017     0.358
6554557     95.00                24       0.250             0.017     1.108
6555461     90.00                01       0.250             0.017     0.608
6555884     90.00                17       0.250             0.017     0.233
6556048     79.99                         0.250             0.017     0.108
6558110     80.00                         0.250             0.017     0.483
6562116     76.90                         0.250             0.017     0.233
6562878     76.36                         0.250             0.017     0.000
6565816     80.00                         0.250             0.017     0.108
6568298     89.99                33       0.250             0.017     0.608
6568988     80.00                         0.250             0.017     0.483
6572029     20.92                         0.250             0.017     0.483
6572414     70.66                         0.250             0.017     0.233
6573171     46.67                         0.250             0.017     0.733
6573634     80.00                         0.250             0.017     0.358
6574990     79.98                         0.250             0.017     0.233
6577317     72.63                         0.250             0.017     0.483
6577500     88.86                33       0.250             0.017     0.858
6579958     80.00                         0.250             0.017     0.608
6580039     78.87                         0.250             0.017     0.483
6582266     90.00                17       0.250             0.017     0.483
6583055     80.00                         0.250             0.017     0.358
6583156     80.00                         0.250             0.017     0.358
6583313     79.99                         0.250             0.017     0.000
6584768     90.00                33       0.250             0.017     0.608
6586536     79.99                         0.250             0.017     0.358
6587718     90.00                06       0.250             0.017     0.483
6588113     78.89                         0.250             0.017     0.358
6588487     80.00                         0.250             0.017     0.858
6589443     94.58                17       0.250             0.017     0.733
6590539     80.00                         0.250             0.017     0.233
6596533     80.00                         0.250             0.017     0.000
6596942     75.00                         0.250             0.017     0.733
6597870     80.00                         0.250             0.017     0.358
6598267     69.07                         0.250             0.017     0.233
6598973     79.97                         0.250             0.017     0.233
6600543     42.37                         0.250             0.017     0.358
6601123     43.79                         0.250             0.017     0.358
6601938     87.99                         0.250             0.017     0.483
6603149     80.00                         0.250             0.017     0.358
6604246     90.00                13       0.250             0.017     0.233
6604492     79.99                         0.250             0.017     0.483
6605113     90.00                24       0.250             0.017     0.483
6605400     48.21                         0.250             0.017     0.358
6605453     80.00                         0.250             0.017     0.358
6607521     40.00                         0.250             0.017     0.358
6608174     90.00                33       0.250             0.017     0.233
6609069     80.00                         0.250             0.017     0.608
6610531     80.00                         0.250             0.017     0.358
6611023     89.99                         0.250             0.017     0.733
6611673     62.58                         0.250             0.017     0.233
6612025     90.92                         0.250             0.017     0.358
6612158     59.41                         0.250             0.017     0.358
6613096     80.00                         0.250             0.017     0.483
6613344     80.00                         0.250             0.017     0.233
6613539     89.99                16       0.250             0.017     0.608
6614220     80.00                         0.250             0.017     0.108
6615440     63.16                         0.250             0.017     0.608
6616143     84.66                01       0.250             0.017     0.608
6617115     80.00                         0.250             0.017     0.483
6617657     80.00                         0.250             0.017     0.608
6618637     80.00                         0.250             0.017     0.358
6619264     75.00                         0.250             0.017     0.483
6620200     48.13                         0.250             0.017     0.358
6620515     79.19                         0.250             0.017     0.358
6620725     58.78                         0.250             0.017     0.608
6621907     95.00                33       0.250             0.017     0.483
6622108     95.00                06       0.250             0.017     0.608
6622168     69.99                         0.250             0.017     0.483
6622326     80.00                         0.250             0.017     0.483
6622362     80.00                         0.250             0.017     0.233
6622456     90.00                17       0.250             0.017     0.233
6622514     77.60                         0.250             0.017     0.733
6622659     89.90                01       0.250             0.017     0.733
6623592     74.98                         0.250             0.017     0.483
6625840     80.00                         0.250             0.017     0.483
6626114     67.14                         0.250             0.017     0.108
6626152     80.00                         0.250             0.017     0.358
6626372     80.00                         0.250             0.017     0.483
6627036     80.00                         0.250             0.017     0.233
6628181     67.57                         0.250             0.017     0.000
6628487     50.51                         0.250             0.017     0.608
6628818     80.00                         0.250             0.017     0.000
6628989     50.80                         0.250             0.017     0.358
6629351     74.67                         0.250             0.017     0.483
6629758     75.00                         0.250             0.017     0.483
6630000     94.99                33       0.250             0.017     0.608
6631878     90.00                33       0.250             0.017     0.858
6632644     79.32                         0.250             0.017     0.233
6632652     80.00                         0.250             0.017     0.358
6632780     65.42                         0.250             0.017     0.000
6633233     79.49                         0.250             0.017     0.608
6633978     80.00                         0.250             0.017     0.233
6634061     80.00                         0.250             0.017     0.233
6634733     80.00                         0.250             0.017     0.358
6634835     75.79                         0.250             0.017     0.358
6635095     46.51                         0.250             0.017     0.233
6636673     79.93                         0.250             0.017     0.233
6636772     80.00                         0.250             0.017     0.108
6637733     74.52                         0.250             0.017     0.358
6637937     78.76                         0.250             0.017     0.733
6639191     90.00                17       0.250             0.017     0.358
6639220     30.48                         0.250             0.017     0.358
6639414     70.00                         0.250             0.017     0.000
6639599     71.43                         0.250             0.017     0.358
6639952     60.00                         0.250             0.017     0.608
6640112     95.00                17       0.250             0.017     1.108
6640394     75.18                         0.250             0.017     0.608
6640435     80.00                         0.250             0.017     0.608
6640543     31.43                         0.250             0.017     0.108
6641140     72.00                         0.250             0.017     0.858
6641240     72.05                         0.250             0.017     0.108
6641776     76.88                         0.250             0.017     0.000
6641800     80.00                         0.250             0.017     0.608
6642018     73.06                         0.250             0.017     0.000
6643376     80.00                         0.250             0.017     0.000
6643476     90.00                01       0.250             0.017     0.358
6644814     80.00                         0.250             0.017     0.483
6645027     80.00                         0.250             0.017     0.358
6645176     95.00                01       0.250             0.017     0.233
6645662     95.00                33       0.250             0.017     0.733
6645904     77.00                         0.250             0.017     0.358
6645983     80.00                         0.250             0.017     0.483
6646421     80.00                         0.250             0.017     0.483
6646479     78.95                         0.250             0.017     0.483
6646545     69.47                         0.250             0.017     0.608
6646755     64.39                         0.250             0.017     0.358
6646969     80.00                         0.250             0.017     0.108
6647018     75.00                         0.250             0.017     0.233
6647092     79.99                         0.250             0.017     0.233
6647185     80.00                         0.250             0.017     0.000
6647431     70.00                         0.250             0.017     0.108
6647782     61.54                         0.250             0.017     0.000
6647969     84.92                24       0.250             0.017     0.358
6648311     55.10                         0.250             0.017     0.483
6648879     80.00                         0.250             0.017     0.608
6649293     69.51                         0.250             0.017     0.608
6649795     72.50                         0.250             0.017     0.608
6650052     69.64                         0.250             0.017     0.483
6652311     85.00                17       0.250             0.017     0.983
6652704     87.23                17       0.250             0.017     0.483
6653276     80.00                         0.250             0.017     0.483
6653702     63.49                         0.250             0.017     0.483
6654364     79.92                         0.250             0.017     0.358
6654615     33.33                         0.250             0.017     0.000
6656025     90.00                11       0.250             0.017     0.608
6656592     69.49                         0.250             0.017     0.108
6656853     90.00                24       0.250             0.017     0.483
6657128     90.00                17       0.250             0.017     0.000
6657433     75.98                         0.250             0.017     0.233
6657572     80.00                         0.250             0.017     0.483
6657858     80.00                         0.250             0.017     0.483
6657918     68.88                         0.250             0.017     0.358
6658278     78.16                         0.250             0.017     0.483
6659598     80.00                         0.250             0.017     0.608
6660000     79.42                         0.250             0.017     0.233
6660079     35.82                         0.250             0.017     0.608
6660419     79.94                         0.250             0.017     0.233
6660589     76.81                         0.250             0.017     0.000
6660702     74.24                         0.250             0.017     0.108
6660982     83.83                11       0.250             0.017     0.483
6661091     63.33                         0.250             0.017     0.608
6661658     72.63                         0.250             0.017     0.000
6662070     64.72                         0.250             0.017     0.733
6662427     79.11                         0.250             0.017     0.000
6662648     77.09                         0.250             0.017     0.000
6663524     77.65                         0.250             0.017     0.483
6663806     95.00                11       0.250             0.017     0.983
6664079     94.59                33       0.250             0.017     1.108
6664333     66.30                         0.250             0.017     0.358
6664419     75.63                         0.250             0.017     0.358
6664429     80.00                         0.250             0.017     0.608
6664583     58.33                         0.250             0.017     0.358
6664790     80.00                         0.250             0.017     0.000
6665526     75.14                         0.250             0.017     0.483
6665632     69.44                         0.250             0.017     0.358
6667079     66.46                         0.250             0.017     0.483
6667118     70.00                         0.250             0.017     0.483
6667189     37.41                         0.250             0.017     0.108
6667514     71.84                         0.250             0.017     0.233
6667517     72.40                         0.250             0.017     0.233
6667768     70.29                         0.250             0.017     0.483
6668344     80.00                         0.250             0.017     0.358
6668806     75.00                         0.250             0.017     0.000
6669382     74.42                         0.250             0.017     0.358
6669926     67.88                         0.250             0.017     0.233
6670208     79.81                         0.250             0.017     0.108
6670372     79.93                         0.250             0.017     0.358
6670403     61.07                         0.250             0.017     0.000
6670421     70.27                         0.250             0.017     0.733
6671222     79.31                         0.250             0.017     0.483
6671538     75.00                         0.250             0.017     0.608
6671675     79.50                         0.250             0.017     0.483
6672283     89.04                33       0.250             0.017     0.233
6672379     80.00                         0.250             0.017     0.858
6673125     55.00                         0.250             0.017     0.358
6673771     70.00                         0.250             0.017     0.108
6673858     75.00                         0.250             0.017     0.483
6674325     62.00                         0.250             0.017     0.233
6674369     78.17                         0.250             0.017     0.233
6674566     90.00                33       0.250             0.017     0.608
6674736     41.13                         0.250             0.017     0.608
6674901     79.72                         0.250             0.017     0.233
6674904     77.42                         0.250             0.017     0.483
6674975     50.00                         0.250             0.017     0.108
6675111     45.45                         0.250             0.017     0.358
6675491     25.28                         0.250             0.017     0.733
6675520     80.00                         0.250             0.017     0.358
6676168     75.00                         0.250             0.017     0.358
6676892     40.00                         0.250             0.017     0.358
6677073     75.00                         0.250             0.017     0.358
6677352     68.46                         0.250             0.017     0.000
6677931     54.17                         0.250             0.017     0.608
6678366     73.68                         0.250             0.017     0.483
6679030     66.27                         0.250             0.017     0.483
6679060     69.10                         0.250             0.017     0.108
6679097     70.00                         0.250             0.017     0.358
6679193     80.00                         0.250             0.017     0.000
6679334     67.46                         0.250             0.017     0.233
6680858     58.42                         0.250             0.017     0.358
6681234     73.85                         0.250             0.017     0.108
6681279     75.00                         0.250             0.017     0.000
6681879     70.00                         0.250             0.017     0.000
6681893     79.00                         0.250             0.017     0.358
6681932     55.89                         0.250             0.017     0.608
6682569     55.54                         0.250             0.017     0.733
6682589     79.87                         0.250             0.017     0.358
6682628     78.64                         0.250             0.017     0.000
6682665     72.73                         0.250             0.017     0.233
6682895     75.00                         0.250             0.017     0.358
6683117     77.78                         0.250             0.017     0.358
6683130     73.91                         0.250             0.017     0.858
6683261     69.68                         0.250             0.017     0.608
6683300     80.00                         0.250             0.017     0.000
6683461     72.00                         0.250             0.017     0.358
6683984     89.99                06       0.250             0.017     0.233
6684365     58.83                         0.250             0.017     0.233
6684434     94.00                17       0.250             0.017     0.608
6684794     80.00                         0.250             0.017     0.358
6684849     60.57                         0.250             0.017     0.358
6685050     58.18                         0.250             0.017     0.233
6685463     90.00                17       0.250             0.017     0.233
6685539     77.84                         0.250             0.017     0.858
6685636     38.46                         0.250             0.017     0.483
6685651     65.00                         0.250             0.017     0.608
6685928     69.70                         0.250             0.017     0.483
6685942     90.00                06       0.250             0.017     0.858
6685948     76.00                         0.250             0.017     0.000
6686072     68.89                         0.250             0.017     0.233
6686196     79.80                         0.250             0.017     0.483
6686358     63.76                         0.250             0.017     0.233
6686459     28.50                         0.250             0.017     0.233
6686648     83.28                33       0.250             0.017     0.733
6686734     72.25                         0.250             0.017     0.358
6686961     66.55                         0.250             0.017     0.358
6687005     56.93                         0.250             0.017     0.358
6687567     72.09                         0.250             0.017     0.358
6687784     80.00                         0.250             0.017     0.358
6687793     38.46                         0.250             0.017     0.608
6687808     62.98                         0.250             0.017     0.733
6687812     53.85                         0.250             0.017     0.608
6687895     75.00                         0.250             0.017     0.233
6688012     80.00                         0.250             0.017     0.233
6688062     79.47                         0.250             0.017     0.483
6688210     65.00                         0.250             0.017     0.358
6688312     67.20                         0.250             0.017     0.358
6688399     74.88                         0.250             0.017     0.108
6688401     75.07                         0.250             0.017     0.483
6688447     68.57                         0.250             0.017     0.608
6688539     74.43                         0.250             0.017     0.233
6688562     79.60                         0.250             0.017     0.608
6688594     73.56                         0.250             0.017     0.233
6688734     76.67                         0.250             0.017     0.358
6688749     90.00                06       0.250             0.017     0.483
6688888     72.75                         0.250             0.017     0.608
6689096     25.39                         0.250             0.017     0.483
6689593     78.84                         0.250             0.017     0.608
6689932     90.00                17       0.250             0.017     0.733
6689963     64.22                         0.250             0.017     0.358
6689992     69.09                         0.250             0.017     0.000
6690040     90.00                06       0.250             0.017     0.358
6690477     52.97                         0.250             0.017     0.358
6690535     37.02                         0.250             0.017     0.483
6691144     77.15                         0.250             0.017     0.608
6691359     76.08                         0.250             0.017     0.358
6691460     73.49                         0.250             0.017     0.108
6691501     79.37                         0.250             0.017     0.483
6691554     53.85                         0.250             0.017     0.608
6691716     75.00                         0.250             0.017     0.608
6692288     90.00                17       0.250             0.017     0.608
6692734     65.14                         0.250             0.017     0.483
6692867     79.99                         0.250             0.017     0.233
6693599     79.55                         0.250             0.017     0.483
6694248     75.00                         0.250             0.017     0.733
6694887     88.28                11       0.250             0.017     0.000
6694969     79.26                         0.250             0.017     0.000
6695006     69.62                         0.250             0.017     0.608
6695840     74.29                         0.250             0.017     0.608
6695930     74.66                         0.250             0.017     0.733
6696005     40.33                         0.250             0.017     0.358
6696076     74.25                         0.250             0.017     0.358
6696143     74.01                         0.250             0.017     0.358
6696369     79.97                         0.250             0.017     0.483
6697016     87.86                11       0.250             0.017     0.358
6697660     56.08                         0.250             0.017     0.233
6697981     67.71                         0.250             0.017     0.358
6698055     94.76                01       0.250             0.017     0.608
6698095     38.52                         0.250             0.017     0.233
6698155     70.00                         0.250             0.017     0.358
6698185     63.97                         0.250             0.017     0.233
6698552     70.00                         0.250             0.017     0.233
6699779     62.38                         0.250             0.017     0.108
6699808     80.00                         0.250             0.017     0.233
6699828     62.35                         0.250             0.017     0.483
6700145     90.00                11       0.250             0.017     0.358
6700864     75.00                         0.250             0.017     0.608
6700919     69.73                         0.250             0.017     0.233
6701266     95.00                13       0.250             0.017     0.733
6701296     75.00                         0.250             0.017     0.733
6701375     80.00                         0.250             0.017     0.483
6701500     79.56                         0.250             0.017     0.358
6701755     80.00                         0.250             0.017     0.000
6701836     75.00                         0.250             0.017     0.108
6702194     63.91                         0.250             0.017     0.233
6702211     68.20                         0.250             0.017     0.233
6702327     58.96                         0.250             0.017     0.608
6702340     67.59                         0.250             0.017     0.483
6702400     63.86                         0.250             0.017     0.000
6702499     66.61                         0.250             0.017     0.358
6702844     70.00                         0.250             0.017     0.108
6703155     69.91                         0.250             0.017     0.608
6703400     70.00                         0.250             0.017     0.108
6703496     80.00                         0.250             0.017     0.858
6703632     80.00                         0.250             0.017     0.358
6703699     70.00                         0.250             0.017     0.983
6704251     84.33                17       0.250             0.017     0.483
6704318     86.28                24       0.250             0.017     0.483
6704496     95.00                24       0.250             0.017     0.000
6704606     77.15                         0.250             0.017     0.858
6704685     69.23                         0.250             0.017     0.858
6704735     80.00                         0.250             0.017     0.483
6704859     43.48                         0.250             0.017     0.483
6704997     66.25                         0.250             0.017     0.608
6705044     80.00                         0.250             0.017     0.358
6705334     71.90                         0.250             0.017     0.358
6705611     76.96                         0.250             0.017     0.483
6705775     74.74                         0.250             0.017     0.608
6705836     90.00                17       0.250             0.017     0.858
6706156     81.33                33       0.250             0.017     0.358
6706193     71.38                         0.250             0.017     0.233
6706419     90.00                33       0.250             0.017     0.733
6706549     74.19                         0.250             0.017     0.483
6706919     80.00                         0.250             0.017     0.483
6707180     80.00                         0.250             0.017     0.608
6707270     80.00                         0.250             0.017     0.000
6707361     63.38                         0.250             0.017     0.733
6707364     60.00                         0.250             0.017     0.733
6707771     79.05                         0.250             0.017     0.608
6707789     63.81                         0.250             0.017     0.358
6708210     65.11                         0.250             0.017     0.608
6708260     69.87                         0.250             0.017     0.358
6708323     90.00                33       0.250             0.017     0.733
6708539     75.00                         0.250             0.017     0.858
6708685     53.55                         0.250             0.017     0.358
6708715     80.00                         0.250             0.017     0.608
6708883     74.42                         0.250             0.017     0.483
6708906     57.38                         0.250             0.017     0.483
6709073     89.16                06       0.250             0.017     0.608
6709288     67.39                         0.250             0.017     0.233
6709560     79.50                         0.250             0.017     0.608
6709753     76.92                         0.250             0.017     0.733
6710186     75.00                         0.250             0.017     0.608
6710203     80.00                         0.250             0.017     0.733
6710626     74.37                         0.250             0.017     0.858
6710694     80.00                         0.250             0.017     0.858
6710983     53.62                         0.250             0.017     0.733
6711255     93.46                33       0.250             0.017     0.733
6711320     95.00                17       0.250             0.017     1.108
6711398     64.52                         0.250             0.017     0.608
6711410     70.00                         0.250             0.017     0.608
6711498     78.41                         0.250             0.017     0.858
6711665     71.33                         0.250             0.017     0.608
6711842     74.89                         0.250             0.017     0.358
6712737     58.82                         0.250             0.017     0.608
6713256     72.31                         0.250             0.017     0.733
6713387     90.00                33       0.250             0.017     0.483
6714425     58.62                         0.250             0.017     0.483
6714535     80.00                         0.250             0.017     0.358
6714928     60.00                         0.250             0.017     0.358
6715379     89.18                33       0.250             0.017     0.483
6715588     59.32                         0.250             0.017     0.733
6716103     80.00                         0.250             0.017     0.233
6716183     52.63                         0.250             0.017     0.733
6716756     32.80                         0.250             0.017     0.483
6717257     73.84                         0.250             0.017     0.733
6717450     80.00                         0.250             0.017     0.733
6717658     79.51                         0.250             0.017     0.733
6718109     87.58                11       0.250             0.017     1.108
6718254     79.23                         0.250             0.017     0.358
6718836     79.64                         0.250             0.017     0.483
6718861     89.99                17       0.250             0.017     0.858
6719319     45.00                         0.250             0.017     0.483
6719327     71.46                         0.250             0.017     0.608
6719767     55.74                         0.250             0.017     0.108
6719829     57.61                         0.250             0.017     0.608
6720950     76.27                         0.250             0.017     0.358
6721287     59.93                         0.250             0.017     0.733
6722093     95.00                06       0.250             0.017     0.608
6722511     74.69                         0.250             0.017     0.358
6723461     52.50                         0.250             0.017     0.608
6723471     75.00                         0.250             0.017     0.608
6723887     80.00                         0.250             0.017     0.483
6724064     70.00                         0.250             0.017     0.483
6724626     75.00                         0.250             0.017     0.608
6724728     75.00                         0.250             0.017     0.358
6724764     80.00                         0.250             0.017     0.000
6724863     80.00                         0.250             0.017     0.483
6725274     47.03                         0.250             0.017     0.608
6725569     78.43                         0.250             0.017     0.608
6725598     79.19                         0.250             0.017     0.483
6725639     80.00                         0.250             0.017     0.608
6725775     69.14                         0.250             0.017     0.233
6726056     67.14                         0.250             0.017     0.608
6726590     90.00                06       0.250             0.017     0.608
6726965     77.11                         0.250             0.017     0.233
6727048     69.00                         0.250             0.017     0.483
6727432     80.00                         0.250             0.017     0.358
6727461     80.00                         0.250             0.017     0.483
6728549     72.59                         0.250             0.017     0.733
6728716     80.00                         0.250             0.017     0.858
6728845     64.56                         0.250             0.017     0.733
6728975     36.91                         0.250             0.017     0.483
6728998     68.88                         0.250             0.017     0.483
6729136     73.28                         0.250             0.017     1.108
6729239     94.99                06       0.250             0.017     0.233
6729425     95.00                33       0.250             0.017     0.858
6729802     63.83                         0.250             0.017     0.608
6729971     78.74                         0.250             0.017     0.483
6730837     67.81                         0.250             0.017     0.983
6730868     79.99                         0.250             0.017     0.108
6731198     90.00                33       0.250             0.017     0.733
6731281     72.95                         0.250             0.017     0.108
6731755     76.00                         0.250             0.017     0.608
6731906     63.41                         0.250             0.017     0.483
6732076     57.27                         0.250             0.017     0.608
6732592     69.70                         0.250             0.017     0.108
6732972     79.11                         0.250             0.017     0.608
6734112     71.43                         0.250             0.017     0.358
6734143     80.00                         0.250             0.017     0.358
6734615     70.00                         0.250             0.017     0.233
6735202     79.99                         0.250             0.017     0.483
6735483     68.20                         0.250             0.017     0.108
6736373     73.96                         0.250             0.017     0.733
6736422     75.00                         0.250             0.017     0.983
6736485     77.51                         0.250             0.017     0.233
6736536     67.55                         0.250             0.017     0.483
6737094     80.00                         0.250             0.017     0.483
6737406     73.03                         0.250             0.017     0.983
6738618     55.00                         0.250             0.017     0.233
6738632     74.94                         0.250             0.017     0.483
6739013     75.00                         0.250             0.017     0.483
6739611     78.75                         0.250             0.017     0.608
6739771     70.00                         0.250             0.017     0.358
6740489     80.00                         0.250             0.017     0.000
6740721     80.00                         0.250             0.017     0.483
6741695     75.00                         0.250             0.017     0.358
6742018     61.61                         0.250             0.017     0.483
6742054     80.00                         0.250             0.017     0.483
6742115     79.43                         0.250             0.017     0.733
6742164     60.56                         0.250             0.017     0.358
6742205     52.45                         0.250             0.017     0.483
6742515     59.97                         0.250             0.017     0.483
6742610     80.00                         0.250             0.017     0.108
6743254     46.53                         0.250             0.017     0.358
6743297     65.45                         0.250             0.017     0.608
6743364     80.00                         0.250             0.017     0.233
6743759     67.00                         0.250             0.017     0.733
6744410     80.00                         0.250             0.017     0.483
6744524     95.00                17       0.250             0.017     0.733
6744823     85.00                12       0.250             0.017     0.733
6745676     70.00                         0.250             0.017     0.733
6746602     79.57                         0.250             0.017     0.000
6746785     70.30                         0.250             0.017     0.608
6747060     78.48                         0.250             0.017     0.483
6747159     67.66                         0.250             0.017     0.858
6747419     80.00                         0.250             0.017     0.483
6747903     80.00                         0.250             0.017     0.233
6748907     80.00                         0.250             0.017     0.483
6748957     79.34                         0.250             0.017     0.733
6749127     80.00                         0.250             0.017     0.108
6749250     64.66                         0.250             0.017     0.483
6749330     90.00                01       0.250             0.017     0.358
6750262     80.00                         0.250             0.017     0.233
6750386     80.00                         0.250             0.017     0.358
6751398     80.00                         0.250             0.017     0.358
6751501     90.00                17       0.250             0.017     0.858
6751925     76.03                         0.250             0.017     0.608
6752384     95.00                33       0.250             0.017     0.608
6752423     64.18                         0.250             0.017     0.733
6752476     95.00                17       0.250             0.017     0.483
6753178     90.00                33       0.250             0.017     0.858
6753340     51.32                         0.250             0.017     0.733
6753389     79.46                         0.250             0.017     0.000
6753576     80.00                         0.250             0.017     0.608
6753684     79.99                         0.250             0.017     0.358
6753711     36.43                         0.250             0.017     0.233
6753909     68.10                         0.250             0.017     0.000
6754213     74.03                         0.250             0.017     0.733
6754907     61.13                         0.250             0.017     0.483
6756254     67.69                         0.250             0.017     0.358
6756690     79.04                         0.250             0.017     0.358
6756728     89.94                06       0.250             0.017     0.358
6756813     80.00                         0.250             0.017     0.233
6756879     78.13                         0.250             0.017     0.608
6756957     90.00                17       0.250             0.017     0.483
6757216     79.49                         0.250             0.017     0.000
6758024     79.59                         0.250             0.017     0.483
6758447     41.82                         0.250             0.017     0.358
6758537     72.97                         0.250             0.017     0.483
6758598     75.00                         0.250             0.017     0.000
6758610     62.72                         0.250             0.017     0.233
6758802     69.07                         0.250             0.017     0.733
6758804     80.00                         0.250             0.017     0.000
6758879     71.57                         0.250             0.017     0.000
6759013     85.00                33       0.250             0.017     0.608
6759245     80.00                         0.250             0.017     0.483
6759293     80.00                         0.250             0.017     0.233
6759777     58.72                         0.250             0.017     0.733
6759816     59.38                         0.250             0.017     0.358
6760424     75.00                         0.250             0.017     0.483
6760446     66.06                         0.250             0.017     0.483
6761086     80.00                         0.250             0.017     0.483
6762030     65.88                         0.250             0.017     0.608
6762366     80.00                         0.250             0.017     0.233
6763410     70.00                         0.250             0.017     0.358
6763448     70.60                         0.250             0.017     0.358
6763473     68.57                         0.250             0.017     0.608
6763479     72.14                         0.250             0.017     0.358
6763503     69.86                         0.250             0.017     0.733
6763716     90.00                17       0.250             0.017     0.733
6764299     79.19                         0.250             0.017     0.608
6764454     56.71                         0.250             0.017     0.233
6764668     80.00                         0.250             0.017     0.483
6765080     78.42                         0.250             0.017     0.858
6765563     79.63                         0.250             0.017     0.733
6765635     50.00                         0.250             0.017     0.358
6765783     80.00                         0.250             0.017     0.233
6765973     69.96                         0.250             0.017     0.000
6766230     70.00                         0.250             0.017     0.483
6766769     80.00                         0.250             0.017     0.358
6766829     69.32                         0.250             0.017     0.358
6767140     80.00                         0.250             0.017     0.000
6767275     75.00                         0.250             0.017     0.733
6767472     85.00                17       0.250             0.017     0.358
6768465     77.44                         0.250             0.017     0.608
6768506     79.88                         0.250             0.017     0.483
6768644     51.76                         0.250             0.017     0.733
6768730     80.00                         0.250             0.017     0.608
6768943     59.09                         0.250             0.017     0.858
6769352     76.72                         0.250             0.017     0.358
6769579     75.00                         0.250             0.017     0.358
6770048     80.00                         0.250             0.017     0.733
6770087     38.13                         0.250             0.017     0.358
6770156     76.64                         0.250             0.017     0.358
6770672     58.73                         0.250             0.017     0.483
6770712     78.15                         0.250             0.017     0.608
6770798     42.86                         0.250             0.017     0.358
6771447     79.50                         0.250             0.017     0.483
6771534     64.16                         0.250             0.017     0.000
6771721     69.43                         0.250             0.017     0.483
6772058     80.00                         0.250             0.017     0.108
6772471     80.00                         0.250             0.017     0.358
6772490     63.01                         0.250             0.017     0.233
6772513     70.94                         0.250             0.017     0.108
6772790     74.65                         0.250             0.017     0.358
6772860     79.46                         0.250             0.017     0.733
6772945     55.66                         0.250             0.017     0.858
6773060     56.00                         0.250             0.017     0.233
6773064     78.74                         0.250             0.017     0.608
6773269     80.00                         0.250             0.017     0.000
6773346     75.00                         0.250             0.017     0.608
6773544     72.99                         0.250             0.017     0.483
6773751     70.00                         0.250             0.017     0.483
6774406     65.00                         0.250             0.017     0.483
6774584     78.74                         0.250             0.017     0.233
6774761     64.98                         0.250             0.017     0.358
6775399     79.97                         0.250             0.017     0.608
6775754     74.07                         0.250             0.017     0.733
6776848     68.75                         0.250             0.017     0.733
6777296     79.96                         0.250             0.017     0.233
6777525     75.00                         0.250             0.017     0.358
6777688     95.00                33       0.250             0.017     0.733
6777853     62.22                         0.250             0.017     0.608
6778258     76.07                         0.250             0.017     0.108
6778584     66.67                         0.250             0.017     0.358
6778769     80.00                         0.250             0.017     0.233
6779181     80.00                         0.250             0.017     0.000
6779353     76.00                         0.250             0.017     0.608
6779436     43.05                         0.250             0.017     0.358
6779622     61.90                         0.250             0.017     0.483
6779760     58.82                         0.250             0.017     0.358
6779918     94.99                17       0.250             0.017     0.608
6780244     37.74                         0.250             0.017     0.358
6780490     60.66                         0.250             0.017     0.608
6781328     67.13                         0.250             0.017     0.483
6781711     67.36                         0.250             0.017     0.483
6781897     77.92                         0.250             0.017     0.483
6782386     78.33                         0.250             0.017     0.608
6782869     90.00                06       0.250             0.017     0.608
6783124     70.00                         0.250             0.017     0.733
6783136     54.97                         0.250             0.017     0.483
6783285     71.01                         0.250             0.017     0.233
6783467     80.00                         0.250             0.017     0.483
6783819     66.67                         0.250             0.017     0.608
6783967     53.51                         0.250             0.017     0.000
6784807     75.00                         0.250             0.017     0.483
6784907     80.00                         0.250             0.017     0.233
6785878     62.70                         0.250             0.017     0.358
6786469     46.67                         0.250             0.017     0.608
6786696     69.70                         0.250             0.017     0.108
6786746     80.00                         0.250             0.017     0.108
6786781     78.66                         0.250             0.017     0.483
6786782     79.99                         0.250             0.017     0.733
6786794     82.32                01       0.250             0.017     0.733
6787310     80.00                         0.250             0.017     0.733
6787437     80.00                         0.250             0.017     0.608
6787885     44.17                         0.250             0.017     0.000
6787967     72.97                         0.250             0.017     0.608
6790021     70.00                         0.250             0.017     0.858
6790599     79.16                         0.250             0.017     0.108
6790713     80.00                         0.250             0.017     0.358
6791015     80.00                         0.250             0.017     0.608
6791309     79.46                         0.250             0.017     0.733
6791471     87.50                06       0.250             0.017     0.608
6791905     60.01                         0.250             0.017     0.233
6792091     80.00                         0.250             0.017     0.983
6792883     73.97                         0.250             0.017     0.733
6793370     80.00                         0.250             0.017     0.483
6793661     66.67                         0.250             0.017     0.108
6793697     79.51                         0.250             0.017     0.108
6794306     72.81                         0.250             0.017     0.858
6794759     69.76                         0.250             0.017     0.733
6794996     72.00                         0.250             0.017     0.483
6795747     80.00                         0.250             0.017     0.483
6795915     75.00                         0.250             0.017     0.608
6796024     69.55                         0.250             0.017     0.233
6796153     61.11                         0.250             0.017     0.608
6796318     80.00                         0.250             0.017     0.483
6796420     80.00                         0.250             0.017     0.608
6797333     74.13                         0.250             0.017     0.733
6797562     61.39                         0.250             0.017     0.233
6798040     79.99                         0.250             0.017     0.608
6799367     80.00                         0.250             0.017     0.608
6799378     79.71                         0.250             0.017     0.858
6799451     77.33                         0.250             0.017     0.608
6799487     71.49                         0.250             0.017     0.233
6799528     80.00                         0.250             0.017     0.358
6799569     90.00                01       0.250             0.017     0.608
6800005     95.00                17       0.250             0.017     0.608
6801105     78.56                         0.250             0.017     0.608
6801405     80.00                         0.250             0.017     0.483
6801499     80.00                         0.250             0.017     0.483
6801614     64.60                         0.250             0.017     0.483
6801664     68.87                         0.250             0.017     0.358
6802608     70.00                         0.250             0.017     0.233
6802853     74.93                         0.250             0.017     0.233
6803549     59.70                         0.250             0.017     0.483
6803784     70.00                         0.250             0.017     0.733
6804584     78.95                         0.250             0.017     0.233
6804603     95.00                33       0.250             0.017     0.983
6808470     80.00                         0.250             0.017     0.483
6808731     86.62                17       0.250             0.017     0.483
6808777     57.82                         0.250             0.017     0.358
6808924     80.00                         0.250             0.017     0.608
6809187     63.77                         0.250             0.017     0.733
6809486     74.60                         0.250             0.017     0.608
6809844     79.68                         0.250             0.017     0.358
6809895     78.18                         0.250             0.017     0.358
6810846     80.00                         0.250             0.017     0.233
6811441     75.00                         0.250             0.017     0.733
6811906     90.00                33       0.250             0.017     0.608
6812943     66.29                         0.250             0.017     0.358
6813665     80.00                         0.250             0.017     0.233
6813698     67.92                         0.250             0.017     0.608
6814091     83.10                33       0.250             0.017     0.608
6815543     75.00                         0.250             0.017     0.858
6816835     48.12                         0.250             0.017     0.483
6817097     75.00                         0.250             0.017     0.483
6818105     80.00                         0.250             0.017     0.233
6819493     80.00                         0.250             0.017     0.608
6822355     80.00                         0.250             0.017     0.108
6823081     70.00                         0.250             0.017     0.483
6823929     80.00                         0.250             0.017     0.108
6824063     41.19                         0.250             0.017     0.483
6824222     66.83                         0.250             0.017     0.483
6824474     35.50                         0.250             0.017     0.108
6825121     95.00                33       0.250             0.017     0.483
6825183     94.98                17       0.250             0.017     0.108
6825321     80.00                         0.250             0.017     0.483
6825351     80.00                         0.250             0.017     0.358
6825592     48.48                         0.250             0.017     0.000
6825809     61.20                         0.250             0.017     0.233
6827636     83.02                06       0.250             0.017     0.358
6828692     34.92                         0.250             0.017     0.733
6828826     75.95                         0.250             0.017     0.233
6831871     77.03                         0.250             0.017     0.733
6832056     66.67                         0.250             0.017     1.108
6833865     80.00                         0.250             0.017     0.108
6835064     74.45                         0.250             0.017     0.233
6837519     56.36                         0.250             0.017     0.733
6839370     80.00                         0.250             0.017     0.233
6839990     80.00                         0.250             0.017     0.483
6841547     69.79                         0.250             0.017     0.483
6844183     40.09                         0.250             0.017     0.108
6846285     80.00                         0.250             0.017     0.483
6847485     78.95                         0.250             0.017     0.733
6872767     80.00                         0.250             0.017     0.608

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-12 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                         NET                                    CUT-OFF
MORTGAGE                                      MORTGAGE MORTGAGE CURRENT  ORIGINAL  SCHEDULED     DATE
 LOAN                            ZIP PROPERTY INTEREST INTEREST MONTHLY  TERM TO   MATURITY    PRINCIPAL
NUMBER   CITY            STATE   CODE  TYPE     RATE     RATE   PAYMENT  MATURITY    DATE       BALANCE
------   ----            -----   ----  ----     ----     ----   -------  --------    ----       -------
4634185  ORONO              MN   55391  SFD   7.750   6.750  $1,874.14      360  1-Sep-27   $260,089.06
4634244  BOULDER            CO   80503  SFD   7.875   6.750  $2,537.74      360  1-Jul-27   $347,518.96
4639904  LITTLE ROCK        AR   72212  SFD   7.875   6.750  $1,817.75      360  1-Nov-27   $249,647.68
4654962  AFTON              OK   74331  SFD   7.875   6.750  $3,625.35      360  1-Oct-27   $497,543.36
4654971  TULSA              OK   74105  SFD   7.875   6.750  $4,350.42      360  1-Nov-27   $597,481.47
4657589  WINTER SPRINGS     FL   32708  SFD   8.500   6.750  $2,580.50      353  1-Oct-26   $331,484.50
4686493  SAN JOSE           CA   95132  SFD   7.250   6.750  $1,780.49      360  1-Nov-27   $258,753.67
4686626  JACKSONVILLE       FL   32225  SFD   7.625   6.750  $3,538.97      360  1-Nov-27   $497,793.89
4687112  ASHLAND            OH   44805  SFD   7.375   6.750  $2,201.53      360  1-Apr-28   $318,507.45
4687855  REDDING            CT   06896  SFD   7.750   6.750  $3,897.28      360  1-Nov-27   $541,658.80
4689102  TRUMBULL           CT   06611  SFD   7.625   6.750  $2,123.39      360  1-Feb-28   $299,344.43
4689502  NEW PORT RICHEY    FL   34652  SFD   7.500   6.750  $1,789.99      360  1-Nov-27   $254,842.11
4689663  LEXINGTON          SC   29072  SFD   7.750   6.750  $2,292.52      360  1-Dec-27   $318,856.06
4690867  PINE MOUNTAIN      GA   31822  SFD   7.375   6.750  $2,664.54      354  1-May-27   $382,144.46
4693458  GAINESVILLE        GA   30506  SFD   7.125   6.750  $1,536.08      360  1-Dec-27   $227,077.46
4694355  STUART             FL   34996  SFD   7.500   6.750  $2,271.75      360  1-Oct-27   $297,227.89
4699116  ODESSA             FL   33556  SFD   7.500   6.750  $2,113.78      350  1-Mar-27   $299,279.18
4699551  TULSA              OK   74137  SFD   7.250   6.750  $2,899.25      360  1-Apr-28   $424,668.46
4700552  SHELBY TOWNSHIP    MI   48315  SFD   7.250   6.750  $2,585.45      360  1-Feb-28   $378,107.66
4703704  TULSA              OK   74125  SFD   6.875   6.608  $1,773.71      360  1-Mar-28   $269,545.04
4705717  MADISON            CT   06443  SFD   6.875   6.608  $3,448.88      360  1-Apr-28   $524,558.93
4705720  DARIEN             CT   06820  SFD   7.375   6.750  $1,996.06      360  1-Apr-28   $288,780.09
4705741  HOPEWELL TWP       NJ   08534  SFD   7.250   6.750  $1,760.02      360  1-Apr-28   $257,798.73
4706682  SIMSBURY           CT   06070  SFD   7.375   6.750  $3,355.30      360  1-Apr-28   $485,430.35
4708088  ENGLEWOOD          NJ   07631  SFD   8.250   6.750  $1,855.63      360  1-Feb-28   $246,524.23
4708542  MIDLOTHIAN         VA   23113  SFD   7.875   6.750  $3,045.30      360  1-Jan-28   $418,832.36
4708941  TULSA              OK   74313  SFD   7.000   6.733  $3,279.95      360  1-Apr-28   $492,595.88
4709103  ALPHARETTA         GA   30202  SFD   7.375   6.750  $2,072.03      360  1-Jan-28   $298,952.99
4709125  DUNWOODY           GA   30338  SFD   7.500   6.750  $1,608.19      360  1-Jan-28   $229,484.72
4709733  WINDERMERE         FL   34786  SFD   7.625   6.750  $2,611.76      360  1-Jan-28   $367,921.48
4709796  LITTLETON          CO   80123  SFD   7.250   6.750  $1,638.91      360  1-Jan-28   $239,489.48
4709889  NORTH BETHESDA     MD   20852  SFD   7.250   6.750  $2,179.22      360  1-Jan-28   $318,444.09
4710206  EASTON             CT   06612  SFD   7.375   6.750  $3,094.23      360  1-Apr-28   $447,659.10
4710217  EASTON             CT   06612  SFD   6.875   6.608  $2,299.26      360  1-Apr-28   $349,705.95
4711608  WESTPORT           CT   06880  SFD   7.500   6.750  $2,496.20      360  1-Apr-28   $356,735.05
4711905  EASTON             CT   06612  SFD   7.500   6.750  $1,762.03      360  1-Apr-28   $251,812.97
4712220  SHELTON            CT   06484  SFD   7.250   6.750  $3,001.58      360  1-Apr-28   $439,656.75
4712278  ATLANTA            GA   30324  SFD   8.000   6.750  $2,179.28      360  1-Dec-27   $295,924.13
4712526  BROWNSBURG         IN   46112  SFD   7.750   6.750  $2,547.93      360  1-Jan-28   $354,636.13
4712644  EMERALD ISLE       NC   28594  SFD   7.500   6.750  $1,651.90      360  1-Dec-27   $235,362.28
4712646  FAIRFIELD          CT   06430  SFD   7.500   6.750  $1,887.88      360  1-Apr-28   $269,799.62
4712830  RICHMOND           VA   23233  SFD   7.750   6.750  $1,891.33      360  1-Jan-28   $263,247.44
4713195  GAITHERSBURG       MD   20878  PUD   7.875   6.750  $1,210.87      360  1-Jan-28   $166,434.40
4713251  COROLLA            NC   27927  SFD   8.000   6.750  $2,582.49      360  1-Jan-28   $350,854.77
4713281  ATLANTA            GA   30360  SFD   7.500   6.750  $1,656.44      360  1-Jan-28   $236,190.13
4713339  BOISE              ID   83703  SFD   7.750   6.750  $2,665.06      360  1-Jan-28   $370,939.54
4713401  RANDOLPH           NJ   07869  SFD   7.500   6.750  $1,803.98      360  1-Apr-28   $257,808.52
4713405  LAGUNA NIGUEL      CA   92677  SFD   7.375   6.750  $1,659.00      360  1-Jan-28   $239,462.16
4713625  ORANGE             CT   06477  SFD   7.000   6.733  $2,594.68      360  1-Apr-28   $389,658.85
4713664  ROSEVILLE          MN   55113  SFD   7.375   6.750  $1,934.59      360  1-Apr-28   $279,886.86
4714977  TRUMBULL           CT   06611  SFD   7.000   6.733  $1,871.17      360  1-Apr-28   $281,019.45
4714985  SALISBURY          CT   06068  SFD   7.125   6.750  $2,694.88      360  1-Apr-28   $399,680.12
4714993  GREENWICH          CT   06870  SFD   7.625   6.750  $3,769.01      360  1-May-28   $532,500.00
4715821  MONMOUNTH BEACH    NJ   07750  SFD   7.625   6.750  $1,981.83      360  1-Apr-28   $279,797.34
4716269  GILROY             CA   95020  SFD   7.750   6.750  $2,041.77      360  1-Jan-28   $284,187.59
4717791  MAHTOMEDI          MN   55115  SFD   7.500   6.750  $2,696.18      360  1-Apr-28   $385,313.82
4719102  DES MOINES         IA   50265  SFD   7.625   6.750  $3,737.15      360  1-Sep-27   $524,873.88
4719409  TRUMBULL           CT   06611  SFD   7.625   6.750  $2,003.06      360  1-Apr-28   $282,795.17
4720474  SIMSBURY           CT   06070  SFD   7.000   6.733  $1,705.51      360  1-May-28   $256,350.00
4720654  ELKHORN            NE   68022  SFD   7.375   6.750  $1,661.07      360  1-Apr-28   $240,317.00
4721483  POWDER SPRINGS     GA   30127  SFD   7.375   6.750  $2,007.69      240  1-Jan-18   $250,033.63
4721506  ORLANDO            FL   32835  SFD   7.750   6.750  $2,708.04      360  1-Jan-28   $375,700.56
4722877  LEESBURG           FL   34748  SFD   7.625   6.750  $1,769.49      360  1-Apr-28   $249,819.05
4722893  DAYTON             OH   45419  SFD   7.750   6.750  $2,507.45      360  1-Apr-28   $349,752.97
4723262  MINNEAPOLIS        MN   55409  SFD   7.500   6.750  $2,601.08      360  1-Apr-28   $371,723.92
4723289  ROSWELL            GA   30076  SFD   7.375   6.750  $2,439.81      360  1-Jan-28   $352,438.65
4723594  NEW BALTIMORE      MI   48047  SFD   7.625   6.750  $2,491.44      360  1-Apr-28   $351,745.23
4725980  MINNEAPOLIS        MN   55419  SFD   7.375   6.750  $1,809.57      360  1-Apr-28   $261,800.64
4726232  DARIEN             CT   06820  SFD   7.500   6.750  $2,768.89      360  1-May-28   $396,000.00
4726590  EDMOND             OK   73034  SFD   7.375   6.750  $1,850.32      360  1-Apr-28   $267,696.15
4726594  NICHOLS HILLS      OK   73116  SFD   7.500   6.750  $2,141.00      360  1-Apr-28   $305,972.75
4726597  TULSA              OK   74137  SFD   7.000   6.733  $1,769.38      360  1-Apr-28   $265,732.00
4728302  OMAHA              NE   68136  SFD   6.625   6.358  $1,628.96      360  1-Mar-28   $253,949.84
4728349  TULSA              OK   74136  SFD   7.250   6.750  $3,247.16      360  1-Apr-28   $475,628.67
4728351  BROKEN ARROW       OK   74012  SFD   7.375   6.750  $1,824.08      360  1-Apr-28   $263,899.03
4730475  OMAHA              NE   68118  SFD   7.375   6.750  $1,933.89      360  1-Apr-28   $279,786.94
4730794  TULSA              OK   74137  SFD   7.375   6.750  $2,417.37      360  1-Apr-28   $349,733.67
4731670  STATEN ISLAND      NY   10301  HCO   7.625   6.750  $318.51        360  1-Feb-28   $44,901.66
4731682  DANBURY            CT   06811  SFD   7.500   6.750  $1,321.52      360  1-Feb-28   $188,576.55
4732237  HEATHROW           FL   32746  SFD   7.500   6.750  $2,265.46      360  1-Feb-28   $323,274.10
4732572  LONGWOOD           FL   32779  SFD   7.375   6.750  $1,726.69      360  1-Feb-28   $249,425.79
4732765  LAKE WORTH         FL   33467  PUD   7.875   6.750  $1,285.55      360  1-Dec-27   $176,681.84
4733588  ESSEX              VT   05452  SFD   7.375   6.750  $904.78        360  1-Feb-28   $130,699.13
4733624  MOUNTAIN HOME      AR   72653  SFD   7.625   6.750  $1,132.47      360  1-Mar-28   $159,767.66
4733683  CLEMSON            SC   29631  SFD   8.000   6.750  $491.63        360  1-Feb-28   $66,864.22
4733700  BIRMINGHAM         AL   35242  SFD   7.625   6.750  $1,415.58      360  1-Jan-28   $199,415.47
4733712  PARK CITY          UT   84060  SFD   8.125   6.750  $668.25        360  1-Feb-28   $89,781.52
4733723  PLANT CITY         FL   33567  PUD   7.500   6.750  $888.00        360  1-Feb-28   $126,442.44
4733738  CARMICHAEL         CA   95608  SFD   7.375   6.750  $2,762.70      360  1-Feb-28   $399,081.27
4733756  ARROYO GRANDE      CA   93420  SFD   7.500   6.750  $1,748.04      360  1-Feb-28   $249,439.89
4733809  LONGVIEW           TX   75605  SFD   7.500   6.750  $629.29        360  1-Feb-28   $89,798.37
4733848  CHINO HILLS        CA   91709  SFD   7.750   6.750  $2,592.43      360  1-Jan-28   $360,831.46
4733878  SAN DIEGO          CA   92116  SFD   7.500   6.750  $1,814.47      360  1-Feb-28   $258,918.60
4733992  WOODRIDGE          NJ   07075  SFD   7.625   6.750  $1,847.34      360  1-Jan-28   $260,237.16
4733993  ROLLING HILLS      CA   90274  SFD   8.000   6.750  $6,879.04      360  1-Feb-28   $933,580.23
4733995  NEW YORK           NY   10003  HCO   7.250   6.750  $2,292.11      360  1-Feb-28   $335,208.91
4733996  LA JOLLA           CA   92037  SFD   7.625   6.750  $2,583.45      360  1-Feb-28   $364,202.41
4733998  NEW ORLEANS        LA   70124  SFD   7.875   6.750  $435.04        360  1-Feb-28   $59,875.32
4733999  OAKLAND TOWNSHIP   MI   48306  SFD   7.000   6.733  $2,318.58      360  1-Mar-28   $347,927.01
4734001  MASSAPEQUA         NY   11758  SFD   7.625   6.750  $2,491.44      360  1-Feb-28   $351,230.82
4734002  BLOOMFIELD         NJ   07003  SFD   7.250   6.750  $974.15        360  1-Jan-28   $142,350.35
4734003  ISLIP TERRACE      NY   11752  SFD   7.625   6.750  $629.94        360  1-Feb-28   $88,805.51
4734005  COLORADO SPRINGS   CO   80904  SFD   7.375   6.750  $1,036.02      360  1-Feb-28   $149,657.05
4734006  CHATHAM            NJ   07928  SFD   7.750   6.750  $1,325.36      360  1-Nov-27   $184,123.28
4734007  NOVI               MI   48377  LCO   7.375   6.750  $482.78        360  1-Feb-28   $69,739.46
4734008  FUQUAY             NC   27526  SFD   7.750   6.750  $2,274.18      360  1-Feb-28   $316,761.85
4734009  STEVENSVILLE       MI   49127  SFD   7.375   6.750  $4,133.69      360  1-Feb-28   $597,125.36
4734010  FAIRFAX STATION    VA   22039  SFD   7.375   6.750  $2,479.52      360  1-Feb-28   $358,175.46
4734012  POTOMAC            MD   20854  SFD   7.750   6.750  $2,516.04      360  1-Feb-28   $350,451.57
4734013  BUTLER             GA   31006  SFD   7.625   6.750  $141.56        360  1-Feb-28   $19,956.29
4734154  DALLAS             TX   75287  SFD   7.375   6.750  $1,928.69      240  1-May-18   $241,700.00
4735076  WEST BLOOMFIELD    MI   48324  SFD   7.750   6.750  $3,703.85      360  1-Feb-28   $515,898.24
4735111  MARTINSVILLE       IN   46151  SFD   7.500   6.750  $867.03        360  1-Feb-28   $123,722.18
4735187  ARLINGTON          VA   22202  MF2   7.625   6.750  $1,153.70      360  1-Feb-28   $162,643.84
4735204  PALM DESERT        CA   92260  SFD   8.000   6.750  $483.55        360  1-Sep-27   $65,537.89
4736947  CORDOVA            TN   38018  SFD   7.250   6.750  $2,203.43      360  1-Mar-28   $322,494.54
4736952  LAWTON             OK   73507  SFD   7.000   6.733  $1,836.24      360  1-Mar-28   $275,546.20
4737302  PRINCETON          NJ   08540  SFD   7.500   6.750  $2,546.54      360  1-Mar-28   $363,504.92
4737363  TRAPPE             MD   21673  SFD   7.250   6.750  $1,705.45      360  1-Mar-28   $249,608.76
4737411  CHARLOTTESVILLE    VA   22901  SFD   7.250   6.750  $878.65        360  1-Feb-28   $128,496.73
4737781  HENDERSONVILLE     TN   37075  SFD   7.375   6.750  $2,762.70      360  1-Mar-28   $399,389.39
4738329  FALLS CHURCH       VA   22041  SFD   7.375   6.750  $2,013.32      360  1-Feb-28   $290,830.48
4738367  GAITHERSBURG       MD   20879  SFD   7.750   6.750  $1,031.64      360  1-Mar-28   $143,796.06
4738395  KENNESAW           GA   30152  SFD   6.875   6.608  $2,023.35      360  1-Feb-28   $306,212.90
4740626  MORRISVILLE        NC   27560  SFD   7.750   6.750  $1,952.23      360  1-Feb-28   $271,919.26
4740663  OXFORD             MD   21654  SFD   7.500   6.750  $2,552.14      360  1-Feb-28   $364,182.24
4740721  WHITE              GA   30184  SFD   7.125   6.750  $2,117.50      360  1-Mar-28   $313,795.82
4740764  PETALUMA           CA   94952  SFD   7.875   6.750  $1,943.19      360  1-Mar-28   $267,629.91
4740777  ARLINGTON          VA   22201  SFD   7.000   6.733  $1,596.73      360  1-Mar-28   $239,605.39
4741028  POTOMAC            MD   20854  SFD   7.250   6.750  $2,483.13      360  1-Mar-28   $363,430.36
4742775  ALAMO              CA   94507  SFD   7.250   6.750  $3,581.43      360  1-Mar-28   $524,178.42
4743029  SPRING LAKE        MI   49456  SFD   7.500   6.750  $2,307.41      360  1-Apr-28   $329,755.09
4743085  QUEENSTOWN         MD   21658  SFD   7.625   6.750  $3,476.69      360  1-Mar-28   $490,486.70
4743272  SAN JOSE           CA   95125  SFD   7.625   6.750  $2,795.79      360  1-Jan-28   $393,845.48
4743302  THOUSAND OAKS      CA   91320  SFD   6.875   6.608  $1,939.26      360  1-Feb-28   $294,249.98
4743323  CALIFORNIA         MD   20619  SFD   7.625   6.750  $2,007.31      360  1-Jan-28   $282,771.06
4743347  LOS ANGELES        CA   91436  SFD   7.500   6.750  $3,845.68      360  1-Mar-28   $549,181.09
4743443  SAN JOSE           CA   95124  SFD   7.500   6.750  $1,957.81      360  1-Mar-28   $279,583.08
4743552  DISCOVERY BAY      CA   94514  SFD   7.625   6.750  $1,744.01      360  1-Mar-28   $245,972.62
4744155  SUNNYVALE          CA   94086  LCO   7.750   6.750  $1,994.50      360  1-Feb-28   $277,806.68
4744164  FREMONT            CA   94536  SFD   7.375   6.750  $1,726.69      360  1-Jan-28   $249,232.03
4744170  LOS ANGELES        CA   91403  SFD   7.875   6.750  $2,324.58      360  1-Jan-28   $319,708.71
4744179  AGOURA HILLS       CA   91301  SFD   7.375   6.750  $2,382.83      360  1-Feb-28   $344,207.60
4744182  WOODSIDE           NY   11377  MF2   8.750   6.750  $1,770.08      360  1-Oct-27   $224,031.65
4744190  NEWHALL            CA   91321  SFD   7.250   6.750  $2,327.93      360  1-Jan-28   $339,973.04
4744209  LOS ANGELES        CA   91356  SFD   7.125   6.750  $3,638.09      360  1-Feb-28   $538,696.78
4744217  LOS ANGELES        CA   91324  SFD   7.625   6.750  $2,087.99      360  1-Jan-28   $294,137.78
4744220  LOS ANGELES        CA   90019  SFD   7.500   6.750  $1,699.10      360  1-Jan-28   $242,167.90
4744228  MILLBRAE           CA   94030  SFD   7.750   6.750  $2,142.08      360  1-Feb-28   $298,362.79
4744238  SAN JOSE           CA   95120  SFD   7.625   6.750  $3,114.30      360  1-Mar-28   $439,361.04
4744246  LONG BEACH         CA   90802  SFD   7.250   6.750  $4,174.92      360  1-Feb-28   $610,559.07
4744247  MILLBRAE           CA   94030  SFD   7.500   6.750  $2,629.05      360  1-Feb-28   $375,157.61
4744989  OAKTON             VA   22124  SFD   6.750   6.483  $1,627.99      360  1-Mar-28   $250,566.56
4745002  AHAMEIM            CA   92808  SFD   7.750   6.750  $1,601.90      360  1-Jan-28   $222,962.59
4745011  DEL MAR            CA   92014  SFD   7.500   6.750  $2,464.74      360  1-Mar-28   $351,975.14
4745018  PALOS VERDES PENINSCAA A90274  SFD   7.500   6.750  $2,097.65      360  1-Feb-28   $299,327.87
4745019  CARLSBAD           CA   92008  SFD   7.750   6.750  $2,865.65      360  1-Feb-28   $398,373.02
4745037  REDONDO BEACH      CA   90278  SFD   7.500   6.750  $1,745.24      360  1-Feb-28   $249,040.80
4745050  LOS ANGELES        CA   90068  SFD   7.500   6.750  $2,342.37      360  1-Mar-28   $334,501.21
4745052  SAN CARLOS         CA   94070  SFD   7.625   6.750  $2,415.35      360  1-Feb-28   $340,504.31
4745059  DANVILLE           CA   94526  SFD   7.250   6.750  $2,026.07      360  1-Mar-28   $296,485.22
4745068  WALNUT CREEK       CA   94598  SFD   7.500   6.750  $2,601.08      360  1-Mar-28   $371,446.11
4745079  SAN MATEO          CA   94403  SFD   7.625   6.750  $2,087.99      360  1-Mar-28   $294,521.30
4745083  LOS ANGELES        CA   90045  SFD   7.375   6.750  $2,244.70      360  1-Feb-28   $324,253.52
4745086  WALNUT CREEK       CA   94596  SFD   7.375   6.750  $2,328.44      360  1-Jan-28   $336,053.97
4745089  SAN MARINO         CA   91108  SFD   7.500   6.750  $3,195.42      360  1-Feb-28   $455,976.12
4745098  ASHTON             MD   20861  SFD   7.500   6.750  $2,265.46      360  1-Jan-28   $323,029.10
4745099  TEMECULA           CA   92590  SFD   7.875   6.750  $2,745.12      360  1-Jan-28   $335,251.97
4745108  LOS ANGELES        CA   90272  SFD   7.250   6.750  $3,240.34      360  1-Jan-28   $473,107.47
4745117  BEVERLY HILLS      CA   90212  SFD   7.500   6.750  $3,586.98      360  1-Jan-28   $511,462.25
4745118  SANTA MONICA       CA   90402  SFD   7.375   6.750  $2,873.21      360  1-Feb-28   $414,427.52
4745149  PALO ALTO          CA   94301  SFD   7.500   6.750  $2,356.36      360  1-Jan-28   $335,990.14
4745169  POWAY              CA   92064  SFD   7.500   6.750  $4,474.98      360  1-Feb-28   $634,515.98
4745186  DANVILLE           CA   94526  SFD   7.625   6.750  $2,477.28      360  1-Feb-28   $349,235.20
4745411  TULSA              OK   74105  SFD   7.000   6.733  $2,993.87      360  1-Apr-28   $449,631.13
4745473  MUKILTEO           WA   98275  SFD   7.000   6.733  $2,744.38      360  1-Mar-28   $411,821.77
4745485  ALTO               NM   88312  SFD   7.500   6.750  $2,171.07      360  1-Mar-28   $310,037.67
4745503  SAN JOSE           CA   95124  SFD   7.250   6.750  $2,182.97      360  1-Feb-28   $319,246.56
4745518  CUPERTINO          CA   95014  SFD   7.750   6.750  $2,070.44      360  1-Mar-28   $288,590.72
4745529  TOWN AND COUNTRY   MO   63017  SFD   7.375   6.750  $3,315.25      360  1-Feb-28   $478,862.58
4745536  APTOS              CA   94009  SFD   7.750   6.750  $2,185.06      360  1-Jan-28   $304,130.54
4745538  SAN JOSE           CA   95135  SFD   7.250   6.750  $2,175.47      360  1-Mar-28   $318,400.93
4745582  AGOURA HILLS       CA   91301  SFD   7.875   6.750  $2,784.27      360  1-Jan-28   $382,460.82
4745601  LA CANADA FLINTRIDGCA   91011  SFD   7.625   6.750  $2,647.15      360  1-Jan-28   $372,906.88
4745615  MOUNTAIN VIEW      CA   94040  SFD   7.625   6.750  $2,056.15      360  1-Jan-28   $289,347.10
4745631  VALLEJO            CA   94589  SFD   8.125   6.750  $774.80        360  1-Nov-27   $102,732.79
4745636  AMAGANSETT         NY   11930  SFD   7.875   6.750  $1,783.68      360  1-Mar-28   $245,660.28
4745642  DALLAS             TX   75225  SFD   7.250   6.750  $2,077.23      360  1-Mar-28   $304,023.48
4745647  MIAMI              FL   33156  SFD   7.500   6.750  $1,852.92      360  1-Jan-28   $264,205.91
4745649  LOS ANGELES        CA   91367  SFD   8.000   6.750  $2,140.58      360  1-Nov-27   $290,530.76
4745666  PHOENIX            AZ   85028  SFD   7.250   6.750  $3,646.92      360  1-Mar-28   $533,763.40
4745669  MILLBRAE           CA   94030  SFD   6.875   6.608  $2,167.87      360  1-Nov-27   $328,312.53
4745675  MIAMI              FL   33134  SFD   6.875   6.608  $2,864.21      360  1-Feb-28   $434,894.82
4745682  ALPHARETTA         GA   30004  SFD   7.125   6.750  $2,018.46      360  1-Mar-28   $299,119.41
4745686  DECATUR            GA   30030  SFD   7.250   6.750  $1,705.45      360  1-Mar-28   $249,608.77
4745687  PLEASANTON         CA   94566  SFD   7.250   6.750  $1,588.11      360  1-Dec-27   $231,880.91
4745696  NASHVILLE          TN   37221  SFD   7.375   6.750  $1,643.80      360  1-Mar-28   $237,636.71
4745698  KIHEI              HI   96753  SFD   7.500   6.750  $3,265.34      360  1-Dec-27   $465,600.58
4745704  WASHINGTON         DC   20007  SFD   7.250   6.750  $4,434.14      360  1-Mar-28   $648,982.82
4745705  SAN MATEO          CA   94402  SFD   7.750   6.750  $2,242.37      360  1-Nov-27   $311,440.43
4745968  MILL VALLEY        CA   94941  SFD   7.500   6.750  $1,708.89      360  1-Nov-27   $243,294.52
4745975  LOS ANGELES        CA   90063  SFD   7.750   6.750  $2,414.31      360  1-Jan-28   $336,039.34
4745981  DEL MAR            CA   92014  SFD   7.625   6.750  $4,246.76      360  1-Nov-27   $597,352.70
4745987  MALIBU             CA   90265  SFD   7.625   6.750  $2,944.42      360  1-Jan-28   $414,784.12
4745992  ALAMO              CA   94507  SFD   7.750   6.750  $3,528.33      360  1-Jan-28   $491,096.06
4746001  WESTLAKE VILLAGE   CA   91361  SFD   7.625   6.750  $1,673.94      360  1-Nov-27   $235,456.47
4746007  SAN DIEGO          CA   92127  SFD   7.625   6.750  $3,963.65      360  1-Feb-28   $558,776.31
4746011  LOS ANGELES        CA   91344  SFD   7.625   6.750  $1,415.59      360  1-Dec-27   $199,266.96
4746020  GOLETA             CA   93117  SFD   7.375   6.750  $1,886.93      360  1-Jan-28   $272,298.68
4746044  SAN FRANCISCO      CA   94112  SFD   7.500   6.750  $1,713.08      360  1-Mar-28   $244,635.20
4746059  LOS ANGELES        CA   90049  SFD   7.250   6.750  $4,249.96      360  1-Feb-28   $620,019.55
4746067  GLENDALE           CA   91201  SFD   7.750   6.750  $2,898.25      360  1-Nov-27   $402,808.91
4746070  SANTA CLARITA      CA   91321  SFD   7.750   6.750  $2,877.12      360  1-Nov-27   $399,871.58
4746074  REDMOND            WA   98053  SFD   7.750   6.750  $2,149.24      360  1-Dec-27   $298,925.23
4746085  DANVILLE           CA   94526  SFD   7.500   6.750  $2,048.70      360  1-Mar-28   $292,563.74
4746106  SIMI VALLEY        CA   93063  SFD   7.625   6.750  $1,663.32      360  1-Jan-28   $234,313.13
4746122  CAMPBELL           CA   95128  SFD   7.875   6.750  $2,291.22      360  1-Jan-28   $315,094.83
4746130  SAN JOSE           CA   95129  SFD   7.750   6.750  $2,385.66      360  1-Mar-28   $332,528.41
4746147  GLENDALE           CA   91208  SFD   7.250   6.750  $1,601.41      360  1-Feb-28   $234,197.28
4746164  LOS ANGELES        CA   90027  SFD   7.625   6.750  $3,100.14      360  1-Feb-28   $437,042.90
4746188  LOS ALTOS          CA   94024  SFD   7.500   6.750  $2,237.49      360  1-Feb-28   $319,283.07
4746250  LOS ALTOS          CA   94022  SFD   7.625   6.750  $1,790.72      360  1-Feb-28   $252,447.05
4746280  SAN FRANCISCO      CA   94118  THS   7.250   6.750  $2,442.19      360  1-Feb-28   $357,151.43
4746288  MAKAWAO            HI   96768  SFD   8.000   6.750  $2,091.23      360  1-Jan-28   $284,227.40
4746292  LOS ANGELES        CA   91602  SFD   7.375   6.750  $3,867.78      360  1-Feb-28   $558,713.79
4746303  FREMONT            CA   94539  SFD   7.875   6.750  $1,386.70      360  1-Dec-27   $190,583.19
4746311  ALAMO              CA   94507  SFD   7.625   6.750  $3,114.30      360  1-Jan-28   $438,683.36
4746358  SAN JOSE           CA   95123  SFD   7.500   6.750  $1,799.78      360  1-Feb-28   $256,823.32
4746409  HOMESTEAD          FL   33031  SFD   7.750   6.750  $1,719.39      360  1-Mar-28   $239,358.19
4746423  OGDEN              UT   84404  SFD   7.250   6.750  $1,616.76      360  1-Feb-28   $236,441.99
4746437  BLOOMFIELD HILLS   MI   48301  SFD   7.500   6.750  $2,447.26      360  1-Feb-28   $349,215.84
4746471  MARCO ISLAND       FL   34145  LCO   7.375   6.750  $2,009.87      360  1-Mar-28   $290,555.78
4746479  SANTA FE           NM   87501  SFD   7.250   6.750  $2,046.53      360  1-Mar-28   $299,530.53
4746494  ATLANTA            GA   30319  SFD   7.000   6.733  $2,494.89      360  1-Mar-28   $374,383.43
4746502  FRANKLIN TOWNSHIP  NJ   08801  SFD   7.500   6.750  $1,783.00      360  1-Apr-28   $254,810.75
4746504  HIGHLAND RANCH     CO   80126  SFD   7.500   6.750  $1,966.55      360  1-Feb-28   $280,619.87
4746515  DALY CITY          CA   94014  SFD   7.500   6.750  $1,650.15      360  1-Mar-28   $235,648.61
4746523  PHOENIX            AZ   85028  SFD   7.250   6.750  $3,178.95      360  1-Mar-28   $465,270.74
4746535  BRONX              NY   10465  SFD   8.625   6.750  $1,919.20      360  1-Nov-27   $245,856.60
4746556  DENVER             CO   80222  SFD   7.375   6.750  $1,701.83      360  1-Feb-28   $245,834.04
4746557  RICHMOND           CA   94801  SFD   7.250   6.750  $1,036.91      360  1-Jan-28   $151,521.38
4746586  BLOOMINGDALE       NJ   07403  SFD   7.750   6.750  $2,149.24      360  1-Mar-28   $299,575.15
4746597  AMAGANSETT         NY   11930  SFD   7.625   6.750  $1,974.75      360  1-Feb-28   $278,390.33
4746605  LEES SUMMIT        MO   64081  SFD   7.375   6.750  $1,725.31      360  1-Feb-28   $249,226.25
4746623  MILPITAS           CA   95035  SFD   7.625   6.750  $2,180.01      360  1-Feb-28   $307,326.96
4746635  PLANO              TX   75025  SFD   7.250   6.750  $2,060.18      360  1-Mar-28   $301,527.38
4746643  PRESCOTT           AZ   86301  SFD   7.250   6.750  $1,637.23      360  1-Mar-28   $239,624.41
4746646  PHOENIX            AZ   85028  SFD   7.250   6.750  $4,133.99      360  1-Mar-28   $604,448.03
4746652  MESA               AZ   85205  SFD   7.250   6.750  $1,623.58      360  1-Feb-28   $237,439.65
4746659  TARRYTOWN          NY   10591  SFD   7.500   6.750  $1,776.00      360  1-Mar-28   $253,621.82
4746664  MATTHEWS           NC   28105  SFD   7.500   6.750  $1,966.55      360  1-Mar-28   $280,831.22
4746847  TUCSON             AZ   85737  SFD   7.750   6.750  $967.16        360  1-Feb-28   $134,712.29
4746854  NEW HAVEN          CT   06511  SFD   7.375   6.750  $2,072.03      360  1-Mar-28   $299,542.04
4746915  WOODSIDE           CA   94062  SFD   7.375   6.750  $4,420.32      360  1-Jan-28   $637,757.65
4747269  LAKEWOOD           CO   80227  SFD   7.375   6.750  $2,227.43      360  1-Feb-28   $321,565.68
4747290  WILTON             CT   06897  SFD   7.375   6.750  $2,493.34      360  1-Feb-28   $360,170.85
4747337  WILMINGTON         NC   28409  SFD   7.375   6.750  $2,072.03      360  1-Feb-28   $299,310.95
4747353  SUNNYVALE          CA   94087  SFD   7.375   6.750  $1,712.88      360  1-Mar-28   $245,898.01
4747369  BERNARDS           NJ   07920  SFD   7.375   6.750  $2,831.77      360  1-Mar-28   $409,374.14
4747405  WARREN             NJ   07059  SFD   7.500   6.750  $3,754.78      360  1-Mar-28   $535,999.20
4747438  STAMFORD           CT   06902  SFD   7.000   6.733  $1,676.56      360  1-Mar-28   $251,585.67
4747448  SIMI VALLEY        CA   93063  SFD   7.750   6.750  $1,679.99      360  1-Feb-28   $234,000.25
4747449  WILMETTE           IL   60091  SFD   7.250   6.750  $3,001.58      360  1-Mar-28   $439,311.43
4747454  BRENTWOOD          CA   94513  SFD   7.500   6.750  $1,824.95      360  1-Mar-28   $260,611.39
4747460  BATON ROUGE        LA   70810  SFD   7.250   6.750  $2,302.35      360  1-Feb-28   $336,705.35
4747462  KATONAH            NY   10536  SFD   7.250   6.750  $2,455.83      360  1-Feb-28   $359,063.27
4747471  TEMPLETON          CA   93465  SFD   7.500   6.750  $3,377.21      360  1-Feb-28   $481,291.21
4747505  NAPLES             FL   34109  SFD   7.375   6.750  $2,251.61      360  1-Mar-28   $324,496.19
4747731  ARCADIA            CA   91006  SFD   7.375   6.750  $3,453.38      360  1-Mar-28   $499,236.74
4747735  THOUSAND OAKS      CA   91362  SFD   7.625   6.750  $2,335.72      360  1-Mar-28   $329,520.80
4747736  LOS GATOS          CA   95032  SFD   7.625   6.750  $2,767.48      360  1-Mar-28   $390,432.20
4747737  TORRANCE           CA   90504  SFD   8.000   6.750  $609.03        360  1-Mar-28   $82,888.23
4747741  PASADENA           CA   91106  SFD   7.500   6.750  $4,544.20      360  1-Mar-28   $648,932.34
4747745  PLEASANT HILL      CA   94523  SFD   7.375   6.750  $1,864.83      360  1-Mar-28   $269,587.82
4747750  LOS ANGELES        CA   90077  SFD   7.625   6.750  $2,675.47      360  1-Mar-28   $377,199.51
4747753  CLAYTON            CA   94517  SFD   7.625   6.750  $1,599.62      360  1-Dec-27   $225,171.64
4747761  PLEASANTON         CA   94566  SFD   7.750   6.750  $5,634.59      360  1-Feb-28   $784,823.89
4747769  SAN DIEGO          CA   92103  SFD   7.500   6.750  $1,328.51      360  1-Mar-28   $189,717.10
4747774  LOS ANGELES        CA   90020  SFD   7.500   6.750  $4,544.55      360  1-Feb-28   $648,493.85
4747778  LOS ANGELES        CA   91604  SFD   7.500   6.750  $3,496.08      360  1-Mar-28   $499,255.52
4747780  HUNTINGTON         NY   11743  SFD   7.750   6.750  $1,633.42      360  1-Nov-27   $227,018.75
4747784  THOUSAND OAKS      CA   91320  SFD   7.875   6.750  $1,824.28      360  1-Dec-27   $249,709.59
4747789  PLEASANT HILL      CA   94523  SFD   7.625   6.750  $1,638.55      360  1-Nov-27   $230,478.53
4747794  GLENBROOK          NV   89413  SFD   7.625   6.750  $2,689.62      360  1-Dec-27   $378,607.24
4747805  CORTE MADERA       CA   94925  SFD   7.375   6.750  $2,072.03      360  1-Feb-28   $299,310.95
4747809  SANTA CLARITA      CA   91350  SFD   7.750   6.750  $2,066.85      360  1-Jan-28   $287,677.59
4747810  LOS ANGELES        CA   91356  SFD   7.375   6.750  $1,726.69      360  1-Jan-28   $249,232.03
4747813  SAN MATEO          CA   94402  SFD   7.750   6.750  $4,656.32      360  1-Jan-28   $647,812.41
4747814  LAS FLORES         CA   92688  SFD   7.625   6.750  $2,381.59      360  1-Feb-28   $335,744.73
4747817  LOS ANGELES        CA   91316  SFD   7.500   6.750  $3,845.68      360  1-Jan-28   $548,351.91
4747818  SAN JOSE           CA   95135  SFD   7.375   6.750  $1,636.90      360  1-Jan-28   $236,271.97
4747821  GOLETA             CA   93117  SFD   7.750   6.750  $1,891.33      360  1-Jan-28   $263,247.44
4747822  LOS ANGELES        CA   90068  SFD   7.750   6.750  $3,223.86      360  1-Jan-28   $448,717.20
4747823  HOLMES BEACH       FL   34217  SFD   7.750   6.750  $2,758.19      360  1-Jan-28   $383,902.50
4747825  OAKLAND            CA   94611  SFD   7.375   6.750  $3,725.78      360  1-Jan-28   $537,782.92
4747826  PLEASANTON         CA   94588  SFD   7.625   6.750  $1,882.73      360  1-Jan-28   $265,222.55
4747827  LOS ANGELES        CA   91403  SFD   7.500   6.750  $2,890.91      360  1-Jan-28   $412,211.05
4747830  MORAGA             CA   94556  SFD   7.625   6.750  $2,625.21      360  1-Jan-28   $369,815.92
4747833  SAN FRANCISCO      CA   94118  SFD   7.125   6.750  $2,122.22      360  1-Feb-28   $314,239.78
4747834  FULLERTON          CA   92831  SFD   7.375   6.750  $1,983.62      360  1-Mar-28   $286,761.58
4747835  ORANGE             CA   92867  SFD   6.875   6.608  $1,773.71      360  1-Mar-28   $269,143.89
4747837  LOS ANGELES        CA   90048  LCO   7.750   6.750  $1,697.90      360  1-Dec-27   $236,152.74
4747839  ALAMO              CA   94507  SFD   7.625   6.750  $2,754.74      360  1-Feb-28   $388,349.52
4747841  MORAGA             CA   94556  SFD   7.500   6.750  $4,544.55      360  1-Feb-28   $648,493.85
4747848  PETALUMA           CA   94954  SFD   7.500   6.750  $1,957.81      360  1-Feb-28   $279,069.84
4747850  SAN JUAN CAPISTRANOCA   92675  SFD   7.250   6.750  $2,387.62      360  1-Mar-28   $349,452.27
4747851  CAMARILLO          CA   93012  SFD   7.125   6.750  $1,758.41      360  1-Mar-28   $260,581.32
4747852  CENTREVILLE        VA   20121  SFD   7.625   6.750  $1,811.96      360  1-Mar-28   $255,628.24
4747855  OAKLAND            CA   94611  SFD   7.500   6.750  $1,608.20      360  1-Mar-28   $229,657.53
4747856  MANHATTAN BEACH    CA   90266  SFD   7.250   6.750  $5,177.72      360  1-Feb-28   $757,212.97
4747858  WESTFORD           MA   01886  SFD   7.375   6.750  $2,353.82      360  1-Jan-28   $339,309.17
4747863  HILLSBOROUGH       CA   94010  SFD   7.000   6.733  $4,956.51      360  1-Mar-28   $743,775.08
4747866  YORBA LINDA        CA   92886  SFD   7.750   6.750  $2,099.09      360  1-Mar-28   $292,585.07
4747868  MANHATTAN BEACH    CA   90266  SFD   7.625   6.750  $3,981.34      360  1-Mar-28   $561,683.17
4747871  WALNUT CREEK       CA   94598  SFD   7.750   6.750  $2,113.42      360  1-Mar-28   $294,495.09
4747873  THOUSAND OAKS      CA   91362  SFD   7.625   6.750  $2,017.22      360  1-Mar-28   $284,586.13
4747922  SAN FRANCISCO      CA   94127  SFD   7.500   6.750  $1,739.65      360  1-Mar-28   $248,429.55
4748283  SAN JOSE           CA   95135  SFD   7.375   6.750  $2,417.37      360  1-Feb-28   $349,196.09
4748306  STANWOOD           WA   98202  SFD   7.250   6.750  $2,142.04      360  1-Mar-28   $313,408.00
4748318  SAN JOSE           CA   95133  SFD   7.500   6.750  $2,095.90      360  1-Mar-28   $299,303.69
4748365  DAVIE              FL   33324  SFD   7.250   6.750  $3,738.33      360  1-Mar-28   $547,142.42
4748461  TALLAHASSEE        FL   32312  SFD   7.250   6.750  $2,256.98      360  1-Mar-28   $330,332.26
4748476  ALEXANDRIA         VA   22314  PUD   7.250   6.750  $2,670.73      360  1-Mar-28   $390,887.32
4748538  NASHVILLE          TN   37205  SFD   7.375   6.750  $3,653.68      360  1-Mar-28   $528,192.46
4748548  FISHERVILLE        TN   38028  SFD   7.125   6.750  $2,007.68      360  1-Mar-28   $297,521.98
4748577  NASHVILLE          TN   37215  SFD   7.125   6.750  $3,368.60      360  1-Mar-28   $499,197.93
4748583  NASHVILLE          TN   37215  SFD   7.000   6.733  $1,723.14      360  1-Mar-28   $258,574.14
4748593  ORLANDO            FL   32836  SFD   7.125   6.750  $1,691.04      360  1-Mar-28   $250,697.20
4748598  EMERALD ISLE       NC   28594  SFD   7.250   6.750  $1,991.95      360  1-Mar-28   $291,543.06
4748611  ENGLEWOOD          FL   34223  SFD   7.375   6.750  $1,837.20      360  1-Mar-28   $265,593.94
4748618  PUNTA GORDA        FL   33950  SFD   7.375   6.750  $1,768.13      360  1-Mar-28   $255,609.21
4748627  ATHENS             GA   30606  SFD   7.125   6.750  $2,482.65      360  1-Mar-28   $367,908.89
4748634  MERRITT ISLAND     FL   32952  SFD   7.625   6.750  $2,006.60      360  1-Feb-28   $282,825.92
4748680  TAMPA              FL   33611  SFD   7.500   6.750  $2,237.49      360  1-Mar-28   $319,405.68
4748712  PROSPECT           KY   40059  SFD   7.375   6.750  $3,441.63      360  1-Mar-28   $497,539.35
4748717  CLEARWATER         FL   33764  SFD   7.375   6.750  $1,657.62      360  1-Mar-28   $239,633.64
4748721  GREENVILLE         SC   29601  SFD   7.250   6.750  $3,410.89      360  1-Mar-28   $499,217.55
4748728  CELEBRATION        FL   34747  SFD   7.375   6.750  $1,804.04      360  1-Mar-28   $260,801.28
4748747  BLYTHEWOOD         SC   29016  SFD   7.250   6.750  $1,651.55      360  1-Mar-28   $241,721.14
4748755  CAPE HAZE          FL   33946  SFD   7.375   6.750  $1,726.69      360  1-Mar-28   $249,618.37
4748862  POWDER SPRINGS     GA   30073  SFD   7.125   6.750  $1,684.30      360  1-Mar-28   $234,509.91
4748865  ATLANTA            GA   30327  SFD   7.750   6.750  $1,773.13      360  1-Mar-28   $247,149.49
4748868  ORLANDO            FL   32789  SFD   7.500   6.750  $1,666.64      342  1-Jun-26   $229,145.57
4748874  ANNAPOLIS          MD   21401  SFD   7.625   6.750  $2,388.81      360  1-Dec-27   $335,858.51
4748894  SAINT SIMONS ISLANDGA   31522  SFD   7.125   6.750  $2,391.70      360  1-Mar-28   $354,430.54
4748898  BOCA GRANDE        FL   33921  SFD   7.750   6.750  $1,970.13      360  1-Mar-28   $274,610.57
4748915  STONE MOUNTAIN     GA   30087  SFD   7.000   6.733  $2,850.82      360  1-Mar-28   $427,795.47
4748923  DAYTONA BEACH      FL   32124  SFD   7.375   6.750  $1,830.29      360  1-Mar-28   $264,595.48
4748928  MORRISVILLE        NC   27560  SFD   7.125   6.750  $1,637.14      360  1-Mar-28   $242,610.19
4748933  MCDONALD           TN   37353  SFD   7.125   6.750  $1,540.79      360  1-Mar-28   $228,333.15
4748938  SANIBEL            FL   33957  LCO   7.625   6.750  $1,957.05      360  1-Mar-28   $276,098.49
4748964  SAVANNAH           GA   31411  SFD   7.375   6.750  $1,771.58      360  1-Mar-28   $256,108.46
4748968  MINNEOLA           FL   34755  SFD   7.750   6.750  $3,089.53      360  1-Mar-28   $430,639.29
4748978  MERRITT ISLAND     FL   32952  SFD   7.625   6.750  $2,640.07      360  1-Mar-28   $372,458.35
4748985  ATLANTA            GA   30350  SFD   7.250   6.750  $1,816.98      360  1-Feb-28   $265,370.80
4749011  SOUTH HUNTINGTON   NY   11746  SFD   7.750   6.750  $1,925.72      360  1-Nov-27   $267,643.13
4749036  PONTE VEDRA BEACH  FL   32082  SFD   7.375   6.750  $1,740.16      360  1-Mar-28   $251,565.38
4749043  EMERALD ISLE       NC   28594  LCO   7.375   6.750  $1,715.98      360  1-Mar-28   $248,070.74
4749050  ATLANTA            GA   30319  PUD   7.625   6.750  $1,663.32      360  1-Mar-28   $234,105.72
4749329  BLUFFTON           SC   29910  PUD   7.375   6.750  $2,707.45      360  1-Mar-28   $389,442.50
4749346  POWDER SPRINGS     GA   30127  SFD   7.125   6.750  $3,112.58      360  1-Mar-28   $461,258.90
4749349  FRANKLIN           TN   37067  SFD   7.375   6.750  $1,762.61      360  1-Mar-28   $254,809.78
4750232  HINSDALE           IL   60521  SFD   8.250   6.750  $3,876.54      360  1-Mar-28   $515,339.66
4750262  MANDEVILLE         LA   70448  SFD   7.375   6.750  $1,795.76      360  1-Feb-28   $257,205.60
4750291  ISSAQUAH           WA   98029  SFD   7.000   6.733  $1,858.86      360  1-Mar-28   $278,940.61
4750653  ATLANTA            GA   30327  SFD   7.625   6.750  $2,038.45      360  1-Mar-28   $285,517.35
4750665  SEATTLE            WA   98177  SFD   7.375   6.750  $1,864.83      360  1-Mar-28   $269,587.82
4750674  LONGWOOD           FL   32779  SFD   7.250   6.750  $2,524.05      360  1-Mar-28   $369,271.24
4750676  GREAT FALLS        VA   22066  SFD   7.375   6.750  $3,453.37      360  1-Mar-28   $499,236.76
4750692  AMAGANSETT         NY   11930  SFD   7.000   6.733  $2,075.75      360  1-Mar-28   $311,487.01
4750704  SCOTTSDALE         AZ   85259  SFD   7.125   6.750  $2,172.75      360  1-Mar-28   $321,982.65
4750705  DENVILLE           NJ   07834  SFD   7.500   6.750  $3,115.01      360  1-Mar-28   $444,836.67
4750720  FREMONT            CA   94539  SFD   7.250   6.750  $2,121.57      360  1-Feb-28   $310,267.76
4750729  SCOTTSDALE         AZ   85259  SFD   7.500   6.750  $1,873.20      360  1-Feb-28   $267,299.79
4750736  SUNNYVALE          CA   94087  SFD   7.750   6.750  $2,564.76      360  1-Feb-28   $357,237.06
4750748  CHARLOTTE          NC   28226  SFD   7.250   6.750  $2,558.16      360  1-Mar-28   $374,413.17
4750768  SANTA ROSA BEACH   FL   32459  SFD   7.250   6.750  $1,875.98      360  1-Mar-28   $274,569.66
4750778  MARCO ISLAND       FL   33937  SFD   7.375   6.750  $2,348.30      360  1-Mar-28   $339,480.97
4750787  AUBURN             CA   95603  SFD   7.750   6.750  $1,959.39      360  1-Feb-28   $272,141.10
4750794  SAN FRANCISCO      CA   94118  SFD   8.250   6.750  $2,088.53      360  1-Mar-28   $277,644.22
4750854  NORWALK            CT   06853  SFD   7.500   6.750  $2,447.25      360  1-Mar-28   $349,478.88
4750903  SAN JOSE           CA   95135  SFD   7.750   6.750  $3,424.46      360  1-Feb-28   $476,981.32
4750909  ISSAQUAH           WA   98027  SFD   7.250   6.750  $1,739.55      360  1-Feb-28   $254,398.61
4750913  POTOMAC            MD   20854  SFD   7.125   6.750  $1,815.00      360  1-Jan-28   $268,256.97
4750924  DUBLIN             CA   94568  SFD   7.625   6.750  $1,819.03      360  1-Mar-28   $256,564.66
4750928  MARCO ISLAND       FL   34145  LCO   7.375   6.750  $2,417.37      360  1-Feb-28   $349,196.09
4750933  DELRAY BEACH       FL   33446  SFD   8.000   6.750  $3,668.83      360  1-Jan-28   $498,644.54
4750935  MORGAN HILL        CA   95037  SFD   7.250   6.750  $1,973.88      360  1-Mar-28   $288,897.19
4750939  ROSWELL            GA   30076  SFD   8.125   6.750  $1,856.25      360  1-Mar-28   $249,671.81
4750959  LAKE CITY          CO   81235  SFD   7.875   6.750  $2,148.02      360  1-Jan-28   $295,426.42
4751075  SCOTTSDALE         AZ   85255  SFD   7.750   6.750  $1,791.04      360  1-Jan-28   $249,287.30
4751261  EDGARTOWN          MA   02539  SFD   7.875   6.750  $3,625.35      360  1-Feb-28   $496,941.18
4751492  LANSING            MI   48906  SFD   7.625   6.750  $2,488.61      360  1-Mar-28   $351,089.42
4751510  WINNETKA           IL   60093  SFD   7.750   6.750  $2,314.02      360  1-Dec-27   $321,845.28
4751668  BETHESDA           MD   20816  SFD   7.375   6.750  $2,110.36      360  1-Feb-28   $304,702.91
4751677  MARCO ISLAND       FL   34145  SFD   7.750   6.750  $2,256.70      360  1-Jan-28   $314,102.05
4751912  GREEN BAY          WI   54313  SFD   7.625   6.750  $2,038.45      360  1-Jan-28   $287,158.22
4751993  ODESSA             FL   33556  SFD   7.250   6.750  $3,324.25      360  1-Mar-28   $486,537.41
4752017  LOVELAND           OH   45140  SFD   7.625   6.750  $2,767.48      360  1-Jan-28   $389,857.16
4752251  VAN WERT           OH   45891  SFD   7.625   6.750  $1,571.31      360  1-Jan-28   $221,351.11
4752259  OAK POINT          TX   75068  SFD   7.375   6.750  $1,568.84      348  1-Jan-27   $224,042.59
4752269  LOUISVILLE         KY   40206  SFD   7.875   6.750  $5,202.38      360  1-Jan-28   $715,505.32
4752272  DAYTON             OH   45429  SFD   7.750   6.750  $2,056.11      360  1-Jan-28   $286,181.84
4752278  MESA               AZ   85207  SFD   7.500   6.750  $2,027.38      360  1-Dec-27   $288,860.51
4752299  PARADISE VALLEY    AZ   85253  SFD   7.500   6.750  $4,544.55      360  1-Dec-27   $647,227.12
4752300  SCOTTSDALE         AZ   85258  SFD   7.875   6.750  $3,481.14      360  1-Oct-27   $473,448.47
4752436  SANDY              UT   84092  SFD   7.625   6.750  $2,050.84      360  1-Jan-28   $288,903.10
4752449  SCOTTSDALE         AZ   85262  SFD   7.125   6.733  $2,161.29      360  1-Feb-28   $320,025.80
4752484  CELINA             TX   75009  SFD   7.750   6.750  $1,892.90      348  1-Dec-26   $260,879.60
4752500  CINCINNATI         OH   45215  SFD   7.750   6.750  $1,690.74      360  1-Jan-28   $235,327.23
4752744  PLEASANT GROVE     UT   84062  SFD   7.750   6.750  $2,014.91      360  1-Jan-28   $280,448.26
4752749  PARADISE VALLEY    AZ   85253  SFD   7.750   6.750  $3,116.40      360  1-Jan-28   $433,759.96
4752899  SCOTTSDALE         AZ   85255  SFD   7.625   6.750  $3,751.31      360  1-Dec-27   $528,057.47
4753077  EDMOND             OK   73003  SFD   7.375   6.750  $2,873.21      360  1-Dec-27   $414,397.70
4753087  MCKINNEY           TX   75069  SFD   7.750   6.750  $1,871.63      360  1-Jan-28   $260,505.25
4753118  BRISTOL            WI   53104  SFD   7.750   6.750  $3,266.84      360  1-Jan-28   $454,700.11
4753128  BLUE RIVER         CO   80424  SFD   7.375   6.750  $1,775.04      360  1-Dec-27   $256,010.11
4753153  BARRINGTON         IL   60010  SFD   7.750   6.750  $3,761.17      360  1-Nov-27   $522,740.52
4753169  HILTON HEAD        SC   29928  SFD   7.500   6.750  $2,447.26      360  1-Dec-27   $348,569.00
4753192  BUFFALO GROVE      IL   60089  SFD   7.625   6.750  $2,106.40      360  1-Dec-27   $296,509.22
4753230  OXFORD             MI   48370  SFD   7.500   6.750  $2,398.31      360  1-Mar-28   $341,229.02
4753253  PHOENIX            AZ   85016  SFD   7.875   6.750  $2,101.98      360  1-Nov-27   $287,618.43
4753265  SPRINGBORO         OH   45066  SFD   7.625   6.750  $2,773.14      360  1-Jan-28   $390,654.83
4753371  GREENVILLE         TX   75402  SFD   7.500   6.750  $2,900.14      240  1-Dec-17   $356,708.41
4753437  TUCSON             AZ   85750  SFD   7.500   6.750  $1,829.15      360  1-Nov-27   $260,416.76
4753462  DRAPER             UT   84020  SFD   7.875   6.750  $2,175.21      360  1-Dec-27   $298,954.07
4753496  WORTHINGTON        OH   43085  SFD   7.750   6.750  $2,077.60      360  1-Jan-28   $289,173.30
4753567  SANDY              UT   84092  SFD   8.125   6.750  $2,643.29      360  1-Jan-28   $355,059.00
4753580  MONTGOMERY         TX   77356  SFD   7.625   6.750  $1,714.13      348  1-Nov-26   $238,847.04
4753619  PARK CITY          UT   84098  SFD   7.875   6.750  $2,811.82      360  1-Nov-27   $386,172.20
4753654  EDINA              MN   55438  SFD   7.875   6.750  $2,922.03      360  1-Dec-27   $401,594.98
4753697  PAYSON             UT   84651  SFD   7.625   6.750  $1,826.11      360  1-Mar-28   $257,625.35
4753916  DRAPER             UT   84020  SFD   7.375   6.750  $3,128.76      360  1-Mar-28   $452,308.48
4753977  CASTLE ROCK        CO   80104  SFD   7.500   6.750  $2,562.47      348  1-Feb-27   $362,511.98
4753983  BROOKFIELD         WI   53045  SFD   7.750   6.750  $3,008.94      360  1-Jan-28   $418,802.71
4754013  WOODLAND PARK      CO   80863  SFD   7.875   6.750  $1,624.16      360  1-Jan-28   $223,377.27
4755121  ATLANTA            GA   30319  SFD   7.250   6.750  $2,612.74      360  1-Mar-28   $382,400.63
4757906  ST. GEORGE         UT   84770  SFD   7.625   6.750  $1,792.49      360  1-Mar-28   $252,697.77

                                                                                            $145,276,220.37


 MORTGAGE                    MORTGAGE             T.O.P.    MASTER    FIXED
   LOAN                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
  NUMBER     LTV    SUBSIDY    CODE       FEE      LOAN      FEE      YIELD
  ------     ---    -------    ----       ---      ----      ---      -----

 4634185    76.94                        0.250              0.017     0.733
 4634244    61.95                        0.250              0.017     0.858
 4639904    83.57               06       0.250              0.017     0.858
 4654962    77.16                        0.250              0.017     0.858
 4654971    68.97                        0.250              0.017     0.858
 4657589    94.13               06       0.250              0.017     1.483
 4686493    88.47               12       0.250              0.017     0.233
 4686626    66.67                        0.250              0.017     0.608
 4687112    75.00                        0.250              0.017     0.358
 4687855    80.00                        0.250              0.017     0.733
 4689102    77.72                        0.250              0.017     0.608
 4689502    80.00                        0.250              0.017     0.483
 4689663    79.21                        0.250              0.017     0.733
 4690867    80.00                        0.250              0.017     0.358
 4693458    95.00                        0.250              0.017     0.108
 4694355    20.96                        0.250              0.017     0.483
 4699116    74.63                        0.250              0.017     0.483
 4699551    73.91                        0.250              0.017     0.233
 4700552    74.31                        0.250              0.017     0.233
 4703704    62.50                        0.250              0.017     0.000
 4705717    70.00                        0.250              0.017     0.000
 4705720    34.00                        0.250              0.017     0.358
 4705741    70.68                        0.250              0.017     0.233
 4706682    73.61                        0.250              0.017     0.358
 4708088    93.56               12       0.250              0.017     1.233
 4708542    80.00                        0.250              0.017     0.858
 4708941    68.00                        0.250              0.017     0.000
 4709103    79.47                        0.250              0.017     0.358
 4709125    70.77                        0.250              0.017     0.483
 4709733    90.00               13       0.250              0.017     0.608
 4709796    94.21               06       0.250              0.017     0.233
 4709889    79.99                        0.250              0.017     0.233
 4710206    69.46                        0.250              0.017     0.358
 4710217    63.64                        0.250              0.017     0.000
 4711608    57.12                        0.250              0.017     0.483
 4711905    60.00                        0.250              0.017     0.483
 4712220    79.44                        0.250              0.017     0.233
 4712278    90.00               12       0.250              0.017     0.983
 4712526    79.03                        0.250              0.017     0.733
 4712644    90.00               01       0.250              0.017     0.483
 4712646    73.77                        0.250              0.017     0.483
 4712830    80.00                        0.250              0.017     0.733
 4713195    79.98                        0.250              0.017     0.858
 4713251    67.68                        0.250              0.017     0.983
 4713281    72.67                        0.250              0.017     0.483
 4713339    80.00                        0.250              0.017     0.733
 4713401    76.33                        0.250              0.017     0.483
 4713405    90.00               06       0.250              0.017     0.358
 4713625    75.00                        0.250              0.017     0.000
 4713664    79.99                        0.250              0.017     0.358
 4714977    75.00                        0.250              0.017     0.000
 4714985    46.24                        0.250              0.017     0.108
 4714993    78.31                        0.250              0.017     0.608
 4715821    80.00                        0.250              0.017     0.608
 4716269    80.00                        0.250              0.017     0.733
 4717791    80.00                        0.250              0.017     0.483
 4719102    80.00                        0.250              0.017     0.608
 4719409    75.47                        0.250              0.017     0.608
 4720474    85.45               11       0.250              0.017     0.000
 4720654    68.71                        0.250              0.017     0.358
 4721483    94.98               11       0.250              0.017     0.358
 4721506    70.00                        0.250              0.017     0.733
 4722877    76.92                        0.250              0.017     0.608
 4722893    71.43                        0.250              0.017     0.733
 4723262    80.00                        0.250              0.017     0.483
 4723289    80.00                        0.250              0.017     0.358
 4723594    80.00                        0.250              0.017     0.608
 4725980    79.03                        0.250              0.017     0.358
 4726232    80.00                        0.250              0.017     0.483
 4726590    29.77                        0.250              0.017     0.358
 4726594    78.51                        0.250              0.017     0.483
 4726597    79.99                        0.250              0.017     0.000
 4728302    79.99                        0.250              0.017     0.000
 4728349    79.33                        0.250              0.017     0.233
 4728351    70.43                        0.250              0.017     0.358
 4730475    80.00                        0.250              0.017     0.358
 4730794    48.61                        0.250              0.017     0.358
 4731670    59.21                        0.250              0.017     0.608
 4731682    85.91               33       0.250              0.017     0.483
 4732237    89.38               01       0.250              0.017     0.483
 4732572    58.82                        0.250              0.017     0.358
 4732765    90.00               06       0.250              0.017     0.858
 4733588    96.32                        0.250              0.017     0.358
 4733624    80.00                        0.250              0.017     0.608
 4733683    62.62                        0.250              0.017     0.983
 4733700    67.45                        0.250              0.017     0.608
 4733712    19.57                        0.250              0.017     1.108
 4733723    79.38                        0.250              0.017     0.483
 4733738    58.39                        0.250              0.017     0.358
 4733756    68.49                        0.250              0.017     0.483
 4733809    69.23                        0.250              0.017     0.483
 4733848    74.61                        0.250              0.017     0.733
 4733878    100.00                       0.250              0.017     0.483
 4733992    90.00                        0.250              0.017     0.608
 4733993    75.00                        0.250              0.017     0.983
 4733995    75.51                        0.250              0.017     0.233
 4733996    48.03                        0.250              0.017     0.608
 4733998    37.97                        0.250              0.017     0.858
 4733999    74.15                        0.250              0.017     0.000
 4734001    80.00                        0.250              0.017     0.608
 4734002    79.33                        0.250              0.017     0.233
 4734003    71.77                        0.250              0.017     0.608
 4734005    65.22                        0.250              0.017     0.358
 4734006    43.53                        0.250              0.017     0.733
 4734007    49.23                        0.250              0.017     0.358
 4734008    80.16                        0.250              0.017     0.733
 4734009    89.33                        0.250              0.017     0.358
 4734010    64.11                        0.250              0.017     0.358
 4734012    79.82                        0.250              0.017     0.733
 4734013    66.67                        0.250              0.017     0.608
 4734154    84.81               01       0.250              0.017     0.358
 4735076    58.09                        0.250              0.017     0.733
 4735111    96.88                        0.250              0.017     0.483
 4735187    99.69                        0.250              0.017     0.608
 4735204    99.10                        0.250              0.017     0.983
 4736947    75.12                        0.250              0.017     0.233
 4736952    80.00                        0.250              0.017     0.000
 4737302    68.72                        0.250              0.017     0.483
 4737363    53.88                        0.250              0.017     0.233
 4737411    80.00                        0.250              0.017     0.233
 4737781    87.91               13       0.250              0.017     0.358
 4738329    83.29               13       0.250              0.017     0.358
 4738367    80.00                        0.250              0.017     0.733
 4738395    85.79                        0.250              0.017     0.000
 4740626    82.58               01       0.250              0.017     0.733
 4740663    50.14                        0.250              0.017     0.483
 4740721    78.38                        0.250              0.017     0.108
 4740764    79.76                        0.250              0.017     0.858
 4740777    71.64                        0.250              0.017     0.000
 4741028    78.45                        0.250              0.017     0.233
 4742775    77.78                        0.250              0.017     0.233
 4743029    55.00                        0.250              0.017     0.483
 4743085    80.00                        0.250              0.017     0.608
 4743272    73.15                        0.250              0.017     0.608
 4743302    79.78                        0.250              0.017     0.000
 4743323    73.66                        0.250              0.017     0.608
 4743347    66.67                        0.250              0.017     0.483
 4743443    74.87                        0.250              0.017     0.483
 4743552    79.48                        0.250              0.017     0.608
 4744155    80.00                        0.250              0.017     0.733
 4744164    63.78                        0.250              0.017     0.358
 4744170    86.88                        0.250              0.017     0.858
 4744179    58.97                        0.250              0.017     0.358
 4744182    88.24               13       0.250              0.017     1.733
 4744190    75.00                        0.250              0.017     0.233
 4744209    80.00                        0.250              0.017     0.108
 4744217    67.82                        0.250              0.017     0.608
 4744220    82.65               12       0.250              0.017     0.483
 4744228    43.33                        0.250              0.017     0.733
 4744238    65.19                        0.250              0.017     0.608
 4744246    80.00                        0.250              0.017     0.233
 4744247    47.00                        0.250              0.017     0.483
 4744989    73.82                        0.250              0.017     0.000
 4745002    79.86                        0.250              0.017     0.733
 4745011    75.00                        0.250              0.017     0.483
 4745018    50.00                        0.250              0.017     0.483
 4745019    73.39                        0.250              0.017     0.733
 4745037    79.24                        0.250              0.017     0.483
 4745050    70.38                        0.250              0.017     0.483
 4745052    75.00                        0.250              0.017     0.608
 4745059    78.16                        0.250              0.017     0.233
 4745068    79.15                        0.250              0.017     0.483
 4745079    66.29                        0.250              0.017     0.608
 4745083    58.04                        0.250              0.017     0.358
 4745086    89.90                        0.250              0.017     0.358
 4745089    79.48                        0.250              0.017     0.483
 4745098    78.07                        0.250              0.017     0.483
 4745099    74.97                        0.250              0.017     0.858
 4745108    73.08                        0.250              0.017     0.233
 4745117    62.79                        0.250              0.017     0.483
 4745118    48.94                        0.250              0.017     0.358
 4745149    61.27                        0.250              0.017     0.483
 4745169    64.00                        0.250              0.017     0.483
 4745186    72.92                        0.250              0.017     0.608
 4745411    75.00                        0.250              0.017     0.000
 4745473    75.00                        0.250              0.017     0.000
 4745485    73.06                        0.250              0.017     0.483
 4745503    77.11                        0.250              0.017     0.233
 4745518    68.00                        0.250              0.017     0.733
 4745529    69.77                        0.250              0.017     0.358
 4745536    55.45                        0.250              0.017     0.733
 4745538    77.80                        0.250              0.017     0.233
 4745582    76.80                        0.250              0.017     0.858
 4745601    80.00                        0.250              0.017     0.608
 4745615    75.45                        0.250              0.017     0.608
 4745631    78.75                        0.250              0.017     1.108
 4745636    65.60                        0.250              0.017     0.858
 4745642    69.36                        0.250              0.017     0.233
 4745647    42.20                        0.250              0.017     0.483
 4745649    89.90                        0.250              0.017     0.983
 4745666    62.16                        0.250              0.017     0.233
 4745669    58.41                        0.250              0.017     0.000
 4745675    80.00                        0.250              0.017     0.000
 4745682    80.00                        0.250              0.017     0.108
 4745686    61.73                        0.250              0.017     0.233
 4745687    80.00                        0.250              0.017     0.233
 4745696    76.28                        0.250              0.017     0.358
 4745698    68.58                        0.250              0.017     0.483
 4745704    65.00                        0.250              0.017     0.233
 4745705    68.04                        0.250              0.017     0.733
 4745968    80.00                        0.250              0.017     0.483
 4745975    79.48                        0.250              0.017     0.733
 4745981    73.62                        0.250              0.017     0.608
 4745987    80.00                        0.250              0.017     0.608
 4745992    70.66                        0.250              0.017     0.733
 4746001    77.04                        0.250              0.017     0.608
 4746007    77.24                        0.250              0.017     0.608
 4746011    58.82                        0.250              0.017     0.608
 4746020    75.89                        0.250              0.017     0.358
 4746044    62.03                        0.250              0.017     0.483
 4746059    79.87                        0.250              0.017     0.233
 4746067    89.90                        0.250              0.017     0.733
 4746070    79.99                        0.250              0.017     0.733
 4746074    56.60                        0.250              0.017     0.733
 4746085    66.59                        0.250              0.017     0.483
 4746106    70.15                        0.250              0.017     0.608
 4746122    74.35                        0.250              0.017     0.858
 4746130    75.00                        0.250              0.017     0.733
 4746147    72.23                        0.250              0.017     0.233
 4746164    66.87                        0.250              0.017     0.608
 4746188    50.00                        0.250              0.017     0.483
 4746250    62.47                        0.250              0.017     0.608
 4746280    48.05                        0.250              0.017     0.233
 4746288    75.00                        0.250              0.017     0.983
 4746292    80.00                        0.250              0.017     0.358
 4746303    75.00                        0.250              0.017     0.858
 4746311    60.36                        0.250              0.017     0.608
 4746358    94.63               06       0.250              0.017     0.483
 4746409    75.00                        0.250              0.017     0.733
 4746423    52.67                        0.250              0.017     0.233
 4746437    63.64                        0.250              0.017     0.483
 4746471    68.47                        0.250              0.017     0.358
 4746479    80.00                        0.250              0.017     0.233
 4746494    69.44                        0.250              0.017     0.000
 4746502    71.83                        0.250              0.017     0.483
 4746504    75.00                        0.250              0.017     0.483
 4746515    80.00                        0.250              0.017     0.483
 4746523    74.56                        0.250              0.017     0.233
 4746535    73.66                        0.250              0.017     1.608
 4746556    79.48                        0.250              0.017     0.358
 4746557    64.14                        0.250              0.017     0.233
 4746586    78.95                        0.250              0.017     0.733
 4746597    90.00               11       0.250              0.017     0.608
 4746605    78.06                        0.250              0.017     0.358
 4746623    80.00                        0.250              0.017     0.608
 4746635    79.47                        0.250              0.017     0.233
 4746643    61.54                        0.250              0.017     0.233
 4746646    71.29                        0.250              0.017     0.233
 4746652    82.93               13       0.250              0.017     0.233
 4746659    57.73                        0.250              0.017     0.483
 4746664    75.00                        0.250              0.017     0.483
 4746847    96.43                        0.250              0.017     0.733
 4746854    75.00                        0.250              0.017     0.358
 4746915    60.38                        0.250              0.017     0.358
 4747269    75.00                        0.250              0.017     0.358
 4747290    76.00                        0.250              0.017     0.358
 4747337    37.74                        0.250              0.017     0.358
 4747353    57.01                        0.250              0.017     0.358
 4747369    65.08                        0.250              0.017     0.358
 4747405    64.70                        0.250              0.017     0.483
 4747438    90.00                        0.250              0.017     0.000
 4747448    85.27                        0.250              0.017     0.733
 4747449    72.13                        0.250              0.017     0.233
 4747454    58.00                        0.250              0.017     0.483
 4747460    90.00               01       0.250              0.017     0.233
 4747462    51.43                        0.250              0.017     0.233
 4747471    68.03                        0.250              0.017     0.483
 4747505    74.26                        0.250              0.017     0.358
 4747731    58.82                        0.250              0.017     0.358
 4747735    79.90                        0.250              0.017     0.608
 4747736    67.41                        0.250              0.017     0.608
 4747737    31.92                        0.250              0.017     0.983
 4747741    68.41                        0.250              0.017     0.483
 4747745    72.48                        0.250              0.017     0.358
 4747750    63.53                        0.250              0.017     0.608
 4747753    79.30                        0.250              0.017     0.608
 4747761    62.92                        0.250              0.017     0.733
 4747769    65.52                        0.250              0.017     0.483
 4747774    69.51                        0.250              0.017     0.483
 4747778    75.76                        0.250              0.017     0.483
 4747780    80.00                        0.250              0.017     0.733
 4747784    85.00               17       0.250              0.017     0.858
 4747789    77.82                        0.250              0.017     0.608
 4747794    44.71                        0.250              0.017     0.608
 4747805    42.28                        0.250              0.017     0.358
 4747809    84.85               06       0.250              0.017     0.733
 4747810    61.73                        0.250              0.017     0.358
 4747813    79.75                        0.250              0.017     0.733
 4747814    76.13                        0.250              0.017     0.608
 4747817    67.90                        0.250              0.017     0.483
 4747818    79.80                        0.250              0.017     0.358
 4747821    72.33                        0.250              0.017     0.733
 4747822    75.00                        0.250              0.017     0.733
 4747823    70.00                        0.250              0.017     0.733
 4747825    79.33                        0.250              0.017     0.358
 4747826    72.88                        0.250              0.017     0.608
 4747827    89.30               06       0.250              0.017     0.483
 4747830    72.44                        0.250              0.017     0.608
 4747833    70.00                        0.250              0.017     0.108
 4747834    80.00                        0.250              0.017     0.358
 4747835    75.00                        0.250              0.017     0.000
 4747837    89.43               01       0.250              0.017     0.733
 4747839    79.75                        0.250              0.017     0.608
 4747841    79.74                        0.250              0.017     0.483
 4747848    87.50               06       0.250              0.017     0.483
 4747850    43.37                        0.250              0.017     0.233
 4747851    79.09                        0.250              0.017     0.108
 4747852    80.00                        0.250              0.017     0.608
 4747855    46.46                        0.250              0.017     0.483
 4747856    60.00                        0.250              0.017     0.233
 4747858    75.73                        0.250              0.017     0.358
 4747863    67.73                        0.250              0.017     0.000
 4747866    74.18                        0.250              0.017     0.733
 4747868    72.58                        0.250              0.017     0.608
 4747871    59.00                        0.250              0.017     0.733
 4747873    73.64                        0.250              0.017     0.608
 4747922    80.00                        0.250              0.017     0.483
 4748283    69.31                        0.250              0.017     0.358
 4748306    78.50                        0.250              0.017     0.233
 4748318    74.75                        0.250              0.017     0.483
 4748365    74.56                        0.250              0.017     0.233
 4748461    68.93                        0.250              0.017     0.233
 4748476    79.99                        0.250              0.017     0.233
 4748538    69.79                        0.250              0.017     0.358
 4748548    73.58                        0.250              0.017     0.108
 4748577    62.89                        0.250              0.017     0.108
 4748583    89.62               11       0.250              0.017     0.000
 4748593    89.64                        0.250              0.017     0.108
 4748598    79.78                        0.250              0.017     0.233
 4748611    40.92                        0.250              0.017     0.358
 4748618    71.91                        0.250              0.017     0.358
 4748627    52.64                        0.250              0.017     0.108
 4748634    70.88                        0.250              0.017     0.608
 4748680    73.53                        0.250              0.017     0.483
 4748712    69.13                        0.250              0.017     0.358
 4748717    89.55               01       0.250              0.017     0.358
 4748721    74.10                        0.250              0.017     0.233
 4748728    79.99                        0.250              0.017     0.358
 4748747    90.00               01       0.250              0.017     0.233
 4748755    67.57                        0.250              0.017     0.358
 4748862    53.00                        0.250              0.017     0.108
 4748865    75.00                        0.250              0.017     0.733
 4748868    68.12                        0.250              0.017     0.483
 4748874    90.00               13       0.250              0.017     0.608
 4748894    64.55                        0.250              0.017     0.108
 4748898    25.00                        0.250              0.017     0.733
 4748915    74.52                        0.250              0.017     0.000
 4748923    79.10                        0.250              0.017     0.358
 4748928    83.65               13       0.250              0.017     0.108
 4748933    79.99                        0.250              0.017     0.108
 4748938    70.00                        0.250              0.017     0.608
 4748964    90.00               01       0.250              0.017     0.358
 4748968    75.00                        0.250              0.017     0.733
 4748978    78.53                        0.250              0.017     0.608
 4748985    77.20                        0.250              0.017     0.233
 4749011    80.00                        0.250              0.017     0.733
 4749036    80.00                        0.250              0.017     0.358
 4749043    67.70                        0.250              0.017     0.358
 4749050    50.32                        0.250              0.017     0.608
 4749329    79.84                        0.250              0.017     0.358
 4749346    73.92                        0.250              0.017     0.108
 4749349    80.00                        0.250              0.017     0.358
 4750232    79.38                        0.250              0.017     1.233
 4750262    78.31                        0.250              0.017     0.358
 4750291    76.55                        0.250              0.017     0.000
 4750653    67.76                        0.250              0.017     0.608
 4750665    84.38               06       0.250              0.017     0.358
 4750674    56.92                        0.250              0.017     0.233
 4750676    56.82                        0.250              0.017     0.358
 4750692    61.78                        0.250              0.017     0.000
 4750704    75.00                        0.250              0.017     0.108
 4750705    90.00               12       0.250              0.017     0.483
 4750720    62.83                        0.250              0.017     0.233
 4750729    83.72               12       0.250              0.017     0.483
 4750736    77.32                        0.250              0.017     0.733
 4750748    68.81                        0.250              0.017     0.233
 4750768    69.62                        0.250              0.017     0.233
 4750778    79.07                        0.250              0.017     0.358
 4750787    74.32                        0.250              0.017     0.733
 4750794    52.45                        0.250              0.017     1.233
 4750854    79.55                        0.250              0.017     0.483
 4750903    79.93                        0.250              0.017     0.733
 4750909    82.26               05       0.250              0.017     0.233
 4750913    79.70                        0.250              0.017     0.108
 4750924    78.35                        0.250              0.017     0.608
 4750928    57.85                        0.250              0.017     0.358
 4750933    63.94                        0.250              0.017     0.983
 4750935    73.25                        0.250              0.017     0.233
 4750939    71.84                        0.250              0.017     1.108
 4750959    75.00                        0.375              0.017     0.733
 4751075    65.79                        0.375              0.017     0.608
 4751261    64.52                        0.375              0.017     0.733
 4751492    80.00                        0.375              0.017     0.483
 4751510    70.99                        0.375              0.017     0.608
 4751668    90.00               11       0.375              0.017     0.233
 4751677    75.00                        0.375              0.017     0.608
 4751912    80.00                        0.375              0.017     0.483
 4751993    74.40                        0.250              0.017     0.233
 4752017    74.48                        0.375              0.017     0.483
 4752251    79.29                        0.375              0.017     0.483
 4752259    62.50                        0.375              0.017     0.233
 4752269    71.75                        0.375              0.017     0.733
 4752272    71.75                        0.375              0.017     0.608
 4752278    78.36                        0.375              0.017     0.358
 4752299    71.03                        0.375              0.017     0.358
 4752300    71.51                        0.375              0.017     0.733
 4752436    95.00                        0.375              0.017     0.483
 4752449    80.00                        0.375              0.017     0.000
 4752484    90.00               17       0.375              0.017     0.608
 4752500    67.43                        0.375              0.017     0.608
 4752744    75.00                        0.375              0.017     0.608
 4752749    64.93                        0.375              0.017     0.608
 4752899    80.00                        0.375              0.017     0.483
 4753077    80.00                        0.375              0.017     0.233
 4753087    95.00               12       0.375              0.017     0.608
 4753118    60.80                        0.375              0.017     0.608
 4753128    58.41                        0.375              0.017     0.233
 4753153    67.31                        0.375              0.017     0.608
 4753169    77.78                        0.375              0.017     0.358
 4753192    79.99                        0.375              0.017     0.483
 4753230    76.22                        0.375              0.017     0.358
 4753253    79.98                        0.375              0.017     0.733
 4753265    74.35                        0.375              0.017     0.483
 4753371    79.12                        0.375              0.017     0.358
 4753437    80.00                        0.375              0.017     0.358
 4753462    89.55               01       0.375              0.017     0.733
 4753496    66.67                        0.375              0.017     0.608
 4753567    73.94                        0.375              0.017     0.983
 4753580    80.00                        0.375              0.017     0.483
 4753619    70.00                        0.375              0.017     0.733
 4753654    72.61                        0.375              0.017     0.733
 4753697    65.32                        0.375              0.017     0.483
 4753916    75.50                        0.375              0.017     0.233
 4753977    78.09                        0.375              0.017     0.358
 4753983    73.68                        0.375              0.017     0.608
 4754013    80.00                        0.375              0.017     0.733
 4755121    62.79                        0.250              0.017     0.233
 4757906    78.89                        0.375              0.017     0.483


NASCOR
NMI / 1998-12 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION LOANS

MORTGAGE                                  NMI
 LOAN                                     LOAN
NUMBER   SERVICER                         SELLER
-------  ------------------------------   --------------------------------

4634185  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4634244  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4639904  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4654962  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4654971  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4657589  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4686493  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4686626  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4687112  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4687855  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689102  PEOPLE'S BANK                    PEOPLE'S BANK
4689502  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689663  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4690867  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4693458  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4694355  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4699116  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4699551  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4700552  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4703704  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4705717  PEOPLE'S BANK                    PEOPLE'S BANK
4705720  PEOPLE'S BANK                    PEOPLE'S BANK
4705741  GREAT FINANCIAL BANK             GREAT FINANCIAL BANK
4706682  PEOPLE'S BANK                    PEOPLE'S BANK
4708088  COLUMBIA NATIONAL, INC.          COLUMBIA NATIONAL, INC.
4708542  COLUMBIA NATIONAL, INC.          COLUMBIA NATIONAL, INC.
4708941  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4709103  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4709125  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4709733  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4709796  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4709889  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4710206  PEOPLE'S BANK                    PEOPLE'S BANK
4710217  PEOPLE'S BANK                    PEOPLE'S BANK
4711608  PEOPLE'S BANK                    PEOPLE'S BANK
4711905  PEOPLE'S BANK                    PEOPLE'S BANK
4712220  PEOPLE'S BANK                    PEOPLE'S BANK
4712278  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4712526  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4712644  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4712646  PEOPLE'S BANK                    PEOPLE'S BANK
4712830  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713195  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713251  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713281  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713339  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713401  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4713405  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4713625  PEOPLE'S BANK                    PEOPLE'S BANK
4713664  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4714977  PEOPLE'S BANK                    PEOPLE'S BANK
4714985  PEOPLE'S BANK                    PEOPLE'S BANK
4714993  PEOPLE'S BANK                    PEOPLE'S BANK
4715821  GREAT FINANCIAL BANK             GREAT FINANCIAL BANK
4716269  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4717791  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4719102  CITICORP MORTGAGE, INC.          CITICORP MORTGAGE, INC.
4719409  PEOPLE'S BANK                    PEOPLE'S BANK
4720474  PEOPLE'S BANK                    PEOPLE'S BANK
4720654  FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4721483  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4721506  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4722877  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4722893  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4723262  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4723289  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4723594  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4725980  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4726232  PEOPLE'S BANK                    PEOPLE'S BANK
4726590  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4726594  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4726597  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4728302  FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4728349  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4728351  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4730475  FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4730794  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4731670  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4731682  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4732237  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4732572  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4732765  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733588  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733624  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733683  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733700  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733712  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733723  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733738  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733756  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733809  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733848  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733878  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733992  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733993  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733995  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733996  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733998  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4733999  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734001  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734002  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734003  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734005  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734006  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734007  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734008  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734009  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734010  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734012  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734013  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4734154  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4735076  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4735111  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4735187  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4735204  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4736947  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4736952  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4737302  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4737363  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4737411  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4737781  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4738329  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4738367  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4738395  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4740626  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4740663  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4740721  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4740764  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4740777  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4741028  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4742775  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4743029  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4743085  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4743272  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4743302  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4743323  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4743347  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4743443  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4743552  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4744155  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744164  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744170  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744179  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744182  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744190  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744209  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744217  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744220  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744228  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744238  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744246  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744247  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4744989  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4745002  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4745011  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745018  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745019  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745037  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745050  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745052  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745059  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745068  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745079  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745083  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745086  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745089  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745098  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745099  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745108  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745117  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745118  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745149  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745169  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745186  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745411  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4745473  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745485  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745503  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745518  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745529  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745536  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745538  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745582  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745601  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745615  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745631  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745636  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745642  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745647  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745649  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745666  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745669  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745675  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745682  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745686  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745687  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745696  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745698  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745704  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4745705  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745968  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745975  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745981  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745987  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4745992  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746001  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746007  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746011  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746020  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746044  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746059  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746067  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746070  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746074  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746085  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746106  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746122  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746130  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746147  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746164  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746188  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746250  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746280  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746288  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746292  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746303  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746311  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746358  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746409  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746423  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746437  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746471  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746479  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746494  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746502  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4746504  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746515  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746523  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746535  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746556  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746557  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4746586  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746597  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746605  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746623  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746635  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746643  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746646  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746652  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746659  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746664  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746847  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4746854  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4746915  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747269  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747290  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747337  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747353  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747369  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747405  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747438  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747448  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747449  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747454  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747460  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747462  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747471  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747505  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4747731  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747735  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747736  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747737  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747741  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747745  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747750  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747753  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747761  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747769  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747774  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747778  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747780  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747784  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747789  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747794  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747805  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747809  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747810  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747813  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747814  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747817  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747818  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747821  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747822  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747823  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747825  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747826  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747827  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747830  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747833  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747834  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747835  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747837  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747839  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747841  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747848  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747850  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747851  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747852  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747855  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747856  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747858  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747863  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747866  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747868  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747871  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747873  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4747922  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4748283  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4748306  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4748318  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4748365  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4748461  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748476  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748538  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748548  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748577  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748583  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748593  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748598  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748611  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748618  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748627  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748634  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748680  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748712  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748717  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748721  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748728  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748747  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748755  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748862  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748865  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748868  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748874  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748894  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748898  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748915  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748923  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748928  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748933  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748938  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748964  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748968  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748978  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4748985  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749011  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4749036  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749043  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749050  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749329  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749346  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4749349  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4750232  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750262  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750291  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750653  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4750665  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750674  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4750676  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750692  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750704  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750705  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750720  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750729  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750736  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750748  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750768  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750778  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750787  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750794  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750854  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750903  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750909  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750913  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750924  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750928  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750933  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750935  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750939  FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4750959  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751075  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751261  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751492  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751510  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751668  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751677  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751912  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4751993  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4752017  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752251  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752259  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752269  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752272  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752278  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752299  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752300  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752436  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752449  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752484  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752500  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752744  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752749  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4752899  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753077  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753087  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753118  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753128  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753153  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753169  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753192  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753230  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753253  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753265  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753371  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753437  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753462  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753496  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753567  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753580  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753619  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753654  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753697  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753916  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753977  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4753983  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4754013  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.
4755121  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4757906  BANC ONE MORTGAGE CORP.          BANC ONE MORTGAGE CORP.

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

         Name of Mortgagor:                _____________________________

         Servicer
         Loan No.:                         _____________________________

Custodian/Trust Administrator

         Name:                             _____________________________

         Address:                          _____________________________

                                           -----------------------------
         Custodian/Trustee
         Mortgage File No.:                _____________________________

Seller

         Name:                             _____________________________

         Address:                          _____________________________

                                           -----------------------------

         Certificates:                     Mortgage Pass-Through Certificates,
                                           Series 1998-12


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-12, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of May 28, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and United States Trust Company of New York, as Trustee.

(  )     Promissory Note dated ______________,  199__, in the original principal sum of  $___________,  made by  ____________________,  payable  to,  or endorsed to the order of, the Trustee.

(  )     Mortgage   recorded  on   _____________________   as   instrument   no.
         ______________  in  the  County  Recorder's  Office  of the  County  of
         ____________________,     State    of     _______________________    in
         book/reel/docket ____________________ of official records at page/image
         ____________.

(  )     Deed of  Trust  recorded  on  ____________________  as  instrument  no.
         _________________  in the  County  Recorder's  Office of the  County of
         ___________________,  State of  _________________  in  book/reel/docket
         ____________________ of official records at page/image ____________.

(  )     Assignment  of  Mortgage or Deed of Trust to the  Trustee,  recorded on
         ______________________________  as instrument no. ______________ in the
         County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )     Other  documents,  including  any  amendments,   assignments  or  other
         assumptions of the Mortgage Note or Mortgage.

(  )     ---------------------------------------------

(  )     ---------------------------------------------

(  )     ---------------------------------------------

(  )     ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION

                                       By:  __________________________

                                       Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT    PURSUANT   TO   SECTION
                                            860E(e)(4)  OF THE INTERNAL  REVENUE
                                            CODE OF 1986,  AS  AMENDED,  AND FOR
                                            NON-ERISA INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [NAME OF PURCHASER]


                                       By:__________________________
                                          [Name of Officer]
                                          [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __.


-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I



                [Letter from Transferor of Class A-R Certificate]



                                     [Date]



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1998-12, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,
                                       [Transferor]

                                       ----------------------

                                    EXHIBIT J



                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-12
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                       ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b)  The  Purchaser  is  acquiring  the  Class   [A-PO][B-4][B-5][B-6]
     Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _____ __, ____, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
     there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and
     (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
     Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

          (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:  ______________________________

                                       Its:  ______________________________

                                    EXHIBIT K



                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-12
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER



                                       ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United State Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:  _____________________________

                                       Its: _____________________________

                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Norwest Mortgage, Inc. Servicing Agreement

               First Nationwide Mortgage, Co. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                   Suntrust Mortgage Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                   Banc One Mortgage Corp. Servicing Agreement

                 Merrill Lynch Credit Corp. Servicing Agreement

       Farmers State Bank & Trust Company of Superior Servicing Agreement

                        People's Bank Servicing Agreement

                   Columbia National, Inc. Servicing Agreement

                    Great Financial Bank Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

                        is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of May 28, 1998 among Norwest Asset Securities Corporation, as Seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

                        intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or AA by S&P,
(y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing

Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)
(i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-12. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a)       in the case of the Company,

               Norwest Bank Minnesota, National Association
               7485 New Horizon Way
               Frederick, MD  21703

               Attention:       Vice President, Master Servicing
               Phone:           301-696-7800
               Fax:             301-815-6365


     (b)       in the case of the Purchaser,





               Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                       Association


                                       By:
                                       Name:
                                       Title:





                                       By:
                                       Name:
                                       Title:   ________________________